Exhibit 99.1

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

In re NORTEL NETWORKS CORP.	x	Civil Action No. 01-CV-1855 (RMB)
SECURITIES LITIGATION	:
:
:
	:	CLASS ACTION
This Document Relates To:	:
:
ALL ACTIONS.	:
x

STIPULATION AND AGREEMENT OF SETTLEMENT (NORTEL I)
     This Stipulation and Agreement of Settlement (the “Stipulation”) is submitted in the above-captioned In re Nortel Networks Corp. Securities Litigation, Consolidated Civil Action No. 01 Civ. 1855 (RMB) (the “Nortel I U.S. Action”), pursuant to Rule 23 of the Federal Rules of Civil Procedure. Subject to the approval of the United States District Court for the Southern District of New York, this Stipulation is entered into between Lead Plaintiff and Class Representative Ontario Public Service Employees’ Union Pension Plan Trust Fund (“OPTrust”) (hereinafter “Lead Plaintiff’), on behalf of itself and the U.S. Global Class (as defined herein), and defendant Nortel Networks Corporation (“Nortel”), by and through their respective counsel.
     The following separate class actions in British Columbia, Ontario and Quebec, raising claims on behalf of persons who purchased Nortel Securities (as defined herein), are also being settled contemporaneously as part of a single settlement of those actions and the Nortel I U.S. Action on the terms herein: Association de Protection des Epargnants et Investisseurs du Quebec v. Corporation Nortel Networks, Superior Court of Quebec, District of Montreal, No: 500-06-000126-017

(the “Quebec A.P.E.1.Q. Action”), Frohlinger v. Nortel Networks Corporation et al., Ontario Superior Court of Justice, Court File No. 02-CL-4605 (Ont. Sup.Ct. J.) (the “Ontario Frohlinger Action”); and Jeffery et al. v. Nortel Networks Corporation et al., Supreme Court of British Columbia, Vancouver Registry Court File No. S015159 (B.C.S.C.) (the “B.C. Jeffery Action”) (collectively, the “Nortel Canadian Actions”).
     A separate class action brought on behalf of persons who purchased Nortel common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock from April 24, 2003 through April 27, 2004, inclusive (the “Nortel II Class Period”), captioned In re Nortel Networks Corp. Securities Litigation, Master File No. 05-MD-1659 (LAP) (the “Nortel II U.S. Action”), is also pending in the United States District Court for the Southern District of New York and is being settled contemporaneously herewith.
     Also being settled contemporaneously herewith are the following separate class actions brought in Ontario and Quebec as part of a single settlement including the Nortel II U.S. Action: Gallardi et al. v. Nortel Networks Corp. et al., Ontario Superior Court of Justice, Court File No. 05-CV-285606CP (the “Ontario Gallardi Action”); and Skarstedt v. Corporation Nortel Networks, Superior Court of Quebec, District of Montreal, No: 500-06-000277-059 (the “Quebec Skarstedt Action”) (collectively, the “Nortel II Canadian Actions”).
     It is a condition to the Settlement (as defined herein) that the Nortel I U.S. Action and the Nortel I Canadian Actions (collectively, the “Nortel I Actions”), as well as the Nortel II U.S. Action and the Nortel II Canadian Actions (collectively, the “Nortel II Actions”) be settled contemporaneously and that the Settlement and the settlement of the Nortel II Actions be approved by all of the respective courts.

     WHEREAS:
     A. Beginning on February 16, 2001, several putative class actions on behalf of persons who purchased Nortel common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock during the period October 24, 2000 through February 15, 2001, inclusive, were filed against Nortel, John Roth, Clarence Chandran and Frank Dunn (the “Individual Defendants”) alleging violations of Sections 10(b) and 20(a) of the (United States) Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 10b-5 promulgated thereunder and subsequently consolidated by order of the United States District Court for the Southern District of New York, entered October 16, 2001, under the caption In re Nortel Networks Corp. Securities Litigation, Consolidated Civil Action No. 01 Civ. 1855 (RMB);
     B. On January 18, 2002, Lead Plaintiff filed its Second Consolidated Amended Class Action Complaint (the “Complaint”) alleging that Nortel with the participation of the Individual Defendants made materially false and misleading statements and omissions in Nortel’s financial reports, in violation of United States Generally Accepted Accounting Principles (“GAAP”), and in other public documents disseminated to the investing public by Nortel, in the course of fulfilling its reporting obligations as a public company, thereby artificially inflating the price of the Nortel Securities and damaging members of the U.S. Global Class;
     C. The Complaint also alleges that during the Class Period, Nortel with the participation of the Individual Defendants materially misrepresented Nortel’s revenues and earnings in public reports and statements disseminated to the investing public. The Complaint further alleges that these material misrepresentations resulted in Nortel’s issuance of financial statements, and other public statements regarding Nortel’s future business prospects, which violated Section 10(b) of the Exchange Act, Rule 106-5 promulgated thereunder and Section

20(a) of the Exchange Act. The Complaint further alleges that, as a result of Defendants’ materially false and misleading statements, the price of Nortel common stock was artificially inflated during the Class Period, thereby causing damage to members of the U.S. Global Class who purchased Nortel common stock or call options on Nortel common stock or who wrote (sold) put options on Nortel common stock during the Class Period;
     D. Nortel, on behalf of Clarence Chandran, Frank Dunn, John A. Roth and itself, filed a motion to dismiss the Complaint. By Decision and Order dated January 3, 2003, the Court denied Defendants’ motion to dismiss the Complaint;
     E. On March 21, 2003, Lead Plaintiff moved to certify the Nortel I U.S. Action as a class action and to certify OPTrust as class representative for that action;
     F. By Order dated September 5, 2003, the United States District Court for the Southern District of New York certified the Nortel I U.S. Action to proceed as a class action and certified OPTrust as the class representative on behalf of a class “consisting of all persons and entities who, during the period October 24, 2000 and continuing through and including February 15, 2001, purchased Nortel common stock or call options or wrote (sold) Nortel put options, and who suffered damages thereby, including, but not limited to, those persons who traded in Nortel Securities on the New York Stock Exchange and/or Toronto Stock Exchange.” Excluded from the class are the Defendants, members of any of the Individual Defendants’ immediate families, any entity in which any Defendant has a controlling interest or is a parent or subsidiary of or is controlled by Nortel, and the officers, directors, affiliates, legal representatives, heirs, predecessors, successors or assigns of any of the defendants. A notice of the pendency of this action as a class action (the “Notice of Pendency”) dated March 10, 2004 was mailed to potential class members beginning on April 12, 2004 and a summary notice was published once in English in the national edition of The Wall Street Journal, on April 12, 2004, twice in English in the national editions of The National Post and The Globe and Mail, on April 12, 2004 and April 15, 2004, twice in English in the Toronto Star, The Vancouver Sun, and The Vancouver Province on April 12, 2004 and April 15, 2004, and once in French in La Presse on April 15, 2004. Over 591,700 individual copies of the Notice of Pendency were mailed. 1,638 requests for exclusion from the class were received and were filed with the United States District Court for the Southern District of New York (see Affidavit of Jack R. DiGiovanni dated July 2, 2004). A list of those 1,638 persons and entities who requested exclusion is annexed hereto as Tab 1 to Exhibit J;
     G. On July 17, 2002, the Ontario Frohlinger Action was commenced in the Ontario Superior Court of Justice against Nortel and other defendants through the issuance of a Statement of Claim. On September 15, 2003, the claim was amended and a Fresh As Amended Statement of Claim was filed. That claim was subsequently amended pursuant to the Order of the Honourable Justice Winkler dated June 8, 2004 and a Second Fresh As Amended Statement of Claim was filed on January 13, 2005. The claim alleged that Nortel with the participation of certain of its officers negligently made materially false and misleading statements and omissions in Nortel’s financial reports and public statements, which had the effect of artificially inflating the price of Nortel’s securities during the Class Period, thereby causing damage to members of the class. The claim further alleged that Nortel and certain of its officers breached corporate and securities legislation, including the Canada Business Corporations Act, the Ontario Securities Act and the Canadian Competition Act;

     H. The plaintiffs in the Ontario Frohlinger Action filed with the Ontario Superior Court of Justice and delivered to the defendants their motion for certification in July 2004. Counsel in the Ontario Frohlinger Action have attended a number of case conferences before Justice Winkler as the proceeding moved towards a certification hearing;
     I. On September 17, 2001, the B.C. Jeffery Action was commenced by the plaintiffs in the Supreme Court of British Columbia and has proceeded before the Honourable Justice Groberman. The B.C. Jeffery Action alleges that Nortel and the other defendants named therein breached the British Columbia Securities Act when they made materially false, inaccurate and misleading statements when they issued revenue and earnings guidance for the fourth quarter and fiscal year 2000 and the first quarter and fiscal year 2001. The plaintiffs and defendants in that action have made a number of appearances before Mr. Justice Groberman in the conduct of that action;
     J. On February 22, 2001, the Quebec A.P.E.I.Q. Action was commenced in the Superior Court of Quebec against Nortel through the issuance of a Motion for Authorization to Institute a Class Action. The claim essentially alleges that representations made by Nortel in a press release dated January 18, 2001, as to its financial results, were false. On May 11, 2001, Nortel filed a Motion to Dismiss the Petitioner’s Motion for Authorization to Institute a Class Action based on the factual allegations lacking substantial connection to Quebec and the inclusion of the putative class in Quebec in the Ontario Frohlinger Action. The Motion to Dismiss the Quebec A.P.E.I.Q. Action was heard on November 6, 2001, and the court deferred any determination on the Motion to the judge who would hear the Motion for Authorization to Institute a Class Action. Nortel sought leave to appeal this decision but the Quebec Court of Appeal refused leave to appeal;

     K. Following the announcement of the settlement agreement in principle in February 2006 to settle the Nortel I Actions and the Nortel II Actions as part of a global settlement, Lead Plaintiffs Counsel and Nortel’s Counsel have worked with plaintiffs’ counsel in the Nortel 1 Canadian Actions and the Nortel 11 Actions to coordinate the settlement process to obtain approvals of the global settlement by the United States District Court for the Southern District of New York (the “Court”) and by the applicable Canadian courts, and plaintiffs’ counsel in the Nortel II Actions and the Nortel I Canadian Actions have been consulted and participated in the drafting of this Stipulation and other settlement documents;
     L. Defendants in the Nortel I Actions deny any wrongdoing whatsoever, and this Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any defendant with respect to any claim of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that the defendants have asserted;
     M. The parties to this Stipulation recognize that the Norte11 U.S. Action has been filed by the Lead Plaintiff and defended by the Defendants in good faith, that the Nortel 1 U.S. Action is being voluntarily settled after advice of counsel, and that the terms of the Settlement are fair, reasonable and adequate. This Stipulation shall not be construed or deemed to be a concession by Lead Plaintiff or any Class Member of any infirmity in the claims asserted in the Nortel I U.S. Action or any other action;
     N. Lead Plaintiff’s Counsel has conducted investigations relating to the claims and the underlying events and transactions alleged in the Nortel 1 U.S. Action. Lead Plaintiffs Counsel has analyzed the evidence adduced during pretrial discovery and has researched the applicable law with respect to the claims of the Lead Plaintiff and the U.S. Global Class against the Defendants and the potential defenses thereto;
     O. The parties recognize that the claims asserted in either of the Nortel I Actions or the Nortel Il Actions, if proved by the plaintiffs in those actions, could have exposed Nortel to substantial damages awards. Accordingly, the parties considered that a resolution of the Nortel I Actions and the Nortel II Actions was advisable from the point of view of all parties;
     P. With the assistance of the Honorable Robert W. Sweet, United States District Court Judge, acting as a special mediator, the Lead Plaintiff in the Nortel I U.S. Action and the Lead Plaintiffs in the Nortel H U.S. Action, directly and by their counsel, have conducted discussions and arm’s-length negotiations with Nortel’s Counsel with respect to a global compromise and settlement of the Nortel I Actions and the Nortel II Actions and with a view to settling the issues in dispute and achieving the best relief possible consistent with the interests of the overall classes in the Nortel I Actions and the Nortel II Actions;
     Q. Nortel considers that, in order for it to achieve an end to litigation, it is a necessary condition to the settlement of the Nortel I U.S. Action that as part of the Settlement the applicable Canadian Courts approve the Settlement with respect to the Nortel I Canadian Actions and that the Settlement be similarly conditional on the approval of the separate settlement reached with respect to the Nortel II Actions;
     R. Based upon their investigation and pretrial discovery as set forth above, Lead Plaintiff and its counsel have concluded that the terms and conditions of this Stipulation are fair, reasonable and adequate to Lead Plaintiff and the U.S. Global Class, and are in their best interests, and Lead Plaintiff has agreed to settle the claims raised in the Nortel I U.S. Action pursuant to the terms and provisions of this Stipulation, after considering (a) the substantial benefits that the members of the U.S. Global Class will receive from settlement of the Nortel I U.S. Action, (b) the attendant risks of litigation, and (c) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation; and
     S. Unless Nortel registers the Gross Settlement Shares (as defined herein), Nortel will issue the Gross Settlement Shares in reliance on the exemption from registration under the (United States) Securities Act of 1933, 15 U.S.C. §77c(a)(1), as amended, pursuant to Section 3(a)(l0) thereunder based on the Courts’ approval of the fairness of the terms and conditions of the Settlement following a fairness hearing open to everyone to whom any Gross Settlement Shares would be issued in the proposed Settlement, with adequate notice thereof having been given to all those persons. In Canada, Nortel intends to issue the Gross Settlement Shares in reliance upon the Exemptive Relief (as defined herein) granted by the applicable securities regulatory authorities. However, if Nortel determines that such Exemptive Relief is unlikely to be granted, Nortel would qualify the Gross Settlement Shares by a prospectus filed in each Canadian province and territory.
     NOW THEREFORE, without any admission or concession on the part of Lead Plaintiff of any lack of merit of the Nortel I U.S. Action whatsoever, and without any admission or concession of any liability or wrongdoing or lack of merit in the defenses whatsoever by Defendants, it is hereby STIPULATED AND AGREED, by and between the parties to this Stipulation, through their respective counsel, subject to approval of the respective Courts pursuant to, as the case may be, Rule 23(e) of the (United States) Federal Rules of Civil Procedure, Article 1025 of the Quebec Code of Civil Procedure, Section 29 of the Ontario Class Proceedings Act, 1992 and Section 35 of the British Columbia Class Proceedings Act, in

consideration of the benefits flowing to the parties hereto from the Settlement herein set forth, that all Settled Claims (as defined herein), as against the Released Parties (as defined herein), and all Settled Defendants’ Claims (as defined herein) shall be compromised, settled, released and dismissed with prejudice, upon and subject to the following terms and conditions:
DEFINITIONS
     1. As used in this Stipulation, the following terms shall have the following meanings:
          (a) “A.P.E.I.Q.” means Association de Protection des Epargnants et Investisseurs du Québec.
          (b) “Authorized Claimant” means a Class Member who submits a timely and valid Proof of Claim form to the Claims Administrator.
          (c) “British Columbia Class Counsel” means Klein Lyons.
          (d) “B.C. Jeffery Action” means Jeffery et al. v. Nortel Networks Corporation et al., Supreme Court of British Columbia, Vancouver Registry Court File No. S015159.
          (e) “British Columbia Class” means the class to be certified in the B.C. Jeffery Action, for the purposes of settlement only, comprised of all persons and entities who, while residing in British Columbia at the time, purchased Nortel common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock during the period between October 24, 2000 through February 15, 2001, inclusive. Excluded from the British Columbia Class are the Defendants, members of any of the Individual Defendants’ immediate families, any entity in which any Defendant has a controlling interest or is a parent or subsidiary of or is controlled by Nortel, and the officers, directors, affiliates, legal representatives, heirs, predecessors, successors or assigns of any of the Defendants. Also excluded from the British Columbia Class are any putative members of the British Columbia Class who exclude themselves by timely filing a request for exclusion in accordance with the requirements set forth in the Notice.
          (f) Columbia Class Counsel and Quebec Class Counsel.
          (g) “Canadian Classes” means the Ontario National Class, the British Columbia Class and the Quebec Class.
          (h) “Canadian Courts” means the Superior Court of Quebec, the Ontario Superior Court of Justice and the Supreme Court of British Columbia.
          (i) “Canadian Representative Plaintiffs” means Andre Dussault, A.P.E.I.Q., Leslie Frohlinger, Janie Jeffery and Ronald Mensing.
          (j) “Cash Settlement Amounts” means the amounts specified in ¶[4(a), (b) and (e) hereof.
          (k) “Claims Administrator” means The Garden City Group, Inc. (“GCG”), which shall administer the Settlement.
          (l) “Class” means all members of the U.S. Global Class and the Canadian Classes.
          (m) “Class Member” means a member of the Class.

          (n) “Class Distribution Order” has the meaning defined in ¶ 9 hereof.
          (o) “Class Period” means, for the purposes of this Settlement only, the period of time between October 24, 2000 through February 15, 2001, inclusive.
          (p) “Court” means the United States District Court for the Southern District of New York.
          (q) “Courts” means the United States District Court for the Southern District of New York, the Ontario Superior Court of Justice, the Superior Court of Quebec and the Supreme Court of British Columbia.
          (r) “Defendants” means Nortel and the Individual Defendants.
          (s) “Derivative Application” means the application brought in Indiana Electrical Workers Pension Trust Fund IBEW and Laborers Local 100 and 397 Pension Fund v. Nortel Networks Corporation, Ontario Superior Court of Justice, Court File No. 49059 for leave pursuant to the Canada Business Corporations Act to commence a representative action in the name of and on behalf of Nortel against certain of the Released Parties.
          (t) “Effective Date” means the date upon which the Settlement contemplated by this Stipulation shall become effective, as set forth in ¶ 24 hereof.
          (u) “Escrow Agents” means (i) with respect to the escrow agreement dated as of April 2, 2006 and the terms of this Stipulation, Milberg Weiss Bershad & Schulman LLP and their successors, in each case acting as agents for the Class, and (ii)

with respect to the escrow agreement dated as of May 31, 2006 and the terms of this Stipulation, Milberg Weiss Bershad & Schulman LLP and Koskie Minsky LLP, and their successors, in each case acting as agents for the Class, such successors in both (i) and (ii) to be agreed upon by Plaintiffs’ Counsel and the parties to the existing escrow agreements, as approved by the Courts, if necessary. Such parties shall use reasonable efforts to identify and appoint a successor escrow agent(s) as soon as is practicable.
          (v) “Exemptive Relief’ has the meaning defined in ¶ 24(i)(1) hereof.
          (w) “Final” or “Finality”, with respect to the Judgments (as defined herein), means: (a) if no appeal is filed, the expiration date of the time provided for under the corresponding rules of the applicable court or legislation for filing or noticing of any appeal from the Courts’ Judgments approving the Settlement; or (b) if there is an appeal from the Judgments, the date of (i) final dismissal of any appeal from the Judgments, or the final dismissal of any proceeding on certiorari or otherwise to review the Judgments; or (ii) the date of final affirmance on an appeal of the Judgments, the expiration of the time to file a petition for a writ of certiorari or other form of review, or the denial of a writ of certiorari or other form of review of the Judgments, and, if certiorari or other form of review is granted, the date of final affirmance of the Judgments following review pursuant to that grant. Any proceeding or order, or any appeal or petition for a writ of certiorari or other form of review pertaining solely to (i) any application for attorneys’ fees, costs or expenses, and/or (ii) the plan of allocation, shall not in any way delay or preclude the Judgments from becoming Final.
          (x) “GCG” means The Garden City Group, Inc.

          (y) “Gross Cash Settlement Fund” means the cash amounts paid or to be paid to the Escrow Agents pursuant to l 4(a), (b), and (e) hereof, which consists of (i) Two Hundred Ninety Million, One Hundred Sixty-Two Thousand, Four Hundred and Twenty-Eight United States Dollars and Forty-Eight Cents (US$290,162,428.48), being the sum of Two Hundred Eighty-Seven Million, Five Hundred Thousand United States Dollars (US$287,500,000) plus Two Million, Six Hundred Sixty-Two Thousand, Four Hundred and Twenty-Eight United States Dollars and Forty-Eight Cents (US$2,662,428.48), paid to the Escrow Agents by Nortel on June 1, 2006, plus (ii) Two Hundred Fifteen Million United States Dollars (US$215,000,000) paid by Nortel’s insurers, plus (iii) one-quarter of any actual gross recovery by Nortel as a result of the action referenced in ¶ 4(e) hereof, plus (iv) any interest on or other income or gains in respect of the amounts in (i), (ii), (iii) and (iv) earned while such amounts are held by the Escrow Agents, less (v) Sixty Six Million, Four Hundred Ninety-Five Thousand United States Dollars (US$66,495,000) and the interest thereon transferred to the escrow agent in the Nortel II Actions for the benefit of the Nortel II Class (pursuant to ¶ 4(c) hereof).
          (z) “Gross Settlement Fund” means the Gross Cash Settlement Fund plus the Gross Settlement Shares.
          (aa) “Gross Settlement Shares” means 314,333,875 shares of common stock of Nortel to be issued by Nortel, pursuant to the Settlement, as may be adjusted in accordance with ¶4(d) hereof.
          (bb) “Individual Defendants” means Clarence Chandran, Frank Dunn, and John A. Roth.

          (cc) “Judgment” or “Judgments” means the proposed judgments and orders to be entered by the respective Courts approving the Settlement substantially in the forms attached hereto as Exhibits B and D — F.
          (dd) “Lead Plaintiff’ or “OPTrust” means Ontario Public Service Employees’ Union Pension Plan Trust Fund.
          (ee) “Lead Plaintiff’s Counsel” means the law firm of Milberg Weiss Bershad & Schulman LLP, with the assistance of the Canadian law firm Koskie Minsky LLP.
          (ff) “Net Cash Settlement Fund” has the meaning defined in ¶ 5 hereof.
          (gg) “Net Settlement Shares” has the meaning defined in ¶ 4(d) hereof.
          (hh) “Net Settlement Fund” means the Net Cash Settlement Fund and the Net Settlement Shares.
          (ii) “Nortel” means Nortel Networks Corporation.
          (jj) “Nortel I Actions” means the Nortel I Canadian Actions and the Nortel I U.S. Action.
          (kk) “Nortel I Canadian Actions” means the B.C. Jeffery Action, the Ontario Frohlinger Action and the Quebec A.P.E.I.Q. Action.
          (ll) “Nortel I Defendants” means Norte’, Clarence Chandran, Frank Dunn, John Roth, F. William Conner, Chahram Bolouri, William R. Hawe, and Deloitte & Touche LLP.

          (mm) “Nortel I U.S. Action” means In re Norte’ Networks Corp. Securities Litigation, Consolidated Civil Action No. 01 CV-1855 (RMB).
          (nn) “Nortel II Actions” means the Nortel II Canadian Actions and the Nortel II U.S. Action.
          (oo) “Nortel II Canadian Actions” mean the Quebec Skarstedt Action and the Ontario Gallardi Action.
          (pp) “Nortel II Class” means all persons and entities who purchased Nortel common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock during the period between April 24, 2003 through April 27, 2004, inclusive, and for purposes of the Nortel II U.S. Action, who suffered damages thereby, including, but not limited to, those persons or entities who traded in Nortel Securities on the New York Stock Exchange and/or the Toronto Stock Exchange. Excluded from the Nortel II Class are (i) the defendants Nortel, Frank Dunn, Douglas C. Beatty, Michael J. Gollogly, John Edward Cleghorn, Robert Ellis Brown, Robert Alexander Ingram, Guylaine Saucier, and Sherwood Hubbard Smith, Jr.; (ii) James Kinney (Finance Chief for Nortel’s Wireless Networks Division, Richardson, Texas), Ken Taylor (Vice President for Nortel’s Enterprise Networks Division, Raleigh, North Carolina), Craig Johnson (Finance Director for Nortel’s Wireline Networks Division, Richardson, Texas), Doug Hamilton (Finance Director for Nortel’s Optical Networks Group, Montreal, Quebec), Michel Gasnier (Vice President of Finance for Europe), Robert Ferguson (Vice President of Finance for China), and William Bowrey (Controller for Asia); (iii) members of the immediate family of each of the defendants named above and/or any of the individuals referenced above; (iv) any entity in which any defendant named above and/or any of the individuals referenced above has a controlling interest; (v) any parent, subsidiary or affiliate of Nortel; (vi) any person who was an officer or director of Nortel or any of its subsidiaries or affiliates during the Nortel II Class Period; and (vii) the legal representatives, heirs, predecessors, successors or assigns of any of the excluded persons or entities. Also excluded from the Nortel II Class are any putative members of the Nortel II Class who exclude themselves by timely filing a request for exclusion in accordance with the requirements set forth in the Nortel II Notice.
          (qq) “Nortel H Class Period” means, for purposes of this Settlement only, the period of time between April 24, 2003 through April 27, 2004, inclusive.
          (rr) “Nortel II U.S. Action” means In re Nortel Networks Corp. Securities Litigation, Master File No. 05-MD-1659 (LAP).
          (ss) “Nortel II Notice” means the Notice of Pendency and Certification of Class Actions and Proposed Settlements, Motions for Attorneys’ Fees and Settlement Fairness Hearings, which is to be sent to members of the Nortel II Class.
          (tt) “Nortel common stock” or “common stock of Nortel” means common shares without nominal or par value in the authorized capital of Nortel.
          (uu) “Nortel Securities” means Nortel common stock or call options on Nortel common stock or put options on Nortel common stock.

          (vv) “Nortel’s Counsel” means the law firms of Shearman & Sterling LLP in the United States and Lenczner Slaght Royce Smith Griffin LLP and Ogilvy Renault LLP in Canada.
          (ww) “Notice” means the Notice of Certification in Canada and Proposed Settlements of Class Actions, Motions for Attorneys’ Fees and Settlement Fairness Hearings, which is to be sent to members of the Class substantially in the form attached hereto as Tab 1 to Exhibit A.
          (xx) “Notice of Pendency” means the notice dated March 10, 2004 that was mailed to Class Members beginning on April 12, 2004 notifying them of the pendency of the Nortel 1 U.S. Action, attached hereto as Exhibit J.
          (yy) “Ontario Gallardi Action” means Gallardi v. Nortel Networks Corporation et al., Ontario Superior Court of Justice, Court File No. 05-CV-285606CP.
          (zz) “Ontario Frohlinger Action” means Frohlinger v. Nortel Networks Corporation et al., Ontario Superior Court of Justice, Court File No. 02-CL-4605.
          (aaa) “Ontario National Class” means the class to be certified, for the purposes of settlement only, by the Ontario Superior Court of Justice in the Ontario Frohlinger Action comprising all persons or entities, except members of the British Columbia Class and the Quebec Class, who, while residing in Canada at the time, purchased Nortel common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock during the period between October 24, 2000 through February 15, 2001, inclusive. Excluded from the Ontario National Class are the

Defendants, members of any of the Individual Defendants’ immediate families, any entity in which any Defendant has a controlling interest or which is a parent or subsidiary of or is controlled by Nortel, and the officers, directors, affiliates, legal representatives, heirs, predecessors, successors or assigns of any of the Defendants. Also excluded from the Ontario National Class are any putative members of the Ontario National Class who exclude themselves by timely filing a request for exclusion in accordance with the requirements set forth in the Notice.
          (bbb) “Ontario National Class Counsel” means Rochon Genova LLP and Lerners LLP.
          (ccc) “Opt-out Threshold” has the meaning set forth in ¶ 23 and in the Supplemental Agreement.
          (ddd) “OPTrust” or “Lead Plaintiff” means Ontario Public Service Employees’ Union Pension Plan Trust Fund.
          (eee) “Order for Notice and Hearing” means the proposed order preliminarily approving the Settlement and directing notice thereof to the Class substantially in the form attached hereto as Exhibit A.
          (fff) “Plaintiffs’ Counsel” means Lead Plaintiffs Counsel, Canadian Class Counsel and any other counsel representing Class Members.
          (ggg) “Proof of Claim” means the form substantially in the form attached as Tab 2 to Exhibit A hereto.

          (hhh) “Publication Notice” means the summary notice of proposed Settlement and hearing for publication substantially in the form attached as Tab 3 to Exhibit A.
          (iii) “Quebec A.P.E.I.Q. Action” means Association de Protection des Epargnants et Investisseurs du Quebec v. Corporation Nortel Networks, Superior Court of Quebec, District of Montreal, No: 500-06-000126-017.
          (jjj) “Quebec Class” means the class to be authorized by the Superior Court of Quebec in the Quebec A.P.E.I.Q. Action comprised of all persons who, while residing in Quebec at the time, purchased Nortel common stock or call options on Norte/ common stock or wrote (sold) put options on Nortel common stock during the period between October 24, 2000 through February 15, 2001, inclusive. Excluded from the Class are the Defendants, members of any of the Individual Defendants’ immediate families, any entity in which any Defendant has a controlling interest or is a parent or subsidiary of or is controlled by Nortel, and the officers, directors, affiliates, legal representatives, heirs, predecessors, successors or assigns of any of the Defendants. Also excluded from the Quebec Class are any putative members of the Quebec Class who exclude themselves by timely filing a request for exclusion in accordance with the requirements set forth in the Notice.
          (kkk) “Quebec Class Counsel” means Belleau Lapointe S.A. and Unterberg, Labelle, Lebeau S.E.N.C.
          (lll) “Quebec Skarstedt Action” means Skarstedt v. Corporation Nortel Networks, Superior Court of Quebec, District of Montreal, No: 500-06-000277-059.

          (mmm) “Released Parties” means any and all of the Nortel I Defendants, their past or present subsidiaries, parents, principals, affiliates, general or limited partners or partnerships, successors and predecessors, heirs, assigns, officers, directors, agents, employees, attorneys, advisors, investment advisors, investment bankers, underwriters, insurers, co-insurers, re-insurers, accountants, auditors, consultants, administrators, executors, trustees, personal representatives, immediate family members and any person, firm, trust, partnership, corporation, officer, director or other individual or entity in which any Nortel I Defendant has a controlling interest or which is related to or affiliated with any of the Nortel I Defendants, and the legal representatives, heirs, executors, administrators, trustees, successors in interest or assigns of the Nortel l Defendants.
          (nnn) “Settled Claims” means any and all claims, debts, demands, rights or causes of action, suits, matters, and issues or liabilities whatsoever (including, but not limited to, any claims for damages, interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses or liability whatsoever), whether based on United States or Canadian federal, state, provincial, local, statutory or common law or any other law, rule or regulation, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, whether class or individual in nature, including both known claims and Unknown Claims (as defined herein), (i) that have been asserted in any of the Nortel I Actions against any of the Released Parties, or (ii) that could have been asserted in any forum by the Class Members against any of the Released Parties, that arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in the Nortel I Actions and that relate to the purchase of Nortel common stock or call options on Nortel common stock or the writing (sale) of put options on Nortel common stock during the Class Period, or (iii) any oppression or other claims under the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended, that arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions, set forth or referred to in the Nortel I Actions. “Settled Claims” does not mean or include claims, if any, against the Released Parties arising under the (United States) Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. § 1001, et seq. (“ERISA”) that are not common to all Class Members and which ERISA claims are the subject of an action pending before the Judicial Panel on Multidistrict Litigation, denominated In re Nortel Networks Securities and “ERISA” Litigation, MDL Docket No. 1537. “Settled Claims” further does not include: (a) the action in Rohac et al. v. Nortel Networks Corp. et al., Ontario Superior Court of Justice, Court File No. 04-CV-3268 and (b) the Derivative Application.
          (ooo) “Settled Defendants’ Claims” means any and all claims, rights or causes of action or liabilities whatsoever, whether based on United States or Canadian federal, state, provincial, local, statutory or common law or any other law, rule or regulation, including both known claims and Unknown Claims, that have been or could have been asserted in the Nortel I Actions or any forum by the Nortel I Defendants or any of them or the successors and assigns of any of them against any of the Lead Plaintiff, Canadian Representative Plaintiffs, any Class Members or their attorneys and that arise out of or relate in any way to the institution, prosecution, or settlement of the Nortel I Actions (except Settled Defendants’ Claims does not include all claims, rights or causes of action or liabilities whatsoever related to the enforcement of the Settlement, including, without limitation, any of the terms of this Stipulation or orders or judgments issued by the Courts in connection with the Settlement, confidentiality obligations or in respect of the Derivative Application).
          (ppp) “Settlement” means the global settlement of the Nortel T Actions contemplated by this Stipulation.
          (qqq) “Settlement Amount” means (i) Two Hundred Ninety Million, One Hundred Sixty-Two Thousand, Four Hundred and Twenty-Eight United States Dollars and Forty-Eight Cents (US$290,162,428.48) as set out in ¶ 4(a) hereof; (ii) Two Hundred Fifteen Million United States Dollars (US$215,000,000) as set out in ¶ 4(b) hereof; (iii) the Gross Settlement Shares issued by Nortel as set out in ¶ 4 (d) hereof; and (iv) one-quarter of any actual gross recovery by Nortel referenced in ¶ 4(e) hereof as a result of the action referenced therein; less (v) Sixty-Six Million, Four Hundred and Ninety-Five Thousand United States Dollars (US$66,495,000) as set out in ¶ 4(c) hereof.
          (rrr) “Stipulation” means this Stipulation and Agreement of Settlement.
          (sss) “Taxes” means (i) any and all applicable taxes, duties and similar charges imposed by a government authority (including any estimated taxes, interest or penalties) arising in any jurisdiction, if any (A) with respect to the income or gains earned by or in respect of the Gross Cash Settlement Fund, including, without limitation, any taxes that may be imposed upon Nortel or their counsel with respect to any income or gains earned by or in respect of the Gross Cash Settlement Fund for any period while it is held by the Escrow Agents during which the Gross Cash Settlement Fund does not qualify as a Qualified Settlement Fund for federal or state income tax purposes; (B) with respect to the Gross Settlement Shares, if issued to the Escrow Agents, prior to their distribution to the Authorized Claimants or Lead Plaintiff’s Counsel; or (C) by way of withholding as required by applicable law on any distribution by the Escrow Agents or the Claims Administrator of any portion of the Gross Settlement Fund to Authorized Claimants and other persons entitled hereto pursuant to this Stipulation; and (ii) any and all expenses, liabilities and costs incurred in connection with the taxation of the Gross Settlement Fund (including without limitation, expenses of tax attorneys and accountants). For the purposes of paragraph (A) hereof, taxes imposed on Nortel shall include amounts equivalent to taxes that would be payable by Nortel but for the existence of relief from taxes by virtu: of loss carryforwards or other tax attributes, determined by Nortel, acting reasonably, and accepted by the Escrow Agents, acting reasonably.
          (ttt) “Unknown Claims” means any and all Settled Claims which any of the Lead Plaintiff, Canadian Representative Plaintiffs, or Class Members does not know or suspect to exist in his, her or its favor at the time of the release of the Released Parties and any Settled Defendants’ Claims which any Nortel I Defendant does not know or suspect to exist in his, her or its favor, as of the Effective Date, which if known by him, her or it might have affected his, her or its decision(s) with respect to the Settlement. With respect to any and all Settled Claims and Settled Defendants’ Claims, the parties stipulate and agree that, upon the Effective Date, the Lead Plaintiff, Canadian Representative Plaintiffs and the Nortel I Defendants shall expressly waive, and each Class Member shall be deemed to have waived, and by operation of the Judgments shall have expressly waived, any and all provisions, rights and benefits conferred by any law of any state, province or territory of the United States or Canada, or principle of common law or otherwise, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.
Lead Plaintiff, Canadian Representative Plaintiffs and Nortel acknowledge, and Class Members by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of Settled Claims and Settled Defendants’ Claims was separately bargained for and was a key element of the Settlement.
          (uuu) “U.S. Global Class” means all persons and entities who purchased Nortel common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock during the period between October 24, 2000 through February 15, 2001, inclusive, and who suffered damages thereby, including, but not limited to, those persons or entities who traded in Nortel Securities on the New York Stock Exchange and/or the Toronto Stock Exchange. Members of the Canadian Classes who suffered damages are included within the definition of U.S. Global Class, unless otherwise excluded by this definition. Excluded from the U.S. Global Class are the Defendants, members of the immediate families of any of the Individual Defendants, any entity in which any Defendant has a controlling interest or is a parent or subsidiary of or is controlled by Nortel, and the officers, directors, affiliates, legal representatives, heirs, predecessors, successors or assigns of any of the Defendants. Excluded from the U.S. Global Class are any putative members of the U.S. Global Class who previously requested exclusion in response to the Notice of Pendency, as listed on Tab 1 to Exhibit J annexed hereto, save if they are also members of any of the Canadian Classes and do not elect to exclude themselves from such Canadian Classes (in which case they shall be eligible to share in the proceeds of and will be bound by the terms of the Settlement). Also excluded from the U.S. Global Class are any putative members of the Class who exclude themselves by timely requesting exclusion in accordance with the requirements set forth in the Notice.
SCOPE AND EFFECT OF SETTLEMENT
     2. The obligations incurred pursuant to this Stipulation shall be in full and final disposition of the Nortel I U.S. Action as part of the Settlement and any and all Settled Claims as against all Released Parties and any and all Settled Defendants’ Claims.
     3. (a) Upon the Effective Date of the Settlement, Lead Plaintiff, Canadian Representative Plaintiffs (as confirmed in separate agreements) and all Class Members on behalf of themselves, their personal representatives, heirs, executors, administrators, trustees, successors and assigns, with respect to each and every Settled Claim, release and forever discharge, and are forever enjoined from prosecuting, any Settled Claims against any of the Released Parties, and shall not institute, continue, maintain or assert, either directly or indirectly, whether in the United States, Canada or elsewhere, on their own behalf or on behalf of any class or any other person, any action, suit, cause of action, claim or demand against any Released Party or any other person who may claim any form of contribution or indemnity (save for a contractual indemnity) from any Released Party in respect of any Settled Claim or any matter related thereto, at any time on or after the Effective Date.
          (b) Upon the Effective Date of this Settlement, defendants Nortel, Clarence Chandran and John Roth, on behalf of themselves, their personal representatives, heirs, executors, administrators, trustees, successors and assigns, release and forever discharge each and every one of the Settled Defendants’ Claims, and are forever enjoined from prosecuting the Settled Defendants’ Claims against Lead Plaintiff, all Class Members and their respective counsel.
          (c) Notwithstanding the provisions of ¶ 3(a) hereof, in the event that any of the Released Parties asserts against the Lead Plaintiff, any Class Member or their respective counsel, any claim that is a Settled Defendants’ Claim, then Lead Plaintiff, such Class Member or counsel shall be entitled to use and assert such factual matters included within the Settled Claims only against such Released Party in defense of such claim but not for the purposes of asserting any claim against any Released Party.
THE SETTLEMENT CONSIDERATION
     4. In consideration for the release and discharge provided for in ¶ 3(a) hereof, Nortel shall (i) pay or cause to be paid the Settlement Amount, as prescribed in ¶ 4(a) — (e), hereof; and (ii) adopt the corporate governance enhancements as prescribed in ¶ 4(f) hereof.
          (a) On June 1, 2006, Nortel paid to the Escrow Agents as agents for the benefit of the Class: Two Hundred Ninety Million, One Hundred Sixty-Two Thousand, Four Hundred and Twenty-Eight United States Dollars and Forty-Eight Cents (U.S.$290,162,428.48) being an amount computed as the sum of (i) Two Hundred Eighty-Seven Million, Five Hundred Thousand United States Dollars (U.S.$287,500,000), and (ii) Two Million, Six Hundred Sixty-Two Thousand, Four Hundred and Twenty-Eight United States Dollars and Forty-Eight Cents

(US$2,662,428.48), which is an amount equal to the interest that would have been earned on the amount in (i) above from March 23, 2006 if invested at the compounded rate for 90-day United States Treasury securities.
          (b) Nortel’s insurance carriers have paid to the Escrow Agents as agents for the benefit of the Class the sum of Two Hundred Fifteen Million United States Dollars (U.S.$215,000,000) (the “Insurers’ Nortel I Cash Settlement Amount”).
          (c) Pursuant to an allocation agreement between the Lead Plaintiff in the Nortel I U.S. Action and the lead plaintiffs in the Nortel II U.S. Action, the Escrow Agents transferred Sixty-Six Million, Four Hundred Ninety Five Thousand United States Dollars (US$66,495,000), plus interest thereon from April 3, 2006 to the date of the transfer at the same interest rate earned on the Gross Cash Settlement Fund, from the Gross Cash Settlement Fund to the escrow agent in the Nortel II Actions.
          (d) In addition, in payment of that part of the Settlement Amount described in part (iii) of the definition thereof, and at a time or times subsequent to the Effective Date, Nortel will, following receipt of the written instructions referred to below (which written instructions shall be deliverable only after the Effective Date), as promptly as possible using every commercially reasonable effort, issue and deliver the Gross Settlement Shares in whole or in part and from time to time (any such shares referred to herein as “Settlement Shares”) as instructed in writing by Lead Plaintiffs Counsel, on notice to and in consultation with Canadian Class Counsel, which instructions, as relate to Authorized Claimants, shall include proportionate distributions to all Authorized Claimants based on the determinations made by the Claims

Administrator and approved by the Class Distribution Order. Upon receipt of such instructions, Nortel will cause its transfer agent to issue certificates evidencing such Settlement Shares registered in the respective names of the Authorized Claimants (or, if acceptable to Nortel, through “book-entry” registration of such Settlement Shares) and, to the extent applicable, Plaintiffs’ Counsel (as awarded in accordance with ¶ 8 hereof) and in such amounts as set forth in such instructions, and deliver such certificates and/or notices to such Authorized Claimants and Plaintiffs’ Counsel, as applicable. The reasonable costs and expenses of such physical delivery and extraordinary or expedited services, if any, of the transfer agent shall be paid out of the Gross Cash Settlement Fund. The Gross Settlement Shares issued and delivered by Nortel pursuant to this Settlement shall be freely tradeable upon receipt by the Authorized Claimants and Plaintiffs’ Counsel, subject to (i) under U.S. securities laws, (A) the approvals required under U.S. state securities or “blue sky” laws referred to in ¶ 24(i)(4) hereof and (B) such limitations on resale as may be applicable with respect to Authorized Claimants who are “affiliates” of Nortel within the meaning of such securities laws, and (ii) such limitations on resale as may be applicable under Canadian securities laws or as contemplated by the Exemptive Relief. At the time of issuance and delivery, the Gross Settlement Shares shall be listed for trading on the New York Stock Exchange and the Toronto Stock Exchange, subject to official notice of issuance. Nortel shall at no cost to the Class either register the Gross Settlement Shares or confirm that it has received the written opinion of counsel substantially to the effect that the issuance and delivery to the Authorized Claimants and Plaintiffs’ Counsel of the Gross Settlement Shares are exempt from registration under the (United States) Securities Act of 1933, 15 U.S.C. § 77c(a)(1), as amended, pursuant to

Section 3(a)(10) thereunder. Nortel shall also, at no cost to the Class, either qualify the Gross Settlement Shares pursuant to a prospectus filed under all applicable Canadian provincial and territorial securities legislation or confirm that it has received the written opinion of Canadian counsel substantially to the effect that the issuance and delivery to the Authorized Claimants and Plaintiffs’ Counsel of the Gross Settlement Shares in Canada are exempt from the dealer registration and prospectus requirements of all applicable Canadian provincial and territorial securities legislation and that the first trade in any such province or territory of Gross Settlement Shares shall not be subject to the prospectus requirements of the securities legislation of such province or territory provided that the conditions on resale set forth in the Exemptive Relief are satisfied. Nortel understands that such written opinions may be relied upon by Nortel’s transfer agent. From the date hereof until the date or dates Nortel issues the Gross Settlement Shares upon Lead Plaintiff’s Counsel’s written instructions as aforesaid, the Gross Settlement Shares shall be appropriately adjusted to account for any stock splits, stock consolidations, stock dividends, return of capital, extraordinary distributions, recapitalization or sale of all or substantially all of Nortel’s assets or, by Nortel using every commercially reasonable effort to cause a counterparty to agree to the adjustment contemplated by this ¶ 4(d), any conversion or exchange of Nortel’s outstanding shares of common stock into other shares, securities or property resulting from an amalgamation or merger. The Gross Settlement Shares, less any Settlement Shares awarded to Plaintiffs’ Counsel pursuant to ¶ 8 hereof (the “Net Settlement Shares”), shall be distributed to Authorized Claimants.

          (e) In addition to the payment of those parts of the Settlement Amounts described in ¶4(a), (b) and (d) above, Nortel will also contribute to the Gross Cash Settlement Fund by payment to the Escrow Agents, one-quarter of the amount of any actual gross recovery (including the value of any monetary benefit that Nortel might receive from the defendants by way of forgiveness or cancellation of any monetary debt owed by Nortel to such defendants), excluding court-awarded attorneys’ fees and expenses, if any, in the existing action commenced by Nortel against Frank Dunn, Douglas Beatty and Michael Gollogly in the Ontario Superior Court of Justice bearing Court File No. 05-CV-283095PD1.
          (f) Within sixty (60) days after the Effective Date, Nortel shall adopt the corporate governance enhancements described in Appendix A of the Notice.
     5. (a) The Gross Cash Settlement Fund shall be used to pay (i) the Notice and Publication Notice and administration costs referred to in ¶ 7 hereof, (ii) the attorneys’ fee and expense award referred to in ¶ 8 hereof, and (iii) the remaining administration expenses referred to in ¶ 9 hereof. The balance of the Gross Cash Settlement Fund after the above payments and payment of any Taxes (as defined herein) shall be the Net Cash Settlement Fund. The Net Cash Settlement Fund shall be transferred following the Effective Date by the Escrow Agents to the Claims Administrator for distribution to Authorized Claimants as provided in ¶¶ 10-12 hereof. Any sums required to be held in escrow hereunder shall be held by the Escrow Agents as agents for the Class. All funds held by the Escrow Agents shall be deemed to be in the custody of the Courts until such time as the funds shall be distributed to Authorized Claimants or paid to the persons paying the same pursuant to this Stipulation and/or further order of the Courts. The Escrow Agents shall invest any funds in excess of U.S.$l 00,000 in short term United States Agency or Treasury Securities (or a mutual fund invested solely in such instruments), and shall collect and reinvest all interest accrued thereon. Any funds held in escrow in an amount of less than U.S.$100,000 may be held in a bank account insured by the Federal Deposit Insurance Corporation (“FDIC”). The parties hereto agree that the Gross Cash Settlement Fund is intended to be a Qualified Settlement Fund within the meaning of Treasury Regulation § 1.468B-1, and that the Escrow Agents, as administrator of the Gross Cash Settlement Fund within the meaning of Treasury Regulation §1.468B-2(k)(3), shall be responsible for filing tax returns and any other tax reporting for or in respect of the Gross Settlement Fund and paying from the Gross Cash Settlement Fund any Taxes owed with respect to the Gross Settlement Fund. The parties hereto agree that the Gross Cash Settlement Fund shall be treated as a Qualified Settlement Fund from the earliest date possible, and agree to any relation-back election required to treat the Gross Cash Settlement Fund as a Qualified Settlement Fund from the earliest date possible. Nortel agrees to provide promptly to the Escrow Agents the statement described in Treasury Regulation § 1.468B-3(e).
          (b) All Taxes (as defined herein) shall be paid out of the Gross Cash Settlement Fund, shall be considered to be a cost of administration of the Settlement and shall be timely paid by the Escrow Agents without prior Order of the Courts. The Gross Settlement Fund or the Escrow Agents shall, to the extent required by law, be obligated to withhold from any distributions to Authorized Claimants and other persons entitled thereto pursuant to this Stipulation any funds necessary to pay Taxes including the establishment of adequate reserves for Taxes as well as any amount that may be required to be withheld under Treasury Reg. 1.468B-2(1)(2) or otherwise under applicable law in respect of such distributions. Further, the Gross Settlement Fund shall indemnify and hold harmless the Nortel I Defendants and their counsel for Taxes (including, without limitation, taxes payable by reason of any such indemnification payments).
          (c) Furthermore, to the extent (without prejudice or admission of any kind) that the Fonds d’aide aux recours collectifs (Class Action Assistance Fund (the “Fund”)) of Quebec is entitled under Quebec law to any portion of the Gross Cash Settlement Fund and/or the Gross Settlement Shares regarding claims by Quebec residents with respect to either of these compensatory items, any relevant payments (whether in cash or shares) will be set aside by the Claims Administrator on behalf of and paid over to the Fund from the amounts otherwise allocable to such Quebec residents, it being agreed and understood that none of the Nortel I Defendants or Released Parties shall bear any responsibility for any such payment of cash or shares.
          (d) None of the Nortel I Defendants, the Released Parties or their respective counsel shall have any responsibility for or liability whatsoever with respect to (i) any act, omission or determination of Lead Plaintiff’s Counsel, the Escrow Agents or the Claims Administrator, or any of their respective designees or agents, in connection with the administration of the Settlement or otherwise; (ii) the management, investment or distribution of the Gross Cash Settlement Fund; (iii) the Plan of Allocation; (iv) the determination, administration, calculation or payment of any claims asserted against the Gross Settlement Fund; (v) any losses suffered by, or fluctuations in the value of, the Gross Settlement Fund; or (vi) the payment or withholding of any Taxes, expenses and/or costs incurred in connection with the taxation of the Gross Settlement Fund or the filing of any returns.
          (e) Authorized Claimants shall provide any and all such information that the Claims Administrator may reasonably require and is required by applicable law in respect of Taxes and filings and reportings for and in respect of Taxes, before any distributions are made to Authorized Claimants as contemplated hereby and the Claims Administrator may, without liability to the Authorized Claimants, delay such distributions unless and until such information is provided in the form required by the Claims Administrator.
ADMINISTRATION
     6. The Claims Administrator shall administer the Settlement subject to the concurrent jurisdictions of the Courts for all members of the Canadian Classes and for all other Class Members subject solely to the jurisdiction of the Court. To the extent reasonably necessary to effectuate the terms of the Settlement, Nortel shall provide to the Claims Administrator, without charge, all information from Nortel’s transfer records concerning the identity of Class Members and their transactions.
     7. (a) The Escrow Agents, acting solely in their capacity as escrow agent, shall be subject to the jurisdiction of the Courts.
          (b) The Escrow Agents may pay from the Gross Cash Settlement Fund, without further approval from Nortel, all reasonable costs and expenses associated with identifying and notifying the Class Members and effecting mailing of the Notice and Proof of Claim and publication of the Publication Notice to the Class, and the administration of the Settlement, including without limitation, the actual costs of printing and mailing the Notice and Proof of Claim, publication of the Publication Notice, reimbursements to nominee owners for forwarding the Notice and Proof of Claim to their beneficial owners, and the administrative expenses incurred and fees charged by the Claims Administrator in connection with providing notice and processing the submitted claims. In the event that the Settlement is terminated, as provided for herein, notice and administration costs paid or accrued in connection with this paragraph shall not be returned to the persons who paid the Cash Settlement Amounts.
          (c) The Escrow Agents may rely upon any notice, certificate, instrument, request, paper or other document reasonably believed by them to be genuine and to have been made, sent or signed by an authorized signatory in accordance with this Stipulation, and shall not be liable for (and will be indemnified from the Gross Cash Settlement Fund and held harmless from and against) any and all claims, actions, damages, costs (including reasonable attorneys’ fees) and expenses claimed against or incurred by the Escrow Agents for any action taken or omitted by the Escrow Agents, consistent with the terms hereof and the terms of separate escrow agreements between Nortel and the insurers and the Escrow Agents, in connection with the performance by the Escrow Agents of their duties as Escrow Agents pursuant to the provisions of this Stipulation or order of the Courts, except for their gross negligence or willful misconduct. If the Escrow Agents are uncertain as to their duties hereunder, the Escrow Agents may (i) request that Lead Plaintiffs and Canadian Representative Plaintiffs (and, prior to the Effective Date, Nortel) sign a document which states the action or non-action to be taken by the Escrow Agents or (ii) commence an Interpleader action in a federal court in the

Southern District of New York and be reimbursed out of the monies held in the Gross Cash Settlement Fund for their costs and expenses (including reasonable attorneys’ fees). In the event the Settlement is terminated, as provided for herein, indemnified amounts and expenses incurred by the Escrow Agents in connection with this paragraph shall not be returned to the persons who paid the Settlement Amounts.
ATTORNEYS’ FEES AND EXPENSES
     8. Lead Plaintiff’s Counsel will apply to the United States District Court for the Southern District of New York for an award of attorneys’ fees and reimbursement of expenses payable from both the Gross Cash Settlement Fund and Gross Settlement Shares. Canadian Class Counsel will apply to their corresponding Canadian Courts for an award of their counsel fees and reimbursement of expenses to be paid from the Gross Cash Settlement Fund and Gross Settlement Shares. All Plaintiffs’ Counsel shall further provide to their respective Courts, as part of the motion for approval of the Settlement, all necessary information required by their respective courts concerning the total award of attorneys’ fees and reimbursement of expenses to be payable from the Gross Cash Settlement Fund and Gross Settlement Shares. The total amount of shares awarded as attorneys’ fees and reimbursement of expenses may amount to no more than one-third of the Gross Settlement Shares, and in fact shall be substantially less. Such amounts as are awarded by the United States District Court for the Southern District of New York to Lead Plaintiff’s Counsel or from the Canadian Courts to Canadian Class Counsel from the Gross Cash Settlement Fund shall be payable by the Escrow Agents immediately upon award, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to

Plaintiff’s Counsel’s obligations to make appropriate refunds or repayments to the Gross Cash Settlement Fund plus accrued interest at the same rate as is earned by the Gross Cash Settlement Fund, if and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the fee or cost award is reduced or reversed. Such amounts as are awarded to Plaintiffs’ Counsel by the Courts from the Gross Settlement Shares shall be payable to Plaintiffs’ Counsel at the first date on which the Effective Date has occurred and the award of attorneys’ fees is Final. If the fee award is paid prior to the Effective Date, then any counsel receiving such fees shall provide undertakings satisfactory to Nortel and the respective court to repay such fees if the Settlement is not finally approved on appeal or the fee award is later modified or reversed for any reason.
CLASS DISTRIBUTION ORDER/ADMINISTRATION EXPENSES
     9. Lead Plaintiffs Counsel and Canadian Class Counsel will apply respectively to the United States District Court for the Southern District of New York, and with respect to the claims of Canadian Class Members to the Canadian Courts, on notice to Nortel’s Counsel, for an order (the “Class Distribution Order”) approving the Claims Administrator’s administrative determinations concerning the acceptance and rejection of the claims submitted herein, and approving any fees and expenses not previously applied for relating to the administration of the Settlement, including the fees and expenses of the Claims Administrator, the reasonable costs and expenses of the physical delivery of the Gross Settlement Shares and any extraordinary or expedited services of the transfer agent with respect to such physical delivery, and, only if the

Effective Date has occurred, directing payment of the Net Settlement Fund to Authorized Claimants.
DISTRIBUTION TO AUTHORIZED CLAIMANTS
     10. The Claims Administrator shall determine each Authorized Claimant’s Rro rata share of the Net Settlement Fund based upon each Authorized Claimant’s Recognized Claim (as defined in the Plan of Allocation described in the Notice annexed hereto as Tab 1 to Exhibit A).
     11. It is understood and agreed by the parties that the proposed Plan of Allocation, including, but not limited to, any adjustments to any Authorized Claimant’s claim set forth herein, is not part of the Stipulation and is to be considered by the Courts separately from the Courts’ consideration of fairness, reasonableness and adequacy of the Settlement, and any order or proceeding relating to the Plan of Allocation shall not operate to terminate or cancel the Stipulation or affect the Finality of the Courts’ Judgments approving the Stipulation and the Settlement set forth herein, or any other orders entered pursuant to the Stipulation.
     12. Each Authorized Claimant shall be allocated a Ero rata share of the Net Settlement Fund based on his, her or its recognized claim compared to the total recognized claims of all Authorized Claimants. This is not a claims-made settlement. Neither Nortel nor its insurers shall be entitled to receive any of the Gross Settlement Fund following the Effective Date. The Nortel 1 Defendants shall have no involvement in reviewing or challenging claims.

ADMINISTRATION OF THE SETTLEMENT
     13. Any Class Member who does not submit a valid Proof of Claim will not be entitled to receive any of the proceeds from the Net Settlement Fund but will otherwise be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Judgments to be entered in the Actions and the releases provided for herein, and will be barred from bringing any action against the Released Parties concerning the Settled Claims.
     14. The Claims Administrator shall process the Proofs of Claim and, after the Effective Date and entry of the Class Distribution Order, Lead Plaintff’s Counsel in conjunction with Canadian Class Counsel shall give to Nortel the written instructions to issue and deliver the Gross Settlement Shares in accordance with ¶ 4(d) hereof and the Claims Administrator shall distribute the Net Cash Settlement Fund to Authorized Claimants, and Nortel shall cause the transfer agent to distribute the Net Settlement Shares to Authorized Claimants. Except for Nortel’s obligation to pay or cause to be paid the Cash Settlement Amounts to the Escrow Agents in accordance with ¶ 4(a), (b) and (e) hereof, and to cooperate in the production of information with respect to the identification of Class Members from Nortel’s shareholder transfer records, as provided herein, and to issue and deliver the Gross Settlement Shares in accordance with ¶ 4(d) hereof, Nortel I Defendants shall have no liability, obligation or responsibility for the administration of the Settlement or disbursement of the Net Settlement Fund. Lead Plaintiffs Counsel or Canadian Class Counsel, as the case may be, shall have the right, but not the obligation, to advise the Claims Administrator to waive what Lead Plaintiff’s Counsel, or, with respect to claims of the Canadian Class Members, Canadian Class Counsel, deem to be formal or technical defects in any Proofs of Claim submitted in the interests of achieving substantial justice.
     15. For purposes of determining the extent, if any, to which a Class Member shall be entitled to be treated as an Authorized Claimant, the following conditions shall apply:
          (a) Each Class Member shall be required to submit a Proof of Claim (see attached Tab 2 to Exhibit A), supported by such documents as are designated therein, including proof of the transactions claimed and the losses incurred thereon or such other documents or proof as the Claims Administrator, in its discretion, may deem acceptable;
          (b) All Proofs of Claim must be submitted by the date specified in the Notice unless such period is extended by Order of the United States District Court for the Southern District of New York or, in the case of a member of Canadian Class, the applicable Canadian Court that certified the Canadian Class. Any Class Member who fails to submit a Proof of Claim by such date shall be forever barred from receiving any payment pursuant to the Settlement (unless, by court Order, a later submitted Proof of Claim by such Class Member is approved), but shall in all other respects be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Judgments to be entered in the Nortel I Actions, and the releases provided for herein, and will be barred from bringing any action against the Released Parties concerning the Settled Claims. Provided that it is received before the first motion for the Class Distribution Order is filed, a Proof of Claim shall be deemed to have been submitted when posted, if received with a postmark indicated on the envelope and if mailed by first-class mail and addressed in accordance with the instructions thereon. In all other cases, the Proof of Claim shall be deemed to have been submitted when actually received by the Claims Administrator;
          (c) Each Proof of Claim shall be submitted to and reviewed by the Claims Administrator, which shall determine in accordance with this Stipulation and the approved Plan of Allocation the extent, if any, to which each claim shall be allowed, subject to review by the Courts pursuant to subparagraph (e) below;
          (d) Proofs of Claim that do not meet the submission requirements may be rejected. Prior to rejection of a Proof of Claim, the Claims Administrator shall communicate with the claimant in order to attempt to remedy the curable deficiencies in the Proof of Claim submitted. The Claims Administrator shall notify, in a timely fashion and in writing, each claimant whose Proof of Claim they propose to reject in whole or in part, setting forth the reasons therefor, and shall indicate in such notice that the claimant whose claim is to be rejected has the right to a review by the United States District Court for the Southern District of New York or, in the case of a member of a Canadian Class the applicable Canadian Court that certified the Canadian Class if the claimant so desires and complies with the requirements of subparagraph (e) below; and
          (e) If any claimant whose claim has been rejected in whole or in part desires to contest such rejection, the claimant must, within twenty (20) days after the date of mailing of the notice required in subparagraph (d) above, serve upon the Claims Administrator a notice and statement of reasons indicating the claimant’s grounds for contesting the rejection along with any supporting documentation, and requesting a final review thereof by the United States District Court for the Southern District of New York or, in the case of a member of a Canadian Class the applicable Canadian Court that certified the Canadian Class. If a dispute concerning a claim cannot be otherwise resolved, Lead Plaintiffs Counsel or Canadian Class Counsel shall thereafter present the request for review to the respective court or to such court’s designee.
     16. The administrative determinations of the Claims Administrator accepting and rejecting claims shall be presented to the United States District Court for the Southern District of New York, and with respect to the claims of Canadian Class Members to the Canadian Courts, on notice to Nortel’s Counsel, for approval in the Class Distribution Order.
     17. Each claimant shall be deemed to have submitted to the jurisdiction of the United States District Court for the Southern District of New York and, in the case of members of the Canadian Classes with respect to such claimant’s claim the Canadian Court that certified the applicable Canadian Class, and the claim will be subject to investigation and discovery under the (United States) Federal Rules of Civil Procedure, or under applicable Canadian rules with respect to members of the Canadian Classes, provided that such investigation and discovery shall be limited to that claimant’s status as a Class Member and the validity and amount of such claimant’s claim. No discovery shall be allowed on the merits of the Nortel I Actions or the Settlement in connection with processing of the Proofs of Claim.
     18. Payment pursuant to the Settlement shall be deemed final and conclusive against all Class Members. All Class Members whose claims are not approved pursuant to the Class Distribution Order shall be barred from participating in distributions from the Net Settlement Fund, but otherwise shall be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Judgments to be entered in the Nortel I Actions, and the releases provided for herein, and will be barred from bringing any action against the Released Parties concerning the Settled Claims.
     19. All proceedings with respect to the administration, processing and determination of claims described by ¶ 15 hereof, and the determination of all controversies relating thereto, including disputed questions of law and fact with respect to the validity of claims, shall be subject to the jurisdiction of the United States District Court for the Southern District of New York or, in the case of a Canadian Class Member, the jurisdiction of the applicable Canadian Court that certified the Canadian Class.
     20. The Net Cash Settlement Fund shall be distributed to Authorized Claimants by the Claims Administrator, and the Net Settlement Shares shall be issued and distributed to Authorized Claimants in accordance with ¶ 4(d) hereof, only after the Effective Date and after all Claims have been processed, and all claimants whose Claims have been rejected or disallowed, in whole or in part, have been notified and provided the opportunity to contest with the Claims Administrator such rejection or disallowance.
TERMS OF ORDER FOR NOTICE AND HEARING
     21. (a) Promptly after this Stipulation has been fully executed, Lead Plaintiff’s Counsel and Nortel’s Counsel jointly shall apply to the United States District Court for the Southern District of New York for entry of an Order for Notice and Hearing, substantially in the form annexed hereto as Exhibit A.

          (b) Promptly after this Stipulation has been fully executed, the Canadian Representative Plaintiffs shall apply to the respective Canadian Courts for, and Nortel shall consent to, orders for certification of the Nortel I Canadian Actions (for settlement purposes only and on terms acceptable to Nortel) substantially in the form annexed hereto as Exhibits D — F and for directions approving the Notice.
          (c) The mailing or publication of the Notice and Publication Notice shall not occur until all such orders of the Courts have been obtained, and in the event that any of the Courts require changes in the Notice or the Publication Notice, after such changes are also approved by the other Courts.
TERMS OF ORDER AND FINAL JUDGMENT
     22. (a) If the Settlement contemplated by this Stipulation is approved by the United States District Court for the Southern District of New York, Plaintiffs Lead Counsel and Nortel’s Counsel shall request that a Judgment be entered substantially in the form annexed hereto as Exhibit B.
          (b) If the Settlement contemplated by this Stipulation is approved by the Canadian Courts, Nortel’s counsel and Canadian Class Counsel jointly shall apply to the respective Canadian Courts for entry of Judgments substantially in the forms annexed hereto as Exhibits G — I.
SUPPLEMENTAL AGREEMENT
     23. Simultaneously herewith, Lead Plaintiffs Counsel, Canadian Class Counsel and Nortel’s Counsel are executing a “Supplemental Agreement” setting forth certain conditions under which this Settlement may be terminated by Nortel if potential

Class Members who purchased in excess of a certain number of shares of Nortel Securities traded during the Class Period exclude themselves from the Class (the “Opt-out Threshold”). Unless otherwise directed by the Courts, the Supplemental Agreement may be filed with the Opt-out Threshold redacted. Notwithstanding the foregoing, the Opt-out Threshold may be disclosed to the Courts for purposes of the approval of the Settlement, as may be required by the Courts, but such disclosure shall be carried out to the fullest extent possible in accordance with the practices of the respective Courts so as to maintain the Opt-out Threshold as confidential. In the event of a termination of this Settlement pursuant to the Supplemental Agreement, this Stipulation shall become null and void and of no further force and effect, with the exception of the provisions of ¶ 28 which shall continue to apply. Notwithstanding the foregoing, the Stipulation shall not become null and void as a result of the election by Nortel to exercise its option to withdraw from the Stipulation pursuant to the Supplemental Agreement until the conditions set forth in the Supplemental Agreement have been satisfied. The Supplemental Agreement is attached hereto as Exhibit C, with the Opt-out Threshold redacted.
EFFECTIVE DATE OF SETTLEMENT, WAIVER OR TERMINATION
     24. The “Effective Date” of Settlement shall be the date when all the following conditions of settlement shall have occurred:
          (a) approval by the United States District Court for the Southern District of New York of the Settlement, following notice to the Class and a hearing, as prescribed by Rule 23 of the (United States) Federal Rules of Civil Procedure;

          (b) entry by the United States District Court for the Southern District of New York of a Judgment, substantially in the form set forth in Exhibit B annexed hereto, and the expiration of any time for appeal or review of such Judgment, or, if any appeal is filed, after such Judgment is upheld on appeal in all material respects and is no longer subject to review upon appeal or review by writ of certiorari, or, in the event that the United States District Court for the Southern District of New York enters an order and final Judgment in a form other than that provided above (“Alternative U.S. Judgment”) and none of the parties hereto elect to terminate this Settlement, the date that such Alternative U.S. Judgment becomes Final;
          (c) approval of the Settlement by the Ontario Superior Court of Justice in the Ontario Frohlinger Action, following notice to the Ontario National Class and a hearing pursuant to the Ontario Class Proceedings Act, 1992;
          (d) entry by the Ontario Superior Court of Justice in the Ontario Frohlinger Action of a Judgment, substantially in the form set forth in Exhibit G annexed hereto, and the expiration of any time for appeal or review of any and all of such Judgment, or, if any appeal is filed, after any such judgment is upheld on appeal in all material respects and is no longer subject to review upon appeal or otherwise, or, in the event that the Ontario Superior Court of Justice enters an order and final judgment in a form other than that provided above (“Alternative Ontario Judgment”) and none of the parties hereto elect to terminate this Settlement pursuant to ¶ 25(d) hereof, within 30 days of the Ontario Superior Court of Justice entering the Alternative Ontario Judgment, the date that such Alternative Ontario Judgment becomes Final;

          (e) approval of the Settlement by the Superior Court of Quebec in the Quebec A.P.E.I.Q. Action, following notice to the Quebec Class and a hearing pursuant to the Quebec Code of Civil Procedure;
          (f) entry by the Superior Court of Quebec in the A.P.E.I.Q. Action of a Judgment, substantially in the form set forth in Exhibit H annexed hereto, and the expiration of any time for appeal or review of any and all of such Judgments, or, if any appeal is filed, after any such Judgment is upheld on appeal in all material respects and is no longer subject to review upon appeal or otherwise, or, in the event that the Superior Court of Quebec enters an order and final judgment in a form other than that provided above (“Alternative Quebec Judgment”) and none of the parties hereto elect to terminate this Settlement pursuant to ¶ 25(d) hereof within 30 days of the Superior Court of Quebec entering an Alternative Quebec Judgment, the date that such Alternative Quebec Judgment becomes Final;
          (g) approval of the Settlement by the Supreme Court of British Columbia in the B.C. Jeffery Action, following notice to the British Columbia Class and a hearing pursuant to the British Columbia Class Proceedings Act;
          (h) entry by the of Supreme Court of British Columbia in the B.C. Jeffery Action of a Judgment, substantially in the form set forth in Exhibit I annexed hereto, and the expiration of any time for appeal or review of any and all of such Judgments, or, if any appeal is filed, after any such Judgment is upheld on appeal in all material respects and is no longer subject to review upon appeal or otherwise, or, in the event that the Supreme Court of British Columbia enters an order and final judgment in a form other than that provided above (“Alternative B.C. Judgment”) and none of the parties hereto elect to terminate this Settlement pursuant to ¶ 25(d) hereof within 30 days of the Supreme Court of British Columbia entering the Alternative B.C. Judgment, the date that such Alternative B.C. Judgment becomes Final;
          (i) Nortel shall have used every commercially reasonable effort to cause (1), (2), (3) and (4) below to have been obtained and Nortel shall have received, in form and substance satisfactory to it:
(1)	either (A) an MRRS decision document issued pursuant to National Policy 12-201 — Mutual Reliance Review System for Exemptive Relief Applications, or any successor, replacement or amending regulatory instrument (“NI 12-201”) exempting the issuance, delivery and distribution of the Gross Settlement Shares in accordance with the terms of the Settlement from the dealer registration and prospectus requirements of all applicable Canadian provincial and territorial securities legislation, and imposing only those limitations on resale of Gross Settlement Shares in any Canadian province or territory that are substantially equivalent to those set forth in subsection (3) of section 2.6 of National Instrument 45-102 — Resale of Securities, together with all necessary comparable exemptive relief issued by each of the non-principal regulators (as such term is defined for the purposes of NI 12-201) that have opted out of the system for the application for the aforementioned MRRS decision document (the “Exemptive

Relief’), which Exemptive Relief shall be in form and substance satisfactory to Lead Plaintiff’s Counsel acting reasonably; or (B) a final MRRS decision document issued pursuant to National Policy 43-201 – Mutual Reliance Review System for Prospectuses and Annual Information Forms, or any successor, replacement or amending regulatory instrument, (“NI 43-201”) evidencing that a receipt has been obtained for a final prospectus of Nortel relating to the Gross Settlement Shares in each Canadian province and territory where any Settlement Shares may be distributed, together with all necessary receipts for such final prospectus issued by each of the non-principal regulators (as such term is defined for purposes of NI 43-201) that have opted out of the Mutual Reliance Review System for such prospectus;
(2)	(A) should it be necessary, a “no action” letter from the United States Securities and Exchange Commission with respect to the issuance, delivery and distribution of the Gross Settlement Shares in accordance with the terms of the Settlement pursuant to the exemption from registration set forth in Section 3(a)(10) under the (United States) Securities Act of 1933, 15 U.S.C. § 77c(a)(I), as amended (the “Securities Act”) (if necessary, the “No Action Letter”); or (B) if a No Action Letter should be necessary and not be obtained, Nortel shall register the Gross Settlement Shares and notice of effectiveness shall have been received confirming that the registration statement registering the Gross Settlement Shares under the Securities Act and filed with the United States Securities and Exchange Commission had been declared effective by such Commission;
(3)	all required approvals from the New York Stock Exchange and the Toronto Stock Exchange with respect to the issuance, delivery and distribution of the Gross Settlement Shares in accordance with the terms of the Settlement (the “Stock Exchange Approvals”); and

(4)	all required approvals under U.S. state securities or “blue sky” laws with respect to the issuance, delivery and distribution of the Gross Settlement Shares in accordance with the terms of the Settlement, including those with respect to the states of Arizona and New York (“Blue Sky Approvals”);
          (j) all conditions, if any, of the Exemptive Relief, the No Action Letter, the Stock Exchange Approvals and the Blue Sky Approvals, to the issuance and distribution of the Gross Settlement Shares, have been satisfied; and
          (k) expiration of the time to exercise the termination rights provided in ¶ 25 hereof.
     25. Lead Plaintiff, the Canadian Representative Plaintiffs and Nortel shall each have the right to terminate the Settlement and thereby this Stipulation by providing written notice of their or its election to do so (“Termination Notice”) to one another hereto within thirty (30) days of any of the following: (a) the United States District Court for the Southern District of New York declining to enter the Order for Notice and Hearing in any material respect; (b) any one of the Canadian Courts declining to enter orders, in any material respect, in the form of the notice set forth in Exhibits D — F; (c) any one of the Courts refusing to approve this Settlement as set forth in this Stipulation for one or more of the Nortel I Actions; (d) any one of the Courts declining to enter the corresponding Judgment for that court in any material respect; (e) the date upon which a Judgment is modified or reversed in any material respect by any level of appellate court; (f) the date upon which an Alternative Judgment is modified or reversed in any material respect by any level of appellate court; and (g) the date upon which the settlement in the Nortel II Actions is terminated; or (h) the conditions set forth in ¶ 24 (i) and 24(j) hereof not having been satisfied prior to forty-five (45) calendar days after the latter of (i) entry of the last Final Judgment contemplated in ¶ 24 hereof or (ii) entry of the last final judgment in the Nortel II Actions.
     26. Notwithstanding anything else in this Stipulation, Nortel may, in accordance with the terms set for in the Supplemental Agreement, and in its sole and unfettered discretion, elect in writing to terminate the Settlement and this Stipulation if the Opt-out Threshold is exceeded or as otherwise provided in the Supplemental Agreement.
     27. In the event that there is non-delivery by Nortel of any of the Net Settlement Shares required to be delivered hereunder in accordance with ¶ 4(d) hereof, then Lead Plaintiff and the Canadian Representative Plaintiffs shall consult with one another and, in the event of consensus, may apply jointly to the Courts for orders at their option either terminating this Settlement as it applies to the Class, directing specific performance of Nortel’s obligation to issue and/or deliver such shares, or obtain such other available relief. In the event of non-consensus between Lead Plaintiff and the Canadian Representative Plaintiffs, each shall apply forthwith to their respective courts, on notice to one another, for an order either terminating this Settlement as it applies to their class, directing specific performance of Nortel’s obligation to issue and/or deliver such shares, or obtain such other available relief. It is agreed that in the event that an Order is obtained on such an application from one court terminating the Settlement for one class, the Settlement shall be terminated for the balance of the Class and orders to that effect shall be sought on consent from the remaining Courts.
     28. Except as otherwise provided herein, in the event the Settlement is terminated, the parties to this Stipulation shall be deemed to have reverted to their respective status in the Nortel 1 Actions immediately prior to the execution of this Stipulation and, except as otherwise expressly provided, the parties shall proceed in all respects as if this Stipulation and any related orders had not been entered. Furthermore, an amount equal to the Cash Settlement Amounts previously paid by Nortel and/or Nortel’s Insurers, as the case may be, shall be paid to Norte/ and/or Nortel’s Insurers as the case may be, less the amount transferred to the Nortel II escrow agent, together with any interest or other income earned thereon or in respect thereof, less any Taxes paid or due with respect to such income, less any amounts required to be paid to the Escrow Agents pursuant to the relevant escrow agreement, and less any reasonable costs of administration and notice actually incurred and paid or payable from the Cash Settlement Amount (as described in 1 7 hereof), less any applicable withholding taxes.

NO ADMISSION OF WRONGDOING
     29. This Stipulation, whether or not consummated, and any proceedings taken pursuant to it:
          (a) shall not be offered or received against any of the Nortel I Defendants as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by any of those defendants with respect to the truth of any fact alleged by any of the plaintiffs or the validity of any claim that has been or could have been asserted in the Nortel I Actions or in any litigation, or the deficiency of any defense that has been or could have been asserted in the Nortel I Actions or in any litigation, or of any liability, negligence, fault, or wrongdoing of the Nortel I Defendants;
          (b) shall not be offered or received against the Nortel I Defendants as evidence of a presumption, concession or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by any of the Nortel I Defendants;
          (c) shall not be offered or received against the Nortel I Defendants as evidence of a presumption, concession or admission with respect to any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the Nortel I Defendants, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; provided, however, that if this Stipulation is approved by the Courts, Nortel I Defendants may refer to it to effectuate the liability protection granted them hereunder;

          (d) shall not be construed against any of the Nortel I Defendants as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial;
          (e) shall not be construed as or received in evidence as an admission, concession or presumption against Lead Plaintiff, Canadian Representative Plaintiffs or any of the Class Members that any of their claims are without merit, or that any defenses asserted by the Nortel I Defendants have any merit, or that damages recoverable under the Nortel I Actions would not have exceeded the Gross Settlement Fund; and
          (f) shall not be construed as or received in evidence as an act of attornment to the jurisdiction of any court by Lead Plaintiffs or Canadian Representative Plaintiffs by reason of their participation or the participation of their respective counsel in proceedings taken pursuant to the Stipulation to approve the Settlement.
MISCELLANEOUS PROVISIONS
     30. All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein.
     31. Nortel warrants as to itself that, as to the payments made by or on its behalf, at the time of such payment that it made or caused to be made pursuant to 14 hereof, it was not insolvent, nor did nor will the payment required to be made by or on behalf of it, render it insolvent, within the meaning of and/or for the purposes of the (United States) Bankruptcy Code, including §§ 101 and 547 thereof. This warranty is made by Nortel and not by Nortel’s Counsel.

     32. If a case is commenced in respect of any portion of the Settlement Amount (or any insurer contributing funds to the Insurers’ Nortel I Cash Settlement Amount on behalf of any Nortel I Defendant) under Title 1 1 of the United States Code (Bankruptcy), or a trustee, receiver or conservator is appointed under any similar law, and in the event of the entry of a final order of a court of competent jurisdiction determining the transfer of money to the Gross Cash Settlement Fund or issuance of any Gross Settlement Shares or any portion thereof by or on behalf of such defendant to be a preference, voidable transfer, fraudulent transfer or similar transaction and any portion thereof is required to be returned, and such amount is not promptly deposited to the Gross Cash Settlement Fund or such shares are not issued by others, then, at the election of Lead Plaintiffs in respect of the Nortel I U.S. Action, and with respect to the Nortel I Canadian Actions at the election of Canadian Representative Plaintiffs, the parties shall jointly apply to the respective courts, as the case may be, to vacate and set aside the releases given and Judgments entered in favor of the Nortel I Defendants pursuant to this Stipulation, and which releases shall be null and void, and the parties shall be restored to their respective positions in the Nortel I Actions as of the date a day prior to the date of this Stipulation and any cash amounts in the Gross Cash Settlement Fund and any Gross Settlement Shares previously issued by Nortel shall be returned as provided in ¶ 28 hereof.
     33. The parties to this Stipulation intend the Settlement to be a final and complete resolution of all disputes asserted or which could be asserted by the Class Members against the Released Parties with respect to the Settled Claims. Accordingly, Lead Plaintiff, Canadian Representative Plaintiffs and Nortel agree not to assert in any forum that the Nortel I Actions were brought by the plaintiffs or defended by defendants in those actions in bad faith or without a reasonable basis. The parties hereto shall assert no claims of any violation of Rule 11 of the Federal Rules of Civil Procedure relating to the prosecution, defense, or settlement of the Nortel I Actions. The parties agree that the amount paid and the other terms of the Settlement were negotiated at arm’s length in good faith by the parties, and reflect a settlement that was reached voluntarily after consultation with experienced legal counsel.
     34. This Stipulation may not be modified or amended, nor may any of its provisions be waived, except by a writing signed by all parties hereto or their successors-in-interest.
     35. The headings herein are used for the purpose of convenience only and are not meant to have legal effect.
     36. The administration and consummation of the Settlement as embodied in this Stipulation shall be under the authority of the United States District Court for the Southern District of New York and that Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys’ fees and expenses to Lead Plaintiff’s Counsel and enforcing the terms of this Stipulation. Notwithstanding the foregoing, the Canadian Courts shall retain concurrent jurisdiction with respect to the administration, consummation and enforcement of the Settlement as embodied in this Stipulation and with respect to members of the corresponding Canadian Classes and shall retain jurisdiction for the purposes of entering orders providing for counsel fees and expenses to Canadian Class Counsel.

     37. The waiver by one party of any breach of this Stipulation by any other party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.
     38. This Stipulation and its exhibits, the Supplemental Agreement, the various escrow agreements governing the cash contributions by Nortel and its insurers toward the Settlement, and the contemporaneous agreements with respect to Canadian Representative Plaintiffs confirming the application of this Stipulation to the Nortel I Canadian Actions constitute the entire agreement concerning the Settlement of the Nortel I Actions, and no representations, warranties, or inducements have been made by any party hereto concerning this Stipulation, its exhibits and the Supplemental Agreement other than those contained and memorialized in such documents.
     39. This Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument.
     40. This Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.
     41. The construction and interpretation of this Stipulation and the Supplemental Agreement shall be governed by the internal laws of the State of New York without regard to conflicts of laws, except to the extent that federal law of the United States requires that federal law governs.

     42. This Stipulation shall not be construed more strictly against one party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the parties, it being recognized that it is the result of arm’s-length negotiations between the parties and all parties have contributed substantially and materially to the preparation of this Stipulation.
     43. All counsel and any other person executing this Stipulation, the Supplemental Agreement and any of the exhibits hereto, or any related settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.

     44. Lead Plaintiff, Canadian Representative Plaintiffs and Nortel agree to cooperate fully with one another in seeking Court approval of the Order for Notice and Hearing, the Stipulation and the Settlement, and to promptly agree upon and execute all such other documentation as may be reasonably required to obtain fmal approval by the Courts of the Settlement.
DATED: June 20, 2006

MILBERG WEISS BERSUAD & SCHULMAN LLP
By:	/s/ George A. Bauer
George A. Bauer III (GB-2919)
One Pennsylvania Plaza New York, New York 10119-0165 Telephone: (212) 594-5300 Facsimile: (212) 868-1229 Lead Plaintiff’s Counsel

SHEARMAN & STERLING LLP
By:	/s/ Stuart J. Baskin
Stuart J. Baskin (SB-9936) Tai H. Park (TP-2607) Marc D. Ashley (MA-8896)
599 Lexington Avenue New York, New York 10022-6069 Telephone: (212) 848-4000 Facsimile: (212) 848-7179 Nortel’s Counsel

EXHIBIT A
UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

x
In re NORTEL NETWORKS CORP.	:	Civil Action No. 01-CV-1855 (RMB)
SECURITIES LITIGATION	:
:
This Document Relates To:	:	CLASS ACTION
:
ALL ACTIONS.	:
x

PRELIMINARY ORDER FOR NOTICE AND HEARING IN CONNECTION
WITH SETTLEMENT PROCEEDINGS
     WHEREAS, on June 20, 2006, the parties to the above-entitled action (the “Action”) entered into a Stipulation and Agreement of Settlement (the “Stipulation”) which is subject to review under Rule 23 of the (United States) Federal Rules of Civil Procedure and which, together with the exhibits thereto, sets forth the terms and conditions for the proposed settlement of the claims alleged in the Complaint on the merits and with prejudice; and the Court having read and considered the Stipulation and the accompanying documents; and the parties to the Stipulation having consented to the entry of this Order; and all capitalized terms used herein having the meanings defined in the Stipulation; and
     WHEREAS, pursuant to Rules 23(a) and 23(b)(3) of the (United States) Federal Rules of Civil Procedure and by Order dated September 5, 2003, this Action was certified as a class action on behalf of all persons and entities who, during the period October 24, 2000 and continuing through and including February 15, 2001, purchased Nortel Networks Corporation (“Nortel”) common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock (collectively “Nortel Securities”), and who suffered damages thereby, including, but not limited to, those persons or entities who traded in Nortel Securities on the New York Stock Exchange and/or the Toronto Stock Exchange. Excluded from the U.S. Global Class are the defendants, members of any of the individual defendants’ immediate families, any entity in which any of the defendants has a controlling interest or is a parent or subsidiary of or is controlled by Nortel, and the officers, directors, affiliates, ‘legal representatives, heirs, predecessors, successors or assigns of any of the defendants. Pursuant to the Notice of Pendency of Class Action (the “Notice of Pendency”) previously given to the members of the U.S. Global Class, U.S. Global Class Members were given the opportunity to exclude themselves from the U.S. Global Class. 1,638 persons and entities elected to exclude themselves from the Class. Those persons and entities were listed in the Affidavit of Jack B. DiGiovanni filed July 6, 2004.
     WHEREAS, the Stipulation provides for the settlement and dismissal of the Canadian class proceedings identified in the Stipulation (the “Canadian Class Actions”) and approval of the Settlement in the courts before which the Canadian Class Actions are pending (the “Canadian Courts”) is also being sought; and
     WHEREAS, it is a condition to the effectiveness of the proposed Settlement herein that additional putative class actions identified in the Stipulation brought against Nortel and certain of the defendants herein in this District and in Canadian Courts (the “Nortel I/11 Actions”) also be settled and dismissed.
     NOW, THEREFORE, IT IS HEREBY ORDERED, this                      day of                      2006 that:
     1. A hearing (the “Settlement Fairness Hearing”) pursuant to Rule 23(e) of the (United States) Federal Rules of Civil Procedure is hereby scheduled to be held before the Court on                                         , 2006, at ___:                     ___.m. for the following purposes:

2

          (a) to determine whether the proposed Settlement is fair, reasonable, and adequate, and should be approved by the Court;
          (b) to determine whether the Judgment as provided under the Stipulation should be entered, dismissing the Complaint filed herein, on the merits and with prejudice, and to determine whether the release by the U.S. Global Class of the Settled Claims, as set forth in the Stipulation, should be provided to the Released Parties (as those terms are defined in the Stipulation);
          (c) to determine whether the proposed Plan of Allocation for the proceeds of the Settlement is fair and reasonable, and should be approved by the Court;
          (d) to consider Lead Plaintiff’s Counsel’s application for an award of attorneys’ fees and for reimbursement of expenses to Plaintiffs’ Counsel; and
          (e) to rule upon such other matters as the Court may deem appropriate.
     2. The Court recognizes and acknowledges that one consequence of the approval of the Settlement at the Settlement Fairness Hearing, which shall be open to everyone to whom any Gross Settlement Shares would be issued in the proposed Settlement, with adequate notice to be given to all those persons, is that, pursuant to Section 3(a)(l0) of the (United States) Securities Act of 1933, as amended, 15 U.S.C. § 77c(a)(1), the Gross Settlement Shares may be distributed to Class Members (and to Plaintiffs’ Counsel as may be awarded by the respective Courts) without registration and compliance with the prospectus delivery requirements of the U.S. securities laws as the Gross Settlement Shares will be exempt from registration under the (United States) Securities Act of 1933, 15 U.S.C. § 77c(a)(1), as amended, pursuant to Section 3(a)(10) thereunder. The Court further acknowledges that Nortel will rely on such 3(a)(10) exemption

3

(and Nortel will not register the Gross Settlement Shares under the (United States) Securities Act of 1933) based on the Court’s approval of the fairness of the Settlement.
     3. The Court reserves the right to approve the Settlement with or without modification and with or without further notice of any kind. The Court further reserves the right to enter its Judgment approving the Stipulation and dismissing the Complaint on the merits and with prejudice regardless of whether it has approved the Plan of Allocation or awarded attorneys’ fees and expenses.
     4. The Court approves the form, substance and requirements of the Notice of Certifications in Canada and Proposed Settlements of Class Actions, Motions for Attorneys’ Fees and Settlement Fairness Hearings (the “Notice”) and the Proof of Claim form, annexed hereto as Tabs I and 2, respectively.
     5. The Court approves the appointment of The Garden City Group Inc. (“GCG”) as the Claims Administrator. Upon approval of the Notice and the Proof of Claim and the appointment of GCG as the Claims Administrator by each of the Canadian Courts (“Canadian Courts’ Approval”), the Claims Administrator shall cause the Notice and the Proof of Claim, substantially in the forms annexed hereto as Tabs 1 and 2, to be mailed, by first class mail, postage prepaid, on or before                                          days after entry of the last order, whether by this Court, the Court in the Nortel II U.S. Action, or any of the Canadian Courts, approving the issuance of the Notice, to all U.S. Global Class Members who can be identified with reasonable effort. Notices that are addressed to persons or entities in Quebec shall be accompanied by a French language version of the Notice and Proof of Claim forms. Nortel shall cooperate in making Nortel’s transfer records and shareholder information available to the Claims Administrator no later than                                          days following entry of this Order for the purpose

4

of identifying and giving notice to the U.S. Global Class. The Claims Administrator shall use reasonable efforts to give notice to nominee purchasers such as brokerage firms and other persons or entities who purchased Nortel common stock during the Class Period as record owners but not as beneficial owners. Such nominee purchasers are directed, within seven (7) days of their receipt of the Notice, to either forward copies of the Notice and Proof of Claim to their beneficial owners or to provide the Claims Administrator with lists of the names and addresses of the beneficial owners, and the Claims Administrator is ordered to send the Notice and Proof of Claim promptly to such identified beneficial owners. Nominee purchasers who elect to send the Notice and Proof of Claim to their beneficial owners shall send a statement to the Claims Administrator confirming that the mailing was made as directed. Additional copies of the Notice shall be made available to any record holder requesting such for the purpose of distribution to beneficial owners, and such record holders shall be reimbursed from the Gross Settlement Fund, upon receipt by the Claims Administrator of proper documentation, for the reasonable expense of sending the Notice and Proofs of Claim to beneficial owners. Lead Plaintiff’s Counsel shall, at or before the Settlement Fairness Hearing, file with the Court proof of mailing of the Notice and Proof of Claim.
     6. The Claims Administrator or the ‘Escrow Agent or their agents are authorized and directed to prepare any tax returns required to be filed on behalf of or in respect of the Gross Settlement Fund and to cause any Taxes due and owing to be paid from the Gross Settlement Fund, and to otherwise perform all obligations with respect to Taxes and any reporting or filings in respect thereof as contemplated by the Stipulation, without further order of the Court.

5

     7. Lead Plaintiffs Counsel shall submit their papers in support of final approval of the Settlement and application for attorneys’ fees and reimbursement of expenses by no later than forty-five (45) calendar days after the date set for mailing of the Notice.
     8. The Court approves the form of Publication Notice of the Pendency of this class action and the proposed settlement in substantially the form and content annexed hereto as Tab 3 and directs that Lead Plaintiffs Counsel shall cause the Publication Notice to be published in Canada in accordance with the Notice Plan attached hereto as Tab 4, and the Publication Notice shall also be published in the U.S. on two different dates in the national editions of The Wall Street Journal, USA Today, and The New York Times, once in Investor’s Business Daily, and once over the PR Newswire, which publications shall begin within seven (7) calendar days of the mailing of the Notice and in accordance with the Notice Plan. Lead Plaintiffs Counsel shall, at or before the Settlement Fairness Hearing, file with the Court proof of the publication of the Publication Notice.
     9. The form and content of the Notice, and the method set forth herein of notifying the Class of the Settlement and its terms and conditions, meet the requirements of Rule 23 of the (United States) Federal Rules of Civil Procedure, Section 21 D(a)(7) of the (United States) Securities Exchange Act of 1934, as amended, 15 U.S.C. 78u-4(a)(7), including by the (United States) Private Securities Litigation Reform Act of 1995 (the “PSLRA”), Rule 23.1 of the Local Rules of the Southern and Eastern Districts of New York, and due process, constitute the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all persons and entities entitled thereto.

6

     10. In order to be entitled to participate in the Net Settlement Fund, in the event the Settlement is effected in accordance with the terms and conditions set forth in the Stipulation, each Class Member shall take the following actions and be subject to the following conditions:
          (a) A properly executed Proof of Claim (the “Proof of Claim”), substantially in the form attached hereto as Tab 2, must be submitted to the Claims Administrator, at the Post Office Box indicated in the Notice, postmarked not later than 120 calendar days after the date set for the mailing of the Notice. Such deadline may be further extended by court order. Each Proof of Claim shall be deemed to have been submitted when postmarked (if properly addressed and mailed by first class mail, postage prepaid) provided such Proof of Claim is actually received prior to the motion for an order of the Court approving distribution of the Net Settlement Fund. Any Proof of Claim submitted in any other manner shall be deemed to have been submitted when it was actually received at the address designated in the Notice.
          (b) The Proof of Claim submitted by each Class Member must satisfy the following conditions: (i) it must be properly completed, signed and submitted in a timely manner in accordance with the provisions of the preceding subparagraph; (ii) it must be accompanied by adequate supporting documentation for the transactions reported therein, in the form of broker confirmation slips, broker account statements, an authorized statement from the broker containing the transactional information found in a broker confirmation slip, or such other documentation as is deemed adequate by the Claims Administrator; (iii) if the person executing the Proof of Claim is acting in a representative capacity, a certification of his current authority to act on behalf of the Class Member must be included in the Proof of Claim; and (iv) the Proof of Claim must be complete and contain no material deletions or modifications of any of the printed matter contained therein and must be signed under penalty of perjury.

7

          (c) As part of the Proof of Claim, each Class Member shall submit to the jurisdiction of the applicable Court as set out in the Stipulation with respect to the claim submitted, and shall (subject to effectuation of the Settlement) release all Settled Claims as provided in the Stipulation.
     11. Pursuant to Rule 23(e)(3) of the (United States) Federal Rules of Civil Procedure, a new opportunity to request exclusion shall be given to individual Class Members who had an earlier opportunity to request exclusion but did not do so. U.S. Global Class Members shall be bound by all determinations and judgments in this Action, whether favorable or unfavorable, unless such persons request exclusion from the Class in a timely and proper manner, as hereinafter provided. A U.S. Global Class Member wishing to make such request shall mail the request in written form by first class mail postmarked no later than sixty (60) calendar days after the date set for the mailing of the Notice to the address designated in the Notice. Such request for exclusion shall clearly indicate the name, address and telephone number of the person seeking exclusion, that the sender requests to be excluded from the U.S. Global Class, and must be signed by such person. Such persons requesting exclusion are also directed to state: the date(s), price(s), and number(s) of shares of all purchases and sales of Nortel common stock, call options on Nortel common stock and put options on Nortel common stock during the Class Period. The request for exclusion shall not be effective unless it provides the required information and is made within the time stated above, or the exclusion is otherwise accepted by the Court.
     12. Except for persons and entities who are also Canadian Class Members and who have not requested exclusion from the classes certified in the Canadian Class Actions, the persons and entities who requested exclusion from the U.S. Global Class in response to the

8

Notice of Pendency are excluded from the U.S. Global Class and shall not be entitled to submit any Proof of Claim forms and shall not be entitled to receive any payment out of the Net Settlement Fund as described in the Stipulation and in the Settlement Notice. Persons and entities who are also Canadian Class Members and who requested exclusion from the U.S. Global Class for purposes of this Action in response to the Notice of Pendency may submit Proof of Claim forms and shall be entitled to receive payments out of the Net Settlement Fund herein unless they also request exclusion from the applicable class in the Canadian Class Actions.
     13. Comments and/or objections to the Settlement, the Plan of Allocation, or the application by Lead Plaintiffs Counsel for an award of attorneys’ fees and reimbursement of expenses and any supporting papers should be mailed, on or before sixty (60) calendar days after the date set for the mailing of the Notice, to GCG at the address set forth in the Notice. Attendance at the hearing is not necessary; however, persons wishing to be heard orally in opposition to the approval of the Settlement, the Plan of Allocation, and/or the request by Lead Plaintiff’s Counsel for attorneys’ fees are required to indicate in their written objection their intention to appear at the hearing. Persons who intend to object to the Settlement, the Plan of Allocation, and/or Lead Plaintiffs Counsel’s application for an award of attorneys’ fees and expenses and desire to present evidence at the Settlement Fairness Hearing must include in their written objections the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the Settlement Fairness Hearing. U.S. Global Class Members do not need to appear at the hearing or take any other action to indicate their approval.
     14. Lead Plaintiffs’ Counsel shall submit their reply papers, if any, in support of final approval of the Settlement and application for attorneys’ fees and reimbursement of expenses by no later than seventy-five (75) calendar days after the date set for mailing of the Notice.

9

     15. Any U.S. Global Class Member who does not object to the Settlement and/or the Plan of Allocation, and any Class Member who does not object to Lead Plaintiff’s Counsel’s application for an award of attorneys’ fees and reimbursement of litigation expenses in the manner prescribed in the Notice shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, adequacy or reasonableness of the proposed Settlement, the Order and Final Judgment to be entered approving the Settlement, the Plan of Allocation or the application by Lead Plaintiff’s Counsel for an award of attorneys’ fees and reimbursement of expenses.
     16. Pending final determination of whether the Settlement should be approved, the Lead Plaintiff, all U.S. Global Class Members, and each of them, and anyone who acts or purports to act on their behalf, shall not institute, commence or prosecute any action which asserts Settled Claims against any Released Party. The foregoing shall not be interpreted to apply to proceedings in respect of the seeking of approval of the Settlement in the Canadian Courts.
     17. As provided in the Stipulation, Lead Plaintiff’s Counsel may pay the Claims Administrator the reasonable fees and costs associated with giving notice to the Class and the review of claims and administration of the Settlement out of the Gross Settlement Fund without further order of the Court.
     18. If (a) the Settlement is terminated by Nortel pursuant to ¶ 26 of the Stipulation; (b) any specified condition to the Settlement set forth in the Stipulation is not satisfied and Lead Plaintiff’s Counsel, Canadian Representative Plaintiffs’ Counsel or Nortel elect to terminate the Settlement as provided in ¶ 25 of the Stipulation; or (c) if the Settlement is terminated pursuant to ¶ 27 of the Stipulation, then, in any such event the terms of ¶ 28 of the Stipulation including

10

any amendment(s) thereof, shall apply, and this Preliminary Order shall be null and void, of no further force or effect, and without prejudice to any party, and may not be introduced as evidence or referred to in any actions or proceedings by any person or entity, and each party shall be restored to his, her or its respective position as it existed immediately prior to the execution of the Stipulation.
     19. The Court retains jurisdiction over the Action to consider all further matters arising out of or connected with the Settlement.

Dated:	New York, New York , 2006

UNITED STATES DISTRICT JUDGE

11

EXHIBIT A-1
NOTICE OF CERTIFICATIONS IN CANADA AND PROPOSED SETTLEMENTS OF CLASS ACTIONS, MOTIONS FOR ATTORNEYS’ FEES AND SETTLEMENT FAIRNESS HEARINGS (NORTEL I NOTICE)
This Notice relates to the following actions (the “Nortel I Actions”):
•	In Re Nortel Networks Corp. Securities Litigation, Consolidated Civil Action No.: 2001-CV-1855 (RMB) in the United States District Court for the Southern District of New York;

•	Frohlinger v. Nortel Networks Corporation et al, Court File No.: 02-CL-4605 in the Ontario Superior Court of Justice;

•	Association de Protection des Epargnants et Investisseurs du Quebec v. Corporation Nortel Networks, No.: 500-06-000126-017 in the Superior Court of Quebec; and

•	Jeffery et al. v. Nortel Networks Corporation et al., Court File No.: S015159 in the Supreme Court of British Columbia.
If you bought Nortel Networks Corporation (“Nortel”) common stock or call options on Nortel common stock, or you wrote (sold) put options on Nortel common stock, during the period October 24, 2000 through February 15, 2001, inclusive (the “Class Period”), your rights may be affected by class action lawsuit(s) and you may be entitled to a payment from a proposed class action settlement.
Courts in the United States and Canada have authorized this notice.
This is not a solicitation from a lawyer.
•	The “Settlement” described herein will provide total proceeds worth approximately $ , including $438,667,428 in cash, plus 314,333,875 shares of common stock of Nortel (“Settlement Shares”), having an aggregate market value as of [date] of approximately $ , for the benefit of the Class described herein (See response to question 1 below defining the “Class” and “Class Members”). Unless otherwise stated, all dollar amounts referenced herein are in U.S. dollars.

•	In addition, Nortel will adopt the corporate governance provisions described in Appendix A of this Notice. Nortel will also contribute to the Class one-quarter of the recovery, if any, it obtains in existing litigation by Nortel against certain former senior corporate officers.

•	The Settlement resolves lawsuits over whether Nortel misled investors about its historic and future earnings during the Class Period. The Settlement is contingent upon court approval of the settlement of several related actions against Nortel and other defendants in the United States and Canada.

•	Your legal rights are affected whether you act or do not act. Read this notice carefully.
YOUR LEGAL RIGHTS AND OPTIONS IN THIS SETTLEMENT:

SUBMIT A CLAIM FORM BY [November 30, 2006]	The only way to get a distribution from the Net Settlement Fund and Net Settlement Shares.

EXCLUDE YOURSELF (Opt-out of the Class) BY [September 15, 2006]	Get no payment. This is the only option that allows you to ever be part of any other lawsuit against Nortel and the other Released Parties about the Settled Claims (as those terms are defined herein at question 12) .

OBJECT BY [September 15, 2006]	Write to the Courts) about why you do not like the Settlement, Plan of Allocation, or Attorneys’ Fee Applications. See responses to questions 18, 20 and 22 below.

GO TO HEARINGS	Ask to speak in Court(s) about the Settlement, Plan of Allocation, or Attorneys’ Fee Applications. See responses to questions 18, 20 and 22 below.

DO NOTHING	Get no payment. Give up rights.
•	These rights and options — and the deadlines to exercise them — are explained in this notice.

•	The Courts in charge of the various U.S. and Canadian actions subject to this Settlement still have to decide whether to approve the Settlement. Payments will be made if all of the Courts approve the Settlement and after appeals, if any, are resolved. Please be patient.
Le present avis est aussi disponible en francais. Vous pouvez l’obtenir sans frais en vous adressant a [Claim administrator + Web site] on a Belleau Lapointe.
SUMMARY NOTICE
          Statement of Plaintiff Recovery
Pursuant to the Settlement described herein, a Settlement Fund consisting of $438,667,428 in cash has been established, and 314,333,875 shares of Nortel common stock, will be provided for the benefit of the Class. Lead Plaintiff estimates that there were approximately 868 million shares of Nortel common stock traded during the Class Period which may have been damaged. Lead Plaintiff estimates that the average recovery per damaged share of Nortel common stock purchased during the Class Period under the Settlement is 50.50 in cash and 0.362 Settlement Shares, per damaged share1 before deduction of court-awarded attorneys’ fees and expenses, and the costs of administration. Class Members who transacted in options on Nortel common stock

[1]	An allegedly damaged share might have been traded more than once during the Class Period, and the indicated average recovery would be the total for all purchasers of that share.

2

may also receive a payment from the Settlement Fund, but the various terms of those options and available records concerning such option transactions do not permit a useful estimate to be provided concerning the number of affected options or the recovery on those option transactions.
See response to question 9 below concerning payments to Class Members. A Class Member’s actual recovery will be determined in accordance with the Plan of Allocation set forth on page ___ below.
          Statement of Potential Outcome of Case
The parties strongly disagree on both liability and damages and do not agree on the average amount of damages per share that would be recoverable if plaintiffs were to have prevailed on each claim alleged.
Plaintiffs estimated that the potential damages to the Classes in the Nortel I Actions and in certain similar actions relating to a later class period (see response to question 8 below describing these “Nortel II Actions”) could well have been in excess of the Gross Settlement Fund (as defined in response to question 1 below). The defendants deny that they are liable to the plaintiffs or the Class and deny that plaintiffs or the Class have suffered any damages.
          Statement of Attorneys’ Fees and Costs Sought
As more fully described in response to question 17 below, plaintiffs’ counsel are moving before their respective Courts for awards of attorneys’ fees and for reimbursement of expenses incurred in the prosecution of their Actions as follows:
•	Lead Plaintiffs’ Counsel in the U.S. Action are moving for an award to counsel of attorneys’ fees in cash and shares in an amount not to exceed ten percent (10%) of the Gross Settlement Fund, and for reimbursement of expenses incurred in connection with the prosecution of the U.S. Action in an amount not to exceed $5 million.

•	Ontario National Class Counsel will move before the Ontario Court for approval of an award to them of counsel fees in cash and shares in an amount not to exceed point seven percent (0.7%) of the Gross Settlement Fund, and for reimbursement of expenses incurred in connection with the prosecution of the Ontario National Action in an amount not to exceed $225,000.

•	Quebec Class Counsel will move before the Quebec Court for approval of an award to them of counsel fees in cash and shares in an amount not to exceed point forty five percent (0.45%) of the Gross Settlement Fund, and for reimbursement of expenses incurred in connection with the prosecution of the Quebec Action in an amount not to exceed $150,000.

•	British Columbia Class Counsel will move before the British Columbia Court for approval of an award to them of counsel fees in cash and shares in an amount not to exceed point twenty five percent (0.25%) of the Gross Settlement Fund, and for reimbursement of expenses incurred in connection with the prosecution of the British Columbia Action in an amount not to exceed $100,000.

3

The total requested attorneys fees and litigation expenses would amount to an average of 6.4¢ in cash and 0.041 Settlement Shares, per damaged share in total for fees and expenses. Application will also be made for reimbursement to the Lead Plaintiff Ontario Public Service Employees’ Union Pension Plan Trust Fund for an amount not to exceed $30,000 for reimbursement of their reasonable costs and expenses (including lost wages) directly relating to its representation of the “U.S. Global Class” (as defined in response to question 1 below). Application may also be made by one of the plaintiffs in the Quebec Action for an award of $150,000.
          Further Information
Further information may be obtained by contacting the following counsel:
•	For the U.S. Action: Lead Plaintiff’s Counsel: George A. Bauer III, Esq., Milberg Weiss Bershad & Schulman LLP, One Pennsylvania Plaza, New York, New York 10119-0165; or Murray Gold, Koskie Minsky LLP, 20 Queen Street West, Suite 900, Toronto, Ontario M5H 3R3.

•	For the Ontario National Action: Ontario National Class Counsel: Joel P. Rochon, Rochon Genova LLP, 121 Richmond Street West, Suite 900, Toronto, Ontario M5H 2K1.

•	For the Quebec Action: Quebec Class Counsel: Daniel Belleau, Belleau Lapointe, S.A., 306 Place D’Youville, B-10, Montreal, Quebec H2Y 2B6.

•	For the British Columbia Action: British Columbia Class Counsel: David Klein, Klein Lyons, 1100-1333 West Broadway, Vancouver, British Columbia V6H 4C1.
          Reasons for the Settlement
Plaintiffs’ principal reason for the Settlement is the benefit to be provided to the Class now. This benefit must be compared to the risk that no recovery might be achieved after a contested trial and likely appeals, possibly years into the future, and the further significant risk that even if the plaintiffs and the Class successfully obtained a substantial judgment (after years of additional litigation and appeals) the defendants might not be able to pay an amount significantly greater than the value of the Gross Settlement Fund.
Lead Plaintiff and Lead Plaintiffs Counsel, in consultation with their investment banking and economic damages experts, considered the Company’s current and anticipated financial condition, and also considered the extent of the Company’s applicable insurance and the likely depletion of that insurance as a result of continued litigation, both of which, in their view, limited the amount that might have been recovered for the U.S. Global Class after trial.
[END OF COVER PAGE]

4

WHAT THIS NOTICE CONTAINS

Page
REQUESTING EXCLUSION (“OPTING OUT”) FROM THE SETTLEMENT	16

13. How do I get out of the proposed Settlement?	16

14. If I do not exclude myself, can I sue Nortel and the other Released Parties for the same thing later?	17

15. If I exclude myself, can I get a payment from the proposed Settlement?	17

NOTICE REGARDING PERSONS OR ENTITIES WHO PREVIOUSLY REQUESTED EXCLUSION FROM THE U.S. GLOBAL CLASS	17

THE LAWYERS REPRESENTING YOU	18

16. Do I have a lawyer in this case?	18

17. How will the lawyers and the Class Representatives be paid?	18

OBJECTING TO THE SETTLEMENT, PLAN OF ALLOCATION AND APPLICATIONS FOR ATTORNEYS’ FEES AND REIMBURSEMENT OF LITIGATION EXPENSES	20

18. How do I tell the Courts that I do not like the Settlement, the proposed Plan of Allocation, and/or any of the applications for attorneys’ fees and reimbursement of litigation expenses?	20

19. What is the difference between objecting and excluding?	21

THE SETTLEMENT FAIRNESS HEARINGS	21

20. When and where will the Courts decide whether to approve the proposed Settlement?	22

21. Do I have to come to any of the Settlement Fairness Hearings?	22

22. May I speak at the Settlement Fairness Hearings?	23

IF YOU DO NOTHING	23

23. What happens if I do nothing at all?	23

GETTING MORE INFORMATION	23

24. Are there more details about the proposed Settlement?	23

25. How do I get more information?	24

PLAN OF ALLOCATION OF SETTLEMENT PROCEEDS AMONG CLASS MEMBERS	24

6

Page
SPECIAL NOTICE TO SECURITIES BROKERS AND OTHER NOMINEES	28

NORTEL: CORPORATE GOVERNANCE PROVISIONS	30

7

BASIC INFORMATION
1. Why did I get this notice package?
You or someone in your family may have purchased Nortel common stock or call options on Nortel common stock, or wrote (sold) put options on Nortel common stock during the period between October 24, 2000 through February 15, 2001, inclusive. Such purchasers may be members of the Classes in the Nortel I Actions (as defined below) and are generally referred to herein as “Class Members” and are collectively referred to as the “Class.” Class Members include members of the “U.S. Global Class,” the “Ontario National Class,” the “Quebec Class,” and/or the “British Columbia Class.”
The Courts have directed that this Notice be sent to Class Members because they have a right to know about their options prior to the Courts deciding whether to approve the settlement of these lawsuits, and to understand how a class action lawsuit may generally affect their rights. If the Courts approve the Settlement, and after any objections and appeals are resolved, an administrator appointed by the Courts will make the payments that the Settlement allows.
This package explains the lawsuits, the Settlement, Class Members’ legal rights, what benefits are available, who is eligible for them, and how to get them.
The Courts in charge of the Nortel I Actions are as follows:

Court	Action
United States District Court for the Southern District of New York (“U.S. Court”)	In re Nortel Networks Corp. Securities Litigation, Consolidated Civil Action No. 01-CV-1855 (RMB) (“U.S. Action”)

Ontario Superior Court of Justice (“Ontario Court”)	Frohlinger v. Nortel Networks Corporation et al., Court File No. 02-CL-4605 (“Ontario National Action”)

Superior Court of Quebec, District of Montreal (“Quebec Court”)	Association de Protection des Epargnants et Investisseurs du Quebec v. Corporation Nortel Networks, No :
500-06-000126-017 (“Quebec Action”)

British Columbia Supreme Court (“B.C. Court”)	Jeffery et al. v. Nortel Networks Corporation et al., Vancouver Registry, Court File No. S015159 (“British Columbia Action”)
The entities who sued are called the plaintiffs, and the company and the persons they sued, Nortel and certain of its officers and directors, are called the defendants.

8

The Settlement in the U.S. Action resolves the claims on behalf of persons and entities, wherever located, who bought Nortel common stock or call options on Nortel common stock or who wrote (sold) put options on Nortel common stock during the period October 24, 2000 through February 15, 2001, inclusive, and suffered damages thereby, including, but not limited to, those persons or entities who traded in Nortel Securities on the New York Stock Exchange and/or the Toronto Stock Exchange (the “U.S. Global Class”). In addition, the Settlement covers the three Canadian actions referred to above (the “Canadian Actions”). The Settlement in the Canadian Actions resolve the claims on behalf of the following persons and entities:
•	Ontario National Class: All persons or entities, except members of the Quebec Class or British Columbia Class, who while residing in Canada at the time, purchased Nortel common stock or call options on Nortel common stock, or wrote (sold) put options on Nortel common stock, during the period between October 24, 2000 through February 15, 2001, inclusive.

•	Quebec Class: All persons, who, while residing in Quebec at the time, purchased Nortel common stock or call options on Nortel common stock, or wrote (sold) put options on Nortel common stock, during the period between October 24, 2000 through February 15, 2001, inclusive.

•	British Columbia Class: All persons or entities, who, while residing in British Columbia at the time, purchased Nortel common stock or call options on Nortel common stock, or wrote (sold) put options on Nortel common stock, during the period between October 24, 2000 through February 15, 2001, inclusive.
Members of the classes certified in the Canadian Actions who suffered damages as a result of their Class Period transactions in Nortel securities are also members of the U.S. Global Class.
Regardless of how many classes you are a member of, you will not be entitled to recover more than once for your claim.
2. What are these lawsuits about?
Nortel is a Canadian corporation with its principal executive offices located in Brampton, Ontario, Canada and has offices located throughout the United States and Canada. Nortel filed annual, quarterly and other reports with the Ontario Securities Commission and the (United States) Securities and Exchange Commission (the “SEC”) and its common stock is listed and traded on both the Toronto Stock Exchange and the New York Stock Exchange under the symbol NT. Nortel is engaged in the business of providing networking and communication services to customers located in over 150 countries.
On January 18, 2002, Lead Plaintiff in the U.S. Action filed a Second Consolidated Amended Class Action Complaint (the “Complaint”) alleging that the defendants made materially false and misleading statements and omissions in Nortel’s financial reports concerning its revenue and earnings and the value of its receivables, in violation of (United States) Generally Accepted Accounting Principles (“GAAP”), and in other public documents disseminated to the investing public, thereby artificially inflating the price of the securities of Nortel and damaging members of the U.S. Global Class.

9

The Complaint alleges that during the Class Period, the defendants materially misrepresented Nortel’s revenues and earnings and the value of Nortel’s receivables in public reports and statements disseminated to the investing public. The Complaint further alleges that these material misrepresentations resulted in Nortel’s issuance of financial statements, and other public statements regarding Nortel’s future business prospects, which violated Section 10(b) of the (United States) Securities Exchange Act of 1934, as amended (the “Exchange Act”), 15 U.S.C. § 78j(b), Rule 10b-5 promulgated thereunder, 17 C.F.R. §240.10b-5, and Section 20(a) of the Exchange Act, 15 U.S.C. § 78t(a). The Complaint further alleges that, as a result of defendants’ materially false and misleading statements, the price of Nortel common stock was artificially inflated during the Class Period, thereby causing damage to members of the U.S.’ Global Class who purchased Nortel common stock or call options on Nortel common stock, or who wrote (sold) put options on Nortel common stock, during the Class Period. Lead Plaintiff’s Counsel obtained and analyzed millions of pages of documents and took the depositions of some twelve fact witnesses.
Similar factual allegations and claims are made in the Canadian Actions under Canadian law.
The defendants deny that they violated any laws or did anything wrong. Defendants believe that their actions were proper under the U.S. federal securities laws and applicable Canadian law, assert that they are not liable to the plaintiffs or the Class, and have asserted several affirmative defenses to the allegations in the Complaints.
3. Why are these class actions?
In a class action, one or more people, called class representatives, sue on behalf of people who have similar claims. All these people are a class or class members. Bringing a case, such as this one, as a class action allows uniform adjudication of many similar claims of persons and entities that might be economically too small to bring in individual actions. One court resolves the issues for all class members, except for those who exclude themselves from the class.
In these Nortel I Actions the class representatives are:

Nortel I Action	Class Representatives

U.S. Action	Ontario Public Service Employees’ Union Pension Plan Trust Fund

Ontario National Action	Leslie Frohlinger

Quebec Action	Association de Protection des Epargnants et Investisseurs du Quebec and Andre Dussault

British Columbia Action	Janie Jeffery and Ronald Mensing

10

4. Why is there a Settlement?
The parties recognized that the claims asserted in the Nortel I Actions, as well as in the Nortel II Actions, if ultimately proved by the plaintiffs in those actions, could have resulted in Judgments that exposed defendants to substantial damage awards. Plaintiffs recognized that, even if they were successful in obtaining judgments against Nortel and the other defendants, there was a significant risk that such judgments would not be fully collectible. Nortel recognized that the continued defense of the Nortel I Actions and the Nortel II Actions would require significant attention of its management and would distract Nortel from pursuing its business affairs, and that a plaintiffs’ judgment could be a very significant impediment to Nortel’s future success. Accordingly, the parties considered that a resolution of the Nortel I Actions and the Nortel II Actions was advisable.
The Courts have not finally decided in favor of the plaintiffs or the defendants. Instead, all parties agreed to a settlement. That way, they avoid the risks and cost of trial, the people affected will get compensation, and Nortel will be released of burdensome and distracting litigation that potentially could be a significant impediment to Nortel’s future success. The Class Representatives and their counsel think the Settlement is fair, reasonable and adequate, and in the best interests of, all Class Members.
WHO IS IN THE SETTLEMENT
To see if you will get cash and Nortel common stock from this Settlement, you first have to decide if you are a Class Member.
5. How do I know if I am part of the Settlement?
The U.S. Court decided for all purposes of the U.S. Action that everyone who fits the following description is a Class Member: all persons and entities who purchased Nortel common stock, who purchased call options on Nortel common stock or who wrote (sold) put options on Nortel common stock (the “Nortel Securities’) during the period between October 24, 2000 through February 15, 2001, inclusive (the “Class Period’) and who suffered damages thereby, including, but not limited to, those persons or entities who traded in Nortel Securities on the New York Stock Exchange and/or the Toronto Stock Exchange. The U.S. Global Class is not limited to U.S. residents.
The three Canadian Courts generally decided for the purposes of the proposed Settlement that everyone residing in Canada who fits the following description will be Class Members: all persons and entities who purchased Nortel common stock, who purchased call options on Nortel common stock or who wrote (sold) put options on Nortel common stock during the period between October 24, 2000 through February 15, 2001, inclusive. To determine which specific Canadian Class you might be part of, please see the definitions of Ontario National Class, Quebec Class and British Columbia Class above in the response to question 1. Unlike the requirements for membership in the U.S. Global Class, there is no requirement for you to have suffered damages to be a member of Ontario National Class, Quebec Class or British Columbia Class.

11

6. Are there exceptions to being included?
Excluded from the Class are: Nortel, Clarence Chandran, Frank Dunn and John A. Roth, members of any of those individuals’ immediate families, any entity in which Nortel, Clarence Chandran, Frank Dunn or John A. Roth has a controlling interest or is a parent or subsidiary of or is controlled by Nortel, Clarence Chandran, Frank Dunn or John A. Roth, and the officers, directors, affiliates, legal representatives, heirs, predecessors, successors or assigns of any of the defendants (the “Excluded Persons”).
A prior notice of the pendency of the U.S. Action as a class action (the “Notice of Pendency”) dated March 10, 2004 was mailed to U.S. Global Class Members beginning on April 12, 2004 and a summary notice was published. If you submitted a request for exclusion in accordance with the requirements in the Notice of Pendency, then you are excluded from the U.S. Global Class. Persons and entities who are members of the Classes certified in the Canadian Actions (see response to question 1 above) and who previously requested exclusion from the U.S. Global Class in the U.S. Action may nevertheless submit Proof of Claim forms and shall be entitled to share in the Settlement’s proceeds unless they opt out of the Classes certified in the Canadian Actions. Such persons and entities will be included in, and bound by, the Settlement in the Canadian Actions unless they also now opt out (request exclusion) from the Canadian Actions. Persons and entities who previously requested exclusion and are NOT members of the Classes certified in the Canadian Actions remain excluded from the U.S. Global Class and do not have to take any action to exclude themselves at this time and may not share in the settlement proceeds.
If one of your mutual funds owned shares of Nortel common stock during the Class Period, that alone does not make you a Class Member. You are a Class Member only if you directly purchased shares of Nortel common stock, purchased call options on Nortel common stock, or wrote (sold) put options on Nortel common stock, during the Class Period. Contact your broker to see if you purchased shares of Nortel common stock, purchased call options on Nortel common stock, or wrote (sold) put options on Nortel common stock, during the Class Period.
If you sold Nortel common stock, sold call options on Nortel common stock, or purchased put options on Nortel common stock during the Class Period that alone does not make you a Class Member. You are a Class Member only if you purchased Nortel common stock, purchased call options on Nortel common stock, or wrote (sold) put options on Nortel common stock during the Class Period.
7. What if I am still not sure I am included?
If you are still not sure whether you are included, you can ask for free help. You can call 1-800-                    -                                        or visit [www.                     .com] for more information. Or you can fill out and return the Proof of Claim form described in response to question 10 below, to see if you qualify. Note, however, that if you return a Proof of Claim form you will be releasing all your “Settled Claims” against the “Released Parties.” (See response to question 12 below.)

12

THE SETTLEMENT BENEFITS — WHAT YOU GET
8. What does the Settlement provide?
In exchange for the Settlement and/or dismissal of the Nortel I Actions, Nortel and its insurers agreed to create cash settlement funds for the benefit of the Class herein consisting of $438,667,428 in cash, which is earning interest, and Nortel agreed to issue 314,333,875 Settlement Shares of its common stock, having an aggregate market value as of [date] of [$], to be divided, after fees and expenses as awarded by the Courts, among all Class Members who submit valid Proof of Claim forms. Nortel has also agreed to share with the Class 25% of any actual gross recovery obtained in existing litigation against certain former Nortel officers (the “Contingent Recovery”). The cash, Settlement Shares, and Contingent Recovery, and any interest or dividends earned thereon, are referred to as the “Gross Settlement Fund.”
In addition, Nortel will adopt the corporate governance provisions in Appendix A to this Notice.
A separate lawsuit, In re Nortel Networks Corp. Securities Litigation, Master File No. 05-MD-1659 (LAP) (S.D.N.Y.) and related Canadian actions in Ontario and Quebec (the “Nortel II Actions”), are also being settled on behalf of investors who purchased Nortel common stock or call options on Nortel common stock, or wrote (sold) put options on Nortel common stock, during the period between April 24, 2003 through April 27, 2004, inclusive (the “Nortel II Class Period”), including, but not limited to, those persons or entities who traded in such Nortel securities on the New York Stock Exchange and/or the Toronto Stock Exchange. The settlement in the Nortel II Actions will provide $370,157,418 in cash and 314,333,875 Settlement Shares to the members of the Classes in the Nortel II Actions. It is a condition of both the Settlement in the Nortel I Actions and the settlement in the Nortel II Actions that the Settlement be approved by each of the Courts in all of the actions. The Settlement is also contingent upon appropriate securities regulatory and stock exchange approvals.
9. How much will my payment be?
The amount of your payment and Settlement Shares will depend on the number of valid Proof of Claim forms that Class Members send in, how many shares of Nortel common stock you bought, the number of call options on Nortel common stock you bought, and the number of put options on Nortel common stock you wrote (sold), and when you bought and sold them.
The value of the Settlement Shares is expected to fluctuate over time and is not guaranteed. No representation can be made as to what the value of the Settlement Shares may be at the time the Settlement Shares are distributed to Class Members who submitted acceptable Proofs of Claim. Class Members receiving Settlement Shares who may be deemed to be “affiliates” of Nortel, within the meaning of (United States) federal securities laws, would be subject to certain limitations on the resale of Settlement Shares as provided in Rule 145 under the (United States) Securities Act of 1933, as amended, 15 U.S.C. § 77c(a)(1). Any Class Member who might be deemed to be an affiliate should consult with counsel as to these limitations. In addition, the resale of the Settlement Shares in Canada may be subject to certain limitations under Canadian securities laws, which may affect some Class Members.

13

You can calculate your Recognized Claim in accordance with the formula shown below in the Plan of Allocation. It is unlikely that you will get a payment for all of your Recognized Claim. After all Class Members have sent in their Proof of Claim forms, the payment you get in cash and Nortel common stock will be part of the Net Cash Settlement Fund and a part of the Net Settlement Shares equal to your Recognized Claim divided by the total of everyone’s Recognized Claims. See the Plan of Allocation on page [                    ] for more information on how your Recognized Claim will be determined. Payments to members of the Quebec Class may be subject to deductions pursuant to Quebec law payable to the Fonds d ‘aide aux recours collectifs of Quebec.
HOW YOU GET A PAYMENT — SUBMITTING A PROOF OF CLAIM FORM
10. How can I get a payment?
To qualify for a payment, you must send in a Proof of Claim form. A Proof of Claim form is being circulated with this Notice. You may also get a Proof of Claim form on the Internet at [www.                     ..com]. Read the instructions carefully, fill out the Proof of Claim form, include all the documents the form asks for, sign it, and mail it, by first class mail, postmarked no later than                                         , 2006.
11. When will I get my payment?
The U.S. Court will hold a hearing on                                         , 2006, to decide whether to approve the Settlement. Settlement approval hearings will be held in the Canadian Actions on dates shown below in the response to question 20. The Courts in the Nortel II Actions will also hold hearings in the same time frame as these hearings. Approval of settlement of the Nortel II Actions is also a condition to the Settlement of these actions. If all the Courts approve the Settlement, there may be appeals. It is always uncertain whether these appeals can be resolved, and resolving them can take time, perhaps more than a year. It also takes time for all the Proofs of Claim to be processed. After conclusion of the approval hearings, any appeals, and claims processing, the funds and Settlement Shares will be distributed. Please be patient.
12. What am I giving up to get a payment or stay in the Class?
Unless you validly request exclusion (“opt out”), you are staying in the Class, and that means that, upon the “Effective Date,” you will release all “Settled Claims” (as defined below) against the “Released Parties” (as defined below).
“Settled Claims” means any and all claims, debts, demands, rights or causes of action, suits, matters, and issues or liabilities whatsoever (including, but not limited to, any claims for damages, interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses or liability whatsoever), whether based on United States or Canadian federal, state, provincial, local, statutory or common law or any other law, rule or regulation, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, whether class or individual in nature, including both known claims and Unknown Claims (as defined herein), (i) that have been asserted in any of the Nortel I Actions against any of the

14

Released Parties, or (ii) that could have been asserted in any forum by the Class Members against any of the Released Parties, that arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in the Nortel I Actions and that relate to the purchase of Nortel common stock or call options on Nortel common stock or the writing (sale) of put options on Nortel common stock during the Class Period, or (iii) any oppression or other claims under the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended, that arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions, set forth or referred to in the Nortel I Actions. “Settled Claims” does not mean or include claims, if any, against the Released Parties arising under the (United States) Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. § 1001, et seq. (“ERISA”) that are not common to all Class Members and which ERISA claims are the subject of an action pending before the Judicial Panel on Multidistrict Litigation, denominated In re Nortel Networks Securities and “ERISA” Litigation, MDL Docket No. 1537. “Settled Claims” further does not include: (a) the action in Rohac et al. v. Nortel Networks Corp. et al., Ontario Superior Court of Justice, Court File No. 04-CV-3268 and (b) the application brought in Indiana Electrical Workers Pension Trust Fund IBEW and Laborers Local 100 and 397 Pension Fund v. Nortel Networks Corporation, Ontario Superior Court of Justice, Court File No. 49059, for leave pursuant to the Canada Business Corporations Act to commence a representative action in the name of and on behalf of Nortel against certain of the Released Parties.
“Released Parties” means any and all of the defendants in the Nortel I Actions (namely: Nortel, Clarence Chandran, Frank Dunn, John Roth, F. William Conner, Chahram Bolouri, William R. Hawe, and Deloitte & Touche LLP), their past or present subsidiaries, parents, principals, affiliates, general or limited partners or partnerships, successors and predecessors, heirs, assigns, officers, directors, agents, employees, attorneys, advisors, investment advisors, investment bankers, underwriters, insurers, co-insurers, re-insurers, accountants, auditors, consultants, administrators, executors, trustees, personal representatives, immediate family members and any person, firm, trust, partnership, corporation, officer, director or other individual or entity in which any of the defendants in the Nortel I Actions has a controlling interest or which is related to or affiliated with any of the defendants in the Nortel I Actions, and the legal representatives, heirs, executors, administrators, trustees, successors in interest or assigns of the defendants in the Nortel I Actions.
“Unknown Claims” means any and all Settled Claims which any of the Lead Plaintiff, Canadian Representative Plaintiffs, or Class Members do not know or suspect to exist in his, her or its favor at the time of the release of the Released Parties, which if known by him, her or it might have affected his, her or its decision(s) with respect to the Settlement. With respect to any and all Settled Claims, the parties stipulate and agree that, upon the Effective Date, the Lead Plaintiff, Canadian Representative Plaintiffs shall expressly waive, and each Class Member shall be deemed to have waived, and by operation of the Judgments shall have expressly waived, any and all provisions, rights and benefits conferred by any law of any state, province or territory of the United States or Canada, or principle of common law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing

15

the release, which if known by him must have materially affected his settlement with the debtor.
Lead Plaintiff, Canadian Representative Plaintiffs and Nortel acknowledge, and Class Members by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of Settled Claims was separately bargained for and was a key element of the Settlement.
In addition, upon the Effective Date of the Settlement, all Class Members on behalf of themselves, their personal representatives, heirs, executors, administrators, trustees, successors and assigns, with respect to each and every Settled Claim, release and forever discharge, and be forever enjoined from prosecuting, any Settled Claims against any of the Released Parties, and shall not institute, continue, maintain or assert, either directly or indirectly, whether in the United States, Canada or elsewhere, on their own behalf or on behalf of any class or any other person, any action, suit, cause of action, claim or demand against any Released Party or any other person who may claim any form of contribution or indemnity (save for a contractual indemnity) from any Released Party in respect of any Settled Claim or any matter related thereto, at any time on or after the Effective Date.
The “Effective Date” will occur when Orders entered by all the Courts approving the Settlement in the Nortel I Actions and the Nortel II Actions become final and not subject to appeal and when all conditions of the Stipulation have been met.
If you remain a member of the Class, the applicable Court’s orders will apply to you and legally bind you.
REQUESTING EXCLUSION (“OPTING OUT”) FROM THE SETTLEMENT
If you do not want a payment from this Settlement, but you want to keep any right you may have on your own to sue or continue to sue Nortel and the other Released Parties about the Settled Claims, then you must take steps to get out of the Class. This process is called excluding yourself from — or is sometimes referred to as “opting out” of— the Class. Nortel may withdraw from and terminate the Settlement if persons or entities who would otherwise be Class Members, and who purchased in excess of a certain amount of Nortel common stock, opt out of the Class.
13. How do I get out of the proposed Settlement?
To opt out of the Class, you must send a signed letter by mail stating that you “request exclusion from the Class in the Nortel I Securities Litigation” Your letter should include the date(s), price(s), and number(s) of shares of all purchases and sales of Nortel common stock and/or Nortel common stock options during the Class Period. In addition, be sure to include your name, address, telephone number, and your signature. You must mail your exclusion request by first class mail postmarked no later than                     , 2006 to:

16

Nortel I Securities Litigation Exclusions
c/o The Garden City Group, Inc. Claims Administrator
P.O. Box 0000
City, ST 00000-0000
You cannot exclude yourself by telephone or by e-mail. If you ask to be excluded, you will not get any settlement payment, and you cannot object to the Settlement. You will not be legally bound by anything that happens in these Nortel I Actions, and you may be able to sue (or continue to sue) Nortel and the other Released Parties in the future.
14. If I do not exclude myself, can I sue Nortel and the other Released Parties for the same thing later?
No. Unless you exclude yourself, you give up any rights to sue Nortel and the other Released Parties for any and all Settled Claims. If you have a pending lawsuit, speak to your lawyer in that case immediately. You must exclude yourself from the Class to continue your own lawsuit. Remember, the exclusion deadline is                                         , 2006.
15. If I exclude myself, can I get a payment from the proposed Settlement?
No. If you exclude yourself, do not send in a Proof of Claim form to ask for any money or shares. But, you may exercise any right you may have to sue, continue to sue, or be part of a different lawsuit against Nortel and the other Released Parties.
NOTICE REGARDING PERSONS OR ENTITIES WHO PREVIOUSLY REQUESTED
EXCLUSION FROM THE U.S. GLOBAL CLASS
The U.S. Court previously certified the U.S. Action to proceed as a class action on behalf of the U.S. Global Class. As described in the prior Notice of Pendency, Class Members were previously provided the opportunity to exclude themselves from the U.S. Global Class.
Persons and entities who requested exclusion in connection with the prior Notice of Pendency are advised as follows:
Except with respect to persons and entities who are members of the Classes certified in the Canadian Actions, persons and entities who previously requested exclusion from the U.S. Global Class are excluded from the U.S. Global Class and may not submit a Proof of Claim or participate in the Settlement.
Persons and entities who are members of the Classes certified in the Canadian Actions and who previously requested exclusion will nevertheless be included in, and bound by, the Settlement in the Canadian Actions unless they also now opt out (request exclusion) from such Canadian Actions.
Persons and entities who are members of the Classes certified in the Canadian Actions and who previously requested exclusion may nevertheless submit Proof of Claim forms and shall be

17

entitled to receive payments out of the Net Settlement Fund herein unless they also now opt out of such Canadian Actions.
THE LAWYERS REPRESENTING YOU
16. Do I have a lawyer in this case?
The following firms represent Class Members:
•	For the U.S. Action: Lead Plaintiffs Counsel: Milberg Weiss Bershad & Schulman LLP, One Pennsylvania Plaza, New York, New York 10119-0165; assisted by Koskie Minsky LLP, 20 Queen Street West, Suite 900, Toronto, Ontario M5H 3R3. On May 18, 2006 in the United States District Court for the Central District of California (Los Angeles), Milberg Weiss Bershad & Schulman LLP and two of its partners, David J. Bershad and Steven G. Schulman, were named as defendants in an indictment based on allegations that are unrelated to the present case. Milberg Weiss Bershad & Schulman LLP and the two partners have publicly stated that they are innocent and intend to fight the charges.

•	For the Ontario National Action: Rochon Genova LLP, 121 Richmond Street West, Suite 900, Toronto, Ontario M5H 2K1 and Lerners LLP, 130 Adelaide Street West, Suite 2400, Toronto, Ontario M5H 3P5;

•	For the Quebec Action: Belleau Lapointe, S.A., 306 Place D’Youville, B-10, Montreal, Quebec H2Y 2B6, assisted by Unterberg Labelle Lebeau s.e.n.c, 1980 Sherbrooke west, H3H 1E8;

•	For the British Columbia Action: Klein Lyons, 1100-1333 West Broadway, Vancouver, British Columbia V6H 4C1.
These lawyers are called Class Counsel. You will not be separately charged for these lawyers. The U.S. Court will determine the amount of lawyers’ fees and expenses to be awarded to the law firms in the U.S. Action. The Ontario Court will determine the amount of lawyers’ fees and expenses to be awarded to the law firms in the Ontario National Action. The Quebec Court will determine the amount of lawyers’ fees and expenses to be awarded to the law firms in the Quebec Action. The B.C. Court will determine the amount of lawyers’ fees and expenses to be awarded to the law firms in the British Columbia Action. All lawyers’ fees and expenses awarded by the respective Courts will be paid from the Gross Settlement Fund. Class Members may, but are not required to, hire their own lawyers at their own expense.
17. How will the lawyers and the Class Representatives be paid?
Plaintiffs’ counsel are moving before their respective Courts for awards of fees and for reimbursement of expenses incurred in the prosecution of their Actions as follows:

18

Lead Plaintiffs Counsel in the U.S. Action, including all the firms listed in this sub-paragraph, are moving before the U.S. Court for an award to counsel of attorneys’ fees in the amount not to exceed ten percent (10%) of the Gross Settlement Fund after deducting litigation expenses awarded by the U.S. Court, and for reimbursement of expenses incurred in connection with the prosecution of the U.S. Action in an amount not to exceed $5 million. Lead Plaintiffs Counsel are applying pursuant to the terms of a retainer agreement negotiated and entered into with Lead Plaintiff Ontario Public Service Employees’ Union Pension Plan Trust Fund, a sophisticated institutional investor. The retainer agreement requires Lead Plaintiffs Counsel to obtain the approval of the Trustees of the Ontario Public Service Employees’ Union Pension Plan Trust Fund for a fee application prior to submission of the application to the Court. Lead Plaintiffs Counsel, Milberg Weiss Bershad & Schulman LLP, formerly known as Milberg Weiss Bershad Hynes & Lerach LLP, was appointed as Lead Counsel for Plaintiff and the U.S. Global Class and has continuously acted as a lead counsel since the inception of the U.S. Action. The Ontario law firm of Koskie Minsky LLP is regular pension counsel to the Lead Plaintiff, the Ontario Public Service Employees’ Union Pension Plan Trust Fund, and has worked for the Lead Plaintiff and the U.S. Global Class in the U.S. Action generally, and in foreign discovery-related proceedings taken in the Province of Ontario, including through letters rogatory. In addition, a number of other law firms, including the New York law firms of Abraham, Fruchter & Twersky LLP (formerly Fruchter & Twersky LLP), Weiss & Lurie (formerly Weiss & Yourman), Lovell Stewart Halebian, LLP, Wechsler Harwood LLP (formerly Wechsler Harwood Halebian & Feffer, LLP), and Murray, Frank & Sailer LLP, and the Philadelphia law firm of the Law Offices of Bernard M. Gross, P.C. have provided substantial assistance to Lead Plaintiffs Counsel. Compensation for all of these firms are included in the above fee application. Lead Plaintiffs Counsel have fee sharing agreements with Koskie Minsky LLP and Abraham, Fruchter & Twersky LLP relating to the prosecution of the U.S. Action. None of the law firms referenced above has advised the Lead Plaintiff with respect to its review of a proposed fee application or its determination as to whether the Lead Plaintiff should approve a proposed fee application, including the amount thereof, in whole or in part.
Ontario National Class Counsel will move before the Ontario Court for approval of an award to them of counsel fees in cash and shares in an amount not to exceed point seven percent (0.7%) of the Gross Settlement Fund, and for reimbursement of expenses incurred in connection with the prosecution of the Ontario National Action in an amount not to exceed $225,000.
Quebec Class Counsel will move before the Quebec Court for approval of an award to them of counsel fees in cash and shares in an amount not to exceed point forty five percent (0.45%) of the Gross Settlement Fund and for reimbursement of expenses incurred in connection with the prosecution of the Quebec Action in an amount not to exceed $150,000, plus fees due to professional advisors not to exceed $150,000. Quebec counsel are applying for the above fees pursuant to the terms of a retainer agreement entered into with A.P.E.I.Q./MEDAC, an association for the protection of Quebec investors.
British Columbia Class Counsel will move before the British Columbia Court for approval of an award to them of counsel fees in cash and shares in an amount not to exceed point twenty five percent (0.25%) of the Gross Settlement Fund, and for reimbursement of expenses incurred in connection with the prosecution of the British Columbia Action in an amount not to exceed $100,000.

19

Plaintiffs’ counsel, without further notice to the Class, may subsequently apply to the appropriate Court for fees and expenses incurred in connection with administering and distributing the settlement proceeds to the members of the Class and any proceedings subsequent to the hearings.
Application is also be made for reimbursement to the Lead Plaintiff Ontario Public Service Employees’ Union Pension Plan Trust Fund for an amount not to exceed $30,000 for reimbursement of their reasonable costs and expenses (including lost wages) directly relating to its representation of the U.S. Global Class. Application may also be made by one of the plaintiffs in the Quebec Action for an award of $150,000.
OBJECTING TO THE SETTLEMENT, PLAN OF ALLOCATION AND
APPLICATIONS FOR ATTORNEYS’ FEES AND REIMBURSEMENT OF
LITIGATION EXPENSES
If you are a Class Member, you can tell the Courts that you do not agree with the Settlement, or some part of it, the proposed Plan of Allocation, and/or any of the applications for attorneys’ fees and reimbursement of litigation expenses.
18.	How do I tell the Courts that I do not like the Settlement, the proposed Plan of Allocation, and/or any of the applications for attorneys’ fees and reimbursement of litigation expenses?
Any Class Member, no matter where he, she or it resides, can object to the Settlement, or any of its terms, to the proposed Plan of Allocation, and/or to any of the applications by plaintiffs’ counsel for awards of fees and expenses. You may write to the Claims Administrator setting out your objection. You may give reasons why you think the Settlement terms or arrangements, the proposed Plan of Allocation, and/or any of the applications for attorneys’ fees or expenses, should not be approved by the Courts addressing those matters. The Claims Administrator will provide copies of your objections to each of the Courts and to counsel for all the parties. The Courts will consider your views if you provide your objection to the Claims Administrator within the deadline identified and you are a member of the class certified by the Court. However, it is in the discretion of each of the Courts whether to consider the objections filed by members of the other classes not certified by that Court.
Although it is up to each Court whether to hear the oral objections of persons who are members of other classes not certified by that Court, if you are a member of one or more of the classes described herein, and you wish to present your views in person or through a lawyer to a particular Court, you should follow the procedures for submitting objections set for in this response and in the response to question 22 below.
To object to the Settlement, the proposed Plan of Allocation and/or any of the applications for attorneys’ fees and expenses in these Nortel I Actions, you should send a signed letter stating that you object to the Settlement, the proposed Plan of Allocation and/or the applications by one or more of plaintiffs’ counsel for awards of attorneys’ fees and expenses in the In re Nortel I Securities Litigation,. Be sure to include your name, address, telephone number, and your signature, identify the date(s), price(s), and number(s) of shares of all purchases and sales of Nortel common stock and/or Nortel common stock options you made during the period

20

October 24, 2000 through February 15, 2001, inclusive, and state the reasons why you object to the Settlement, the Plan of Allocation and/or the application by Lead Plaintiffs Counsel for an award of attorneys’ fees and expenses. Your objection must be mailed to the Claims Administrator at the following address, on or before _____________, 2006:
Nortel I Securities Litigation Objections
c/o The Garden City Group, Inc., Claims Administrator
P.O. Box
                     , ___
You do not need to go to any of the Settlement Fairness Hearings to have your written objection considered by the appropriate Court(s). At the Settlement Fairness Hearings, any Class Member who has not previously submitted a request for exclusion from the Class and who has complied with the procedures set out in this response and the response to question 22 below for filing with the Court(s) and providing to the counsel for plaintiffs and defendants a statement of an intention to appear at the Settlement Fairness Hearing(s) may also appear and be heard, to the extent allowed by the applicable Court(s), to state any objection to the Settlement, the Plan of Allocation or plaintiffs’ counsel’s motions for an award of legal fees and reimbursement of expenses. Any such objector so appearing may appear in person or arrange, at that objector’s expense, for a lawyer to represent the objector at the Hearing(s).
Any Class Member who does not object to the Settlement, the Plan of Allocation, and/or any application for an award of attorneys’ fees and reimbursement of litigation expenses in the manner prescribed above shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, adequacy or reasonableness of the proposed Settlement, the Order and Final Judgment to be entered approving the Settlement, the Plan of Allocation or the applications for awards of attorneys’ fees and reimbursement of expenses.
19. What is the difference between objecting and excluding?
Objecting is simply telling the Court that you do not like something about the proposed Settlement. You can object only if you stay in the Class. Excluding yourself is telling the Court that you do not want to be part of the Class. If you exclude yourself, you have no basis to object because the case no longer affects you.
THE SETTLEMENT FAIRNESS HEARINGS
     The Courts will hold hearings to decide whether to approve the proposed Settlement. You may attend and you may ask to speak, but you do not have to.

21

20. When and where will the Courts decide whether to approve the proposed Settlement?
The Courts will hold Settlement Fairness/Approval Hearings as follows:
•	in the U.S. Action: at ___.: ___ ___m. on___day, , 2006, at the United States District Court for the Southern District of New York, Daniel Patrick Moynihan United States Courthouse, 500 Pearl Street, New York, NY.

•	in the Ontario National Action: at ___.: ___ ___m. on___day, , 2006 , at the Ontario Superior Court of Justice, 361 University Avenue, Toronto, Ontario.

•	in the Quebec Action: at ___.: ___ ___m. on___day, , 2006, at the Superior Court of Quebec, District of Montreal, 1 Notre-Dame East, Montreal, Quebec.

•	in the British Columbia Action at___.: ___ ___m. on___day, , 2006, at the Supreme Court of British Columbia, 800 Smithe Street, Vancouver, British Columbia.
At these hearings, each Court will consider whether the Settlement is fair and reasonable and satisfies the legal requirements in each jurisdiction. At the Settlement Fairness Hearings, each Court also will consider the proposed Plan of Allocation for the proceeds of the Settlement. In addition, the U.S. Court will consider the fee and expense application by plaintiffs’ counsel in the U.S. Action, and the respective Canadian Courts will consider the fee and expense applications by plaintiffs’ counsel in the Canadian Actions. The Courts will take into consideration any written objections filed in accordance with the instructions shown at the response to question 18. The Courts also may listen to people who have properly indicated, within the deadline identified above, an intention to speak at the hearing(s); however, decisions regarding the conduct of the hearing(s) will be made by the appropriate Court. See response to question 22 for more information about speaking at the hearing(s). After each hearing, each Court will decide whether to approve the Settlement. If the Courts approve the Settlement, each Court may also decide how much to pay to plaintiffs’ counsel appearing in the Nortel I or Nortel II Action before it. Only the U.S. Court will decide the amount of fees and expenses to be awarded to plaintiffs’ counsel in the U.S. Action, and only the respective Canadian Courts will decide the amount of fees and expenses to be awarded to plaintiffs’ counsel in the Canadian Actions. It is not known how long these decisions will take.
You should be aware that any of the Courts may change the date(s) and time(s) of the Settlement Fairness Hearings. Thus, if you want to come to any of the hearings, you should check with plaintiffs’ counsel before coming, to be sure that the date(s) and/or time(s) have not changed.
21. Do I have to come to any of the Settlement Fairness Hearings?
No. Plaintiffs’ counsel will answer questions any of the Courts may have. However, you are welcome to come at your own expense. If you send an objection, you do not have to come to Court to talk about it. As long as you filed your written objection on time, the Court(s) will consider it. You may also pay your own lawyer to attend, but it is not necessary. Class Members do not need to appear at any hearing or take any other action to indicate their approval.

22

22. May I speak at the Settlement Fairness Hearings?
If you object to the Settlement, the Plan of Allocation and/or the application(s) by any counsel for an award of attorneys’ fees and expenses, you may ask the appropriate Court for permission to speak at the Settlement Fairness Hearing(s). To do so, you must include with your objection (see question 18 above) a statement stating that it is your “Notice of Intention to Appear” in the appropriate Nortel I Action. Persons who intend to object to the Settlement, the Plan of Allocation, and/or plaintiffs’ counsel’s applications for awards of legal fees and reimbursement of expenses and desire to present evidence at the Settlement Fairness Hearing(s) must include in their written objections the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the Settlement Fairness Hearing(s). You may not be entitled to speak at the Settlement Fairness Hearing(s) if you excluded yourself from the Class, if you are not a member of the class in which the Court is holding the Settlement Fairness Hearing, or if you have not provided written notice of your intention to speak at the Settlement Fairness Hearing(s) by the deadline identified, and in accordance with the procedures described in response to question 18 and this response.
IF YOU DO NOTHING
23. What happens if I do nothing at all?
If you do nothing, you will get no money or shares from this Settlement, and you will be precluded from starting a lawsuit, continuing with a lawsuit, or being part of any other lawsuit against Nortel and the other Released Parties about the Settled Claims, ever again. To share in the Net Settlement Fund you must submit a Proof of Claim form (see question 10). To start, continue or be a part of any other lawsuit against Nortel and the other Released Parties about the Settled Claims you must have properly excluded yourself from the Class in accordance with the procedures set forth in this Notice (see questions 13 — 15).
GETTING MORE INFORMATION
24. Are there more details about the proposed Settlement?
This Notice summarizes the proposed Settlement. More details are set forth in a Stipulation and Agreement of Settlement dated                     , 2006 (the “Stipulation”). You can get a copy of the Stipulation by writing to appropriate Class Counsel, as set forth in “Further Information,” above, by visiting [www.                    .com], or by contacting the Claims Administrator at:
Nortel I Securities Litigation Settlement
c/o The Garden City Group, Inc., Claims Administrator
P.O. Box 0000
City, ST 00000-0000
1-800-                     -                                         toll free
[www.                                        .com]

23

where you will find answers to common questions about the Settlement, a Proof of Claim form, plus other information to help you determine whether you are a Class Member and whether you are eligible for a payment.
25. How do I get more information?
For even more detailed information concerning the matters involved in this Nortel I Action, reference is made to the pleadings, to the Stipulation and Settlement Agreements, to the Orders entered by the respective Courts and to the other papers filed in the Nortel I Actions, which may be inspected, during regular business hours, as follows:
•	In the U.S. Action: at the Office of the Clerk, United States District Court for the Southern District of New York, Daniel Patrick Moynihan United States Courthouse, 500 Pearl Street, New York, NY.

•	In the Ontario National Action: at the Civil Court Office, Ontario Superior Court of Justice, 393 University Avenue, 10th Floor, Toronto, Ontario.

•	In the Quebec Action: at the Office of the Special Clerk, Superior Court of Quebec, 1 Notre-Dame East, Montreal, Quebec.

•	In the British Columbia Action at the Supreme Court of British Columbia, 800 Smithe Street, Vancouver, British Columbia.
PLAN OF ALLOCATION OF SETTLEMENT PROCEEDS
AMONG CLASS MEMBERS
The $438,667,428 total Cash Settlement Amount and the interest earned thereon, and the 314,333,875 Settlement Shares of Nortel common stock shall be the Gross Settlement Fund. The Gross Settlement Fund, less all taxes, approved costs, fees and expenses (the “Net Settlement Fund”) shall be distributed to members of the Class who submit acceptable Proofs of Claim (“Authorized Claimants”).
The Claims Administrator shall determine each Authorized Claimant’s pro rata share of the cash and Settlement Shares in the Net Settlement Fund based upon each Authorized Claimant’s “Recognized Claim.” The Recognized Claim formula is not intended to be an estimate of the amount of what a Class Member might have been able to recover after a trial; nor is it an estimate of the amount that will be paid to Authorized Claimants pursuant to the settlement. The Recognized Claim formula is the basis upon which the Net Settlement Fund will be proportionately allocated to the Authorized Claimants.
The proposed Plan of Allocation generally measures the amount of loss that a Class Member can claim under the Settlement for the purpose of making pro-rata allocations of the cash and Settlement Shares in the Net Settlement Fund to Class Members who submit acceptable Proofs of Claim. The following proposed Plan of Allocation reflects plaintiffs’ allegations that the price of Nortel common stock was inflated artificially during the Class Period due to misrepresentations regarding Nortel’s revenue and earnings. On October 24, 2000 after the market close, Nortel issued a press release announcing financial results for the third-quarter of 2000 and that for 2001, it anticipated growth in revenues and earnings per share from operations

24

in the 30% to 35% range. On February 15, after the market closed, Nortel lowered its guidance for the year 2001, indicating, in contrast to prior reports, that revenues would grow 15% and earnings would grow 10%, and that it would reduce its workforce. The reaction in the marketplace was swift. Nortel’s stock price dropped from its $29.75 closing price on the New York Stock Exchange on February 15, 2001 to trade as low as $19.00 per share on February 16, 2001. Lead Plaintiff estimated that approximately $8.18 per share or 27.5%2 of the $29.75 closing price on February 15, 2001 represented the artificial inflation caused by the Defendants’ alleged misrepresentations. (Note: Nortel’s common stock price did not bounce back in the 90 day period following the end of the Class Period, so no reduction of the claimed damages is required under the (United States) Private Securities Litigation Reform Act.)
“Recognized Claims” will be calculated for purposes of the Settlement as follows:
To the extent a claimant had a gain from his, her or its overall transactions in Nortel common stock and/or Nortel put and call options during the Class Period, the value of the Recognized Claim will be zero. Such claimants will in any event be bound by the Settlement. You may wish to consider this when deciding to opt out.
Common Stock Purchases:
               (a) For shares of Nortel common stock purchased during the period October 24, 2000 through February 15, 2001, inclusive, and
               (1) Sold at a loss on or before the close of trading on February 15, 2001, an Authorized Claimant’s “Recognized Claim” shall mean 2.75% (10%3 of 27.5%) of the difference between the purchase price paid (including commissions, etc.) (the “PPP”) minus the sales proceeds received (net of commissions, etc.) (the “SPR”);
               (2) Held after the close of trading on February 15, 2001 an Authorized Claimant’s “Recognized Claim” shall mean 27.5% of the purchase price paid (including commissions, etc.) to purchase the shares.
Call Option Purchases:
     (i) No claim will be recognized for any Nortel call options purchased during the Class Period that were not owned as of the close of trading on February 15, 2001.
     (ii) For Nortel call options purchased during the Class Period and owned as of the close of trading on February 15, 2001, an Authorized Claimant’s “Recognized Claim”

[2]	Nortel’s price actual decline was approximately 33% but eliminating the day’s general market decline, 27.5% is attributed by Lead Plaintiff to the removal of the alleged artificial inflation.

[3]	Class members who sold Nortel Common Stock at a loss prior to the close of trading on February 15, 2001 would face a potential defense that their loss was not related to the alleged misrepresentation because the same alleged misrepresentations affected both their purchase and sale. The discount to 10% reflects this greater difficulty such Class Members would face.

25

shall be the lesser of: (a) 50%4 of the difference, if a loss, between (x) the amount paid for the call options during the Class Period (including brokerage commissions and transaction charges)(the “PPP”) and (y) the sum for which said call options were subsequently sold at a loss (after brokerage commissions and transaction charges)(or $0.00 if the call option expired while still owned by the Authorized Claimant) (the “SPR”); or (b) $4.09 per share covered by such call option contracts (50% of the $8.18 maximum per share claim for this loss).
     (iii) No loss shall be recognized based on a sale or writing of any call option that was subsequently repurchased.
     (iv) Shares of Nortel acquired during the Class Period through the exercise of a call option shall be treated as a purchase on the date of exercise for the exercise price plus the cost of the call option, and any Recognized Claim arising from such transaction shall be computed as provided for other purchases of common stock.
Put Option Sales:
     (i) No claim will be recognized for any Nortel put options sold (written) during the Class Period that were not the obligation of the claimant as of the close of trading on February 15, 2001.
     (ii) For Nortel put options sold (written) during the Class Period, which were the obligation of the Authorized Claimant at the close of trading on February 15, 2001, an Authorized Claimant’s “Recognized Claim” shall be the lesser of: (a) the difference, if a loss, between (x) the amount received for writing the put options during the Class Period (net of brokerage commissions and transaction charges) (the “SPR”) and (y) the sum for which said put options were re-purchased at a loss5 after the close of trading on February 15, 2001 (including brokerage commissions and transaction charges) (the “PPP”); or (b) $8.09 per share covered by such put option contracts.
     (iii) For Nortel put options written during the Class Period that were “put” to the Authorized Claimant (i.e. exercised), the Authorized Claimant’s “Recognized Claim” shall be calculated as a purchase of common stock as shown above, and as if the sale of the put option were instead a purchase of Nortel common stock on the date of the sale of the put option, and the “purchase price paid” shall be the strike price less the proceeds received on the sale of the put option.
     (iv) No loss shall be Recognized based on a sale of any put option that was previously purchased.
*****************

[4]	This discount reflects the fact that a purchase of a call option includes the payment of a time premium.

[5]	For Nortel put options sold (written) during the Class Period that expired unexercised, an Authorized Claimant’s “Recognized Claim” shall be $0.00.

26

The total recovery payable to Authorized Claimants from transactions in call or put options shall not exceed five percent (5%) of the Net Settlement Fund.
In the event a Class Member has more than one purchase or sale of Nortel common stock and/or Nortel common stock options, all purchases and sales shall be matched on a First In First Out (“FIFO”) basis, Class Period sales will be matched first against any Nortel shares and/or options held at the beginning of the Class Period, and then against purchases in chronological order, beginning with the earliest purchase made during the Class Period. Purchases and sales of Nortel common stock and options shall be deemed to have occurred on the “contract” or “trade” date as opposed to the “settlement” or “payment” date. The receipt or grant by gift, devise or operation of law of Nortel common stock and/or options during the Class Period shall not be deemed a purchase or sale of these Nortel securities for the calculation of an Authorized Claimant’s Recognized Claim nor shall it be deemed an assignment of any claim relating to the purchase of such Nortel securities unless specifically provided in the instrument of gift or assignment.
Each Authorized Claimant shall be allocated pro rata shares of the cash and Settlement Shares in the Net Settlement Fund based on his, her or its Recognized Claim as compared to the total Recognized Claims of all Authorized Claimants. Each Authorized Claimant shall be paid an amount determined by multiplying the total cash or Settlement Shares, respectively, in the Net Settlement Fund, by a fraction the numerator of which shall be his, her or its “Recognized Claim” and the denominator of which shall be the Total Recognized Claims of all Authorized Claimants. This computation weighs each Class Member’s claim against every other Class Member’s claim. Each Authorized Claimant will receive pro rata shares of the cash and Settlement Shares in the Net Settlement Fund based on his, her or its Recognized Claim.
The amount of a Class Member’s Recognized Claim as computed above is not intended to be an estimate of what a Class Member might have been able to recover at trial, and it is not an estimate of the amount that will be paid pursuant to this Settlement. Instead, this computation is only a method to weight Class Members’ claims against one another. Each Authorized Claimant will receive pro rata shares of the cash and Settlement Shares in the Net Settlement Fund based on his, her or its Recognized Claim.
To the extent a Claimant had a gain from his, her or its overall transactions in Nortel common stock and/or Nortel put and call options during the Class Period, the value of the Recognized Claim will be zero. Such claimants will in any event be bound by the Settlement. To the extent that a Claimant suffered an overall loss on his, her or its overall transactions in Nortel common stock and/or options during the Class Period, but that loss was less than the Recognized Claim calculated above, then the Recognized Claim shall be limited to the amount of the actual loss.
For purposes of determining whether a Claimant had a gain from his, her or its overall transactions in Nortel common stock during the Class Period or suffered a loss, the Claims Administrator shall: (i) total the amount the Claimant paid for all Nortel common stock and Nortel options purchased during the Class Period, and the cost or amount paid to repurchase or close after the Class Period any Nortel put options written by the Claimant during the Class Period that were open obligations of the Claimant at the end of the Class Period (the “Total Purchase Amount”); (ii) match any sales of Nortel common stock or options during the Class Period first against the Claimant’s opening position in the stock (the proceeds of those sales will

27

not be considered for purposes of calculating gains or losses); (iii) total the amount received for sales of the remaining shares of Nortel common stock and any options sold during the Class Period (the “Sales Proceeds”); and (iv) ascribe a $19.00 per share holding value for the number of shares of Nortel common stock purchased during the Class Period and still held at the end of the Class Period and add the value at the end of Class Period of any call options still held by the Claimant at the end of the Class Period (“Holding Value”). The difference between (x) the Total Purchase Amount ((i) above) and (y) the sum of the Sales Proceeds ((iii) above) and the Holding Value ((iv) above) will be deemed a Claimant’s gain or loss on his, her or its overall transactions in Nortel common stock during the Class Period.
Class Members who do not submit acceptable Proofs of Claim will not share in the settlement proceeds. Class Members who do not either submit a request for exclusion or submit an acceptable Proof of Claim will nevertheless be bound by the Settlement and the Judgment of the applicable Court dismissing the applicable Action.
Distributions will be made to Authorized Claimants after all claims have been processed and after the Courts have finally approved the Settlement. If any funds remain in the Net Settlement Fund by reason of un-cashed distributions or otherwise, then, after the Claims Administrator has made reasonable and diligent efforts to have Class Members who are entitled to participate in the distribution of the Net Settlement Fund cash their distributions, any balance remaining in the Net Settlement Fund one (1) year after the initial distribution of such funds shall be re-distributed to Class Members who have cashed their initial distributions and who would receive at least $10.00 from such re-distribution, after payment of any unpaid costs or fees incurred in administering the Net Settlement Fund for such re-distribution. If after six months after such re-distribution any funds shall remain in the Net Settlement Fund, then such balance shall be contributed proportionally to United States and Canadian non-sectarian, not-for-profit organizations designated by plaintiffs’ counsel (and in the case of any relevant settlement shares, by transfer of such shares to such organization) after notice to the Courts and subject to the direction, if any, by the Courts.
Plaintiffs, Defendants, their respective counsel, and all other Released Parties shall have no responsibility for or liability whatsoever for the investment or distribution of the Settlement Fund, the Net Settlement Fund, the Plan of Allocation or the determination, administration, calculation, or payment of any Proof of Claim or non-performance of the Claims Administrator, the payment or withholding of taxes owed by the Settlement Fund, or any losses incurred in connection therewith.
Any payment required to be made to the Fonds d’aide aux recours collectifs of Quebec shall be paid by the Claims Administrator from the funds allocable to such members of the Quebec Class.
SPECIAL NOTICE TO SECURITIES BROKERS AND OTHER NOMINEES
If you purchased Nortel common stock or call options on Nortel common stock, or wrote (sold) put options on Nortel common stock during the period between October 24, 2000 through February 15, 2001, inclusive for the beneficial interest of a person or organization other than yourself, the United States District Court has directed that, WITHIN SEVEN (7) DAYS OF YOUR RECEIPT OF THIS NOTICE, you either (a) provide to the Claims Administrator the

28

name and last known address of each person or organization for whom or which you purchased or sold such stock and/or options during such time period or (b) request additional copies of this Notice and the Proof of Claim form, which will be provided to you free of charge, and within seven (7) days mail the Notice and Proof of Claim form directly to the beneficial owners of such stock and/or options. If you choose to follow alternative procedure (b), the Court has directed that, upon such mailing, you send a statement to the Claims Administrator confirming that the mailing was made as directed. You are entitled to reimbursement from the Gross Settlement Fund of your reasonable expenses actually incurred in connection with the foregoing, including reimbursement of postage expense and the cost of ascertaining the names and addresses of beneficial owners. Those expenses will be paid upon request and submission of appropriate supporting documentation. All communications concerning the foregoing should be addressed to the Claims Administrator:
Nortel I Securities Litigation Settlement
c/o The Garden City Group, Inc., Claims Administrator
P.O. Box
                    ,____
(800)_______ -
Dated:                                         , 2006
By Order of the Courts

29

APPENDIX “A”
NORTEL: CORPORATE GOVERNANCE PROVISIONS
Corporate Governance Enhancements
     A. The following are the corporate governance enhancements that Nortel Networks Corporation (“Nortel”) has agreed to implement:
     1) Nortel will amend its Statement of Governance Guidelines (the “Governance Statement”) to explicitly provide that the non-executive Chair (the “Chair”) of Nortel’s Board of Directors (the “Board”) shall have adequate support staff to carry out the Chair’s responsibilities.
     2) Nortel will amend its Governance Statement and the mandates of the Board and the Board committees to explicitly provide for in camera or executive sessions at every Board and Board committee meeting, whether such meetings are conducted in-person or telephonically.
     3) The Board will adopt a formal policy in 2006 to provide guidance to directors on the number of outside public boards on which a director may serve. The Board may take into account various factors in making its determination, including number of meetings and work plan of additional boards, committee memberships, industry and geographic location.
     4) Nortel will amend the fourth page, first non-indented paragraph, first sentence of the current mandate of Nortel’s Compensation and Human Resources Committee (formerly the Joint Leadership Resources Committee, the “CHRC”) to read:
Subject as hereinafter provided, the committee shall have sole authority over the engagement of compensation consultants, including over the terms and conditions of such engagements.
     5) Nortel will disclose in its annual proxy circular and proxy statement the names of comparator companies used for purpose of pay setting and performance comparisons.
     6) The CHRC will include the results of comparator companies in determining its compensation practices and philosophy in consultation with the independent compensation consultants to the CHRC.
     7) The CHRC intends to establish its compensation structures and policies in line with best practices. The CHRC will consult with its independent compensation consultants regularly to review the current state of affairs on best practices in the various areas of executive and other employee compensation, including with respect to the relative balance between annual and long-term compensation.
     8) The CHRC will not utilize pro forma or adjusted financial metrics to assess performance and pay incentives except in extraordinary circumstances, and in consultation with the independent compensation consultants to the CHRC and Nortel’s Audit Committee.

30

     9) The CHRC will disclose in Nortel’s annual proxy circular and proxy statement pay for performance measures and the time period(s) used to assess management’s performance, except that confidential or competitive information will not be disclosed.
     10) The CHRC will require that all executives’ employment agreements include a clawback provision that entitles the company to take back compensation, or declare compensation not owed, in the case of fraud.
     11) Nortel will amend the mandate of the Board to formalize the Board’s current practice of electing the Chair on an annual basis.
     12) Nortel will require that all committees of the Board must meet at least once a year.
     13) Any material deviation from Nortel’s Governance Statement will be disclosed in the Report on Governance in the annual proxy circular and proxy statement.
B. The following are either current practices of Nortel or practices that Nortel was in the process of adopting at the time that negotiations with Lead Plaintiffs as to corporate governance enhancements began, and which Lead Plaintiffs have demanded be memorialized as part of this Settlement, and which Nortel has either implemented or has agreed to implement:
     1) Commencing with 2006, Nortel will prepare a forward agenda for the Board, as well as each committee of the Board, at the beginning of each fiscal year. Each forward agenda will identify the decisions and actions to be presented to the Board or committee for the ensuing year as prescribed by the mandate of the Board or of the applicable committee.
     2) Nortel currently conducts an annual assessment of the Board, its committees, individual directors and the Chair and reports those results to the Board. Nortel will describe this review process in its annual proxy circular and proxy statement.
     3) Nortel’s Nominating and Governance Committee (formerly the Committee on Directors, the “Committee”) will adopt, each year, general procedures which the Committee will follow for the purpose of identifying Board candidates. These procedures will be sufficiently flexible to permit the Committee to respond to current circumstances as well as to the requirements of the Canada Business Corporations Act, the stock exchanges and applicable securities laws regarding the election and appointment of directors. These procedures will be adopted for candidate identification and the appointment of new directors to the Board.
     4) Nortel is in the process of amending the Committee’s mandate to explicitly identify that the Committee is responsible for director succession planning.
     5) Nortel is in the process of formalizing and expanding its director orientation and education program.
     6) The CHRC generally will not grant enhanced pension arrangements except in extraordinary circumstances and in consultation with its independent compensation consultants.

31

     7) The CHRC agrees with the policy of not layering incentive plans on top of other incentive plans by reason of an unlikely payout under another existing plan.
C. Lead Plaintiffs are invited to address the chairman of Nortel’s Board and the Committee no later than four months after the Effective Date with respect to certain additional governance proposals, who will in turn discuss those proposals with the Board. The Board will then consider those proposals in good faith and act accordingly.

32

EXHIBIT A-2
PROOF OF CLAIM AND RELEASE

This Proof of Claim and Release relates to the following actions (the “Nortel I Actions”):
•	In Re Nortel Networks Corp. Securities Litigation, Consolidated Civil Action No.: 2001-CV-1855 (RMB) in the United States District Court for the Southern District of New York;
•	Frohlinger v. Nortel Networks Corporation et al, Court File No.: 02-CL-4605 in the Ontario Superior Court of Justice;
•	Association de Protection des Épargnants et Investisseurs du Québec v. Corporation Nortel Networks, No.: 500-06-000126-017 in the Superior Court of Quebec; and
•	Jeffery et al. v. Nortel Networks Corporation et al., Court File No.: S015159 in the Supreme Court of British Columbia.
DEADLINE FOR SUBMISSION:                                                             , 2006.
IF YOU PURCHASED NORTEL NETWORKS CORPORATION (“NORTEL”) COMMON STOCK OR CALL OPTIONS ON NORTEL COMMON STOCK OR WROTE (SOLD) PUT OPTIONS ON NORTEL COMMON STOCK (“NORTEL SECURITIES”) DURING THE PERIOD BETWEEN OCTOBER 24, 2000 THROUGH FEBRUARY 15, 2001, INCLUSIVE (“CLASS PERIOD”), YOU MAY BE A “CLASS MEMBER” ENTITLED TO SHARE IN THE PROCEEDS OF A SETTLEMENT.
NOTE: If you also purchased Nortel common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock during the period between April 24, 2003 through April 27, 2004, inclusive] then you should have also received another Notice and you should also submit a separate Proof of Claim for those securities on the [COLOR] Proof of Claim form relating to a separate class action covering that time period (copies of that [COLOR] form are available from [Claims Administrator]. This [ANOTHER COLOR] Proof of Claim should be submitted with respect to only your purchases during the October 24, 2000 through February 15, 2001, inclusive,] time period.
Excluded from the Class are Norte!, Clarence Chandran, Frank Dunn and John A. Roth (the defendants”), members of any of the individual defendants’ immediate families, any entity in which any defendant has a controlling interest or is a parent or subsidiary of or is controlled by the company, and the officers, directors, affiliates, legal representatives, heirs, predecessors, successors or assigns of any of the defendants
IF YOU ARE A CLASS MEMBER, YOU MUST COMPLETE AND SUBMIT THIS FORM IN ORDER TO BE ELIGIBLE FOR ANY SETTLEMENT BENEFITS.
YOU MUST COMPLETE AND SIGN THIS PROOF OF CLAIM AND MAIL IT BY FIRST CLASS MAIL, POSTMARKED NO LATER THAN                     , 2006 TO THE FOLLOWING ADDRESS:

In re Nortel I Securities Litigation
c/o [Claims Administrator]
Claims Administrator
Post Office Box _____
                    , __
YOUR FAILURE TO SUBMIT YOUR CLAIM BY                     , 2006 WILL SUBJECT YOUR CLAIM TO REJECTION AND PRECLUDE YOUR RECEIVING ANY MONEY IN CONNECTION WITH THE SETTLEMENT OF THIS LITIGATION. DO NOT MAIL OR DELIVER YOUR CLAIM TO THE COURTS OR TO ANY OF THE PARTIES OR THEIR COUNSEL AS ANY SUCH CLAIM WILL BE DEEMED NOT TO HAVE BEEN SUBMITTED. SUBMIT YOUR CLAIM ONLY TO THE CLAIMS ADMINISTRATOR.

2

CLAIMANT’S STATEMENT
     1. I purchased Nortel Networks Corporation (“Nortel”) common stock and/or call options on Nortel common stock and/or wrote (sold) put options on Nortel common stock during the period between October 24, 2000 through February 15, 2001, inclusive. (Do not submit this Proof of Claim if you did not purchase Nortel common stock or call options or write (sell) put options on Nortel common stock during this period.)
     2. By submitting this Proof of Claim, I state that I believe in good faith that I am a Class Member as defined above and in the Notice of Certifications in Canada and Proposed Settlements of Class Actions, Motions for Attorneys’ Fees and Settlement Fairness Hearings (the “Notice”), or am acting for such person; that I am not a defendant in any of the Actions or anyone excluded from the Class; that I have read and understand the Notice; that I believe that I am entitled to receive a share of the Net Settlement Fund as described in the Notice; that I elect to participate in the proposed Settlement described in the Notice; and that I have not filed a request for exclusion. (If you are acting in a representative capacity on behalf of a Class Member (e.g., as an executor, administrator, trustee, or other representative), you must submit evidence of your current authority to act on behalf of that Class Member. Such evidence would include, for example, letters testamentary, letters of administration, or a copy of the trust documents.)
     3. I consent to the jurisdiction of the Courts with respect to all questions concerning the validity of this Proof of Claim. I understand and agree that my claim may be subject to investigation and discovery under the applicable rules of civil procedure, provided that such investigation and discovery shall be limited to my status as a Class Member and the validity and amount of my claim. No discovery shall be allowed on the merits of the Actions or the Settlement in connection with processing of the Proofs of Claim.
     4. I have set forth where requested below all relevant information with respect to each of my purchases and sales of Nortel common stock and/or call options and/or put options during the periods indicated, I agree to furnish additional information (including transactions in other Nortel securities) to the Claims Administrator, as required by it, to support this claim and my entitlement to a distribution if requested to do so. I understand that my failure to comply with this provision may result in a delay of my distribution, or the rejection of my claim.
     5. I have enclosed photocopies of the stockbroker’s confirmation slips, stockbroker’s statements, or other documents evidencing each purchase, sale or retention of Nortel common stock

3

options listed below in support of my claim. (IF ANY SUCH DOCUMENTS ARE NOT IN YOUR POSSESSION, PLEASE OBTAIN A COPY OR EQUIVALENT DOCUMENTS FROM YOUR BROKER BECAUSE THESE DOCUMENTS ARE NECESSARY TO PROVE AND PROCESS YOUR CLAIM.)
     6. I understand that the information contained in this Proof of Claim is subject to such verification as the Claims Administrator may request or as the Courts may direct, and I agree to cooperate in any such verification. (The information requested herein is designed to provide the minimum amount of information necessary to process most simple claims. The Claims Administrator may request additional information as required to efficiently and reliably calculate your Recognized Claim and any applicable withholding taxes. In some cases the Claims Administrator may condition acceptance of the claim based upon the production of additional information, including, where applicable, information concerning transactions in any derivatives of the subject securities such as options.)
     7. Upon the occurrence of the Effective Date (as described in the Notice), my signature hereto will constitute a full and complete release, remise and discharge by me and my heirs, executors, administrators, predecessors, successors, and assigns (or, if I am submitting this Proof of Claim on behalf of a corporation, a partnership, estate or one or more other persons, by it, him, her or them, and by its, his, her or their heirs, executors, administrators, predecessors, successors, and assigns) of each of the “Released Parties” of all “Settled Claims,” including “Unknown Claims”, as these terms are defined in the Notice.
     8. NOTICE REGARDING ELECTRONIC FILES: Certain claimants with large numbers of transactions may request, or may be requested, to submit information regarding their transactions in electronic files. All Claimants MUST submit a manually signed paper Proof of Claim form listing all their transactions whether or not they also submit electronic copies. If you wish to file your claim electronically, you must contact the Claims Administrator at 1-(800) ___ - ___or visit their website at www.___.com to obtain the required file layout. No electronic files will be considered to have been properly submitted unless the Claims Administrator issues to the Claimant a written acknowledgment of receipt and acceptance of electronically submitted data.
     9. Statement of Claim
     Name(s) of Beneficial Owner(s):

Name

4

Joint Owner’s Name (if any)
     Residence Address of Beneficial Owner(s):

Street No.

City	State / Province	Zip Code / Postal Code
     Mailing Address of Beneficial Owner(s) (if different);

Street No.

City	State / Province	Zip Code / Postal Code

( ) ________________	( ) ________________
Telephone No. (Day)	Telephone No. (Night)

Check one:

___ Individual	___ Corporation
___ Joint Owners	___ IRA/RRSP
___ Estate	___ Other ___ (specify)
     Citizenship: USA

___ USA	___ Canadian	___ Other
Place of residence at the time you purchased Norte! common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock:

State / Province	Country
If the Place of residence indicated above is Quebec, and if you are a legal person established for a private interest, a partnership or an association, indicate whether, at any time during the 12-month period preceding February 18, 2005, more than 50 employees were under your direction or control. /___/
FOR NORTEL COMMON STOCK:
     10. At the close of business on October 23, 2000, I owned ___ shares of Nortel common stock (If none, write “0” or “Zero”) (must be documented if other than zero).
     11. I made the following purchases of Nortel common stock during the period October 24, 2000 through February 15, 2001, inclusive. (Persons who received Nortel common stock during this period other than by purchase are not eligible to submit claims for those transactions.):

5

Aggregate Cost
Date(s) of Purchase	Number of Shares of	Purchase Price Per	(including
(List Chronologically)	Common Stock	Share of Common	commissions, taxes,
(Month/Day/Year)	Purchased	Stock	and fees)
___/___/___		$	$
___/___/___		$	$
___/___/___		$	$
___/___/___		$	$
___/___/___		$	$
     12. 1 made the following sales of Nortel common stock during the period October 24, 2000 through February 15, 2001, inclusive:

Date(s) of Sale			Amount Received
(List Chronologically)	Number of Shares of	Sale Price Per Share	(net of commissions,
(Month/Day/Year)	Common Stock Sold	of Common Stock	taxes, and fees)
___/___/___		$	$
___/___/___		$	$
___/___/___		$	$
___/___/___		$	$
___/___/___		$	$
     13. At the close of trading on February 15, 2001, I owned ___ shares of Nortel common stock (If none, write “0” or “Zero” ) (must be documented if other than zero).
FOR CALL OPTIONS ON NORTEL COMMON STOCK:
     14. At the close of business on October 23, 2000, I owned the following call options on Nortel common stock (must be documented if other than zero.):

Date Purchased
(List Chronologically)			Expiration Date
(Month/Day/Year)	Number of Contracts	Strike Price	(Month/Day/Year)	Aggregate Cost
___/___/___		$	___/___/___
___/___/___		$	___/___/___
___/___/___		$	___/___/___
___/___/___		$	___/___/___
     15. I made the following purchases of call options on Nortel common stock during the period between October 24, 2000 through February 15, 2001, inclusive:

Aggregate Cost
Date of Purchase					(including
(List Chronologically)			Expiration Date		commissions, taxes,
(Month/Day/Year)	Number of Contracts	Strike Price	(Month/Day/Year)	Price Paid Per Share	and fees)
___/___/___		$	___/___/___	$	$
___/___/___		$	___/___/___	$	$
___/___/___		$	___/___/___	$	$
___/___/___		$	___/___/___	$	$

6

     16. 1 made the following sales of call options on Nortel common stock during the period October 24, 2000 through February 15, 2001, inclusive:

Amount Received
Date of Sale					(net of
(List Chronologically)			Expiration Date	Sale Price	commissions,
(Month/Day/Year)	Number of Contracts	Strike Price	(Month/Day/Year)	Per Share	taxes, and fees)
___/___/___		$	___/___/___	$	$
___/___/___		$	___/___/___	$	$
___/___/___		$	___/___/___	$	$
___/___/___		$	___/___/___	$	$
     17. I exercised the following call options on Nortel common stock during the period between October 24, 2000 through February 15, 2001, inclusive:

Date of Exercise		Expiration Date
(Month/Day/Year)	Strike Price	(Month/Day/Year)	Number of Contracts
___/___/___	$	___/___/___
___/___/___	$	___/___/___
___/___/___	$	___/___/___
___/___/___	$	___/___/___
     18. At the close of business on February 15, 2001, I still owned the following call options on Nortel common stock:

Expiration Date
Number of Contracts	Strike Price	(Month/Day/Year)
	$	___/___/___
	$	___/___/___
	$	___/___/___
	$	___/___/___
FOR PUT OPTIONS ON NORTEL COMMON STOCK:
     19. At the close of business on October 23, 2000, I was obligated on the following put options on Nortel common stock:

Expiration Date
Number of Contracts	Strike Price	(Month/Day/Year)
	$	___/___/___
	$	___/___/___
	$	___/___/___
	$	___/___/___

7

     20. I wrote (sold) put options on Nortel common stock during the period between October 24, 2000 through February 15, 2001, inclusive, as follows:

Date of Writing					Amount Received
(Sale) (List					(net of
Chronologically)			Expiration Date	Sale Price	commissions, taxes,
(Month/Day/Year)	Number of Contracts	Strike Price	(Month/Day/Year)	Per Share	and fees)
___/___/___		$	___/___/___	$	$
___/___/___		$	___/___/___	$	$
___/___/___		$	___/___/___	$	$
___/___/___		$	___/___/___	$	$
     21. I made the following re-purchases of put options on Nortel common stock which I wrote (sold) during the period between October 24, 2000 through February 15, 2001, inclusive (include all re-purchases no matter what the date):

Aggregate Cost
Date of Purchase					(including
(List Chronologically)			Expiration Date	Price Paid	commissions, taxes,
(Month/Day/Year)	Number of Contracts	Strike Price	(Month/Day/Year)	Per Share	and fees)
___/___/___		$	___/___/___	$	$
___/___/___		$	___/___/___	$	$
___/___/___		$	___/___/___	$	$
___/___/___		$	___/___/___	$	$
     22. The following put options on Nortel common stock which I wrote (sold) during the period between October 24, 2000 through February 15, 2001, inclusive were exercised by the holders thereof and assigned to me(include all re-purchases no matter what the date):

		Expiration Date	Date of Exercise
Number of Contracts	Strike Price	(Month/Day/Year)	(Month/Day/Year)
	$	___/___/___	___/___/___
	$	___/___/___	___/___/___
	$	___/___/___	___/___/___
	$	___/___/___	___/___/___
     23. At the close of business on February 15, 2001, I was obligated on the following put options on Nortel common stock:

Expiration Date
Number of Contracts	Strike Price	(Month/Day/Year)
	$	___/___/___
	$	___/___/___
	$	___/___/___
	$	___/___/___

8

IF YOU NEED ADDITIONAL SPACE TO LIST YOUR TRANSACTIONS PHOTOCOPY THIS PAGE
     24. Request for Taxpayer Identification Number:
     For tax purposes, enter the appropriate tax identification number below for the Beneficial Owner(s). For most United States individuals, this is your Social Security Number. For most United States entities other than individuals, this is your Taxpayer Identification Number. For most Canadian individuals, this is your Social Insurance Number. For most Canadian entities other than individuals, this is your Business Number. If you fail to provide this information, your claim may be rejected.

Individuals:

Social Security Number	or	Social Insurance Number

Estates, Trusts, Corporations, etc.:

Taxpayer Identification Number		Business Number/Trust Number

Certification
     U.S. Persons and Entities,: /___/ I (We) certify that 1 am (we are) NOT subject to backup withholding under the provisions of Section 3406 (a)(1)(c) of the Internal Revenue Code because: (a) I am (We are) exempt from backup withholding, or (b) I (We) have not been notified by the I.R.S. that I am (we are) subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the I.R.S. has notified me (us) that I am (we are) no longer subject to backup withholding.
NOTE: If you have been notified by the I.R.S. that you are subject to backup withholding, please strike out the language that you are not subject to backup withholding in the certification above.
     Canadian or Other Non-U.S. Persons and Entities: /___/ The beneficial owner is not a U.S. person and the income to which this form relates, if any, is not effectively connected with the conduct of a trade or business in the United States.

9

     UNDER THE PENALTIES OF PERJURY, I (WE) CERTIFY THAT ALL OF THE INFORMATION I (WE) PROVIDED ON THIS PROOF OF CLAIM FORM IS TRUE, CORRECT AND COMPLETE.

Signature of Claimant (If this claim is being made on behalf of Joint Claimants, then each must sign)

(Signature)

(Signature)

(Title/Capacity of person(s) signing, e.g. beneficial purchaser(s), president, executor, administrator, trustee, etc.)
     Date:

10

     THIS PROOF OF CLAIM MUST BE SUBMITTED NO LATER THAN                     , 2006, AND MUST BE MAILED TO:
In re Nortel I Securities Litigation
c/o [Claims Administrator]
Claims Administrator
Post Office Box ___
                    , __ _____
     A Proof of Claim received by the Claims Administrator shall be deemed to have been submitted when posted, if mailed by                                         , 2006, and if a postmark is indicated on the envelope and it is mailed first class, and addressed in accordance with the above instructions. In all other cases, a Proof of Claim shall be deemed to have been submitted when actually received by the Claims Administrator.
     You should be aware that it will take a significant amount of time to process fully all of the Proofs of Claim and to administer the Settlement. This work will be completed as promptly as time permits, given the need to investigate and tabulate each Proof of Claim. Please notify the Claims Administrator of any change of address.
REMINDER CHECKLIST
1.     ☐     Please be sure to sign this Proof of Claim on page [___]. If this Proof of Claim is submitted on behalf of joint claimants, then both claimants must sign.
2.     ☐     Please remember to attach supporting documents. Do NOT send any stock certificates. Keep copies of everything you submit.
3.     ☐     Do NOT use highlighter on the Proof of Claim or any supporting documents.
4.     ☐     If you move after submitting this Proof of Claim, please notify the Claims Administrator of the change in your address.

11

NOTE: RECEIPT ACKNOWLEDGMENT NEEDED
The Claims Administrator will send a written confirmation of its receipt of your Proof of Claim. Do not assume your claim is submitted until you receive written confirmation of its receipt. Your claim is not deemed fully filed until the Claims Administrator sends you written confirmation of its receipt of your Proof of Claim. If you do not receive an acknowledgement postcard within thirty (30) days of your mailing the Proof of Claim, then please call the Claims Administrator toll free at                                         .

12

EXHIBIT A-3
NORTEL I SECURITIES LITIGATION
SUMMARY NOTICE OF PROPOSED SETTLEMENT, CERTIFICATION OF
CANADIAN ACTIONS, MOTIONS FOR LEGAL FEES AND SETTLEMENT
FAIRNESS HEARINGS
THIS NOTICE MAY AFFECT YOUR RIGHTS, PLEASE READ CAREFULLY
TO ALL PERSONS OR ENTITIES WHO PURCHASED NORTEL NETWORKS CORPORATION (“NORTEL”) COMMON STOCK OR CALL OPTIONS ON NORTEL COMMON STOCK OR WROTE (SOLD) PUT OPTIONS ON NORTEL COMMON STOCK (COLLECTIVELY “NORTEL SECURITIES”) DURING THE PERIOD OCTOBER 24, 2000 THROUGH FEBRUARY 15, 2001 (THE “CLASS PERIOD”), INCLUSIVE, INCLUDING, BUT NOT LIMITED TO, THOSE PERSONS WHO TRADED IN NORTEL SECURITIES ON THE NEW YORK STOCK EXCHANGE AND/OR THE TORONTO STOCK EXCHANGE.

NOTICE OF PROPOSED SETTLEMENT
This Summary Notice is directed to all members of the Classes described below, and is given pursuant to Rule 23 of the United States Federal Rules of Civil Procedure and various Canadian provincial class proceedings legislation. The proposed Settlement is more fully described in the “Notice of Certification in Canada and Proposed Settlements of Class Actions, Motions for Legal Fees and Settlement Fairness Hearings (Nortel I Notice)” (the “Long-Form Notice”) which is currently being mailed to known Class Members. If you have not yet received a copy of the Long-Form Notice you should request one from the Claims Administrator identified In the section below entitled “For More Information.”
Briefly, this Summary Notice advises you, among other things, of a proposed settlement in the following class actions in the United States and Canada:
•	In Re Nortel Networks Corp. Securities Litigation, Consolidated Civil Action No.: 2001-CV-1855 (RMB) in the United States District Court for the Southern District of New York (“New York Court”) (“U.S. Action”);

•	Frohlinger v. Nortel Networks Corporation et at, Court File No.: 02-CL—4605 In the Ontario Superior Court of Justice (“Ontario Court”) (“Ontario National Action”);

•	Association de Protection des Épargnants et Investisseurs du Québec v. Corporation Nortel Networks, No.: 500-06-000126-017 in the Superior Court of Quebec (“Quebec Court”) (“Quebec Action”); and

•	Jeffery et al. v. Nortel Networks Corporation, et al., Court File No.: S015159 in the Supreme Court of British Columbia (“B.C. Court”) (“B.C. Action”).
The Ontario National Action, the Quebec Action and the B.C. Action are collectively referred to as the “Canadian Nortel I Actions”. The U.S. Action and the Canadian Nortel I Actions are collectively referred to as the “Nortel I Actions”.
TERMS OF PROPOSED SETTLEMENT
The Settlement will provide total proceeds consisting of approximately $438,667,428 in cash, plus 314,333,875 shares of Nortel common stock for the benefit of members of the Classes. In addition, Nortel will adopt certain corporate governance enhancements. The Settlement resolves lawsuits over whether Nortel misled investors about its historic and future earnings during the Class Period. The Settlement is contingent on approval by the Courts In the Nortel I Actions and in
Nortel I Securities Litigation Exclusions
c/o The Garden City Group, Inc. Claims Administrator
P.O. Box 0000
City, ST 00000-0000
If you previously requested exclusion from the Global Class and are not a member of any of the Classes certified in the Canadian Actions, then you are already excluded from the Settlement and may not receive any money or shares of Nortel common stock from the Settlement.
If you are a member of any of the Classes certified in the Canadian Actions and you previously requested exclusion from the Global Class in the U.S. Action, then you may now either (I) submit a Proof of Claim form and be included in the Settlement, or (ii) opt-out of the Classes certified In the Canadian Actions and be excluded from the Settlement. If you do nothing you will be Included in the Classes certified in the Canadian Actions and be bound by the Settlement, but you will not receive any money or shares of Nortel common stock.
Requests for exclusion, to be effective, must be post-marked no later than [September 15, 2006]. If you exclude yourself from the Classes, you will not be bound by any judgment or other orders made in the Nortel I Actions, will not be able to participate in the Settlement, and will retain any rights you may have as against the defendants. Do rd request exclusion if you wish to participate In the Settlement.
NOTICE OF SETTLEMENT FAIRNESS/APPROVAL HEARINGS
As noted, in order for the Settlement to become effective, it must be approved by the New York Court, the Ontario Court, the Quebec Court and the B.C. Court, each of which must be satisfied that the Settlement is fair, reasonable, adequate and in the best interests of Class Members. Dates for the Settlement Fairness/Approval Hearings have been scheduled with the respective courts as follows:
•	in the U.S. Action: at ___:___.m. on day, ___, 2006, at the United States District Court for the Southern District of New York, Daniel Patrick Moynihan United States Courthouse, 500 Pearl Street, New York, NY.

•	in the Ontario National Action: at ___:___.m. on day, ___, 2006, at the Ontario Superior Court of Justice, 381 University Avenue, Toronto, Ontario.

•	in the Quebec Action: at ___:___.m. on day, ___, 2006, at the Superior Court of Quebec, District of Montreal, 1 Notre-Dame East, Montreal, Quebec.

•	In the British Columbia Action at ___:___.m. on day, ___, 2006, at the Supreme Court of British Columbia, 800

certain related actions against Nortel in the United States and Canada (the ‘Nortel II Actions”) for which there is a separate notice. The Settlement Is further subject to certain regulatory approvals. The Settlement constitutes a full and final resolution of claims and causes of action raised by members of the Classes in the Nortel I Actions and encompassed In the Settlement.
NOTICE OF CERTIFICATION OF CLASSES
The U.S. Action was certified in 2004 to proceed as a class action on behalf of persons and entities, wherever located, who bought Nortel common stock or call options on Nortel common stock or who wrote (sold) put options on Nortel common stock during the period October 24, 2000 through February 15, 2001, inclusive, and suffered damages thereby, including, but not limited to, those persons or entities who traded in Nortel Securities on the New York Stock Exchange and/or the Toronto Stock Exchange (the “U.S. Global Class”).
The Canadian Nortel I Actions have now been certified for settlement purposes on behalf of Canadian Class Members. The Ontario Court, the Quebec Court and the B.C. Court have certified the following classes for settlement purposes:
Ontario National Class: All persons or entities, except members of the Quebec Class or British Columbia Class, who, while residing in Canada at the time, purchased Nortel common stock or call options on Nortel common stock, or wrote (sold) put options on Nortel common stock, during the period between October 24, 2000 through February 15, 2001, inclusive.
Quebec Class: All persons, who, while residing in Quebec at the time, purchased Nortel common stock or call options on Nortel common stock, or wrote (sold) put options on Nortel common stock, during the period between October 24, 2000 through February 15, 2001, inclusive.
British Columbia Class: All persons or entities, who, while residing in British Columbia at the time, purchased Nortel common stock or call options on Nortel common stock, or wrote (sold) put options on Nortel common stock, during the period between October 24. 2000 through February 15, 2001, inclusive.
As described in detail in the Long-Form Notice, certain persons and entities are excluded from the above Classes.
OPTING-OUT OF THE CLASS
If you are a member of any of the Classes you will be bound by the terms of the Settlement, if approved, and you will not be able to bring or maintain any other claim or legal proceedings against the defendants In connection with the allegations raised In the Nortel I Actions, unless you exclude yourself (“opt-out”). If you are a member of any of the Classes and wish to exclude yourself from the Settlement, you must make a request for exclusion in writing. In order to be valid, each such request for exclusion must set forth the name and address of the person or entity requesting exclusion, must expressly state that such person or entity requests exclusion from the Classes, and must be signed by such person or entity. Requests for exclusion must be mailed to:
Smithe Street, Vancouver, British Columbia.
If you are a member of any of the Classes and you do not oppose the Settlement, you need not appear at the Settlement Fairness/Approval Hearings to indicate your approval. If you are a member of any of the Classes and you wish to comment on or make an objection to the terms of the Settlement, you should send your name, address and brief reasons for the objection to the Claims Administrator as set forth in the Long-Form Notice prior to [September 15, 2006[ You will be entitled to appear at the Settlement Fairness/Approval Hearings and be heard if you wish to do so.
At the Settlement Fairness Hearing, plaintiffs’ counsel will apply to the respective Courts for awards of legal fees and for reimbursement of expenses Incurred in prosecuting the Nortel I Actions.
PROOF OF CLAIM REQUIRED TO SHARE IN SETTLEMENT PROCEEDS
In order to receive any of the money or shares of Nortel common stock being made available through the Settlement you must submit a Proof of Claim form by [November 30, 20061. Proof of Claim forms may be obtained by contacting the Clams Administrator at the addresses shown below.
FOR MORE INFORMATION
If you have not yet received the full printed Long-Form Notice and Proof of Claim form, you may obtain copies of these documents by contacting the Claims Administrator. As there will be no further notices sent directly to members of the Classes, you should keep yourself apprised of all developments and updates by regularly contacting the Claims Administrator or by visiting:
Nortel I Securities Litigation Settlement
c/o The Garden City Group, Inc., Claims Administrator
P.O. Box 0000, City, ST 00000-0000
1-800-___toll free
[www. .com]
If there is a discrepancy between this Summary Notice and the Long-Form Notice, the latter prevails.
PLAINTIFFS’ COUNSEL
     For the U.S. Action: Lead Plaintiffs Counsel: George A. Bauer III, Esq., Milberg Weiss Bershad & Schulman LLP, One Pennsylvania Plaza, New York, New York 10119-0165; or Murray Gold, Koskie Minsky LLP, 20 Queen Street West, Suite 900, Toronto, Ontario M5H 3R3.
     For the Ontario National Action: Ontario National Class Counsel: Joel P. Rochon, Rochon Genova LLP, 121 Richmond Street West, Suite 900, Toronto, Ontario M5H 2K1.
     For the Quebec Action: Quebec Class Counsel: Daniel Belleau, Belleau Lapointe, S.A., 306 Place D’Youville, B-10, Montreal, Quebec H2Y 2B6.
     For the British Columbia Action: British Columbia Class Counsel: David Klein, Klein Lyons, 1100-1333 West Broadway, Vancouver, British Columbia V6H 4C1.

This Summary Notice has been approved by the United States District Court for the Southern District of New York, the Ontario Superior Court of Justice, the Superior Court of Quebec and the Supreme Court of British Columbia

2

EXHIBIT A-4
LOGO
The Garden City Group, Inc.
Nortel I and II Canadian Actions
Proposed Legal Notification Campaign
Prepared by:
Jeanne C. Finegan, APR June 19, 2006

Table of Contents

INTRODUCTION		1

1.	Legal Notice Communication Methodology	1

2.	Multi-National Legal Notice Experience	3

3.	Media Rationale Overview	3

4.	Direct Mail	3

5.	Publication	5

6.	Notice Program Strategy	6

7.	Publication Analysis	8

8.	Frequency Rationale	10

9.	Prominent Ad Position, Formatting and “Plain Language”	10

10.	Internet Banner Advertising	11

11.	Media Relations	11

12.	Toll Free Information Line	11

13.	Web Site	12

14.	Conclusion	12

15.	Budget Overview	12

16.	Publication Summary	12

17.	Media Definitions	14

18.	Syndicated Research Definitions	15

Exhibit 1		16

Exhibit 2		32

i

Introduction
Since 1984, The Garden City Group, Inc. (GCG) has established a history of providing successful class action settlement services. Originally a practice unit of KPMG Peat Marwick, the company is now a wholly owned subsidiary of Crawford & Company, the world’s largest risk adjusting firm (NYSE symbols CRD.A/CRD/B).
For over 20 years, GCG has specialized in the design and implementation of Class Action notification campaigns. GCG’s team has designed and implemented large domestic and international campaigns as well as highly focused local campaigns for class action proceedings. GCG has also handled the notice and administration of some of the largest securities settlements of all time. Our recent experience includes the $6.2 billion WorldCom case (where we have processed nearly one million claims); the $1.1 billion Royal Ahold case (which included mailing notice to class members in more than 100 countries); and the $1 billion IPO settlement where we mailed more than 17 million notices.
Jeanne C. Finegan, Senior Vice President, GCG
Jeanne Finegan, APR, has more than 20 years of communications and advertising experience. She is a nationally recognized expert in legal notice programs, both in Federal and State courts. Finegan has lectured and published extensively on various aspects of legal noticing. Her articles have been published in The National Law Journal, The ABA’s Class Action Litigation Reporter, and The International Risk Management Institute, among others. She has provided expert testimony before Congress on issues of notice and served the Consumer Product Safety Commission (CPSC) as an expert to determine ways in which the Commission can increase the effectiveness of its product recall campaigns. She is accredited (APR) in Public Relations by the Universal Accreditation Board, a program administered by the Public Relations Society of America.
Finegan has designed and implemented many of the nation’s largest and high profile legal notice communication programs. Her multi-national experience includes some of the most high-profile restructuring communications programs involving international Notice. She has designed legal notices for a wide range of class actions and consumer matters that include product liability, construction defect, antitrust, medical/pharmaceutical, human rights, civil rights, telecommunication, media, environment, securities, banking, insurance, and bankruptcies. Attached hereto as Exhibit l is Finegan’s comprehensive curriculum vitae.
1. Legal Notice Communication Methodology1
Within the context of “Expert Opinion,” two U.S. Supreme Court decisions, Daubert v. Merrell Dow Pharmaceuticals, 509 U.S. 579 (1993), and Kumho Tire Co. v. Carmichael, 526 U.S. 137 (1999), suggest that when we design a media plan for submission to a court for approval, as experts, we must: 1) Apply a technique that can be tested by peers; and 2) Use industry accepted methodology. Therefore, the following legal notice proposal was developed using a scientific

[1]	The Canadian plan was calculated based on data provided by the Print Measurement Bureau (PMB) and The Newspaper Audience Databank (NADbank).

method accepted within the advertising industry for modeling target class members by their demography and media consumption habits.
Most importantly, in formulating a program for delivering “Appropriate Notice,” we have been mindful of the natural justice and fair process concerns expressed by the Canadian courts, as well as of the factors listed in the Ontario Class Proceedings Act, S.O. 1992, c. 6, s. 17, the applicable British Columbia statute (R.S.B.C. 1996, c. 50, s. 19), and the relevant provisions in the Quebec Code of Civil Procedure.
The purpose of this document is to fully describe our methodology for modeling a target audience and then appropriately selecting the methods of communication that will best reach them, including direct mail, published notice, third-party outreach, and media relations. It is our intention to provide to the Courts of Canada a well-formulated notice plan that defines the target audience by its demography and media consumption habits, as well as the percentage reached by this campaign and how frequently the target audience will have the opportunity to see the message as calculated by accepted advertising industry practice.
Our analysis is designed to be rigorous and well calculated based on available research and scientific analysis. However, as with all social sciences, it should be noted that there is no one absolute formula for reaching these conclusions. The calculation of human behavior and media consumption is not an exact science, but instead it is a combination of science and judgment based upon knowledge and experience with advertising industry methodologies that are traditionally utilized in designing legal notice programs.
This proposal is submitted in connection with the Norte] I and Nortel II United States and Canadian class actions.2 This proposal addresses only the Canadian outreach effort. Adhering to the highest communication and outreach standards, this Notice Program is based on a scientific methodology that is used throughout the advertising industry and one which has been embraced by Courts in the United States and in Canada. Therefore, GCG has designed a Notice Program to “reach”3 the greatest practicable number of class members.

[2]	The Nortel I Settlement includes three actions covered by Canadian Law: (i) Law, et al., v. Norte/ Networks Corp., et al., Ontario Superior Court of Justice Commercial List, Court file No. 02-CL-4605 (the “Ontario Action”); (ii) Jeffrey, et al., v. Norte, Networks Corp., et al., Supreme Court of British Columbia, No. S015159 Vancouver Registry (the “British Columbia Action”); and (iii) Association de Protection des Epargnants et Investissuers du Quebec v. Norte/ Networks Corp., Superior Court, District of Montreal No.: 500-06-000 126-017 (the “Quebec Proceeding”).

The Norte/ 11 Settlement includes two actions governed by Canadian law: (i) Gallardi v. Norte! Networks Corp., Ontario Superior Court of Justice Commercial List, Court No. 05-CV-285606CP (the “Ontario Action”); Skarstedt v. Nortel Networks Corp., Superior Court, District of Montreal, No. 500-06-000277-059 (the “Quebec Proceeding”).

These five actions/proceedings are collectively referred to herein as the Canadian Actions.

[3]	Reach is the number or percentage of different persons exposed to a specific media schedule.

2

2. Multi-National Legal Notice Experience
GCG’s ground breaking multi-national efforts are commonly cited by Legal Notice Experts. Our benchmark international cases (see In re: Vancouver Women’s Health Collective Society v. A.H. Robins Co., 820 F.2d 1359 (4th Cir. 1987), and In re: Lindsey v. Dow Corning Corp., Civil Action No. CV 94-P-11558-S), have been cited as international legal notice standards. As demonstrated below, GCG is particularly qualified to develop and implement a legal notice program that will effectively and efficiently reach the targeted potential class members in a manner that is similar in scope and form to other multi-national court-approved notice programs.
In re Vancouver Women’s Health Collective Soc’y v. A. H. Robins Co., 820 F.2d 1359, 1364 (4th Cir. 1987). In an appellate opinion, the Honorable Robert R. Merhige, Jr., Senior District Judge found that [**15] “ the notification program used by Robins was, under the circumstances, reasonable. The evidence indicates that every news outlet in the world received the information. Similarly, there is fairly strong evidence that the news was broadly disseminated worldwide. A battery of world health and welfare organizations also disseminated the information. It appears to this court that the extensive notification program was a success.”
Lindsey. et al., v. Dow Corning Corp., et al., Civil Action No. CV 94-P-11558-S. In an order approving the Notice of Settlement, United States District Judge Samuel J Pointer, Jr., stated, “Indeed, the efforts to provide information to such persons must be viewed as among the most extensive and complete ever undertaken.” The court finds and concludes that, under these circumstances, the notice program, with all its components, satisfies constitutional requirements and, in the words of Rule 23, constitutes “the best notice practicable under the circumstances, including individual notice to all members who can be identified through reasonable effort.
Other samples of our international experience are included as Exhibit 2.
3. Media Rationale Overview
GCG has designed a Notice Program that is consistent with other United States Court-ordered multi-national notice programs and with the various Canadian class action statutes. In formulating a program for delivering “Appropriate Notice” that meets the concepts of natural justice and fair process we are guided by sound principles of communication. We are utilizing nationally syndicated Canadian media research bureaus to provide both demographic and media consumption habits of the Canadian population, These data are used by Canadian advertising agencies as the basis to select media most appropriate to reach specific target audiences.
We are confident that class members will be provided with multiple opportunities to see this Notice through: 1) Mailed notice to all reasonably identifiable class members who purchased Nortel stock during the class period; 2) Publication in Canada in appropriate magazines and newspapers; 3) Internet banner ads; 4) Media relations; 5) a Toll-free information line; and 6) a Web site.
4. Direct Mail
In securities class actions in the United States, the long-accepted practice for disseminating notice to the class members is through direct mailings. However, there is never one defined

3

mailing list of class members. Rather, we need to cull together a complete list from various sources. The first step is to mail notice to all record holders of the subject company’s publicly traded securities during the Class Period. This list is provided to us by the company’s transfer agent. These record holders, however, are usually just the tip of the iceberg in terms of the potential class members that we reach. The overwhelming majority of class members are found through the network of brokerage firms, banks and other third-party nominees whose clients and/or customers may have purchased a company’s stock during the appropriate Settlement Class Period. These firms hold stock in street name on behalf of their customers and, through the years, have developed specialized departments to respond to requests for class member lists.
During its 20-year history of performing class action settlement administration, GCG has built and maintained a proprietary database of the largest brokerage firms, banks, institutions and other nominees (the “Broker Database”). This Broker Database is continually monitored and updated as brokerage firms change addresses, go out of business and/or come into existence. Currently, GCG has more than 2,500 such firms in its U.S. database and thousands more in its international database.
After notice is mailed, these brokerage firms respond in one of two ways. First, many firms provide us with lists of clients believed to be class members (i.e., they purchased the requisite security during the applicable time period). These lists come in the forms of electronic feeds of data as well as hard-copy labels and other formats. GCG, in turn, updates its database records for the appropriate case to reflect these names and addresses and then mails the notice (and usually a claim form) to these individuals and entities. Other nominee firms, ostensibly due to privacy concerns, do not provide names of their clients, but rather, request copies of the notice packet in bulk so that they can forward notice directly to their clients.
In large cases such as this, GCG conducts follow-up telephone campaigns with these nominee firms to make certain that they have received the notice and that they have complied with the requirements described therein. To help ensure compliance, we will also ask these nominee firms to submit to us a compliance certificate, which basically confirms that they searched their records and provided us with names and addresses of potential class members and/or that they actually mailed the notice packets that they requested. We expect to employ this methodology of direct mail notice in both the United States and Canada in connection with the Nortel I and Nortel II Settlements. GCG’s database already contains names and addresses of 185 of the largest Canadian nominees to be targeted for all securities mailings. This list was updated through extensive research only a few months ago in connection with another large international settlement. GCG has experience receiving names and requests from these firms in Canada and we are, therefore, confident that we can rely on their participation in this case. We have also worked in the past with Dun & Bradstreet to purchase additional lists of banks and brokerage firms in countries outside the United States. We will work with them to determine whether they have names and addresses that genuinely supplement our Canadian nominee mailings.
However, because we cannot reasonably expect the Canadian brokerage firms to be as comfortable with this process as are the firms in the U.S. – because plainly there is not yet the volume of securities class actions settlements in Canada that exists in the U.S. — we are buttressing this direct mail program with a very comprehensive notice publication program,

4

which is described below. We expect that this media program will be at least comparable, if not more fulsome than the program developed for the U.S.
5. Publication
The Canadian Notice plan is calculated based on data provided by The Print Measurement Bureau (PMB). PMB is Canada’s leading nationally syndicated media research bureau, which provides data on publication readership, product usage and demographic information. PMB is widely accepted by the top advertising agencies. Additionally, the Canadian plan incorporates data provided by The Newspaper Audience Databank (NADbank). NADbank studies newspapers on a market-by-market basis.
Based on my over 20 years of experience in the field of advertising, public relations and marketing communications, I believe that this syndicated research provides a valid basis for determining the multimedia characteristics of specific target audiences.
The closest definition that PMB provides on which to base our research for the Nortel Legal Notice Program is “People who own common or preferred stock.” Based on this definition, we have conducted an extensive analysis of the demographics of the target audience in Canada for their tendencies to read various magazines and newspapers.
Based on this data, the media program alone is estimated to reach 84.22 percent of “Canadians who own common or preferred stock,” with an average frequency of 3.82 times.4
Demographic highlights of our target audience are summarized in a snap shot below.
Demographic Profile – Canada
Target: People who own common or preferred stock

Men	62.38%
Women	37.62%

Age 35-64	67.15%

Own Home	87.84%

Employed	66.00%
Employed Full Time	62.99

HHI $75K-$150K	57.10%
HHI $50K+	79.72%

English Canada	76.64%
French Canada	23.36%

[4]	Detailed explanations of reach and frequency are found on the Definitions page.

5

Married	77.44%

Ontario	40.29%
Quebec	25.90%
British Columbia	13.59%
Albert	10.37%
Manitoba/Saskatchewan	5.69%
Source: PMB 2006 Two-Year Readership Database
6. Notice Program Strategy
Demographic profiles have been used for many years by advertising agencies as the standard practice for defining media objectives and selecting media. Demographics provide insight regarding a target audience’s age, ethnicity, preferred language, income, population size and geographical distribution. Additionally, data provided by PMB goes beyond basic demographics by analyzing lifestyle characteristics, including media usage habits. These lifestyle characteristics and demographic descriptions are segmented into distinct cluster types. Each cluster uniquely describes demographics, attitudes, and consumer behavior. For the purposes of targeting a legal notice program, these clusters describe media usage patterns, and are used to define the extent of a medium’s usage within a given cluster.
Based on this research, we have developed an approach utilizing broad-reaching publications and more vertically targeted business publications that we know the target has a likelihood of reading. Moreover, our research indicates over 22 percent of the Canadian population speak French. The chart below identifies the percentage of French and/or English spoken by province.

Canadian Province	English	French	Total Population	% Speak French
Newfoundland and Labrador	500,065	2,180	508,075	0.43%
Prince Edward Island	125,215	5,670	133,385	4.25%
Nova Scotia	834,315	34,155	897,570	3.81%
New Brunswick	465,720	236,775	719,710	32.90%
Quebec	572,085	5,788,655	7,125,580	81.24%
Ontario	8,079,500	493,630	11,285,550	4.37%
Manitoba	836,980	44,775	1,103,700	4.06%
Saskatchewan	625,865	18,035	963,150	1.87%
Alberta	2,405,935	59,735	2,941,150	2.03%
British Colombia	2,865,300	56,100	3,868,875	1.45%
Yukon Territory	24,840	890	28,525	3.12%
Northwest Territories	28,985	965	37,105	2.60%
Nunavut	7,370	400	26,665	1.50%
Total	17,572,175	6,741,965	29,639,040	22.75%

Total French Speakers	6,741,965
% French Speakers of Total Pop.	22.75%

6

*	Includes people who speak English & French and other languages
Source: Census 2001
Therefore, we have included a number of French general circulation magazines and newspapers geared toward the French speaking population in Canada, most particularly in Quebec.
Additionally, we analyzed total circulation and Readers Per Copy “RPC” of a publication in order to understand its total readership. While this number does not factor out duplication, it is illustrative as to the extent of the program. Also this number only includes these consumer publications, and does not include the multiple other methods of communications we are using, i.e. direct mail, and media relations efforts. These additional methods of communication will only further increase readership.
PMB research indicates that the magazines detailed below are the most appropriate to reach the largest percentage of this target. The magazines used in this Legal Notice program are published in either French and/or English and deliver the broadest appropriate reach of “people who own common or preferred stock.”
Canadian Magazines Selected for this Legal Notice Program

Canadian Business	BI-Weekly	E	92,000	11.8	1,085,600	1/2 Page	1
Maclean’s	Weekly	E	822,000	7.1	5,836,200	1/2 Page	2
L’actualite	Monthly	F	191,000	6.0	1,146,000	Full Page	1
Report on Business Magazine (Globe & Mail)	Monthly	E	288,000	5.0	1,440,000	1/2 Parke	1
Financial Post Business Magazine	Monthly	E	221,000	5.9	1,303,900	1/2 Page	1
Time Canada	Weekly	E	239,000	11.5	2,748,500	1/2 Page	1
MoneySense	7X/Year	E	115,000	8.2	943,000	1/2 Page	1
Reader’s Digest (English Edition)	Monthly	E	1,990,000	7.2	14,328,000	Full Page	2
Reader’s Digest (French Edition)	Monthly	F	250,000	5.2	1,300,000	Full Page	1
Canadian Living	Monthly	E	538,000	8.2	4,411,600	1/2 Page	1
Coup de Pouce	Monthly	F	230,000	6.2	1,426,000	Full Page	1
Canadian Geographic	Monthly	E	230,000	17.8	4,094.000	1/2 Page	1
Chatelaine (English Edition)	Monthly	E	697,000	6.4	4,460,800	1/2 Page	1
Chatelaine (French Edition)	Monthly	F	209,000	6.2	1,295,800	Full Page	1
The National Post (Wed)	Daily	E	248,000	3.4	843,200	1/4 Page	1
The National Post (Sat)	Daily	E	268,000	2.6	696,800	1/4 Page	1
The Globe and Mall (Daily — Report on Business Section)	Daily	E	322,000	4.1	1,320,200	1/4 Page	1
The Globe and Mail (Sat — Report on Business Section)	Daily	E	402,000	3.2	1,286,400	1/4 Page	1

*	Unit Size will depend on final size of Summary Notices.

7

The Notice program includes publication in the two largest national newspapers in Canada, The National Post, and The Globe and Mail. To increase the overall reach and effectiveness of this plan, GCG has added newspapers in the top 10 Census markets. The Legal Notice will appear on both the highest day of circulation as well as the day business editorial is the most highly concentrated.

Toronto Star	Toronto (Ontario)	E	2	114 Page	Sat.	673,663	Wed.	462,985
Toronto Sun (Mon-Fri),	Toronto (Ontario)	E	2	1/2 Page Tab	Sun.	337,000	Mon.	194,000
Le Journal de Montreal (Mon-Fri)	Montreal (Quebec)	F	2	Full Page Tab,	Sat.	321,000	Wed.	268,000
Montreal Gazette	Montreal (Quebec)	E	2	1/4 Page	Sat.	153,016	Wed.	136,818
La Presse	Montreal (Quebec)	F	1	1/2 Page	Sat.	277,935	N/A	N/A
The Vancouver Sun	Vancouver (British
	Columbia)	E	2	1/4 Page	Sat.	230,526	Wed.	173,145
Ottawa Citizen	Ottawa- Hull
	(Ontario-Quebec)	E	2	1/4 Page	Sat.	156,657	Wed.	127,792
La Droll	Ottawa-Hull
	(Ontario-Quebec)	F	1	112 Page	Sat.	39,889	N/A	N/A
Calgary Herald	Calgary (Alberta)	E	2	1/4 Page	Fri.	140,728	Wed.	116,671
Edmonton Journal	Edmonton (Alberta)	E	2	1/4 Pale	Fri.	143,312	Wed.	125,827
Le Journal de Quebec	Quebec (Quebec)	F	2	Full Page Tab	Sat.	122,863	Wed.	98,165
Quebec City Le Solon	Quebec (Quebec)	F	1	1/2 Page	Sat.	112,660	N/A	N/A
The Hamilton Spectator	Hamilton (Ontario)	E	2	1/4 Page	Sat.	122,572	Wed.	105,643
Winnipeg Free Press	Winnipeg (Manitoba)	E	2	1/4 Page	Sat.	164,106	Wed.	119,392
The London Free Press	London (Ontario)	E	2	1/4 Page	Sat.	112,182	Mon.	92,476
Subtotal:			27			3,108,109		2,020,914

*	Unit Size will depend on final size of Summary Notices.
Additionally, we are further enhancing the Notice Program by adding the largest general circulation newspaper in each of the Canadian provinces.

Moncton Times & Transcript	New Brunswick	E	1	1/4 Page	Saturday	45,500
L’Acadie Nouvelle	Moncton
	(New Brunswick)	F	1	1/2 Page	Saturday	20,436
The Guardian	Prince Edward Island	E	1	1/4 Page	Saturday	20,746
The Halifax Chronicle Herald	Nova Scotia	E	1	1/4 Page	Saturday	111,501
The Star Phoenix	Saskatchewan	E	1	1/4 Page	Friday	60,499
Nunavut News/North	Nunavet	E	1	1/2 Pale Tab	Monday	6,213
Yukon News	Yukon	E	1	1/2 Page Tab	Friday	7,850
NWT/News North	Northwest Territories	E	1	1/2 Page Tab	Monday	9,672
The Telegram	Newfoundland	E	1	1/4 Page	Saturday	55,031
Subtotal:			9			337,448

*	Unit Size will depend on final size of Summary Notices.
All unit sizes and pricing presented in this proposal are subject to change depending on the final text of the Summary Notices.
7. Publication Analysis
We have previously identified one way to measure media, which is reach. Reach refers to those people who actually are exposed to a message. Two other media measures of a publication are

8

coverage (i.e., potential exposure through a given publication) and index against a target. Coverage is the percentage of the target audience that reads a magazine. For example, as shown in the chart below, Canadian Business reaches an estimated 10.78 percent of “people who own common or preferred stock.” Canadian Living reaches an estimated 19.01 percent of this target. It should be noted that the overall average estimated reach is calculated through a random duplication formula widely accepted in the advertising industry.
Index is an indicator of the tendency of a consumer to read a certain publication. An index of 100 is a mean. An index greater than 100 indicates a percentage greater than the average tendency to read a publication. For example an index of 110 would mean that the target is 10 percent more likely than the average person to read a publication.
The chart below lists each publication by its reach of those who own common or preferred stock. The magazines selected for this Class either reach a significant percentage of the target audience or they index well. As the chart below indicates, the selected Canadian publications are well read by those who own common or preferred stock. For example, Canadian Business is 176 percent more likely to be read by our target audience of “those who own common or preferred stock” than the average Canadian.
% Coverage and Composition Index
Target: Own Common or Preferred Stock

Canadian Business	10.78%	(276)
Maclean’s	14.19%	(135)
L’aduafte	6.69%	(161)
Report on Business Magazine (Globe & Mail)	14.52%	(279)
Financial Post Business Magazine	13.39%	(285)
Time Canada	12.05%	(121)
MoneySense	7.63%	(224)
Readers Digest (English Edition)	26.10%	(100)
Reader’s Digest (French Edition)	6.02%	(129)
Canadian Living	19.01%	(120)
Coup de Pouce	5.76%	(112)
Canadian Geographic	14.79%	(100)
Chatelaine (English Edition)	17.87%	(111)
Chatelaine (French Edition)	5.62%	(121)
The National Post (Wed)	9.37%	(309)
The National Post (Sat)	8.23%	(322)
The Globe and Mall Daily — Report on Business Section	12.25%	(256)
The Globe and Mail (Sat — Report on Business Section)	11.65%	(254)
Source: PMB 2006 Two-Year Readership Database
We have selected broad reaching magazines for this Legal Notice program. Additionally, we are using ad sizes that will be noticed by potential class members, while maintaining cost efficiency. In that regard, we are recommending certain ad unit sizes. For example, we are recommending

9

half-page ads or larger in the magazines, depending on final length of Summary Notice(s) . According to Magazine Dimensions 2005, “Studies show that a typical reader of a monthly publication looks at or reads the issue about three times over a 12-week interval. So the vast majority of the audience can be assumed to have scanned all ads (via page openings) regardless of ad size or color.”
8. Frequency Rationale
Why do we need to expose the target audience to the Legal Notice more than once? Author Michael J. Naples, suggests an answer. He has found a relationship between frequency and message communication success. Among his conclusions: “The weight of evidence suggests strongly that an exposure frequency of at least two (2x) within a purchase cycle is an effective level.” Effective Frequency: The Relationship Between Frequency and Advertising Effectiveness – Association of National Advertisers, New York, New York 1988.
The table below reviews correlation between various factors and recommended frequency in a notice program.

	High	Moderate	Low
Factor	Frequency	Frequency	Frequency

Complexity of Message	Complex	Less Complex	Simple

Level of Interest in Message	Low	Medium	High

Competitive Activity	Heavy	Moderate	Light

Predisposition of Audience	Negative	Neutral	Positive
Source – Guide to Media Research - American Association of Advertising Agencies (AAAA) Research 2001.
9. Prominent Ad Position, Formatting and “Plain Language”
The concept of “plain language” in Notice is one that has received much attention. Plain language is simply a more conversational form of communication. The same style is used when reporting the news. The concept, now integrated into Legal Notice practice, is one that has received note from various authorities. For additional information, please visit www.sc.gov/public/home.nsf; www.plainengligh.co.uk and www.plainlanguagenetwork.org.
The published Notice will be formatted in a manner consistent with these and other guidelines, including Federal Judiciary’s guidelines on easy to read, plain language notice.
As noted in a RAND Study, the Louisiana-Pacific Inner Seal Siding Notice (1995) was actually one of the first published plain language notices. It was co-written by Jeanne Finegan. The RAND study suggested that the plain language text from the L-P notice was more likely than other notices to attract the attention of class members.5

[5]	Deborah R. Hensler et al., CLASS ACTION DILEMAS, PURSUING PUBLIC GOALS FOR PRIVATE GAIN. RAND (2000).

10

Consistent with the Federal Judiciary’s guidelines, the black and white Notice will have a bold headline and will call attention, by way of bold type, to important details, such as class definitions, how individuals can obtain more information by way of mail, toll-free numbers or a web address, relevant dates and deadlines, and other salient points. We will make a best effort to request prominent positioning in the magazines, namely right hand page, as far forward as possible.
10. Internet Banner Advertising
Banner advertising is recognized as an effective method of increasing brand recall and product interest. It is also highly cost-efficient as a means of generating brand awareness. GCG will design a banner advertisement for placement on specific heavily trafficked areas on each of the Internet portals. These banners will be targeting finance executives within Investments & Securities.
We would place banner advertising on financial focused websites such as Canada, Sympatico MSN Finance Channel in English & French, Sympatico MSN — Hotmail targeted to financial executives in English & French, Yahoo, National Post Online, Globe & Mail – Globelnvester.com, and AOL Money & Technology network targeting Canada. The precise sites will be chosen at the time of the media buy.
11. Media Relations
GCG will design a media relations campaign that includes distribution of a press release over PR Newswire including Canadian news wires. The press release will be broadly distributed to the media, as well as focused directly to the securities industry. The press release will alert the media of the details of the case, giving them the opportunity to report on the case and provide additional media exposure by way of news stories to their audiences.
12. Toll Free Information Line
Complementing the Notice Program will be GCG’s ancillary telephone support and website established especially for this case. The summary notice will direct class members to the toll-free telephone number and the website URL for additional information about the settlement.
GCG is able to offer automated information about different aspects of the settlement through our Interactive Voice Response (IVR) platform. We will provide (in both French and English) information about deadlines, class members’ rights, background of the case, how to submit a claim, and other pertinent information. In addition to this automated platform we will use our call center facility to set up dedicated operators for this settlement. Our call center’s main operational site is in Sarasota, Florida. However, we have many other available locations from which we run cases. Here, we anticipate using our Montreal site, where we have the capacity to use more than 100 seats (far more than needed). All of the Representatives in this facility are bilingual (English and French Canadian) professional (most have earned a college degree), and have extensive customer service experience.
Regarding connectivity to our IVR platform, all of our domestic toll free numbers automatically include “Extended Call Coverage” (ECC) which provides connectivity from Canada and all of

11

the U.S. Territories without any additional set up. In addition, the transfer of a call from the IVR to a representative in Montreal will be seamless as the infrastructure is already in place. Our IVR has limitless capacity and can be customized to accommodate any foreign language requirement.
13. Web Site
We also intend to create a case-specific web site that provides answers to frequently asked questions as well as postings of all relevant settlement-related documents. Class members will be able to access and download copies of the notices and the claim forms and will have access to relevant Court orders. This web site may be accessed by anyone in Canada or the U.S. and will be available in English and French.
14. Conclusion
Based on our experience in planning and implementing class action Notice it is our judgment that this broad reaching Notice program is reasonably calculated, using appropriate tools and methodology accepted in the advertising industry, to effectively reach targeted class members in Canada.
15. Budget Overview
Below is a cost summary of the proposed Canadian Notice Program:

National Publications*	$277,817.17
Local Newspapers — Highest Circ Day*	$96,303.59
Local Newspapers — Best Business Day*	$78,096.92
Local Newspapers — Additional*	$12,817.74
Internet Banner Advertising	$95,855.33
Media Outreach	$1,985.00
Affidavits	$6,600.00
Total	$569,475.75	*
To the extent we are asked to place separate ads for Nortel I and Nortel II, the cost will essentially double. Pricing above based on 2006 pricing and current exchange rate. Subject to change based on exchange rate at time of buy.
16. Publication Summary
Canadian Business
Provides news, opinion and community for business leaders, entrepreneurs and investors in Canada. Bi-Weekly.

*	* Final pricing will ultimately depend on the size of the final approved Summary Notice(s).

12

Maclean’s
Publishes the latest in health, education, personal finance, entertainment, personalities, politics and sports, plus thought-provoking columnists and special reports. Weekly.
L’actualite
Covers news and culture in Canada. Monthly.
Report On Business Magazine (Globe & Mail)
Considered the most comprehensive compilation of economic news in Canada. Standard Report on Business sections are typically fifteen to twenty pages and include the listings of major Canadian, US, and international stocks, bonds, and currencies. Monthly.
Financial Post Business Magazine
Consistently provides context, analysis and understanding to current trends, companies and issues that are shaping the economy and Canadians’ lives. Topics include corporate strategies, profiles of top political and business leaders with articles aimed at the broader interests of its upscale audience. Monthly.
Time Canada
Provides analysis and viewpoints. Provides insight and big-picture perspective on the most important news of the day, at home and around the world. It covers the transformational issues affecting society — socially, politically, economically and culturally. Weekly.
MoneySense
Covers personal finance in Canada. Each issue contains insightful and informative columns and articles to help consumers make the most of their money. 7x a Year.
Reader’s Digest
(English Edition)
Puts the world in perspective through a fusion of timely original editorial and select excerpts of the best journalism in print. It informs, entertains and inspires people to take action at a time when mass media prominently shapes the culture. Monthly.
Reader’s Digest
(French Edition)
French edition of the publication. Monthly.

13

Canadian Living
Provides readers with smart solutions for everyday living. The place to turn to first for I-can-do-it recipes for midweek family suppers and elegant entertaining, up-to-the-minute health and wellness information, and practical parenting and family advice-plus inspiring fashion, beauty and home decor ideas that make real sense in busy lives. Daily.
Coup de Pouce
Committed to helping women and their families living in Quebec, it delivers a wealth of information and practical advice. Editorial covers food, health, beauty and fashion, parenting, travel and home. Monthly.
Canadian Geographic
Delivers unmatched coverage of issues related to Canada and its people, all brought to vivid life through stunning photography and unforgettable writing. Monthly.
Chatelaine
(English Edition)
Covers a variety of women’s interests, from fashion and relationships to health information, profiles of successful women and journalism on social and political issues relevant to women. Monthly.
Chatelaine
(French Edition)
French edition of the publication. Monthly.
The National Post
A major Canadian English language national newspaper based in Toronto. Daily.
The Globe and Mail
Often considered the newspaper of record in Canada, it is a major Canadian English language national newspaper based in Toronto. Daily.
17. Media Definitions
REACH – The number of different people (or homes) exposed to an advertisement one or more times. Reach is expressed as an estimated percentage of the defined target population that has an opportunity to see the ad.
FREQUENCY – The average number of exposures received by the people who were reached by the media schedule.

14

GROSS IMPRESSIONS – The sum of audiences for all vehicles (such as newspapers and/or magazines) on an advertising schedule.
READERS-PER-COPY (RPC) – The average number of readers-per-copy of a publication is computed by dividing the total number of different people who read or looked into an average issue of a magazine by the magazine’s total circulation. This number is based upon the assumption that readers will “pass along” their copy of a magazine for others to read as well.
18. Syndicated Research Definitions
PMB Print Measurement Bureau is Canada’s leading syndicated study for single-source data on print readership, non–print media exposure, product usage and lifestyles. Its reputation is based on over 30 years of accurate, in-depth measurement of Canadian consumer behavior.
PMB is a non-profit organization, representing the interests of Canadian publishers advertising agencies, advertisers and other companies.
The first national PMB study was conducted in 1973. Since then, it has grown to the point where it now uses an annual sample of 24,000 to measure the readership of over 120 publications and consumer usage of over 2,500 products and brands. The PMB 2006 study is based on 25,165 interviews conducted over 24 months (October 2003 — September 2005). *See www.pmb.ca/public/e/index.htm.
INTERACTIVE MARKET SYSTEMS (IMS) — IMS is the leading international provider of information systems and solutions for the media industry. IMS provides media planning and analysis software for both industry and proprietary research. One function of IMS software is to run a reach and frequency report based on formula models such as IMS Modal and Metheringham. These formulas create a reach and frequency estimate.
NADbank — The NADbank 2005 study is the most comprehensive data source for market level data on newspaper readership, retail shopping and product category data in Canada.

15

Exhibit 1

JEANNE C. FINEGAN, APR
BIOGRAPHY
     Jeanne Finegan, Senior Vice President of The Garden City Group, Inc., has more than 20 years of communications and advertising experience. She is a nationally recognized expert in class action, bankruptcy and mass tort notification campaigns. Finegan, is accredited (APR) in Public Relations by the Universal Accreditation Board, a program administered by the Public Relations Society of America.
     She has provided expert testimony before Congress on issues of notice. Additionally, she has provided expert testimony in both State and Federal Courts regarding notification campaigns and conducted media audits of proposed notice programs for their adequacy under Fed R. Civ. P. 23(c)(2) and similar state class action statutes.
     She has lectured, published and has been cited extensively on various aspects of legal noticing, product recall and crisis communications and has served the Consumer Product Safety Commission (CPSC) as an expert to determine ways in which the Commission can increase the effectiveness of its product recall campaigns.
     Finegan has developed and implemented many of the nation’s largest and most high profile legal notice communication and advertising programs. In the course of her class action experience, Courts have recognized the merits of, and admitted expert testimony based on, her scientific evaluation of the effectiveness of notice plans. She has designed legal notices for a wide range of class actions and consumer matters that include product liability, construction defect, anti-trust, medical/pharmaceutical, human rights, civil rights, telecommunication, media, environment, securities, banking, insurance, mass tort, restructuring and product recall.
Her work includes:
     In re: UAW v General Motors Corporation, Case No: 05-73991 Class Action, United States District Court Eastern District of Michigan Southern Division (2006).
     In re: Wicon, Inc. v. Cardservlce International, Inc., BC 320215 Class Action Superior Court of the State of California for the County of Los Angeles (2004).
     In re: Varacallo, et al. v. Massachusetts Mutual Life Insurance Company, et al., Civil Action No. 04-2702 (JLL), United States District Court for the District of New Jersey (2004).
     (Preliminary Approval Order at 9). ... the Court found that ... “all of the notices are written in simple terminology, are readily understandable by Class Members, and comply with the Federal Judicial Center’s illustrative class action notices.”
     ... By working with a nationally syndicated media research, firm, (Finegan’s firm] was able to define a target audience for the MassMutual Class Members, which provided a valid basis for determining the magazine and

17

newspaper preferences of the Class Members. (Id at 5.2). ... The Court agrees with Class Counsel that this was more than adequate.
     In re: John’s Manville (Statutory Direct Action Settlement,, Common Law Direct Action and Hawaii Settlement) Index No 82-11656 (BRL) United States Bankruptcy Court Southern District of New York (2004). The nearly half-billion dollar settlement constituted three separate notification programs, which targeted all persons, who had asbestos claims whether asserted or unasserted, against the Travelers Indemnity Company.
     In the Findings of Fact and Conclusions of a Clarifying Order Approving the Settlements, the Honorable Chief Judge Burton R. Lifland said:
     “As demonstrated by Findings of Fact, the Statutory Direct Action Settlement notice program was reasonably calculated under all circumstances to apprise the affected individuals of the proceedings and actions taken involving their interests, Mullane v. Cent. Hanover Bank & Trust Co; 339 U.S. 306, 314 (1950), such program did apprise the overwhelming majority of potentially affected claimants and far exceeded the minimum notice required The Court concludes that mailing direct notice via U.S. Mail to law firms and directly to potentially affected claimants, as well as undertaking an extensive print media and Internet campaign met and exceeded the requirements of due process. The Court’s conclusion in this regard is buttressed by the results over 26,000 phone calls, 20,000 requests for information 8,000 website visits and 4,000 users registered to download documents. The results simply speak for themselves.”
     In re: Wilson v. Massachusetts Mutual Life Insurance Company, Case No. D-101-CV 98-02814 (First Judicial District Court County of Santa Fe State of New Mexico 2002.) This was a nationwide notification program that included all persons in the United States who owned, or had owned, a life or disability insurance policy with Massachusetts Mutual Life Insurance Company and had paid additional charges when paying their premium on an installment bases. The class was estimated to exceed 1.6 million individuals.
     (www.insuranceclassclaims.com/).
In granting preliminary approval to the settlement agreement, the Honorable Art Encinias commented:
     “The Notice Plan was the best practicable and reasonably calculated, under the circumstances of the action. ...land) that the notice meets or exceeds all applicable requirements of law, including Rule 1-023(C)(2) and (3) and 1-023(E), NMRA 2001, and the requirements of federal and/or state constitutional due process and any other applicable law.”
In re: Deke, et al. v. Cardservice International, Case No. BC 271679 Superior Court of the State of California for the County of Los Angeles. (2004)

18

     In the Final Order dated March 1, 2004, The Honorable Charles W. McCoy commented:
     “The Class Notice satisfied the requirements of California Rules of Court 1856 and 1859 and due process and constituted the best notice practicable under the circumstances. ”
In re: Sager v. blamed Corp. and McGhan Medical Breast Implant Litigation, Case No. 01043771, Superior Court of the State of California County of Santa Barbara. (2004).
     In the Final Judgment and Order, dated March 30, 2004, the Honorable Thomas P. Anderle stated:
     “Notice provided was the best practicable under the circumstances.”
In re: Florida Microsoft Antitrust Litigation Settlement. Index number 99-27340 CA 11, 11t Judicial District Court of Miami — Dade County, Florida. (2003) In the Final Order Approving the Fairness of the Settlement, The Honorable Henry H. Harnage said:
     “The Class Notice ... was the best notice practicable under the circumstances and fully satisfies the requirements of due process, the Florida Rules of Civil Procedure, and any other applicable rules of the Court.”
In re: Montana Microsoft Antitrust Litigation Settlement. No. DCV 2000 219, Montana First Judicial District Court – Lewis & Clark Co. (2003).
In re: South Dakota Microsoft Antitrust Litigation Settlement. Civ. No. 00-235, State of South Dakota county of Hughes in the circuit Court Sixth Judicial Circuit.
In re: Kansas Microsoft Antitrust Litigation Settlement. Case No. 99C 17089 Division No. 15 Consolidated Cases, District Court of Johnson County, Kansas Civil Court Department.
In the Final Order and Final Judgment, the Honorable Allen Slater stated:
     “The Class Notice provided was the best notice practicable under the circumstances and fully complied in all respects with the requirements of due process and of the Kansas State. Annot. 00-22.3.”
     In re: North Carolina Microsoft Antitrust Litigation Settlement, No. 00-CvS-4073 (Wake) 00-CvS-1246 (Lincoln), State of North Carolina, Wake and Lincoln Counties in the General Court of Justice Superior Court Division North Carolina Business Court.
     In the multiple state cases, Plaintiffs generally allege that Microsoft unlawfully used anticompetitive means to maintain a monopoly in markets for certain software, and that as a result, it overcharged consumers who licensed its MS-DOS, Windows, Word,

19

Excel and Office software. The multiple legal notice programs targeted both individual users and business users of this software. The scientifically designed notice programs took into consideration both media usage habits and demographic characteristics of the targeted class members.
     In re: MCI Non-Subscriber RatePavers Litigation, MDL Docket No. 1275, (District Court for Southern District of Illinois 2001) . The advertising and media notice program was designed with the understanding that the litigation affects all persons or entities who were customers of record for telephone lines presubscribed to MCl/World Corn, and were charged the higher non-subscriber rates and surcharges for direct-dialed long distance calls placed on those lines. (www.rateclaims.com).
     After a hearing to consider objections to the terms of the settlement, The Honorable David R. Herndon stated:
“As further authorized by the Court, GMs. Finegan’s company/ ... published the Court-approved summary form of notice in eight general-interest magazines distributed nationally; approximately 900 newspapers throughout the United States and a Puerto Rico newspaper. In addition, /Ms. Finegan ‘s company) caused the distribution of the Court-approved press release to over 2,500 news outlets throughout the United States... The manner in which notice was distributed was more than adequate...”
     In re: Sparks v. AT&T Corporation, Case No. 96-LM-983 (In the Third Judicial Circuit, Madison County, Illinois.) The litigation concerned all persons in the United States who leased certain AT&T telephones during the 1980’s. Finegan designed and implemented a nationwide media program designed to target all persons who may have leased telephones during this time period, a class that included a large percentage of the entire population of the United States.
     In granting final approval to the settlement, the Court commented:
     “The Court further finds that the notice of the proposed settlement was sufficient and furnished Class Members with the information they needed to evaluate whether to participate in or opt out of the proposed settlement. The Court therefore concludes that the notice of the proposed settlement met all requirements required by law, including all Constitutional requirements.”
     In re: Pigford v. Glickman and U.S. Department of Agriculture, Case No. CA No. 97-19788 (PLF), (District Court for the District of Columbia 1999). This was the largest civil rights case to settle in the United States in over 40 years. The highly publicized, nation-wide paid media program was designed to alert all present and past African-American farmers of the opportunity to recover monetary damages against the U.S. Department of Agriculture for alleged loan discrimination.
     In his Opinion, the Honorable Paul L. Friedman commented on the notice program by saying:

20

     “The parties also exerted extraordinary efforts to reach class members through a massive advertising campaign in general and African American targeted publications and television stations.”
Judge Friedman continued:
     “The Court concludes that class members have received more than adequate notice and have had sufficient opportunity to be heard on the fairness of the proposed Consent Decree.”
     In re: SmithKline Beecham Clinical Billing Litigation, Case No. CV. No. 97-L-1230 (Illinois Third Judicial District Madison County, 2001.) Finegan designed and developed a national media and Internet site notification program in connection with the settlement of a nationwide class action concerning billings for clinical laboratory testing services.
     In re: MacGregor v. Schering-Plough Corp., Case No. EC248041 (Superior Court of the State of California in and for the County of Los Angeles 2001). This nationwide notification was designed to reach all persons who had purchased or used an aerosol inhaler manufactured by Schering-Plough. Because no mailing list was available, notice was accomplished entirely through the media program.
     In re: Swiss Banks Holocaust Victim Asset Litigation, Case No. CV-96-4849, (Eastern District of New York 1999). Finegan managed the design and implementation of the Internet site on this historic case. The site was developed in 21 native languages. It is a highly secure data gathering tool and information hub, central to the global outreach program of Holocaust survivors. (www.swissbankclaims.com/).
     In re: Louisiana-Pacific Inner-Seal Siding Litigation, Civil Action Nos. 879-JE, and 1453-JE U.S.D.C., (District of Oregon 1995 and 1999). Under the terms of the Settlement, three separate Notice programs were to be implemented at three-year intervals over a period of six years. In the first Notice campaign, Finegan implemented the print advertising and Internet components of the Notice program.
     In approving the legal notice communication plan, the Honorable Robert E. Jones stated:
     “The notice given to the members of the Class fully and accurately informed the Class members of all material elements of the settlement...(through a broad and extensive multi-media notice campaign.”
     In reference to the third-year Notice program for Louisiana Pacific, Special Master Hon. Judge Richard Unis, commented:
     “In approving the third year notification plan for the Louisiana-Pacific Inner-SeaFM Siding litigation, the court referred to the notice as `...well formulated to conform to the definition set by the court as adequate and reasonable notice.”
     Indeed, I believe the record should also reflect the Court’s appreciation to Ms. Finegan for all the work she’s done, ensuring that noticing was done

21

correctly and professionally, while paying careful attention to overall costs. “Her understanding of various notice requirements under Fed R. Civ. P. 23, helped to insure that the notice given in this case was consistent with the highest standards of compliance with Rule 23(d)(2).
     In re; Thomas A. Foster and Linda E. Foster v. ABTco Sidin ‘ Litigation, Case No. 95-151-M, (Circuit Court of Choctaw County, Alabama 2000). This litigation focused on past and present owners of structures sided with Abitibi-Price siding. The notice program that Finegan designed and implemented was national in scope.
     In the Order and Judgment Finally approving settlement, Judge J. Lee McPhearson said:
     “The Court finds that the Notice Program conducted by the Parties provided individual notice to all known Class Members and all Class Members who could be identified through reasonable efforts and constitutes the best notice practicable under the circumstances of this Action. This finding is based on the overwhelming evidence of the adequacy of the notice program ...The media campaign involved broad national notice through television and print media, regional and local newspapers, and the Internet (see id ¶59-11) The result: over 90 percent of Abitibi and ABTco owners are estimated to have been reached by the direct media and direct mail campaign.”
     In re: Exxon Valdez Oil Spill Litigation, Case No. A89-095-CV (HRH) (Consolidated) U.S. District Court for the District of Alaska (1997, 2002). Finegan designed and implemented two media campaigns to notify native Alaskan residents, trade workers, fisherman, and others impacted by the oil spill of the litigation and their rights under the settlement terms.
     In re: Georgia-Pacific Toxic Explosion Litigation Case No. 98 CVCO5-3535, (Court of Common Pleas Franklin County, Ohio 2001). Finegan designed and implemented a regional notice program that included network affiliate television, radio and newspaper. The notice was designed to alert adults living near a Georgia-Pacific plant that they had been exposed to an air born toxic plume and their rights under the terms of the class action settlement.
     In the Order and Judgement finally approving the settlement the Honorable Jennifer L. Bunner said:
     “...Notice of the settlement to the Class was the best notice practicable under the circumstances, including individual notice to all members who can be identified through reasonable effort. The Court finds that such effort exceeded even reasonable effort fort and that the Notice complies wills the requirements of Civ. R. 23(C).
     In re: Johns Manville Phenolic Foam Litigation Case No. CV 96-10069, (District Court for the District of Massachusetts 1999). The nationwide multi-media legal notice program was designed to reach all Persons who own any structure, including an industrial building, commercial building, school, condominium, apartment house,

22

home, garage or other type of structure located in the United States or its territories, in which Johns Manville PFRI was installed, in whole or in part, on top of a metal roof deck.
     In re: James Hardie Roofing Litigation Case No. CV. No. 00-2-17945-65SEA (Superior Court of Washington in and for King County 2002). The nationwide legal notice program included advertising on television, in print and on the Internet. It was national in scope and designed to reach all persons who own any structure with JHBP roofing products.
     In the Final Order and Judgement the Honorable Steven Scott stated:
     “The notice program required by the Preliminary Order has been fully carried out.... land was’ extensive. The notice provided fully and accurately informed the Class Members of all material elements of the proposed Settlement and their opportunity to participate in or be excluded from it; was the best notice practicable under the circumstances; was valid, due and sufficient notice to all Class Members; and complied fully with Civ. R. 23, the United States Constitution, due process, and other applicable law.”
     In re: First Alert Smoke Alarm Litigation, Case No. CV-98-C-1546-W (UWC), (District Court for the Northern District of Alabama Western Division 2000). Finegan designed and implemented a nationwide legal notice and public information program. The public information program is scheduled to run over a two-year period to inform those with smoke alarms of the performance characteristics between photoelectric and ionization detection. The media program includes network and cable television, magazine and specialty trade publications.
     In the Findings and Order Preliminarily Certifying the Class, The Honorable C.W. Clemon wrote that the notice plan:
     “...Constitutes due, adequate and sufficient notice to all Class Members; and meets or exceeds all applicable requirements of the Federal Rules of Civil Procedure, the United States Constitution (including the Due Process Clause), the Alabama State Constitution, the Rules of the Court, and any other applicable law.”
     In re: American Cvanamid, Civil Action CV-97-0581-BH-M United States District court for the Southern District of Alabama 2001. The media program targeted those Farmers who had purchased crop protection chemicals manufactured by American Cyanamid.
     In the Final Order and Judgment, the Honorable Charles R. Butler Jr. wrote:
     “The Court finds that the form and method of notice used to notify the Temporary Settlement Class of the Settlement satisfied the requirements of Fed R. Civ. P. 23 and due process, constituted the best notice practicable under the circumstances, and constituted due and sufficient notice to all potential members of the Temporary Class Settlement.”

23

     In re: Bristow v Fleetwood Enterprises Litigation Case No Civ 00-0082-S-EJL (District Court for the District of Idaho 2001). Finegan designed and implemented a legal notice campaign targeting present and former employees of Fleetwood Enterprises, Inc., or its subsidiaries who worked as hourly production workers at Fleetwood’s. housing, travel trailer, or motor home manufacturing plants. The comprehensive notice campaign included print, radio and television advertising.
     In re: New Orleans Tank Car Leakage Fire Litigation, Case No 87-16374. (Civil District Court for the Parish of Orleans, State of Louisiana 2000) T his case resulted in one of the largest settlements in US History. This campaign consisted of a media relations and paid advertising program to notify individuals of their rights under the terms of the settlement.
     In re: Garria Spencer v. Shell Oil Company, Case No. CV 94-074, District Court, Harris County Texas (1995). The nation wide notification program was designed to reach individuals who owned real property or structures in the United States which contained polybutylene plumbing with acetyl insert or metal insert fittings.
     In re: Rene Rosales v. Fortune Insurance Company, Case No 99-04588 CA (41) Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida (2000). Finegan provided expert testimony in this matter. She conducted an audit on behalf of intervening attorneys for the proposed notification to individuals insured with personal injury insurance. Based upon the audit; Ms. Finegan testified that the proposed notice program was inadequate. The Court agreed and signed an Order Granting Intervenors’ Objections to Class Action settlement...The Honorable Jose M. Rodriques said:
     “The Court finds that Ms. Finegan is qualified as an expert on class notice and effective media campaigns. The Court finds that her testimony is credible and reliable.”
     Based in part on Finegan’s testimony, the Court ruled in favor of the intervening parties and disapproved the parties’ original settlement agreement, vacating the order of preliminary approval.
     In re: Hurd Millwork Heat MirrorTM Litigation Case No. CV-772488, (Superior Court of the State of California for the County of Santa Clara 2000). This nationwide multi-media notice program was designed to reach class members with failed heat mirror seals on windows and doors, and alert them as to the actions that they needed to take to receive enhanced warranties or window and door replacement.
     In re: Laborers District Counsel of Alabama Health and Welfare Fund v Clinical Laboratory Services. Inc, Case No. CV-97-C-629-W (Northern District of Alabama 2000.) Finegan designed and developed a national media and Internet site notification program in connection with the settlement of a nationwide class action concerning alleged billing discrepancies for clinical laboratory testing services.
     In re: StarLink Corn Products Liability Ligations Case No. 01 C 1181, (Northern District of Illinois, Eastern Division 2002). Finegan designed and

24

implemented a nationwide notification program designed to alert potential class members of the terms of the settlement.
     In re: Albertson’s Back Pay Litigation, Case No. 97-0159-S-BLW, U.S. District Court of Idaho (1997). Finegan designed and developed a secure Internet site, where claimants could seek case information confidentially.
     In re: Georgia Pacific Hardboard Siding Recovering Program, Case No. CV-95-3330-RG, Circuit Court for the County of Mobile, State of Alabama (1997). Finegan designed and implemented a multi-media legal notice program, which was designed to reach class members with failed G-P siding and alert them of the pending matter. Notice was provided through advertisements which aired on national cable networks, magazines of nationwide distribution, local newspaper, press releases and trade magazines.
     In re: Diet Drum Litigation, Finegan has worked on many state notification programs and worked as a consultant to the National Diet Drug Settlement Committee on notification issues.
     In re: ABS II Pipes Litigation, Case No. 3126, Contra Costa Superior Court, State of California (1998 and 2001). The Court approved regional notification program designed to alert those individuals who owned structures with the pipe, that they were eligible to recover the cost of replacing the pipe. (www.abspipes.com/).
     In re: Avenue A Inc. Internet Privacy Litigation District Court for the Western District of Washington Case No: COO-1964C.
     In re: Lorazepam and Clorazepate Antitrust Litigation, MDL No. 1290 (TFH) United States District Court for the District of Columbia.
     In re: Providian Financial Corporation ERISA Litigation Case No C-01-5027 United States District Court for the Northern District of California.
     In re: H & R Block., et al Tax Refund Litigation State of Maryland Circuit Court for Baltimore City Case No. 97195023/CC4111
     In re: American Premier Underwriters, Inc. U.S. Railroad Vest Corp. Boone Circuit Court – Boone County, Indiana. Cause No: 06C01-9912
     In re: Sprint Corporation Optical Fiber Litigation District Court of Leavenworth Co, Kansas Case No: 9907 CV 284
     In re: Shelter Mutual Insurance Company Litigation District Court in and for Canadian Co. State of Oklahoma Case No. CJ-2002-263
     In re: Conseco, Inc. Securities Litigation Southern District of Indiana Indianapolis Division Case No: IP-00-0585-C Y/S CA

25

     In re: National Treasury Employees Union, et al United States Court of Federal Claims Case No: 02-128C
     In re: City of Miami Parking Litigation Circuit Court of the 11 m Judicial Circuit in and for Miami Dade County, Florida Case Nos: 99-21456 CA-10, 99-23765 — CA-10.
     In re: Prime Co. Incorporated DB/A/Prime Co. Personal Communications, United States Court Eastern District of Texas Beaumont Division — Civil Action No. L I :01 CV65 8.
     In re: Alsea Veneer v. State of OreRon A.A., Case No. 88C-11289-88C-11300.
A Sample of Finegan’s Bankruptcy Experience —
     Finegan has designed and implemented literally hundreds of domestic and international bankruptcy notice programs. A sample case list includes the following:
     In re: United Airlines, Case No. 02-B-48191 (Bnkr. N.D Illinois Eastern Division) Finegan worked with United and its restructuring attorneys to design and implement global legal notice programs. The notice was published in 11 countries and translated into 6 languages. Finegan worked closely with legal counsel and UAL’s advertising team to select the appropriate media and to negotiate the most favorable advertising rates. (www.pd-ual.com/).
     In re: Enron, Case No. 01-16034 (Bankr. S.D.N.Y.) Finegan worked with Enron and its restructuring attorneys to publish various legal notices.
     In re: Dow Corning, Case No. 95-20512 (Bankr. E.D. Mich.) Finegan originally designed the information website. This Internet site is a major information hub that has various forms in 15 languages.
     In re: Harnischfeger Industries, Case No. 99-2171 (RJW) Jointly Administered U.S. Bankr., District of Delaware. Finegan designed and implemented 6 domestic and international notice programs for this case. The notice was translated into 14 different languages and published in 16 countries.
     In re: Keene Corporation, Case No. 93B 46090 (SMB) U.S. Bankr. Eastern District of Missouri, Eastern Division. Finegan designed and implemented multiple domestic bankruptcy notice programs including notice on the plan of reorganization directed to all creditors and all Class 4 asbestos-related claimants and counsel.
     In re: Lamonts, Case No. 00-00045 U.S. Bankr. Western District of Washington. Finegan designed an implemented multiple bankruptcy notice programs.
     In re: Monet Group Holdings, Case Nos. 00-I936 (MFW) U.S. Bankr. District of Delaware. Finegan designed and implemented a bar date notice.

26

     In re: Laclede Steel Company, Case No 98-53121-399 US Bankr. CT, Eastern District of MO, Eastern Division. Finegan designed and implemented multiple bankruptcy notice programs.
     In re: Columbia Gas Transmission Corporation, Case No. 91-804 Bankr., Southern District of New York; Finegan developed multiple nation-wide legal notice notification programs for this case.
     In re: U.S.H. Corporation of New York, et al., and (BRL) Bank Southern District of New York; she designed and implemented a bar date advertising notification campaign.
     In re: Best Products Co., Inc., Bankr. Case No. 96-35267-T, Eastern District of Virginia; she implemented a national legal notice program that included multiple advertising campaigns for notice of sale, bar date, disclosure and plan confirmation.
     In re: Lodgian, Inc., et al – Southern District Court of New York Case No. 16345 (BRL) Factory Card Outlet – 99-685 (JCA), 99-686 (JCA)
     In re: International Total Services, Inc., et al. – Eastern District Court of New York, Case No: 01-21812, 01-21818, 01-21820, 01-21882, 01-21824, 01-21826, 01-21827 (CD) Under Case No: 01-21812
     In re: Decora Industries, Inc and Decora, Incorporated, District of Delaware Case No: 00-4459 and 00-4460 (JJF)
     In re: Genesis Health Ventures, Inc., et al — District of Delaware Case No. 002692 (PJW)
     In re: Telephone Warehouse, Inc., et al — District of Delaware Case No. 00-2105 through 00-2110 (MFW)
     In re: United Companies Financial Corporation. et al,., District of Delaware Case No. 99-450 (MFW) through 99-461 (MFW)
     In re: Caldor. Inc. New York, The Caldor Corporation. Caldor, Inc. CT, et al. Southern District of New York Case No: 95-B44080 (JLG)
     In re: Physicians Health Corporation, et al. District of Delaware Case No: 00-4482 (MFW)
     In re: GC Companies., et al. District of Delaware Case Nos: 00-3897 through 00-3927 (MFW)
     In re: Heilig-Meyers Company, et al. Eastern District of Virginia (Richmond Division) Case Nos: 00-34533 through 00-34538.

27

Product Recall and Crisis Communication
     Reser’s Fine Foods – Reser’s is a nationally distributed brand and manufacturer of food products through giants such as Albertsons, Costco, Food Lion, WinnDixie, Ingles, Safeway and Walmart, Finegan designed an enterprise wide crisis communication plan that included communications objectives, crisis team roles and responsibilities, crisis response procedures, regulatory protocols, definitions of incidents that require various levels of notice, target audiences, and threat assessment protocols. Finegan worked with the company through two nationwide, high profile recalls, conducting extensive media relations efforts.
Background
     Prior to joining The Garden City Group, Inc., Finegan co-founded Huntington Advertising, a nationally recognized leader in legal notice communications. After Fleet Bank purchased her firm in 1997; she grew the company into one of the nation’s leading legal notice communication agencies.
     Prior to that, Finegan spearheaded Huntington Communications, (an Internet development company) and The Huntington Group, Inc., (a public relations firm). As a partner and consultant, she has worked on a wide variety of client marketing, research, advertising, public relations and Internet programs. During her tenure at the Huntington Group, client projects included advertising (media planning and buying), shareholder meetings, direct mail, public relations (planning, financial communications) and community outreach programs. Her past client list includes large public and privately held companies: Code-A-Phone Corp., Thrifty-Payless Drug Stores, Hyster-Yale, The Portland Winter Hawks Hockey Team, U.S. National Bank, U.S. Trust Company, Morley Capital Management, and Durametal Corporation.
     Prior to Huntington Advertising, Finegan worked as a consultant and public relations specialist for a West Coast-based Management and Public Relations Consulting firm.
     Additionally, Finegan has experience in news and public affairs. Her professional background includes being a reporter, anchor and public affairs director for KWJJ/KJIB radio in Portland, Oregon, as well as reporter covering state government for KBZY radio in Salem, Oregon. Finegan worked as an assistant television program/promotion manager for KPDX directing $50 million in programming. Additionally she was the program/promotion manager at and KECH-22 television.
     Finegan’s multi-level communication background gives her a thorough, hands-on understanding of media, the communication process, and how it relates to creating effective and efficient legal notice campaigns.
Articles
Co-Author, “Approaches to Notice in State Court Class Actions,” – For The Defense, Vol. 45, No. 11 — November, 2003.

28

Citation – “Recall Effectiveness Research: A Review and Summary of the Literature on Consumer Motivation and Behavior” U.S. Consumer Product Safety Commission, CPSC-F-02-1391, p.10, Heiden Associates – July 2003.
Author, “The Web Offers Near, Real-Time Cost Efficient Notice,” – American Bankruptcy Institute — ABI Journal, Vol. XXII, No. 5. — 2003.
Author, “Determining Adequate Notice in Rule 23 Actions,” – For The Defense, Vol. 44, No. 9 — September, 2002,
Author, Legal Notice, What You Need To Know and Why, — Monograph, July 2002.
Co-Author, “The Electronic Nature of Legal Noticing,” — The American Bankruptcy Institute Journal -Vol. XXI, No. 3, April 2002.
Author, “Three Important Mantras for CEO’s and Risk Managers in 2002” — International Risk Management Institute — irmi.com/ January 2002.
Co-Author, “Used the Bat Signal Lately” — The National Law Journal, Special Litigation Section — February 19, 2001.
Author, “How Much is Enough Notice” — Dispute Resolution Alert, Vol. 1, No. 6. March 2001.
Author, “Monitoring the Internet Buzz” – The Risk Report, Vol. XXIII, No. 5, fan. 2001.
Author, “High-Profile Product Recalls Need More Than the Bat Signal” — International Risk Management Institute – irmi.com/July 2001.
7:o-Author, “Do you know what 100 million people are buzzing about today? Risk and Insurance Management – March 2001.
Quoted Article: “Keep Up with Class Action” Kentucky Courier Journal – March 3, 2000.
Author, “The Great Debate — How Much is Enough Legal Notice?” American Bar Association — Class Actions and Derivatives Suits Newsletter, Winter edition 999.

29

Speaker/Expert Panelist/Presenter

Practicing Law Institute	Faculty Panelist – CLE Presentation -11`h Annual Consumer Financial Services Litigation. Presentation: Class Action Settlement Structures – Evolving Notice Standards in the Internet Age. New York/Boston (simulcast), NY March 2006; Chicago, IL April 2006 and San Francisco, CA May 2006.

U.S. Consumer Product Safety Commission	Ms. Finegan participated as an Expert to the Consumer Product Safety Commission to discuss ways in which the CPSC could enhance and measure the recall process. As an expert panelist, Ms Finegan discussed how the CPSC could better motivate consumers to take action on recalls and how companies could scientifically measure and defend their outreach efforts. Bethesda MD, September 2003.

Weil, Gotshal & Manges	CLE presentation “A Scientific Approach to Legal Notice Communication” New York, June 2003.

Sidley & Austin	CLE presentation “A Scientific Approach to Legal Notice Communication” Los Angeles, May 2003.

Kirkland & Ellis	Speaker to restructuring group addressing “The Best Practicable Methods to Give Notice in a Tort Bankruptcy.” Chicago, April 2002.

Georgetown University Law Center Mass Tort Litigation Institute	CLE White Paper: What are the best practicable methods to give notice?
Dispelling the communications myth — A notice disseminated is a notice communicated. Faculty – Mass Tort Litigation Institute - Washington D.C., November 1, 2001.

American Bar Association	How to Bullet-Proof Notice Programs and what communication barriers present due process concerns in legal notice. Presentation to the ABA Litigation Section Committee on Class Actions & Derivative Suits — Chicago, IL, August 6, 2001.

McCutchin, Doyle, Brown & Enerson	Speaker to litigation group in San Francisco and simulcast to four other McCutchin locations, addressing the definition of effective notice and barriers to communication that affect due process in legal notice. San Francisco, CA — June 2001.

30

Marylhurst University	Guest lecturer on public relations research methods. Portland, OR - February 2001.

University of Oregon	Guest speaker to MBA candidates on quantitative and qualitative research for marketing and communications programs. Portland, OR — May 2001.

Judicial Arbitration & Mediation Services (JAMS)	Speaker on the definition of effective notice. San Francisco and Los Angeles, CA — June 2000.

International Risk Management Institute	Expert Commentator on Crisis and Litigation Communications. www.irmi.com/

The American Bankruptcy Institute Journal (ABI)	Past Contributing Editor – Beyond the Quill. www.abi.org/.
Memberships and Professional Credentials
APR — Accredited Public Relations — The Universal Board of Accreditation Public Relations Society of America.
Member Portland Advertising Federation
Member of the Public Relations Society

31

Exhibit 2

GCG’s Sample Multi-National experience
In re Federal-Mogul Global Inc., No. 01-10578 (AMW) (Bankr. D. Del. 2003). The worldwide notice program for the Federal-Mogul Bankruptcy case was published in 127 countries, 307 publications, and 69 languages. In addition, the notice was published in 28 major publications in United Kingdom and in 14 major publications in the United States. (http://www.fmoplan.com/).
Complexities: The Class consisted of multiple sets of demographics; both white collar and blue collar workers. We analyzed the media and media habits of these populations in the involved countries and published the notice as was necessary to reach both groups effectively. A four-tiered rationale was tailored, so that notice was distributed in an effective manor. Countries were assigned to a tier according to their level of business with Federal Mogul.
In Re Western Union Money Transfer Litig., Master File No. CV 01 0335 (CPS) (E.D.N.Y 2002). The court approved a worldwide settlement and notice program. The Legal Notice was published in more than 160 publications, in more than 80 countries and in more than 20 languages, it is one of the largest international notice programs ever. (http://www.cruzlitigation.com/).
Complexities: The web site was developed in 20 native languages.
This notice program was developed after thorough analysis of the data relating to the amount of and number of transactions conducted around the world. Publications in countries were determined by the volume of money and transactions both inbound from and outbound to the United States. For example, when it was shown that a large amount of money was transferred from the United States to Guatemala, ethnic publications catering specifically to the Guatemalan populations in the United States were used. Also the reverse was true, when large amounts of money were transferred to the United States from other countries, we analyzed the widely circulated, well read publications in those countries. This complex analysis and implementation effectively reached all the targeted populations.
In re: Swiss Banks Holocaust Victim Asset Litigation Case No. CV-96-4849, (E.D.N.Y. 1999). Finegan managed the design and implementation of the Internet site. The site was developed in 21 native languages. It is a highly secure data gathering tool and information hub, central to the global outreach program of Holocaust survivors. The website can be viewed at www.swissbankclaims.com/.
Complexities: The web site had to be developed in 21 native languages. The site also had to be designed to work under the lowest common browser. The site was tested across more than 100 different platforms so that a wide range of visitors could easily access this site. Because of the sensitive nature of the information collected on this site, extraordinary security measures had to be established and actively managed to protect it from intrusion and to this day cannot be fully disclosed.
At several points during the notice campaign the site was used as a platform for real-time press conference coverage at four sites simultaneously. Press conferences were held in New York, Tel Aviv, Paris and Budapest.

33

In re: Mexico Money Transfer Litigation Settlement, 164 F. Supp. 2d 1002 (N.D. Ill. 2000). (need to bring up the text) This case involved the alleged failure of Western Union and Money Gram to pass along currency conversion discounts to their customers and to post the currency conversion rates in stores. GCG was extensively involved in helping the corporate defendants identify settlement options and related costs.
(http://www.gardencitygroup.com/cases/pdf/WES/WESNotice,pdf)
Complexities; The challenges in this case were numerous in light of the sheer volume of data from the money transfer companies (approximately 47 million records). GCG designed and formatted bilingual notices and claim forms and implemented an extremely complex notice program that included United States and Mexico radio, TV, and newspapers, as well as an 800-number telephone support system in Mexico and the United States. Extensive tracking and reporting of all activities was required for each of three defendants. We recently implemented the claims phase of this settlement with the completed mailing of over 5,000,000 claim forms. Once the processing of claims is complete later this spring, we will begin mailing thousands of coupons to approved claimants. As a follow-up to this settlement, we have just recently initiated the notice phase of a settlement entitled Amorsolo v. Western Union Financial Services, Ina This case of over 3.2 million California-only class members mimics the process described above. GCG is responsible for implementing all phases of the settlement.

34

EXHIBIT B
UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

x
In re NORTEL NETWORKS CORP.	:	Civil Action No. 01-CV-1855 (RMB)
SECURITIES LITIGATION	:
	:	CLASS ACTION
:
This Document Relates To:	:
:
ALL ACTIONS	:
:
x

ORDER AND FINAL JUDGMENT
     On the                      day of                     , 2006, a hearing having been held before this Court to determine: (1) whether the terms and conditions of the Stipulation and Agreement of Settlement dated                     , 2006 (the “Stipulation”) are fair, reasonable and adequate for the settlement of all claims asserted by the U.S. Global Class against the Defendants in the Complaint now pending in this Court under the above caption, including the release of the Defendants and the Released Parties, and should be approved; (2) whether judgment should be entered dismissing the Complaint on the merits and with prejudice in favor of the Defendants and as against all persons or entities who are members of the U.S. Global Class herein who have not requested exclusion therefrom; (3) whether to approve the Plan of Allocation as a fair and reasonable method to allocate the settlement proceeds among the members of the U.S. Global Class; and (4) whether and in what amount to award Lead Plaintiffs Counsel fees and reimbursement of expenses. The Court having considered all matters submitted to it at the hearing and otherwise; and it appearing that a notice of the hearing substantially in the form approved by the Court (including French language versions sent to addresses in Quebec, Canada)

was mailed to all persons or entities reasonably identifiable, who purchased common stock of Nortel Networks Corporation (“Nortel”), or call options on Nortel common stock, or wrote (sold) put options on Nortel common stock during the period between October 24, 2000 through February 15, 2001, inclusive (the “Class Period”), except those persons or entities excluded from the definition of the U.S. Global Class or who previously excluded themselves from the U.S. Global Class, as shown by the records of Nortel’s transfer agent, and the records compiled by the Claims Administrator in connection with its previous mailing of the Notice of Pendency, at the respective addresses set forth in such records, and that a summary notice of the hearing substantially in the form approved by the Court was published pursuant to the Notice Plan as set forth in the Affidavit of                     , and the Court having considered and determined the fairness and reasonableness of the award of attorneys’ fees and expenses requested by Lead Plaintiff’s Counsel; and all capitalized terms used herein having the meanings as set forth and defined in the Stipulation.
     NOW, THEREFORE, IT IS HEREBY ORDERED THAT:
     1. The Court has jurisdiction over the subject matter of the Action, the Lead Plaintiff, all U.S. Global Class Members, and the Defendants.
     2. The Court finds that the prerequisites for a class action under (United States) Federal Rules of Civil Procedure 23(a) and (b)(3) have been satisfied in that: (a) the number of U.S. Global Class Members is so numerous that joinder of all members thereof is impracticable; (b) there are questions of law and fact common to the U.S. Global Class; (c) the claims of the U.S. Global Class Representatives are typical of the claims of the U.S. Global Class they seek to represent; (d) the Class Representatives have and will fairly and adequately represent the interests of the U.S. Global Class; (e) the questions of law and fact common to the members of

2

the U.S. Global Class predominate over any questions affecting only individual members of the U.S. Global Class; and (f) a class action is superior to other available methods for the fair and efficient adjudication of the controversy.
     3. Pursuant to Rule 23 of the (United States) Federal Rules of Civil Procedure this Court hereby finally certifies this action as a class action on behalf of all persons and entities who purchased Nortel common stock, or purchased call options on Nortel common stock, or wrote (sold) put options on Nortel common stock (collectively, “Nortel Securities”) during the period between October 24, 2000 through February 15, 2001, inclusive, and who suffered damages thereby, including, but not limited to, those persons or entities who traded in Nortel Securities on the New York Stock Exchange and/or the Toronto Stock Exchange. Excluded from the U.S. Global Class are Defendants, members of any of the Individual Defendants’ immediate families, any entity in which any Defendant has a controlling interest or is a parent or subsidiary of or is controlled by the Company, and the officers, directors, affiliates, legal representatives, heirs, predecessors, successors or assigns of any of the Defendants. Also excluded from the U.S. Global Class for this Action are the persons and/or entities who previously excluded themselves as listed on Exhibit 1 annexed hereto, and those who have now requested exclusion from the U.S. Global Class by filing a request for exclusion as listed on Exhibit 2 annexed hereto.
     4. Notice of the pendency of this Action as a class action and of the proposed Settlement was given to all U.S. Global Class Members who could be identified with reasonable effort. The form and method of notifying the U.S. Global Class of the pendency of the action as a class action and of the terms and conditions of the proposed Settlement met the requirements of Rule 23 of the (United States) Federal Rules of Civil Procedure, Section 21D(a)(7) of the (United

3

States) Securities Exchange Act of 1934, 15 U.S.C. 78u-4(a)(7), as amended, including by the (United States) Private Securities Litigation Reform Act of 1995 (the “PSLRA”), Rule 23.1 of the Local Rules of the Southern and Eastern Districts of New York, due process, and any other applicable law, constituted the best notice practicable under the circumstances, and constituted due and sufficient notice to all persons and entities entitled thereto.
     5. The Settlement is approved as fair, reasonable and adequate. Subject to the terms and provisions of the Stipulation and the conditions therein being satisfied, the parties are directed to consummate the Settlement.
     6. The Gross Settlement Shares are to be issued solely in exchange for bona fide outstanding claims. All parties to whom it is proposed to issue such securities have had the right to appear at the hearing on the fairness of the Settlement and adequate notice has been given to all such parties. The Court recognizes and acknowledges that one consequence of its approval of the Settlement at the Settlement Fairness Hearing is that, pursuant to Section 3(a)(10) of the (United States) Securities Act of 1933, as amended, 15 U.S.C. § 77c(a)(1), the Gross Settlement Shares may be distributed to Class Members (and to Plaintiffs’ Counsel as may be awarded by the respective Courts for attorneys’ fees) without registration and compliance with the prospectus delivery requirements of the U.S. securities laws as the Gross Settlement Shares will be exempt from registration under the (United States) Securities Act of 1933, 15 U.S.C. § 77c(a)(1), as amended, pursuant to Section 3(a)(10) thereunder. The Court also acknowledges that Nortel will rely on such 3(a)(10) exemption (and Nortel will not register the Gross Settlement Shares under the (United States) Securities Act of 1933) based on this Court’s approval of the fairness of the Settlement.

4

     7. The Complaint, which the Court finds was filed on a good faith basis in accordance with the Private Securities Litigation Reform Act and Rule 11 of the (United States) Federal Rules of Civil Procedure based upon all publicly available information, is hereby dismissed in its entirety with prejudice and without costs, except as provided in the Stipulation, as against the Defendants.
     8. Lead Plaintiff and each U.S. Global Class Member who has not validly opted out, whether or not such U.S. Global Class Member executes and delivers a Proof of Claim, on behalf of themselves, their heirs, executors, administrators, successors and assigns, are hereby permanently barred and enjoined from instituting, commencing or prosecuting any and all claims, debts, demands, rights or causes of action or liabilities whatsoever (including, but not limited to, any claims for damages, interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses or liability whatsoever), whether based on federal, state, provincial, local, statutory or common law or any other law, rule or regulation, whether fixed or contingent, accrued or un-accrued, liquidated or un-liquidated, at law or in equity, matured or un-matured, whether class or individual in nature, including both known claims and Unknown Claims, (i) that have been asserted in this Action by the U.S. Global Class Members or any of them against any of the Released Parties, or (ii) that could have been asserted in any forum by the U.S. Global Class Members or any of them against any of the Released Parties which arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in the Complaint and which relate to the purchase of Nortel common stock or call options on Nortel common stock or the sale of put options on Nortel common stock during the Class Period, or (iii) any oppression or other claims under the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended, that arise out of or are based upon

5

the allegations, transactions, facts, matters or occurrences, representations or omissions during the Class Period, set forth or referred to in the Nortel I Actions, (the “Settled Claims”), against any and all of the Defendants, their past or present subsidiaries, parents, principals, affiliates, general or limited partners or partnerships, successors and predecessors, heirs, assigns, officers, directors, agents, employees, attorneys, advisors, investment advisors, investment bankers, underwriters, insurers, co-insurers, re-insurers, attorneys, accountants, auditors, consultants, administrators, executors, trustees, personal representatives, immediate family members and any person, firm, trust, partnership, corporation, officer, director or other individual or entity in which any Defendant has a controlling interest or which is related to or affiliated with any of the Defendants, and the legal representatives, heirs, executors, administrators, trustees, successors in interest or assigns of the Defendants (the “Released Parties”); provided, however, that “Settled Claims” does not mean or include (a) claims, if any, against the Released Parties arising under the (United States) Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. § 1001, et seq. (“ ERISA”) which are not common to all U.S. Global Class Members and which are the subject of an action pending before the Judicial Panel on Multidistrict Litigation, denominated In re Nortel Networks Securities and “ERISA” Litigation, MDL Docket No, 1537; (b) the action in Rohac, et al. v. Nortel Networks Corporation, et al., Court File No. 04-CV-3268 (Ont. Sup. Ct. J.); and (c) the application brought in Indiana Electrical Workers Pension Trust Fund IBEW and Laborers Local 100 and 397 Pension Fund v. Nortel Networks Corporation, Ontario Superior Court of Justice, Court File No. 49059, for leave pursuant to the Canada Business Corporations Act to commence a representative action in the name of and on behalf of Nortel against certain of the Released Parties (the “Derivative Application”). Each U.S. Global Class Member who has not validly opted out has fully, finally, and forever released,

6

relinquished, and discharged all Settled Claims against the Released Parties and each such U.S. Global Class Member is bound by this judgment, including without limitations, the release of claims as set forth in the Stipulation. The Settled Claims are hereby compromised, settled, released, discharged and dismissed as against the Released Parties on the merits and with prejudice by virtue of the proceedings herein and this Order and Final Judgment.
     9. Defendants Nortel, Clarence Chandran and John Roth, and the successors and assigns of any of them, are hereby permanently barred and enjoined from instituting, commencing or prosecuting any and all claims, rights or causes of action or liabilities whatsoever, whether based on federal, state, provincial, local, statutory or common law or any other law, rule or regulation, including both known claims and unknown claims, that have been or could have been asserted in the Action or any forum by the Defendants or any of them or the successors and assigns of any of them against any of the Lead Plaintiff, U.S. Global Class Members or their attorneys, which arise out of or relate in any way to the institution, prosecution, or settlement of the Action (except for claims to enforce the Settlement, confidentiality obligations or in respect of the Derivative Application) (the “Settled Defendants’ Claims”). The Settled Defendants’ Claims of all the Released Parties are hereby compromised, settled, released, discharged and dismissed on the merits and with prejudice by virtue of the proceedings herein and this Order and Final Judgment. In the event that any of the Released Parties asserts against the Lead Plaintiff, any U.S. Global Class Member or their respective counsel, any claim that is a Settled Defendants’ Claim, then Lead Plaintiff, such U.S. Global Class Member or counsel shall be entitled to use and assert such factual matters included within the Settled Claims only against such Released Party in defense of such claim but not for the purposes of asserting any claim against any Released Party.

7

     10. Pursuant to the PSLRA, the Released Parties are hereby discharged from all claims for contribution by any person or entity other than by Released Parties, whether arising under state, provincial, federal or common law, based upon, arising out of, relating to, or in connection with the Settled Claims of the U.S. Global Class or any U.S. Global Class Member. Accordingly, to the full extent provided by the PSLRA, the Court hereby bars all claims for contribution: (a) against the Released Parties by any person or entity other than the Released Parties; and (b) by the Released Parties against any person or entity other than the Released Parties.
     11. Neither this Order and Final Judgment, the Stipulation, nor any of its terms and provisions, nor any of the negotiations or proceedings connected with it, nor any of the documents or statements referred to therein shall be:
          (a) offered or received against the Defendants as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by any of the Defendants with respect to the truth of any fact alleged by any of the plaintiffs or the validity of any claim that has been or could have been asserted in the Action or in any litigation, or the deficiency of any defense that has been or could have been asserted in the Action or in any litigation, or of any liability, negligence, fault, or wrongdoing of the Defendants;
          (b) offered or received against the Defendants as evidence of a presumption, concession or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by any Defendant;
          (c) offered or received against the Defendants as evidence of a presumption, concession or admission with respect to any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the Defendants, in any other civil, criminal

8

or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of the Stipulation; provided, however, that Defendants may refer to it to effectuate the liability protection granted them hereunder;
          (d) construed against the Defendants as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial; or
          (e) construed as or received in evidence as an admission, concession or presumption against Lead Plaintiff or any of the U.S. Global Class Members that any of their claims are without merit, or that any defenses asserted by the Defendants have any merit, or that damages recoverable under the Complaint would not have exceeded the Gross Settlement Fund.
     12. The Plan of Allocation is approved as fair and reasonable, and Plaintiff s Counsel and the Claims Administrator are directed to administer the Stipulation in accordance with its terms and provisions.
     13. The Court finds that all parties and their counsel have complied with each requirement of Rule 11 of the (United States) Federal Rules of Civil Procedure as to all proceedings herein.
     14. Lead Plaintiffs Counsel in this Action are hereby awarded attorneys’ fees in the amount of                     % of the Gross Cash Settlement Fund (net of litigation expenses awarded in the next sentence), and                     % of the Gross Settlement Shares, which amounts the Court finds to be fair and reasonable. Lead Plaintiffs Counsel are hereby awarded $                     in reimbursement of expenses, which expenses shall be paid to Plaintiffs Lead Counsel from the Gross Cash Settlement Fund with interest from the date such Gross Cash Settlement Fund was funded to the date of payment at the same net rate that the Gross Cash Settlement Fund earns. The award of

9

attorneys’ fees shall be allocated among plaintiffs’ counsel in a fashion which, in the opinion of Plaintiffs Lead Counsel, fairly compensates such counsel for their respective contributions in the prosecution and settlement of the Action.
     15. The fees and expenses of plaintiffs’ counsel in the Canadian Actions, as determined by the Canadian Courts shall be paid from the Gross Settlement Fund.
     16. Lead Plaintiff Ontario Public Service Employees’ Union Pension Plan Trust Fund (“OPTrust”) is hereby awarded $                    . Such award is for reimbursement of the Lead Plaintiffs reasonable costs and expenses (including lost wages) directly related to its representation of the U.S. Global Class.
     17. In making this award of attorneys’ fees and reimbursement of expenses to be paid from the Gross Settlement Fund, the Court has considered and found that:
          (a) the Settlement has created a cash fund of $438,667,428 that is already on deposit earning interest, and will also provide for the benefit of the Class 314,333,875 shares of Nortel common stock;
          (b) The Settlement will entitle the Class to receive one-quarter of any actual gross recovery by Nortel in the existing litigation by Nortel against Frank Dunn, Douglas Beatty and Michael Gollogly (including the value of any monetary benefit that Nortel might receive from the defendants by way of forgiveness or cancellation of any monetary debt owed by Nortel to such defendants), excluding attorneys’ fees and expenses awarded by the court, if any;
          (c) Nortel has agreed to adopt the corporate governance enhancements described in Appendix A to Tab 1 to Exhibit A of the Stipulation;
          (d) Over                      copies of the Notice were disseminated to putative Class Members indicating that Lead Plaintiffs Counsel were moving for attorneys’ fees in the amount

10

of up to 10% of the Gross Settlement Fund less litigation expenses awarded by the Court, and for reimbursement of expenses in an amount of approximately $5 million, and [               ] objections were filed against the terms of the proposed Settlement or the ceiling on the fees and expenses requested by Lead Plaintiffs Counsel contained in the Notice;
          (e) Lead Plaintiffs Counsel have conducted the litigation and achieved the Settlement with skill, perseverance and diligent advocacy;
          (f) The action involves complex factual and legal issues and was actively prosecuted over 6 years and, in the absence of a settlement, would involve further lengthy proceedings with uncertain resolution of the complex factual and legal issues;
          (g) Had Lead Plaintiffs Counsel not achieved the Settlement there would remain a significant risk that Lead Plaintiff and the Class may have recovered less or nothing from the Defendants;
          (h) Lead Plaintiff’s Counsel have devoted over                      hours, with a lodestar value of $                    , to achieve the Settlement; and
          (i) The amount of attorneys’ fees awarded and expenses reimbursed from the Settlement Fund are fair and reasonable and consistent with awards in similar cases.
     18. Any appeal or any challenge affecting the approval of (a) the Plan of Allocation submitted by Lead Plaintiffs Counsel and/or (b) this Court’s approval regarding any attorneys’ fees and expense application shall in no way disturb or affect the finality of the other provisions of this Final Judgment.
     19. Jurisdiction is hereby retained over the parties and the U.S. Global Class Members for all matters relating to this Action, including the administration, interpretation, effectuation or enforcement of the Stipulation and this Order and Final Judgment, and including

11

any application for fees and expenses incurred in connection with administering and distributing the settlement proceeds to the members of the U.S. Global Class.
     20. In the event that the Settlement does not become Final in accordance with the terms of the Stipulation, or is terminated pursuant to ¶ 27 of the Stipulation, this judgment shall be rendered null and void to the extent provided by and in accordance with the Stipulation and shall be vacated and in such event all orders entered and released by and in accordance with the Stipulation.
     21. Without further order of the Court, the parties may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.
     22. There is no just reason for delay in the entry of this Order and Final Judgment and immediate entry by the Clerk of the Court is expressly directed pursuant to Rule 54(b) of the (United States) Federal Rules of Civil Procedure.
Dated: New York, New York
                                   , 2006

[Insert Judge Name: Honorable ]
UNITED STATES DISTRICT JUDGE

12

EXHIBIT C
SUPPLEMENTAL AGREEMENT – NORTEL I
     Pursuant to ¶ 23 of the Nortel 1 Stipulation and Agreement of Settlement dated June 20, 2006 (the “Stipulation”) between the Lead Plaintiff and Norte/ in In re Norte/ Networks Corp. Securities Litigation, Consolidated Civil Action No. 01 Civ 1855 (RMB), as also adopted and ratified by Canadian Class Counsel in the Nortel I Canadian Actions, the terms under which Nortel may withdraw from and terminate the Stipulation are as follows:
     1. All capitalized terms used, but not defined herein, shall have the meanings ascribed to them in the Stipulation.
     2. Norte/ shall have the option, but not the obligation, to terminate the Settlement in the event that the aggregate number of shares of Norte’ common stock purchased during the Class Period by Class Members who would otherwise be entitled to participate as members of the Class, but who timely and validly request exclusion, equals or exceeds five percent (5%) (the “Opt-out Threshold”) of the total number of shares of Norte/ common stock purchased during the Class Period.
     3. It is expressly understood and agreed that, for the purposes of calculating the Opt-out Threshold in ¶ 2, the only persons and entities who will be included in the calculation are those persons and entities who are Class Members, excluding those persons or entities who previously requested exclusion in response to the Notice of Pendency, as listed on Tab 1 to Exhibit J annexed to the Stipulation, whether or not they are Class Members.
     4. Nortel shall further have the option, but not the obligation, to terminate the Settlement in the event that the aggregate number of shares of Nortel common stock purchased during the Nortel II Class Period by members of the Nortel II Class who would otherwise be entitled to participate as members of the Nortel II Class, but who timely and validly request exclusion, equals or exceeds five percent (5%) of the total number of shares of Nortel common stock purchased during the Nortel II Class Period
     5. Lead Plaintiff and Nortel, with the cooperation of Canadian Class Counsel, shall make every effort to ensure that the first settlement fairness hearing in any of the Nortel I Actions shall be scheduled no earlier than fifteen (15) calendar days after the last date for exclusion in any of the Nortel I Actions.
     6. Subject to the dates for exclusion and the terms of ¶ 5, the Preliminary Approval Order shall provide that requests for exclusion shall be received at least fifteen (15) calendar days prior to the date of the Settlement Fairness Hearing before the United States District Court for the Southern District of New York (“U.S. Settlement Fairness Hearing”) specified in the Notice. Upon receiving any request(s) for exclusion pursuant to the Notice, the Claims Administrator shall promptly (or in no event fewer than ten (10) calendar days prior to the U.S. Settlement Fairness Hearing date) notify Plaintiffs’ Counsel and Nortel’s Counsel of such request(s) for exclusion. Upon receiving any request(s) for exclusion pursuant to the Notice, Nortel’s Counsel shall promptly notify Plaintiffs Counsel and the Claims Administrator of such request(s) for exclusion.
     7. If Nortel elects to exercise either of the options set forth in ¶ 2 or ¶ 4 hereof, written notice of such election must be provided to Plaintiffs’ Counsel at least five (5) calendar days prior to the U.S. Settlement Fairness Hearing.
     8. In the event that Nortel files a written notice of its intent to terminate the Settlement pursuant to ¶ 7 hereof, Nortel may withdraw its election by providing written notice of such withdrawal to Plaintiffs’ Counsel no later than 5:00 P.M. Eastern Time on the day prior to the U.S. Settlement Fairness Hearing, or by such later time as shall be agreed upon in writing as between Lead Plaintiff’s Counsel and Nortel’s Counsel, on notice to Canadian Class Counsel.
     9. If Nortel elects to withdraw from the Stipulation pursuant to ¶ 2 or ¶ 4 hereof, Plaintiffs’ Counsel may, within five (5) calendar days of receipt of such notice of intention to withdraw from the Settlement (or such longer period as shall be agreed upon in writing between Lead Plaintiff’s Counsel and Nortel’s Counsel), review the validity of any request for exclusion and may attempt to cause retraction or withdrawal of any such request for exclusion. If, within the five (5) calendar day period (or longer period agreed upon in writing), Plaintiffs’ Counsel succeed in causing the filing of retractions or withdrawals (which retractions and withdrawals shall be in form and substance acceptable to Nortel’s Counsel) of a sufficient number of requests for exclusion such that the number of shares represented by the remaining requests for exclusion does not constitute grounds for withdrawal as specified in ¶ 2 or ¶ 4 above, then any withdrawal from the Stipulation by Nortel shall automatically be deemed to be a nullity. To retract or withdraw a prior request for exclusion, a Class Member or member of the Nortel II class must file a signed written notice with either the United States District Court for the Southern District of New York or, in the case of Canadian Class Members, the Canadian Court that certified the Canadian Class to which the Class Member belongs, stating that the person or entity retracts or withdraws his, her or its request for exclusion and that the person or entity agrees to be bound by the Settlement and the Judgments in these Nortel I or Nortel II Actions as the case may be; provided, however, that the filing of such written notice signed by the Class Member or member of the Nortel II class may be effected by Plaintiffs’ Counsel on written direction by the Class Member or member of the Nortel II Class. Upon receipt of such written notice from such a Class

Member or member of the Nortel II class, Plaintiffs’ Counsel shall provide a copy of such written notice to Nortel’s Counsel.
     10. If Nortel elects to withdraw from the Stipulation in accordance with ¶ 2 or ¶ 4 of this Supplemental Agreement and such withdrawal is not nullified in accordance with ¶ 8 of this Supplemental Agreement, the Stipulation shall be withdrawn and terminated and deemed null and void, and the provisions of ¶ 28 of the Stipulation shall apply.
     11. The Parties intend that the Opt-out Threshold in this Supplemental Agreement be maintained as confidential. Subject to orders of the Courts, the Supplemental Agreement shall not be filed with the Courts in such a manner so as to disclose publicly the Opt-out Threshold itself prior to the deadline for submitting requests for exclusion unless a dispute arises as to its terms. Notwithstanding the foregoing, the Opt-out Threshold may be disclosed to the Courts, as may be required by the Courts, for purposes of approval of the Settlement, but such disclosure shall be carried out to the fullest extent possible in accordance with the practices of the respective Courts so as to maintain the confidentiality of the Opt-out Threshold.
DATED: June 20, 2006

MILBERG WEISS BERSHAD & SCHULMAN LLP

By:	/s/ George A. Bauer
George A. Bauer III (GB-2919)
One Pennsylvania Plaza
New York, New York 10119-0165
Telephone: (212) 594-5300
Facsimile: (212) 868-1229

Lead Plaintiff’s Counsel

SHEARMAN & STERLING LLP

By:	/s/ Stuart J. Baskin
Stuart J. Baskin (SB-9936)
Tai H. Park (TP-2607)
Marc D. Ashley (MA-8896)
599 Lexington Avenue
New York, New York 10022-6069
Telephone: (212) 848-4000
Facsimile: (212) 848-7179

Nortel’s Counsel

EXHIBIT D
Court File No. 02-CL-4605
ONTARIO
SUPERIOR COURT OF JUSTICE
COMMERCIAL LIST

THE HONOURABLE SENIOR REGIONAL	)	DAY, THE DAY
)
JUSTICE WINKLER	)	OF JUNE, 2006
BETWEEN:
LESLIE FROHLINGER
Plaintiff
- and -
NORTEL NETWORKS CORPORATION, JOHN ANDREW ROTH,
FRANK DUNN, F. WILLIAM CONNER, CHAHRAM BOLOURI,
WILLIAM R. HAWE and DELOITTE & TOUCHE LLP
Defendants
Proceedings under the Class Proceeding Act, 1992
ORDER
     THIS MOTION made by the Plaintiff for an Order certifying this action as a class proceeding for the purpose of settlement, approving the notice to class members and other declaratory relief was heard this day at the Court House, 361 University Avenue, Toronto, Ontario.
     ON READING the materials filed, including the Settlement Agreement (defined herein), and on hearing the submissions of counsel for the Plaintiff and counsel for the Defendants:
1. THIS COURT ORDERS AND DECLARES that for the purposes of this Order the following definitions apply and are incorporated into this Order:

(a)	“British Columbia Action” means the proceeding in the Supreme Court of British Columbia, Jeffery et al v. Nortel Networks Corporation et al., Court File No. S0151590, Vancouver Registry;

(b)	“British Columbia Class” means all persons and entities, except Excluded Persons who, while resident in British Columbia at the time, purchased Nortel common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock during the Class Period;

(c)	“British Columbia Court” means the Supreme Court of British Columbia;

(d)	“Claims Administrator” means the entity approved by this Court pursuant to paragraph 11 to administer the Settlement;

(e)	“Class Members” means members of the British Columbia Class, the Ontario National Class, the Quebec Class and the U.S. Global Class;

(f)	“Class Period” means the period of time between October 24, 2000 through February 15, 2001, inclusive;

(g)	“Courts” means the Ontario Court, the British Columbia Court, the Quebec Court and the U.S. Court;

(h)	“Defendants” means the persons and entities named as defendants in the Ontario National Action;

(i)	“Escrow Agents” has the meaning set forth in the Stipulation;

(j)	“Excluded Persons” means Nortel and the Individuals, members of any of the Individuals’ immediate families, any entity in which Nortel or any of the Individuals has a controlling interest or is a parent or subsidiary of or is controlled by Nortel, and the officers, directors, affiliates, legal representatives, heirs, predecessors, successors or assigns of any of Nortel and the Individuals;

(k)	“Gross Cash Settlement Fund” has the meaning set forth in the Stipulation;

(l)	“Gross Settlement Shares” means 314,333,875 shares of common stock of Nortel to be issued by Nortel, pursuant to the Settlement, as may be adjusted in accordance with paragraph 4(d) of the Stipulation;

(m)	“Individuals” means Clarence Chandran, Frank Dunn and John Andrew Roth;

(n)	“Nortel” means the Defendant, Nortel Networks Corporation;

(o)	“Nortel I Actions” means the Ontario National Action, the Quebec Action, the British Columbia Action and the U.S. Action;

(p)	“Nortel I Defendants” means the Defendants and Clarence Chandran;

(q)	“Notice” means the notice to the classes in the Nortel I Actions substantially in the form attached as Schedule “B” to this Order;

(r)	“Notice Plan” means the plan for the publication and dissemination of the Notice, Publication Notice and Proof of Claim by the Claims Administrator, attached as Schedule “D” to this Order;

(s)	“Ontario National Action” means this proceeding which raises claims in the nature of negligence, negligent and/or reckless misrepresentation, and alleges breaches of the Canada Business Corporations Act, Competition Act and Ontario Securities Act, for which relief is sought through an award of damages;

(t)	“Ontario National Class” means the class certified for the purpose of settlement in the Ontario National Action pursuant to paragraph 3 of this Order;

(u)	“Ontario National Class Counsel” means Rochon Genova LLP and Lerners LLP;

(v)	“Ontario National Class Counsel Fees” means the fees, disbursements, costs, GST, and other applicable taxes or charges of Ontario National Class Counsel;

(w)	“Ontario National Class Member” means a member of the Ontario National Class who does not opt out of the Ontario National Class in the manner set forth in this Order;

(x)	“Proof of Claim” means the form substantially in the form attached as Schedule “C” to this Order;

(y)	“Publication Notice” means the summary notice of certification and proposed settlement, and of the hearing of the Settlement Approval Motion, substantially in the form attached as Schedule “E” to this Order;

(z)	“Quebec Action” means the proceeding in the Superior Court of Quebec (District of Montreal), Association de Protection des Epargnants et Investisseurs du Quebec v. Corporation Nortel Networks, No: 500-06-000126-017;

(aa)	“Quebec Class” means all persons, except Excluded Persons who, while resident in Quebec at the time, purchased Nortel common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock during the Class Period;

(bb)	“Quebec Court” means the Superior Court of Quebec;

(cc)	“Released Parties” means any and all of the Nortel I Defendants, their past or present subsidiaries, parents, principals, affiliates, general or limited partners or partnerships, successors and predecessors, heirs, assigns, officers, directors, agents, employees, attorneys, advisors, investment advisors, investment bankers, underwriters, insurers, co-insurers, re-insurers, accountants, auditors, consultants, administrators, executors, trustees, personal representatives, immediate family members and any person, firm, trust, partnership, corporation, officer, director or other individual or entity in which any Nortel I Defendant has a controlling interest or which is related to or affiliated with any of the Nortel I Defendants, and the legal representatives, heirs, executors, administrators, trustees, successors in interest or assigns of the Nortel I Defendants;

(dd)	“Representative Plaintiffs” means, collectively, the representative or lead plaintiffs in each of the Nortel I Actions;

(ee)	“Settled Claims” means any and all claims, debts, demands, rights or causes of action, suits, matters, and issues or liabilities whatsoever (including, but not limited to, any claims for damages, interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses or liability whatsoever), whether based on United States or Canadian federal, state, provincial, local, statutory or common law or any other law, rule or regulation, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or un-matured, whether class or individual in nature, including both known claims and Unknown Claims, (i) that have been asserted in any of the Nortel I Actions against any of the Released Parties, or (ii) that could have been asserted in any forum by the Class Members in the Nortel I Actions, or any of them, against any of the Released Parties, that arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in the Nortel I Actions and that relate to the purchase of Nortel common stock or call options or the sale of Nortel put options during the Class Period or (iii) any oppression or other claims under the Business Corporations Act, R.S.C. 1985, c. C-44, as amended, that arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions, set forth or referred to in the Nortel I Actions. “Settled Claims” does not mean or include claims, if any, against the Released Parties arising under the United States Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. § 1001, et seq. (“ERISA”) that are not common to all Class Members and which ERISA claims are the subject of an action pending before the Judicial Panel on Multidistrict Litigation, denominated In re Nortel Networks Securities and “ERISA’ Litigation, MDL Docket No. 1537. “Settled Claims” further does not include; (a) the action in Rohac et al v. Nortel Networks et al, Ontario Superior Court of Justice, Court File No. 04-CV-3268; and (b) the application brought in Indiana Electrical Workers Pension Trust Fund IBEW and Laborers Local 100 and 397 Pension Fund v. Nortel Networks Corporation, Ontario Superior Court of Justice, Court File No. 49059, for leave pursuant to the Canada Business Corporations Act to commence a representative action in the name of and on behalf of Nortel against certain of the Released Parties;

(ff)	“Settlement Agreement” means the Settlement Agreement and Confirmation of Stipulation and Agreement of Settlement, including the Stipulation attached thereto, entered into between the Plaintiff herein and Nortel, through their counsel dated June 20, 2006, which is attached to this Order as Schedule “A”;

(gg)	“Settlement” means the proposed settlement of the Nortel I Actions pursuant to the terms set forth in the Settlement Agreement adopting and ratifying the Stipulation;

(hh)	“Settlement Approval Motion” means the motion for final approval of the Settlement by this Court to be heard at the date, time and location described in paragraph 6 of this Order;

(ii)	“Stipulation” means the Stipulation and Agreement of Settlement attached to the Settlement Agreement as Schedule “A”;

(jj)	“Supplemental Agreement” means the agreement referred to in paragraph 23 of the Stipulation setting forth certain conditions under which the Settlement may be terminated by Nortel if potential Class Members who purchase in excess of a certain number of Nortel common stock or options on Nortel common stock during the Class Period exclude themselves from the Class;

(kk)	“Unknown Claims” means any and all Settled Claims which any of the Representative Plaintiffs, or Class Members does not know or suspect to exist in his, her or its favour at the time of the release of the Released Parties, which if known by him, her or it might have affected his, her or its decision(s) with respect to the Settlement;

(ll)	“U.S. Action” means the proceeding in the U.S. Federal District Court for the Southern District of New York, Consolidated Civil Action No. 2001-CV-1855 (RMB), certified by that Court as a class action on September 5, 2003,

(mm)	“U.S. Court” means the U.S. Federal District Court for the Southern District of New York;

(nn)	“U.S. Global Class” means all persons, except Excluded Persons, who purchased Nortel common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock (collectively, “Nortel Securities”) during the Class Period, and who suffered damages thereby, including, but not limited to, those persons or entities who traded in Nortel Securities on the New York Stock Exchange and/or the Toronto Stock Exchange. Excluded from this class are any putative class members who previously requested exclusion in response to a notice dated March 10, 2004 that was mailed to members of this class beginning on April 12, 2004 notifying them of the pendency of the U.S. Action.
2. THIS COURT ORDERS that the Ontario National Action be certified as a class proceeding for the purpose of settlement.
3. THIS COURT ORDERS that the Ontario National Class be defined as:

All persons and entities, except Excluded Persons and members of the British Columbia Class and the Quebec Class, who, while resident in Canada at the time, purchased Nortel common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock during the Class Period.
4. THIS COURT ORDERS that Leslie Frohlinger be and is hereby appointed as the representative plaintiff for the Ontario National Class.
5. THIS COURT ORDERS that the Ontario National Action is certified as a class proceeding for the purpose of settlement on the basis of the following common issue:
Did Nortel make false or misleading statements or omissions concerning its financial performance or its revenue and earnings guidance during the Class Period?
6. THIS COURT ORDERS that the Settlement Approval Motion and the motion by Ontario National Class Counsel for approval of Ontario National Class Counsel Fees shall be heard by this Court on a date to be set by the Registrar, approximately 90 days from the date set herein for the mailing of the notice at the Court House at 361 University Avenue, Toronto, Ontario.
7. THIS COURT ORDERS that each potential member of the Ontario National Class who elects to opt out of the Ontario National Class must do so by writing a letter, signed by such person, clearly requesting exclusion and indicating the name, address and telephone number of the person seeking to opt out and the date(s), price(s), and number(s) of shares of all purchases of Nortel common stock or call options on Nortel common stock and of all put options of Nortel common stock written (sold) during the Class Period, and sending it by first class mail post marked no later than 60 days after the date set herein for mailing of the notice, to the address indicated in the Notice.
8. THIS COURT ORDERS that any potential member of the Ontario National Class who does not opt out in accordance with paragraph 7 of this Order shall be bound by any future

Orders in the Ontario National Action, and shall be bound by the terms of the Settlement if approved by each of the Courts in each of the Nortel I Actions.
9. THIS COURT ORDERS that potential members of the Ontario National Class who, prior to the date of this Order, opted out of, or requested exclusion from, the U.S. Action will be members of the Ontario National Class and shall be bound by any future Orders in the Ontario National Action and by the terms of the Settlement, unless they opt out of the Ontario National Class in accordance with paragraph 7 of this Order.
10. THIS COURT ORDERS that any potential member of the Ontario National Class who opts out of the Ontario National Class in accordance with paragraph 7 of this Order may no longer participate in the Settlement or any continuation of the Nortel I Actions, shall not be entitled to file a Proof of Claim as provided in paragraph 20 of this Order, shall not be entitled to receive any payment out of the Settlement and shall not be entitled to object to the approval of the Settlement as provided in paragraph 22 of this Order.
11. THIS COURT ORDERS that The Garden City Group, Inc is hereby appointed and approved as the Claims Administrator, and shall be subject to the jurisdiction of this Court for all matters relating to the Ontario National Action, including the administration, interpretation, effectuation or enforcement of the Settlement Agreement and this Order.
12. THIS COURT ORDERS that the Escrow Agents, acting in their capacity as escrow agents, shall be subject to the jurisdiction of this Court in respect of the Gross Cash Settlement Fund.
13. THIS COURT ORDERS that the form and content of the Notice, substantially in the form attached hereto as Schedule “B”, is hereby approved.

14. THIS COURT ORDERS that the form and content of the Proof of Claim form, substantially in the form attached hereto as Schedule “C”, is hereby approved.
15. THIS COURT ORDERS that the plan of dissemination of the Notice substantially in the manner described in the Notice Plan attached to this Order as Schedule “D” is hereby approved.
16. THIS COURT ORDERS that upon approval of the Notice and the Proof of Claim and the appointment of The Garden City Group, Inc. as the Claims Administrator by the Courts, the Claims Administrator shall cause the Notice and the Proof of Claim, substantially in the forms attached as Schedules “B” and “C” to this Order, to be mailed, by first class mail, postage prepaid, on or before 14 days after entry of the last order by any of the courts in the Nortel I actions and the Nortel II actions (as defined in the stipulation) approving the notice applicable to that proceeding, to all members of the Ontario National Class who can be identified with reasonable effort, in accordance with the Notice Plan.
17. THIS COURT ORDERS that additional copies of the Notice shall be made available to any record holder requesting such for the purpose of distribution to beneficial owners, and such record holders shall be reimbursed from the Gross Settlement Fund (as defined in the Stipulation), upon receipt by the Claims Administrator of proper documentation, for the reasonable expense of sending the Notice and Proof of Claim to beneficial owners.
18. THIS COURT ORDERS that Ontario National Class Counsel shall, at or before the hearing of the Settlement Approval Motion, file with the Court proof of mailing of the Notice and Proof of Claim.
19. THIS COURT ORDERS that the form of Publication Notice in substantially the form and content attached hereto as Schedule “E” is hereby approved, and directs that Claims

Administrator shall cause the Publication Notice to be published in accordance with the Notice Plan, which publication shall begin within ten (10) days of the mailing of the Notice, and Ontario National Class Counsel shall, at or before the hearing of the Settlement Approval Motion, file with this Court proof of the publication of the Publication Notice.
20. THIS COURT ORDERS that in order to be entitled to participate in the Net Settlement Fund (as defined in the Stipulation), each Ontario National Class Member shall take the following actions and be subject to the following conditions:
(a)	A properly executed Proof of Claim, substantially in the form attached hereto as Schedule “C”, must be submitted to the Claims Administrator, at the Post Office Box indicated in the Notice, postmarked not later than 120 days after the date set herein for the mailing of the notice. Such deadline may be further extended by order of this Court.

(b)	Each Proof of Claim shall be deemed to have been submitted when postmarked (if properly addressed and mailed by first class mail, postage prepaid) provided such Proof of Claim is actually received prior to the motion for an order of this Court approving distribution of the Net Settlement Fund (as defined in the Stipulation).

(c)	Any Proof of Claim submitted in any other manner shall be deemed to have been submitted when it was actually received at the address designated in the Notice.
21. THIS COURT ORDERS that the Proof of Claim submitted by each Ontario National Class Member must satisfy the following conditions:
(a)	it must be properly completed, signed and submitted in a timely manner in accordance with the provisions of the preceding paragraph;

(b)	it must be accompanied by adequate supporting documentation for the transactions reported therein, in the form of broker confirmation slip, broker account statements, an authorized statement from the broker containing the transactional information found in a broker confirmation slip, or such other documentation as is deemed adequate by the Claims Administrator;

(c)	if the person executing the Proof of Claim is acting in a representative capacity, a certification of his current authority to act on behalf of the Ontario National Class Member must be included in the Proof of Claim; and

(d)	the Proof of Claim must be complete and contain no material deletions or modifications of any of the printed matter contained therein and must be signed under penalty of perjury.
22. THIS COURT ORDERS that, as part of the Proof of Claim, each Ontario National Class Member shall submit to the jurisdiction of this Court with respect to the claim submitted, and shall (subject to the approval of the Settlement by the Courts) release all Settled Claims against the Released Parties.
23. THIS COURT ORDERS that Ontario National Class Members who wish to file with the Court an objection or comment to the Settlement or to the approval of Ontario National Class Counsel Fees shall deliver a written submission to the Claims Administrator at the address indicated in the Notice, no later than 60 days after the date set herein for the mailing of the notice, and the Claims Administrator shall file all such submissions with the Court prior to the hearing of the Settlement Approval Motion.
24. THIS COURT ORDERS that if (a) the Settlement is terminated by Nortel pursuant to the Supplemental Agreement and paragraph 26 of the Stipulation; (b) any specified condition to the Settlement set forth in the Stipulation is not satisfied and any of the Representative Plaintiffs or Nortel elect(s) to terminate the Settlement as provided in paragraph 25 in the Stipulation; or (c) is terminated pursuant to paragraph 27 of the Stipulation, then: (i) this Order, including the certification of the action as a class proceeding for the purpose of settlement, shall be set aside and be of no further force or effect, and without prejudice to any party; (ii) each party to the Ontario National Action shall be restored to his, her or its respective position in the litigation as it existed immediately prior to the execution of the Settlement Agreement; and (iii) this Action shall be decertified as a class proceeding pursuant to Section 10 of the Class Proceedings Act, 1992, without prejudice to the Plaintiffs ability to reapply for certification.

25. THIS COURT ACKNOWLEDGES having been notified that a determination of fairness of the Settlement at the Settlement Approval Hearing will be relied upon by Nortel for an exemption, pursuant to Section 3(a)(l0) of the United States Securities Act of 1933, as amended, 15 U.S.C. § 77c(a)(1), to enable the Gross Settlement Shares to be distributed to Class Members, and to counsel for the Representative Plaintiffs as may be awarded by the respective Courts, without registration and compliance with the prospectus delivery requirements of U.S. securities laws.
26. THIS COURT DECLARES that Schedule “A” hereto satisfies the requirements of subsections 8(1)(c) and (d) of the Class Proceedings Act, 1992.

LESLIE FROHLINGER.		NORTEL NETWORKS CORPORATION	Court File No: 02-CL-4605
Plaintiff	and	et al.
Defendants

ONTARIO
SUPERIOR COURT OF JUSTICE

Proceeding commenced at Toronto

ORDER

EXHIBIT E

CANADA	(CLASS ACTION)

PROVINCE OF QUEBEC	SUPERIOR COURT
DISTRICT OF MONTREAL

NO.: 500-06-000126-017	ASSOCIATION DE PROTECTION DES

ÉPARGNANTS ET INVESTISSEURS DU

QUEBEC (A.P.E.I.Q.)

Petitioner

and

ANDRÉ DUSSAULT

Designated person

v.

CORPORATION NORTEL NETWORKS

Respondent

and

FONDS D’AIDE AUX RECOURS

COLLECTIFS

Mis en cause

ORDER
     THIS MOTION made by the Petitioner for a Judgment authorizing the bringing of the class action for the purpose of settlement pursuant to the Stipulation and Agreement of Settlement (the “Settlement Agreement”) entered into between the Petitioner and the Respondent was heard this day.

2

     ON READING the materials filed, including the Settlement Agreement (defined herein), and on hearing the submissions of counsel for the Petitioner and counsel for the Respondent:
     1. THIS COURT ORDERS AND DECLARES that for the purposes of this Order the following definitions apply and are incorporated into this Order:
(a)	“British Columbia Action” means the proceeding in the Supreme Court of British Columbia, Jeffery et al. v. Nortel Networks Corporation et al., Court File No. SO 151590, Vancouver Registry;

(b)	“British Columbia Class” means all persons and entities, except Excluded Persons who, while resident in British Columbia at the time, purchased Nortel common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock during the Class Period;

(c)	“British Columbia Court” means the Supreme Court of British Columbia;

(d)	“Claims Administrator” means the entity approved by this Court pursuant to paragraph 11 to administer the Settlement;

(e)	“Class Members” means members of the British Columbia Class, the Ontario National Class, the Quebec Class and the U.S. Global Class;

(f)	“Class Period” means the period of time between October 24, 2000 through February 15, 2001, inclusive;

(g)	“Courts” means the Ontario Court, the British Columbia Court, the Quebec Court and the U.S. Court;

(h)	“Defendant” means the Respondent, Corporation Nortel Networks;

(i)	“Escrow Agents” has the meaning set forth in the Stipulation;

(j)	“Excluded Persons” means Nortel and the Individuals, members of any of the Individuals’ immediate families, any entity in which Nortel or any of the Individuals has a controlling interest or is a parent or subsidiary of or is controlled by Nortel, and the officers, directors, affiliates, legal representatives, heirs, predecessors, successors or assigns of any of Nortel and the Individuals;

(k)	“Gross Cash Settlement Fund” has the meaning set forth in the Stipulation;

(l)	“Gross Settlement Shares” means 314,333,875 shares of common stock of Nortel to be issued by Nortel, pursuant to the Settlement, as may be adjusted in accordance with paragraph 4(d) of the Stipulation;

(m)	“Individuals” means Clarence Chandran, Frank Dunn and John Andrew Roth;

3

(n)	“Nortel” means the Respondent, Corporation Nortel Networks;

(o)	“Nortel I Actions” means the Ontario National Action, the Quebec Action, the British Columbia Action and the U.S. Action;

(p)	“Nortel I Defendants” means the Defendant and Clarence Chandran;

(q)	“Notice” means the global notice to the classes in the Nortel I Actions substantially in the form attached as Schedule “B” to this Order, as approved in paragraph 13 of this Order;

(r)	“Notice Plan” means the plan for the publication and dissemination of the Notice, Publication Notice and Proof of Claim by the Claims Administrator, attached as Schedule “D” to this Order;

(s)	“Ontario Court” means the Ontario Superior Court of Justice;

(t)	“Ontario National Action” means the proceeding in the Ontario Superior Court of Justice, Frohlinger v. Nortel Networks Corporation et al., Court File No. 02-CL-4605;

(u)	“Ontario National Class” means all persons and entities, except Excluded Persons and except members of the British Columbia Class and the Quebec Class, who, while resident in Canada at the time, purchased Nortel common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock during the Class Period;

(v)	“Proof of Claim” means the form substantially in the form attached as Schedule “C” to this Order, as approved in paragraph 14 of this Order;

(w)	“Publication Notice” means the summary notice of certification and proposed settlement, and of the hearing of the Settlement Approval Motion, substantially in the form attached as Schedule “E” to this Order, as approved in paragraph 19 of this Order;

(x)	“Quebec Action” means this proceeding;

(y)	“Quebec Class” means all persons, except Excluded Persons who, while resident in Quebec at the time, purchased Nortel common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock during the Class Period;

(z)	“Quebec Class Counsel” means Belleau Lapointe, S.A., and Unterberg, Labelle, Lebeau S.E.N.C.;

(aa)	“Quebec Class Counsel Fees” means the fees, disbursements, costs, GST, and other applicable taxes or charges of Quebec Class Counsel;

4

(bb)	“Quebec Class Member” means a member of the Quebec Class who does not opt out of the Quebec Class in the manner set forth in this Order;

(cc)	“Quebec Court” means the Superior Court of Quebec;

(dd)	“Released Parties” means any and all of the Nortel I Defendants, their past or present subsidiaries, parents, principals, affiliates, general or limited partners or partnerships, successors and predecessors, heirs, assigns, officers, directors, agents, employees, attorneys, advisors, investment advisors, investment bankers, underwriters, insurers, co-insurers, re-insurers, attorneys, accountants, auditors, consultants, administrators, executors, trustees, personal representatives, immediate family members and any person, firm, trust, partnership, corporation, officer, director or other individual or entity in which any Nortel I Defendant has a controlling interest or which is related to or affiliated with any of the Nortel I Defendants, and the legal representatives, heirs, executors, administrators, trustees, successors in interest or assigns of the Nortel I Defendants;

(ee)	“Representative Plaintiffs” means, collectively, the representative or lead plaintiffs in each of the Nortel I Actions;

(ff)	“Settled Claims” means any and all claims, debts, demands, rights or causes of action, suits, matters, and issues or liabilities whatsoever (including, but not limited to, any claims for damages, interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses or liability whatsoever), whether based on United States or Canadian federal, state, provincial, local, statutory or common law or any other law, rule or regulation, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or un-matured, whether class or individual in nature, including both known claims and Unknown Claims, (i) that have been asserted in any of the Nortel I Actions against any of the Released Parties, or (ii) that could have been asserted in any forum by the Class Members in the Nortel I Actions, or any of them, against any of the Released Parties, that arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in the Nortel I Actions and that relate to the purchase of Nortel common stock or call options or the sale of Nortel put options during the Class Period or (iii) any oppression or other claims under the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended, that arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions, set forth or referred to in the Nortel I Actions. Settled Claims does not mean or include claims, if any, against the Released Parties arising under the United States Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. § 1001, et seq. (“ERISA”) that are not common to all Class Members and which ERISA claims are the subject of an action pending before the Judicial Panel on Multidistrict Litigation, denominated In re Nortel Networks Securities and “ERISA’ Litigation, MDL Docket No. 1537. Settled Claims farther does not include: (a) the action in Rohac et al v. Nortel Networks et al, Ontario Superior Court of Justice, Court File No. 04-CV-3268; and (b) the application brought in

5

Indiana Electrical Workers Pension Trust Fund IBEW and Laborers Local 100 and 397 Pension Fund v. Nortel Networks Corporation, Ontario Superior Court of Justice, Court File No. 49059, for leave pursuant to the Canada Business Corporations Act to commence a representative action in the name of and on behalf of Nortel against certain of the Released Parties and others;

(gg)	“Settlement Agreement” means the Settlement Agreement and Confirmation of Stipulation and Agreement of Settlement, including the Stipulation attached thereto, entered into between the Petitioner herein and Nortel, through their counsel dated June ___, 2006, which is attached to this Order as Schedule “A”;

(hh)	“Settlement” means the proposed settlement of the Nortel I Actions pursuant to the terms set forth in the Settlement Agreement adopting and ratifying the Stipulation;

(ii)	“Settlement Approval Motion” means the motion for final approval of the Settlement by this Court to be heard at the date, time and location described in paragraph 6 of this Order;

(jj)	“Stipulation” means the Stipulation and Agreement of Settlement attached to the Settlement Agreement as Schedule “A”;

(kk)	“Supplemental Agreement” means the agreement referred to in paragraph 23 of the Stipulation setting forth certain conditions under which the Settlement may be terminated by Nortel if potential Class Members who purchase in excess of a certain number of Nortel common stock or options on Nortel common stock during the Class Period exclude themselves from the Class;

(ll)	“Unknown Claims” means any and all Settled Claims which any of the Representative Plaintiffs, or Class Members does not know or suspect to exist in his, her or its favour at the time of the release of the Released Parties, which if known by him, her or it might have affected his, her or its decision(s) with respect to the Settlement;

(mm)	“U.S. Action” means the proceeding in the U.S. Federal District Court for the Southern District of New York, Consolidated Civil Action No. 2001-CV-1855 (RMB), certified by that Court as a class action on September 5, 2003;

(nn)	“U.S. Court” means the U.S. Federal District Court for the Southern District of New York; and

(oo)	“U.S. Global Class” means all persons, except Excluded Persons, who purchased Nortel common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock (collectively, “Nortel Securities”) during the Class Period, and who suffered damages thereby, including, but not limited to, those persons or entities who traded in Nortel Securities on the New York Stock Exchange and/or the Toronto Stock Exchange. Excluded from this class are any putative class members who previously requested exclusion in

6

response to a notice dated March 10, 2004 that was mailed to members of this class beginning on April 12, 2004 notifying them of the pendency of the U.S. Action.
2. THIS COURT ORDERS that the bringing of the Quebec Action as a class action be authorized for the purpose of settlement.
3. THIS COURT ORDERS that the Quebec Class be defined as:
All persons, except Excluded Persons who, while resident in Quebec at the time, purchased Nortel common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock during the Class Period.
4. THIS COURT ORDERS that the Association de protection des épargnants et investisseurs du Québec (A.P.E.I.Q.) and Andre Dussault be and are hereby appointed as the Representatives for the Quebec Class.
5. THIS COURT ORDERS that the bringing of the Quebec Action as a class action is authorized for the purpose of settlement only, on the basis of the following common issue:
Did Nortel make false or misleading statements or omissions concerning its financial performance or its revenue and earnings guidance during the Class Period?
6. THIS COURT ORDERS that the Settlement Approval Motion and the motion by Quebec Class Counsel for approval of Quebec Class Counsel Fees shall be heard by this Court on, ___2006, at ___:___.m. at the Montreal Court House, located at 1, Notre-Dame Street East, Montreal, Quebec.
7. THIS COURT ORDERS that each potential member of the Quebec Class who elects to opt out of the Quebec Class must do so by writing a letter, signed by such person, requesting exclusion and clearly indicating the name, address and telephone number of the person seeking to opt out and the date(s), price(s), and number(s) of shares of all purchases of Nortel common stock or call options on Nortel common stock and of all put options of Nortel common stock

7

written (sold) during the Class Period, and sending it by first class mail post marked no later than ___, 2006, to the address indicated in the Notice.
8. THIS COURT ORDERS that any potential member of the Quebec Class who does not opt out in accordance with paragraph 7 of this Order shall be bound by any future Orders in the Quebec Action, and shall be bound by the terms of the Settlement if approved by each of the Courts in each of the Nortel I Actions.
9. THIS COURT ORDERS that potential members of the Quebec Class who, prior to the date of this Order, opted out of, or requested exclusion from, the U.S. Action will be members of the Quebec Class and shall be bound by any future Orders in the Quebec Action and by the terms of the Settlement, unless they opt out of the Quebec Class in accordance with paragraph 7 of this Order.
10. THIS COURT ORDERS that any potential member of the Quebec Class who opts out of the Quebec Class in accordance with paragraph 7 of this Order may no longer participate in the Settlement or any continuation of the Nortel I Actions, shall not be entitled to file a Proof of Claim as provided in paragraph 20 of this Order, shall not be entitled to receive any payment out of the Settlement and shall not be entitled to object to the approval of the Settlement as provided in paragraph 22 of this Order.
11. THIS COURT ORDERS that The Garden City Group, Inc. is hereby appointed and approved as the Claims Administrator, and shall be subject to the jurisdiction of this Court for all matters relating to the Quebec Action, including the administration, interpretation, effectuation or enforcement of the Settlement Agreement and this Order.

8

12. THIS COURT ORDERS that the Escrow Agents, acting in their capacity as escrow agents, shall be subject to the jurisdiction of this Court in respect of the Gross Cash Settlement Fund.
13. THIS COURT ORDERS that the form and content of the Notice, substantially in the form attached hereto as Schedule “B”, is hereby approved.
14. THIS COURT ORDERS that the form and content of the Proof of Claim form, substantially in the form attached hereto as Schedule “C”, is hereby approved.
15. THIS COURT ORDERS that the plan of dissemination of the Notice in the manner described in the Notice Plan attached to this Order as Schedule “D”, is hereby approved.
16. THIS COURT ORDERS that upon approval of the Notice and the Proof of Claim and the appointment of The Garden City Group, Inc. as the Claims Administrator by the Courts, the Claims Administrator shall cause the Notice and the Proof of Claim, substantially in the forms attached as Schedules “B” and “C” to this Order, to be mailed, by first class mail, postage prepaid, on or before ___, 2006, to all of the Quebec Class Members who can be identified with reasonable effort, in accordance with the Notice Plan.
17. THIS COURT ORDERS that additional copies of the Notice shall be made available to any record holder requesting such for the purpose of distribution to beneficial owners, and such record holders shall be reimbursed from the Gross Settlement Fund (as defined in the Stipulation), upon receipt by the Claims Administrator of proper documentation, for the reasonable expense of sending the Notice and Proof of Claim to beneficial owners.
18. THIS COURT ORDERS that Quebec Class Counsel shall, at or before the hearing of the Settlement Approval Motion, file with the Court proof of mailing of the Notice and Proof of Claim.

9

19. THIS COURT ORDERS that the form of Publication Notice in substantially the form and content attached hereto as Schedule “E” is hereby approved, and directs that Claims Administrator shall cause the Publication Notice to be published in accordance with the Notice Plan, which publication shall begin within ten (10) days of the mailing of the Notice, and Quebec Class Counsel shall, at or before the hearing of the Settlement Approval Motion, file with this Court proof of the publication of the Publication Notice.
20. THIS COURT ORDERS that in order to be entitled to participate in the Net Settlement Fund (as defined in the Stipulation), each Quebec Class Member shall take the following actions and be subject to the following conditions:
(a)	A properly executed Proof of Claim, substantially in the form attached hereto as Schedule “C”, must be submitted to the Claims Administrator, at the Post Office Box indicated in the Notice, postmarked not later than ___, 2006. Such deadline may be further extended by order of this Court.

(b)	Each Proof of Claim shall be deemed to have been submitted when postmarked (if properly addressed and mailed by first class mail, postage prepaid) provided such Proof of Claim is actually received prior to the motion for an order of this Court approving distribution of the Net Settlement Fund (as defined in the Stipulation).

(c)	Any Proof of Claim submitted in any other manner shall be deemed to have been submitted when it was actually received at the address designated in the Notice.
21. THIS COURT ORDERS that the Proof of Claim submitted by each Quebec Class Member must satisfy the following conditions:
(a)	it must be properly completed, signed and submitted in a timely manner in accordance with the provisions of the preceding paragraph;

(b)	it must be accompanied by adequate supporting documentation for the transactions reported therein, in the form of broker confirmation slips, broker account statements, an authorized statement from the broker containing the transactional information found in a broker confirmation slip, or such other documentation as is deemed adequate by the Claims Administrator;

(c)	if the person executing the Proof of Claim is acting in a representative capacity, a certification of his current authority to act on behalf of the Quebec Class Member must be included in the Proof of Claim; and

10

(d)	the Proof of Claim must be complete and contain no material deletions or modifications of any of the printed matter contained therein and must be signed under penalty of perjury.
22. THIS COURT ORDERS that, as part of the Proof of Claim, each Quebec Class Member shall submit to the jurisdiction of this Court with respect to the claim submitted, and shall (subject to the approval of the Settlement by the Courts) release all Settled Claims against the Released Parties.
23. THIS COURT ORDERS that Quebec Class Members who wish to file with the Court an objection or comment to the Settlement or to the approval of Quebec Class Counsel Fees shall deliver a written submission to the Claims Administrator at the address indicated in the Notice, no later than , 2006, and the Claims Administrator shall file all such submissions with the Court prior to the hearing of the Settlement Approval Motion.
24. THIS COURT ORDERS that if (a) the Settlement is terminated by Nortel pursuant to the Supplemental Agreement and paragraph 26 of the Stipulation; (b) any specified condition to the Settlement set forth in the Stipulation is not satisfied and any of the Representative Plaintiffs or Nortel elect(s) to terminate the Settlement as provided in paragraph 25 in the Stipulation; or (c) is terminated pursuant to paragraph 27 of the Stipulation, then: (i) this Order, including the authorization of the bringing of the Quebec Action as a class action for the purpose of settlement, shall be set aside and be of no further force or effect, and without prejudice to any party; (ii) each party to the Quebec Action shall be restored to his, her or its respective position in the litigation as it existed immediately prior to the execution of the Settlement Agreement; and (iii) this Action authorizing the bringing of the class action shall be annulled pursuant to the Code of Civil Procedure, without prejudice to the Petitioner’s ability to reapply for certification.
25. THIS COURT ACKNOWLEDGES having been notified that a determination of fairness of the Settlement at the Settlement Approval Hearing will be relied upon by Nortel for

11

an exemption, pursuant to Section 3(a)(10) of the United States Securities Act of 1933, as amended, 15 U.S.C. § 77c(a)(1), to enable the Gross Settlement Shares to be distributed to Class Members, and to counsel for the Representative Plaintiffs as may be awarded by the respective Courts, without registration and compliance with the prospectus delivery requirements of U.S. securities laws.

Date	J.C.S.

Nortel I – Certification Order
EXHIBIT F
No. S015159
Vancouver Registry
IN THE SUPREME COURT OF BRITISH COLUMBIA
BETWEEN:
JANIE JEFFERY and RONALD MENSING
Plaintiffs
AND:
NORTEL NETWORKS CORPORATION, JOHN A. ROTH,
FRANK A. DUNN, F. WILLIAM CONNOR and CHAHRAM BOLOURI
Defendants
Brought under the Class Proceedings Act, R.S.B.C. 1996, c.50
ORDER

	)	THE HONOURABLE	)	DAY THE
BEFORE	)		)	DAY
	)	MR. JUSTICE GROBERMAN	)	OF JUNE, 2006
     THE APPLICATION of the Plaintiffs for an Order certifying this action as a class proceeding for the purpose of settlement, approving the notice to Class Members, and other declaratory relief coming on for hearing at Vancouver, British Columbia on the ___day of June 2006 AND ON HEARING ___, counsel for the Plaintiff, and on hearing ___, counsel for the Defendant ___, and on hearing ___, counsel for the Defendant ___AND ON READING the materials filed, including the Settlement Agreement (defined herein).
1.	THIS COURT ORDERS AND DECLARES that for the purposes of this Order the following definitions apply and are incorporated into this Order:
(a)	“British Columbia Action” means this proceeding;

(b)	“British Columbia Class” means the class certified for the purpose of settlement in the British Columbia Action pursuant to paragraph 3 of this Order;

(c)	“British Columbia Class Counsel” means Klein Lyons.

Nortel I – Certification Order

(d)	“British Columbia Class Counsel Fees” means the fees, disbursements, costs, GST, and other applicable taxes or charges of British Columbia Class Counsel;

(e)	“British Columbia Class Member” means a member of the British Columbia Class who does not opt out of the British Columbia Class in the manner set forth in this Order;

(f)	“British Columbia Court” means the Supreme Court of British Columbia;

(g)	“Claims Administrator” means the entity approved by this Court pursuant to paragraph 11 to administer the Settlement;

(h)	“Class Members” means members of the British Columbia Class, the Ontario National Class, the Quebec Class and the U.S. Global Class;

(i)	“Class Period” means the period of time between October 24, 2000 through February 15, 2001, inclusive;

(j)	“Courts” means the British Columbia Court, the Ontario Court, the Quebec Court and the U.S. Court;

(k)	“Defendants” means Nortel and the persons named as defendants in the British Columbia Action;

(l)	“Escrow Agents” has the meaning set forth in the Stipulation;

(m)	“Excluded Persons” means Nortel and the Individuals, members of any of the Individuals’ immediate families, any entity in which Nortel or any of the Individuals has a controlling interest or is a parent or subsidiary of or is controlled by Nortel, and the officers, directors, affiliates, legal representatives, heirs, predecessors, successors or assigns of any of Nortel and the Individuals;

(n)	“Gross Cash Settlement Fund” has the meaning set forth in the Stipulation;

(o)	“Gross Settlement Shares” means 314,333,875 shares of common stock of Nortel to be issued by Nortel, pursuant to the Settlement, as may be adjusted in accordance with paragraph 4(d) of the Stipulation;

(p)	“Individuals” means Clarence Chandran, Frank Dunn and John Andrew Roth;

(q)	“Nortel” means the Defendant, Nortel Networks Corporation;

(r)	“Nortel I Actions” means the Ontario National Action, the Quebec Action, the British Columbia Action and the U.S. Action;

(s)	“Nortel I Defendants” means the Defendants William R. Hawe, Clarence Chandran, and Deloitte & Touche LLP;

Nortel I – Certification Order

(t)	“Notice” means the notice to the classes in the Nortel I Actions substantially in the form attached as Schedule “B” to this Order;

(u)	“Notice Plan” means the plan for the publication and dissemination of the Notice, Publication Notice and Proof of Claim by the Claims Administrator, attached as Schedule “D” to this Order;

(v)	“Ontario Court” means the Ontario Superior Court of Justice;

(w)	“Ontario National Action” means the proceeding in the Ontario Superior Court of Justice, Frohlinger v. Nortel Networks Corporation et al., Ontario Court File No. 02-CL-4605;

(x)	“Ontario National Class” means all persons and entities, except Excluded Persons and members of the British Columbia Class and the Quebec Class who, while resident in Canada at the time, purchased Nortel common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock during the Class Period;

(y)	“Proof of Claim” means the form substantially in the form attached as Schedule “C” to this Order;

(z)	“Publication Notice” means the summary notice of certification and proposed settlement, and of the hearing of the Settlement Approval Motion, substantially in the form attached as Schedule “E” to this Order;

(aa)	“Quebec Action” means the proceeding in the Superior Court of Quebec (District of Montreal), Association de Protection des Epargnants et Investisseurs du Québec v. Corporation Nortel Networks, No: 500-06-000126-017;

(bb)	“Quebec Class” means all persons, except Excluded Persons who, while resident in Quebec at the time, purchased Nortel common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock during the Class Period;

(cc)	“Quebec Court” means the Superior Court of Quebec;

(dd)	“Released Parties” means any and all of the Nortel I Defendants, their past or present subsidiaries, parents, principals, affiliates, general or limited partners or partnerships, successors and predecessors, heirs, assigns, officers, directors, agents, employees, attorneys, advisors, investment advisors, investment bankers, underwriters, insurers, co-insurers, re-insurers, attorneys, accountants, auditors, consultants, administrators, executors, trustees, personal representatives, immediate family members and any person, firm, trust, partnership, corporation, officer, director or other individual or entity in which any Nortel I Defendant has a controlling interest or which is related to or affiliated with any of the Nortel I

Nortel I – Certification Order

Defendants, and the legal representatives, heirs, executors, administrators, trustees, successors in interest or assigns of the Nortel I Defendants;
(ee)	“Representative Plaintiffs” means, collectively, the representative or lead plaintiffs in each of the Nortel I Actions;

(ff)	“Settled Claims” means any and all claims, debts, demands, rights or causes of action, suits, matters, and issues or liabilities whatsoever (including, but not limited to, any claims for damages, interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses or liability whatsoever), whether based on United States or Canadian federal, state, provincial, local, statutory or common law or any other law, rule or regulation, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or un-matured, whether class or individual in nature, including both known claims and Unknown Claims, (i) that have been asserted in any of the Nortel I Actions against any of the Released Parties, or (ii) that could have been asserted in any forum by the Class Members in the Nortel I Actions, or any of them, against any of the Released Parties, that arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in the Nortel I Actions and that relate to the purchase of Nortel common stock or call options or the sale of Nortel put options during the Class Period or (iii) any oppression or other claims under the Business Corporations Act, R.S.C. 1985, c. C-44, as amended, that arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions, set forth or referred to in the Nortel I Actions. “Settled Claims” does not mean or include claims, if any, against the Released Parties arising under the United States Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. § 1001, et seq. (“ERISA”) that are not common to all Class Members and which ERISA claims are the subject of an action pending before the Judicial Panel on Multidistrict Litigation, denominated In re Nortel Networks Securities and “ERISA’ Litigation, MDL Docket No. 1537. “Settled Claims” further does not include (a) the action in Rohac et al v. Nortel Networks et al, Ontario Superior Court of Justice, Court File No. 04-CV-3268; and (b) “the application brought in Indiana Electrical Workers Pension Trust Fund IBEW and Laborers Local 100 and 397 Pension Fund v. Nortel Networks Corporation, Ontario Superior Court of Justice, Court File No. 49059, for leave pursuant to the Canada Business Corporations Act to commence a representative action in the name of and on behalf of Nortel against certain of the Released Parties and others;

(gg)	“Settlement Agreement” means the Settlement Agreement and Confirmation of Stipulation and Agreement of Settlement, including the Stipulation attached thereto, entered into between the Plaintiffs herein and Nortel, through their counsel, dated June , 2006, which is attached to this Order as Schedule “A”;

(hh)	“Settlement” means the proposed settlement of the Nortel I Actions pursuant to the terms set forth in the Stipulation;

Nortel I – Certification Order

(ii)	“Settlement Approval Motion” means the motion for final approval of the Settlement by this Court to be heard at the date, time and location described in paragraph 6 of this Order;

(jj)	“Stipulation” means the Stipulation and Agreement of Settlement attached to the Settlement Agreement as Schedule “A”;

(kk)	“Supplemental Agreement” means the agreement referred to in paragraph 23 of the Stipulation setting forth certain conditions under which the Settlement may be terminated by Nortel if potential Class Members who purchase in excess of a certain number of Nortel common stock or options on Nortel common stock during the Class Period exclude themselves from the Class;

(ll)	“Unknown Claims” means any and all Settled Claims which any of the Representative Plaintiffs, or Class Members does not know or suspect to exist in his, her or its favour at the time of the release of the Released Parties which if known by him, her or it might have affected his, her or its decision(s) with respect to the Settlement;

(mm)	“U.S. Action” means the proceeding in the U.S. Federal District Court for the Southern District of New York, Consolidated Civil Action No. 2001-CV-1855 (RMB), certified by that Court as a class action on September 5, 2003;

(nn)	“U.S. Court” means the U.S. Federal District Court for the Southern District of New York;

(oo)	“U.S. Global Class” means all persons, except Excluded Persons, who purchased Nortel common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock (collectively, “Nortel Securities”) during the Class Period, and who suffered damages thereby, including, but not limited to, those persons or entities who traded in Nortel Securities on the New York Stock Exchange and/or the Toronto Stock Exchange. Excluded from this class are any putative class members who previously requested exclusion in response to a notice dated March 10, 2004 that was mailed to members of this class beginning on April 12, 2004 notifying them of the pendency of the U.S. Action.
2.	THIS COURT ORDERS that the British Columbia Action be certified as a class proceeding for the purpose of settlement.
3. THIS COURT ORDERS that the British Columbia Class be defined as:
All persons and entities, except Excluded Persons who, while resident in British Columbia at the time, purchased Nortel common stock or call options on Nortel common stock or

Nortel I – Certification Order

wrote (sold) put options on Nortel common stock during the Class Period.
4.	THIS COURT ORDERS that Janie Jeffery and Ronald Mensing are appointed as the representative plaintiffs for the British Columbia Class.
5.	THIS COURT ORDERS that the British Columbia Action is certified as a class proceeding for settlement purposes only, on the basis of the following common issue:
Did Nortel make false or misleading statements or omissions concerning its financial performance or its revenue and earnings guidance during the Class Period?
6.	THIS COURT ORDERS that the Settlement Approval Motion and the motion by British Columbia Class Counsel for approval of British Columbia Class Counsel Fees shall be heard by this Court on ___, 2006, at___:___.m. at the Supreme Court of British Columbia, 800 Smithe Street, Vancouver, British Columbia.
7.	THIS COURT ORDERS that each potential member of the British Columbia Class who elects to opt out of the British Columbia Class must do so by writing a letter, signed by such person, clearly requesting exclusion and indicating the name, address and telephone number of the person seeking to opt out and the date(s), price(s), and number(s) of shares of all purchases of Nortel common stock or call options on Nortel common stock and of all put options of Nortel common stock written (sold) during the Class Period, and sending it by first class mail post marked no later than , 2006 to the address indicated in the Notice.
8.	THIS COURT ORDERS that any potential member of the British Columbia Class who does not opt out in accordance with paragraph 7 of this Order shall be bound by any

Nortel I – Certification Order

future Orders in the British Columbia Action, and shall be bound by the terms of the Settlement if approved by each of the Courts in the Nortel I Actions.
9.	THIS COURT ORDERS that potential members of the British Columbia Class who, prior to the date of this Order, opted out of, or requested exclusion from, the U.S. Action will be members of the British Columbia Class and shall be bound by any future Orders in the British Columbia Action and by the terms of the Settlement, unless they opt out of the British Columbia Class in accordance with paragraph 7 of this Order.

10.	THIS COURT ORDERS that any potential member of the British Columbia Class who opts out of the British Columbia Class in accordance with paragraph 7 of this Order may no longer participate in the Settlement or any continuation of the Nortel I Actions, shall not be entitled to file a Proof of Claim as provided in paragraph 21 of this Order, shall not be entitled to receive any payment out of the Settlement, and shall not be entitled to object to the approval of the Settlement as provided in paragraph 23 of this Order.

11.	THIS COURT ORDERS that The Garden City Group, Inc. is hereby appointed and approved as the Claims Administrator, and shall be subject to the jurisdiction of this Court for all matters relating to the British Columbia Action, including the administration, interpretation, effectuation or enforcement of the Settlement Agreement and this Order.
12.	THIS COURT ORDERS that the Escrow Agents, acting in their capacity as escrow agents, shall be subject to the jurisdiction of this Court in respect of the Gross Cash Settlement Fund.

13.	THIS COURT ORDERS that the form and content of the Notice, substantially in the form attached hereto as Schedule “B”, is hereby approved.

Nortel I – Certification Order

14.	THIS COURT ORDERS that the form and content of the Proof of Claim form, substantially in the form attached hereto as Schedule “C”, is hereby approved.

15.	THIS COURT ORDERS that the plan of dissemination of the Notice in the manner described in the Notice Plan attached to this Order as Schedule D”, is hereby approved.

16.	THIS COURT ORDERS that upon approval of the Notice and the Proof of Claim and the appointment of The Garden City Group, Inc. as the Claims Administrator by the Courts, the Claims Administrator shall cause the Notice and the Proof of Claim, substantially in the forms attached as Schedules “B” and “C” to this Order, to be mailed, by first class mail, postage prepaid, on or before ___, 2006 to all members of the British Columbia Class who can be identified with reasonable effort, in accordance with the Notice Plan.

17.	THIS COURT ORDERS that additional copies of the Notice shall be made available to any record holder requesting such for the purpose of distribution to beneficial owners, and such record holders shall be reimbursed from the Gross Settlement Fund (as defined in the Stipulation), upon receipt by the Claims Administrator of proper documentation, for the reasonable expense of sending the Notice and Proof of Claim to beneficial owners.

18.	THIS COURT ORDERS that British Columbia Class Counsel shall, at or before the hearing of the Settlement Approval Motion, file with the Court proof of mailing of the Notice and Proof of Claim.

19.	THIS COURT ORDERS that the form of Publication Notice in substantially the form and content attached hereto as Schedule “E” is hereby approved and directs that the Claims Administrator shall cause the Publication Notice to be published in accordance

Nortel I – Certification Order

with the Notice Plan, which publication shall begin within ten (10) days of the mailing of the Notice, and British Columbia Class Counsel shall, at or before the hearing of the Settlement Approval Motion, file with this Court proof of the publication of the Publication Notice.
20.	THIS COURT ORDERS that in order to be entitled to participate in the Net Settlement Fund (as defined in the Stipulation), each British Columbia Class Member shall take the following actions and be subject to the following conditions:
(a)	A properly executed Proof of Claim, substantially in the form attached hereto as Schedule “C”, must be submitted to the Claims Administrator, at the Post Office Box indicated in the Notice, postmarked not later than ___, 2006. Such deadline may be further extended by order of this Court.

(b)	Each Proof of Claim shall be deemed to have been submitted when postmarked (if properly addressed and mailed by first class mail, postage prepaid) provided such Proof of Claim is actually received prior to the motion for an order of this Court approving distribution of the Net Settlement Fund (as defined in the Stipulation).

(c)	Any Proof of Claim submitted in any other manner shall be deemed to have been submitted when it was actually received at the address designated in the Notice.
21.	THIS COURT ORDERS that the Proof of Claim submitted by each British Columbia Class Member must satisfy the following conditions:
(a)	it must be properly completed, signed and submitted in a timely manner in accordance with the provisions of the preceding paragraph;

(b)	it must be accompanied by adequate supporting documentation for the transactions reported therein, in the form of broker confirmation slips, broker account statements, an authorized statement from the broker containing the transactional information found in a broker confirmation slip, or such other documentation as is deemed adequate by the Claims Administrator;

(c)	if the person executing the Proof of Claim is acting in a representative capacity, a certification of his current authority to act on behalf of the British Columbia Class Member must be included in the Proof of Claim; and

Nortel I – Certification Order

(d)	the Proof of Claim must be complete and contain no material deletions or modifications of any of the printed matter contained therein and must be signed under penalty of perjury.
22.	THIS COURT ORDERS that, as part of the Proof of Claim, each British Columbia Class Member shall submit to the jurisdiction of this Court with respect to the claim submitted, and shall (subject to the approval of the Settlement by the Courts), release all Settled Claims against the Released Parties.
23.	THIS COURT ORDERS that British Columbia Class Members who wish to file with the Court an objection to or comment on the Settlement or to the approval of British Columbia Class Counsel Fees, shall deliver a written submission to the Claims Administrator at the address indicated in the Notice, no later than ___, 2006, and the Claims Administrator shall file all such submissions with the Court prior to the hearing of the Settlement Approval Motion.
24.	THIS COURT ORDERS that if (a) the Settlement is terminated by Nortel pursuant to the Supplemental Agreement and paragraph 26 of the Stipulation or (b) any specified condition to the Settlement set forth in the Stipulation is not satisfied and any of the Representative Plaintiffs or Nortel elect(s) to terminate the Settlement as provided in paragraph 25 in the Stipulation; or (c) is terminated pursuant to paragraph 27 of the Stipulation, then: (i) this Order, including the certification of the British Columbia Action as a class proceeding for the purpose of the settlement, shall be set aside and be of no further force or effect, and without prejudice to any party; (ii) each party to the British Columbia Action shall be restored to his, her or its respective position in the litigation as it existed immediately prior to the execution of the Settlement Agreement; and (iii) this action shall be decertified as a class proceeding pursuant to Section 10 of the Class

Nortel I – Certification Order

Proceedings Act, RSBC, 1996, c.50, without prejudice to the Plaintiffs’ ability to reapply for certification.
25.	THIS COURT ACKNOWLEDGES having been notified that a determination of fairness of the Settlement at the Settlement Approval Hearing will be relied upon by Nortel for an exemption, pursuant to Section 3(a)(10) of the United States Securities Act of 1933, as amended, 15 U.S.C. § 77c(a)(1), to enable the Gross Settlement Shares to be distributed to Class Members, and to counsel for the Representative Plaintiffs as may be awarded by the respective Courts, without registration and compliance with the prospectus delivery requirements of U.S. securities laws

BY THE COURT

DEPUTY DISTRICT REGISTRAR
Approved as to form:

Solicitor for the Plaintiffs

Solicitor for the Defendants
Nortel Networks Corporation,
John A. Roth, F. William Conner
and Chahram Bolouri

Solicitor for the Defendant, Frank Dunn

Certification Order
No. S015159
Vancouver Registry
IN THE SUPREME COURT OF BRITISH
COLUMBIA
     BETWEEN:
JANIE JEFFERY and RONALD MENSING
Plaintiffs
     AND:
NORTEL NETWORKS CORPORATION, JOHN A
ROTH,
FRANK A. DUNN, F. WILLIAM CONNOR and
CHAHRAM BOLOURI
Defendants

ORDER

EXHIBIT G
Court File No. 02-CL-4605
ONTARIO
SUPERIOR COURT OF JUSTICE
COMMERCIAL LIST

THE HONOURABLE SENIOR REGIONAL	)	DAY, THE	DAY
)
JUSTICE WINKLER	)	OF ,2006
BETWEEN:
LESLIE FROHLINGER
Plaintiff
- and -
NORTEL NETWORKS CORPORATION, JOHN ANDREW ROTH,
FRANK DUNN, F. WILLIAM CONNER, CHAHRAM BOLOURI,
WILLIAM R. HAWE and DELOITTE & TOUCHE LLP
Defendants
Proceedings under the Class Proceeding Act, 1992
ORDER
     THIS MOTION made by the Plaintiff for an Order approving the Settlement Agreement and Confirmation of Stipulation and Agreement of Settlement (the “Settlement Agreement”) entered into between the Plaintiff and the Defendant, Nortel Networks Corporation, approving Ontario National Class Counsel Fees and for declaratory relief, was heard this day at 361 University Avenue, Toronto, Ontario.
     ON READING the materials filed, including the Settlement Agreement attached to this Order as Schedule “A”, and on hearing the submissions of counsel for the Plaintiff and counsel for the Defendants:
1. THIS COURT DECLARES that for the purposes of this Order the following definitions apply and are incorporated into this Order:

(a)	“British Columbia Action” means the proceeding in Supreme Court of British Columbia, Jeffery et al v. Nortel Networks Corporation et al, Court File No. S0151590, Vancouver Registry;

(b)	“British Columbia Class” means all persons and entities, except Excluded Persons who, while resident in British Columbia at time, purchased Nortel common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock during the Class Period;

(c)	“Canadian Actions” means the Ontario National Action, the British Columbia Action and the Quebec Action;

(d)	“Certification Order” means the Order certifying this action as a class proceeding dated June ___, 2006;

(e)	“Claims Administrator” means The Garden City Group, Inc.;

(f)	“Class Members” means members of the British Columbia Class, the Ontario National Class, the Quebec Class and the U.S. Global Class;

(g)	“Class Period” means the period of time between October 24, 2000 through February 15, 2001, inclusive;

(h)	“Courts” means this Court, the Supreme Court of British Columbia, the Superior Court of Quebec and the United States Federal District Court for the Southern District of New York;

(i)	“Defendants” means the persons and entities named as defendants in the Ontario National Action;

(j)	“Derivative Application” means the application brought in Indiana Electrical Workers Pension Trust Fund IBEW and Laborers Local 100 and 397 Pension Fund v. Nortel Networks Corporation, Ontario Superior Court of Justice, Court File No. 49059, for leave pursuant to the Canada Business Corporations Act to commence a representative action in the name of and on behalf of Nortel against certain of the Released Parties;

(k)	“Effective Date” means the date upon which the Settlement contemplated by the Settlement Agreement shall become effective, as provided in paragraph 24 of the Stipulation;

(l)	“Escrow Agent” has the meaning set forth in the Stipulation;

(m)	“Excluded Persons” means Nortel and the Individuals, members of any of the Individuals’ immediate families, any entity in which Nortel or any of the Individuals has a controlling interest or is a parent or subsidiary of or is controlled by Nortel, and the officers, directors, affiliates, legal representatives, heirs, predecessors, successors or assigns of any of Nortel and the Individuals;

(n)	“Gross Settlement Fund” has the meaning set forth in the Stipulation;

(o)	“Gross Settlement Shares” means 314,333,875 shares of common stock of Nortel to be issued by Nortel, pursuant to the Settlement, as may be adjusted in accordance with paragraph 4(d) of the Stipulation;

(p)	“Individuals” means Clarence Chandran, Frank Dunn and John Andrew Roth;

(q)	“Nortel” means the Defendant, Nortel Networks Corporation;

(r)	“Nortel I Actions” means the Ontario National Action, the British Columbia Action, the Quebec Action and the U.S. Action;

(s)	“Nortel I Defendants” means the Defendants and Clarence Chandran;

(t)	“Nortel II Actions” means the following proceedings in Canada and the U.S.:
(i)	Peter Gallardi v. Nortel Networks Corporation et al., in the Ontario Superior Court of Justice, Toronto, Court File No. 05-CV-285606 CP;

(ii)	Clifford W. Skarstedt v. Corporation Nortel Networks, in the Superior Court of Quebec, District of Montreal, No: 500-06-000277-059; and

(iii)	In re Nortel Networks Corp. Securities Litigation, in the United States Federal District Court for the Southern District of New York, Master File No. 05-MD-1659 (LAP);
(u)	“Ontario National Action” means this proceeding which raised claims in the nature of negligence, negligent and/or reckless misrepresentation, and alleges breaches of the Canada Business Corporations Act, Competition Act and Securities Act, for which relief was sought through an award of damages;

(v)	“Ontario National Class Counsel” means Rochon Genova LLP and Lerners LLP;

(w)	“Ontario National Class Counsel Fees” means the fees, disbursements, costs, GST, and other applicable taxes or charges of Ontario National Class Counsel, as approved by this Court in this Order;

(x)	“Ontario National Class” means all persons and entities, except Excluded Persons and except members of the British Columbia Class and the Quebec Class, who, while resident in Canada at the time, purchased Nortel common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock during the Class Period;

(y)	“Ontario National Class Member” means a member of the Ontario National Class who has not opted out of the Ontario National Class in accordance with the Certification Order;

(z)	“Other Actions” means actions or proceedings, other than the Proceedings, relating to Settled Claims commenced by an Ontario National Class Member against one or more Released Parties;

(aa)	“Plan of Allocation” means the plan of allocation set forth in the Notice of Certification in Canada and Proposed Settlements of Class Actions, Motion for Attorneys’ Fees and Settlement Fairness Hearings and attached as Schedule “B” to this Order;

(bb)	“Proceedings” means the Ontario National Action, the Quebec Action, the British Columbia Action, the U.S. Action and the Nortel II Actions;

(cc)	“Quebec Action” means the proceeding in the Superior Court of Quebec (District of Montreal), Association de Protection des Epargnants et Investisseurs du Québec v. Corporation Nortel Networks, No: 500-06-000126-017;

(dd)	“Quebec Class” means all persons, except Excluded Persons who, while resident in Quebec at the time, purchased Nortel common stock or call options on Nortel common stock or wrote (sold) Nortel put options on Nortel common stock during the Class Period;

(ee)	“Released Parties” means any and all of the Nortel I Defendants, their past or present subsidiaries, parents, principals, affiliates, general or limited partners or partnerships, successors and predecessors, heirs, assigns, officers, directors, agents, employees, attorneys, advisors, investment advisors, investment bankers, underwriters, insurers, co-insurers, re-insurers, accountants, auditors, consultants, administrators, executors, trustees, personal representatives, immediate family members and any person, firm, trust, partnership, corporation, officer, director or other individual or entity in which any Nortel I Defendant has a controlling interest or which is related to or affiliated with any of the Nortel I Defendants, and the legal representatives, heirs, executors, administrators, trustees, successors in interest or assigns of the Nortel 1 Defendants;

(ff)	“Representative Plaintiffs” means, collectively, the representative or lead plaintiffs in each of the Canadian Actions and the U.S. Action;

(gg)	“Settled Claims” means any and all claims, debts, demands, rights or causes of action, suits, matters, and issues or liabilities whatsoever (including, but not limited to, any claims for damages, interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses or liability whatsoever), whether based on United States or Canadian federal, state, provincial, local, statutory or common law or any other law, rule or regulation, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or un-matured, whether class or individual in nature, including both known claims and Unknown Claims, (i) that have been asserted in any of the Nortel I Actions against any of the Released Parties, or (ii) that could have been asserted in any forum by the Class Members in the Nortel I Actions, or any of them, against any of the Released Parties, that arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in the Nortel I Actions and that relate to the purchase of Nortel common stock or call options or the sale of Nortel put options during the Class Period or (iii) any oppression or other claims under the Business Corporations Act, R.S.C. 1985, c. C-44, as amended, that arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions, set forth or referred to in the Nortel I Actions. “Settled Claims” does not mean or include claims, if any, against the Released Parties arising under the United States Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. § 1001, et seq. (“ERISA”) that are not common to all Class Members and which ERISA claims are the subject of an action pending before the Judicial Panel on Multidistrict Litigation, denominated In re Nortel Networks Securities and “ERISA’ Litigation, MDL Docket

No. 1537. Settled Claims also does not include: (a) the action in Rohac et al v. Nortel Networks et al, Ontario Superior Court of Justice, Court File No. 04-CV-3268; and (b) the Derivative Application;

(hh)	“Settled Defendants’ Claims” means any and all claims, rights or causes of action or liabilities whatsoever, whether based on federal, provincial, local, statutory or common law or any other law, rule or regulation, including both known claims and Unknown Claims, that have been or could have been asserted in the Nortel I Actions or any forum by the Nortel I Defendants or any of them or the successors and assigns or any of them against the Representative Plaintiffs, any Class Member, or their counsel, and that arise out of or relate in any way to the institution, prosecution, or settlement of the Nortel I Actions (except Settled Defendants’ Claims does not include all claims, rights or causes of action or liabilities whatsoever related to the enforcement of the Settlement including, without limitation, any of the terms of the Stipulation or orders or judgments issued by the Courts in connection with the Settlement, confidentiality obligations or in respect of the Derivative Application);

(ii)	“Settlement Agreement” means the Settlement Agreement and Confirmation of Stipulation and Agreement of Settlement, including the Stipulation attached as Schedule “A” thereto, entered into between the Plaintiff herein and Nortel, through their counsel, dated as of June 20, 2006, attached to this Order as Schedule “A”;

(jj)	“Settlement” means the proposed settlement of the Nortel I Actions pursuant to the terms set forth in the Settlement Agreement adopting and ratifying the Stipulation;

(kk)	“Stipulation” means the Stipulation and Agreement of Settlement attached to the Settlement Agreement as Schedule “A”;

(ll)	“Supplemental Agreement” means the agreement referred to in paragraph 23 of the Stipulation setting forth certain conditions under which the Settlement may be terminated by Nortel if potential Class Members who purchase in excess of a certain number of Nortel common stock or options on Nortel common stock during the Class Period exclude themselves from the Class;

(mm)	“Unknown Claims” means any and all Settled Claims which any of the Representative Plaintiffs, or Class Members does not know or suspect to exist in his, her or its favour at the time of the release of the Released

Parties and any Settled Defendants’ Claims which any Nortel I Defendant does not know or suspect to exist in his, her or its favour, which if known by him, her or it might have affected his, her or its decision(s) with respect to the Settlement;

(nn)	“U.S. Action” means the proceeding in the United States Federal District Court for the Southern District of New York, In re Nortel Networks Corp. Securities Litigation, Consolidated Civil Action No. 01-CV-1855 (RMB), certified as a class action on September 5, 2003; and

(oo)	“U.S. Global Class” means all persons, except Excluded Persons, who purchased Nortel common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock (collectively, “Nortel Securities”) during the Class Period, and who suffered damages thereby, including, but not limited to, those persons or entities who traded in Nortel Securities on the New York Stock Exchange and/or the Toronto Stock Exchange. Excluded from this class are any putative class members who previously requested exclusion in response to a notice dated March 10, 2004 that was mailed to members of this class beginning on April 12, 2004 notifying them of the pendency of the U.S. Action.
2. THIS COURT DECLARES that the Settlement Agreement is fair, reasonable and in the best interests of the Ontario National Class.
3. THIS COURT ORDERS that the Settlement Agreement attached to this Order as Schedule “A” is hereby approved pursuant to s. 29 of the Class Proceedings Act, 1992.
4. THIS COURT DECLARES that the Settlement Agreement is binding upon the representative Plaintiff, upon all Ontario National Class Members, and upon the Defendants, including those persons who are minors or mentally incapable, and that the requirements of Rules 7.04(1) and 7.08(4) of the Rules of Civil Procedure are dispensed with in respect of the Ontario National Action.
5. THIS COURT ORDERS that, upon the Effective Date, the Plaintiff herein and each of the Ontario National Class Members, on behalf of themselves, their personal representatives,

heirs, executors, administrators, trustees, successors and assigns, are hereby permanently barred and enjoined from instituting, commencing or prosecuting any Settled Claims against the Released Parties.
6. THIS COURT ORDERS AND DECLARES that, upon the Effective Date, the Plaintiff herein and each of the Ontario National Class Members, on behalf of themselves, their personal representatives, heirs, executors, administrators, trustees, successors and assigns shall release and shall be conclusively deemed to have fully, finally and forever released the Released Parties from the Settled Claims.
7. THIS COURT ORDERS that, upon the Effective Date, the Plaintiff herein and each of the Ontario National Class Members and their respective personal representatives, heirs, executors, administrators, trustees, successors and assigns, shall not institute, continue, maintain or assert, either directly or indirectly, whether in the United States, Canada or elsewhere, on their own behalf or on behalf of any class or any other person, any action, suit, cause of action, claim or demand against any Released Party or any other person who may claim any form of contribution or indemnity (save for a contractual indemnity) from any Released Party in respect of any Settled Claim or any matter related thereto, at any time on or after the Effective Date, and are enjoined from doing so.
8. THIS COURT ORDERS that, upon the Effective Date, the defendants Nortel, Chahram Bolouri, F. William Conner, William Hawe and John Roth on behalf of themselves and their personal representatives, heirs, executors, administrators, trustees, successors and assigns, are hereby permanently barred and enjoined from prosecuting a Settled Defendants’ Claim against the Plaintiff herein, the Ontario National Class Members or Ontario National Class Counsel. In

the event that any of the Released Parties assert against the Plaintiff, any Ontario National Class Member or the Ontario National Class Counsel, any claim that is a Settled Defendants’ Claim, then the Plaintiff, such Ontario National Class Member or Ontario National Class Counsel, as the case may be, shall be entitled to use and assert such factual matters included within the Settled Claims only against such Released Party in defence of such claim but not for the purposes of asserting any claim against any Released Party.
9. THIS COURT ORDERS AND DECLARES that each Ontario National Class Member shall consent and shall be deemed to have consented to the dismissal of any Other Actions he, she or it has commenced against the Released Parties, without costs and with prejudice.
10. THIS COURT ORDERS that neither this Order, the Settlement Agreement, the Stipulation, nor any of their terms and provisions, nor any of the negotiations or proceedings connected with it, nor any of the documents or statements referred to therein shall be:
(a)	offered or received against the Defendants as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by any of the Nortel I Defendants with respect to the truth of any fact alleged in the Statement of Claim, as amended, or the validity of any claim that has been or could have been asserted in the Ontario National Action or in any litigation, or the deficiency of any defence that has been or could have been asserted in the Ontario National Action or in any litigation, or of any liability, negligence, fault, or wrongdoing of the Defendants;

(b)	offered or received against the Defendants as evidence of a presumption, concession or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by any Defendant;

(c)	offered or received against the Defendants as evidence of a presumption, concession or admission with respect to any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the Defendants, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to enforce and give effect to the provisions of the Settlement Agreement (provided, however, that Defendants may refer to it to effectuate the release and liability protection granted them hereunder);

(d)	construed against the Defendants as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial; or

(e)	construed as or received in evidence as an admission, concession or presumption against the Plaintiff or any of the Ontario National Class Members that any of their claims are without merit, or that any defences asserted by the Defendants have any merit, or that damages recoverable under the Statement of Claim, as amended, would not have exceeded the amounts set forth under the Settlement Agreement.
11. THIS COURT ORDERS that the Plan of Allocation is approved as fair and reasonable.
12. THIS COURT ORDERS that Ontario National Class Counsel Fees in the amount of $___ in cash, and ___ shares, which includes $ ___ for disbursements, and which amounts this Court finds to be fair and reasonable, are hereby approved.
13. THIS COURT ORDERS that the Ontario National Class Counsel Fees shall be paid out of the Gross Settlement Fund.
14. THIS COURT ORDERS that this Court shall retain jurisdiction over the parties herein, the Ontario National Class Members, the Claims Administrator and the Escrow Agent for all matters relating to the Ontario National Action, including the administration, interpretation, effectuation or enforcement of the Settlement Agreement and this Order, and including any application for fees and expenses by the Ontario National Class Counsel and the Claims Administrator incurred in overseeing and administering the Settlement, in distributing settlement proceeds to the Ontario National Class Members, and in complying with the terms of this Order and the Certification Order.
15. THIS COURT ORDERS that, on notice to the Court but without further order of the Court, the parties to the Settlement Agreement may agree to reasonable extensions of time to carry out any of the provisions of the Settlement Agreement.
16. THIS COURT ORDERS AND DECLARES that the Released Parties have no responsibility for and no liability whatsoever with respect to the administration of the Settlement.
17. THIS COURT RECOGNIZES & ACKNOWLEDGES that: (i) one of the effects of its determination that the Settlement Agreement is fair is that, pursuant to Section 3(a)(l0) of the United States Securities Act of 1933, as amended, 15 U.S.C. § 77c(a)(l), the Gross Settlement Shares may be distributed to Class Members, and to counsel for the plaintiffs in the Norte! I Actions as may be awarded by the respective Courts for counsel fees, without registration and compliance with the prospectus delivery requirements of U.S. securities laws; and (ii) Nortel will rely on such Section 3(a)(10) exemption (and Nortel will not register the Gross Settlement Shares under the United States Securities Act of 1933) based on this Court’s approval of the fairness of the Settlement.
18. THIS COURT DECLARES that all Ontario National Class Members to whom it is proposed to issue Gross Settlement Shares have had the right to appear at the hearing on the fairness of the Settlement Agreement, and that adequate notice of this hearing has been provided to Ontario National Class Members in accordance with the terms of the Certification Order.
19. THIS COURT ORDERS that if (a) the Settlement Agreement is terminated by Nortel pursuant to the Supplemental Agreement and paragraph 26 of the Stipulation; (b) any specified condition to the Settlement set forth in the Stipulation is not satisfied and any of the Representative Plaintiffs or Nortel elect(s) to terminate the Settlement Agreement as provided in paragraph 25 of the Stipulation; or (c) is otherwise terminated pursuant to paragraph 27 of the Stipulation, then, in any such event:
(a)	this Order (except for paragraphs 1, 10, 14, 16, 17, 18 and 19 herein) shall be set aside, be of no further force or effect, and be without prejudice to any party;

(b)	the Certification Order (except for paragraph 24), shall be set aside and be of no further force or effect, and without prejudice to any party;

(c)	the Ontario National Action shall be immediately decertified as a class proceeding pursuant to Section 10 of the Class Proceedings Act, 1992, without prejudice to the Plaintiff’s ability to reapply for certification; and

(d)	each party to the Ontario National Action shall be restored to his, her or its respective position as it existed immediately prior to the execution of the Settlement Agreement.
20. THIS COURT ORDERS AND ADJUDGES that any appeal or challenge affecting the approval of the Plan of Allocation or this Court’s approval of Ontario National Class Counsel Fees shall in no way disturb or affect the balance of this Order and shall be deemed to be separate and apart from the balance of this Order.
21. THIS COURT ORDERS AND ADJUDGES that, upon the Effective Date, the Ontario National Action be and is hereby dismissed against the Defendants with prejudice and without costs.

LESLIE FROHLINGER	And	NORTEL NETWORKS CORPORATION	Court File No: 02-CL-4605
Plaintiff		et al.
Defendants

ONTARIO
SUPERIOR COURT OF JUSTICE

Proceeding commenced at Toronto

ORDER

EXHIBIT H

CANADA	(CLASS ACTION)

PROVINCE OF QUEBEC	SUPERIOR COURT
DISTRICT OF MONTREAL

NO.: 500-06-000126-017	ASSOCIATION DE PROTECTION DES

ÉPARGNANTS ET INVESTISSEURS DU

QUEBEC (A.P.E.I.Q.)

and

ANDRÉ DUSSAULT

Representatives

v.

CORPORATION NORTEL NETWORKS

Defendant

and

FONDS D’AIDE AUX RECOURS
COLLECTIFS

Mis en cause

ORDER
          THIS MOTION made by the Representatives for an Order approving the Settlement Agreement and Confirmation of Stipulation of Agreement of Settlement (the “Settlement Agreement”) entered into between the Representatives and the Defendant, Corporation Nortel Networks, approving Quebec Class Counsel Fees and for declaratory relief, was heard this day.

1

          ON READING the materials filed, including the Settlement Agreement attached to this Order as Schedule “A”, and on hearing the submissions of counsel for the Representatives and counsel for the Defendant:
1. THIS COURT ORDERS AND DECLARES that for the purposes of this Order the following definitions apply and are incorporated into this Order:
(a)	“Authorization Order” means the Order authorizing the bringing of the class action for the purpose of settlement dated June ___2006;

(b)	“British Columbia Action” means the proceeding in Supreme Court of British Columbia, Jeffery et al. v. Nortel Networks Corporation et al., Court File No. S0151590, Vancouver Registry;

(c)	“British Columbia Class” means all persons and entities, except Excluded Persons who, while resident in British Columbia at the time, purchased Nortel common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock during the Class Period ;

(d)	“Canadian Actions” means the Ontario National Action, the British Columbia Action and the Quebec Action;

(e)	“Claims Administrator” means the The Garden City Group, Inc.;

(f)	“Class Members” means the members of the British Columbia Class, the Ontario National Class, the Quebec Class and the U.S. Global Class;

(g)	“Class Period” means the period of time between October 24, 2000 through February 15, 2001, inclusive;

(h)	“Courts” means this Court, the Supreme Court of British Columbia, the Ontario Supreme Court of Justice and the United States Federal District Court for the Southern District of New York;

(i)	“Defendant” means Corporation Nortel Networks;

(j)	“Derivative Application” means the application brought in Indiana Electrical Workers Pension Trust Fund IBEW and Laborers Local 100 and 397 Pension Fund v. Nortel Networks Corporation, Ontario Superior Court of Justice, Court File No. 49059, for leave pursuant to the Canada Business Corporations Act to commence a representative action in the name of and on behalf of Nortel against certain of the Released Parties;

2

(k)	“Effective Date” means the date upon which the Settlement contemplated by the Settlement Agreement shall become effective, as provided in paragraph 24 of the Stipulation;

(l)	“Escrow Agent” has the meaning set forth in the Stipulation;

(m)	“Excluded Persons” means Nortel and the Individuals, members of any of the Individuals’ immediate families, any entity in which Nortel or any of the Individuals has a controlling interest or is a parent or subsidiary of or is controlled by Nortel, and the officers, directors, affiliates, legal representatives, heirs, predecessors, successors or assigns of any of Nortel and the Individuals;

(n)	“Gross Settlement Fund” has the meaning set forth in the Stipulation;

(o)	“Gross Settlement Shares” means 314,333,875 shares of common stock of Nortel to be issued by Nortel, pursuant to the Settlement, as may be adjusted in accordance with paragraph 4(d) of the Stipulation;

(p)	“Individuals” means Clarence Chandran, Frank Dunn and John Andrew Roth;

(q)	“Nortel” means the Defendant, Corporation Nortel Networks;

(r)	“Nortel I Actions” means the Ontario National Action, the British Columbia Action, the Quebec Action and the U.S. Action;

(s)	“Nortel I Defendants” means the Defendant and Clarence Chandran;

(t)	“Nortel II Actions” means the following proceedings in Canada and the U.S.:
(i)	Peter Gallardi v. Nortel Networks Corporation et al., in the Ontario Superior Court of Justice, Toronto, Court File No. 05-CV-285606 CP;

(ii)	Clifford W. Skarstedt v. Corporation Nortel Networks, in the Superior Court of Quebec, District of Montreal, No. 500-06-000277-059 and

(iii)	In re Nortel Networks Corp. Securities Litigation, in the U.S. Federal District Court for the Southern District of New York, Master File No. 05-MD-1659 (LAP);
(u)	“Ontario National Action” means the proceeding in the Ontario Superior Court of Justice, Frohlinger v. Nortel Networks Corporation et al., Court File No. 02-CL-4605;

(v)	“Ontario National Class” means all persons and entities, except Excluded Persons and except members of the British Columbia Class

3

and the Quebec Class, who, while resident in Canada at the time, purchased Nortel common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock during the Class Period;

(w)	“Other Actions” means actions or proceedings, other than the Proceedings, relating to Settled Claims commenced by a Quebec Class Member against one or more Released Parties;

(x)	“Plan of Allocation” means the plan of allocation set forth in the Notice of Certification in Canada and Proposed Settlements of Class Actions, Motion for Attorneys’ Fees and Settlement Fairness Hearings and attached as Schedule “B” to this Order;

(y)	“Proceedings” means the Ontario National Action, the Quebec Action, the British Columbia Action, the U.S. Action and the Nortel II Actions;

(z)	“Quebec Action” means this proceeding;

(aa)	“Quebec Class” means all persons, except Excluded Persons who, while resident in Quebec at the time, purchased Nortel common stock or call options on Nortel common stock or wrote (sold) Nortel put options on Nortel common stock during the Class Period;

(bb)	“Quebec Class Counsel” means Belleau Lapointe, S.A., and Unterberg, Labelle, Lebeau S.E.N.C.;

(cc)	“Quebec Class Counsel Fees” means the fees, disbursements, costs, GST, and other applicable taxes or charges of Quebec Class Counsel, as approved by this Court in this Order;

(dd)	“Quebec Class Member” means a member of the Quebec Class who has not opted out of the Quebec Class in accordance with the Authorization Order;

(ee)	“Released Parties” means any and all of the Nortel I Defendants, their past or present subsidiaries, parents, principals, affiliates, general or limited partners or partnerships, successors and predecessors, heirs, assigns, officers, directors, agents, employees, attorneys, advisors, investment advisors, investment bankers, underwriters, insurers, co-insurers, re-insurers, accountants, auditors, consultants, administrators, executors, trustees, personal representatives, immediate family members and any person, firm, trust, partnership, corporation, officer, director or other individual or entity in which any Nortel I Defendant has a controlling interest or which is related to or affiliated with any of the Nortel I Defendants, and the legal representatives, heirs, executors, administrators, trustees, successors in interest or assigns of the Nortel I Defendants;

4

(ff)	“Representative Plaintiffs” means, collectively, the representative or lead plaintiffs in each of the Canadian Actions and the U.S. Action;

(gg)	“Settled Claims” means any and all claims, debts, demands, rights or causes of action, suits, matters, and issues or liabilities whatsoever (including, but not limited to, any claims for damages, interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses or liability whatsoever), whether based on United States or Canadian federal, state, provincial, local, statutory or common law or any other law, rule or regulation, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or un-matured, whether class or individual in nature, including both known claims and Unknown Claims, (i) that have been asserted in any of the Nortel I Actions against any of the Released Parties, or (ii) that could have been asserted in any forum by the Class Members in the Nortel I Actions, or any of them, against any of the Released Parties, that arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in the Nortel I Actions and that relate to the purchase of Nortel common stock or call options or the sale of Nortel put options during the Class Period or (iii) any oppression or other claims under the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended, that arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions, set forth or referred to in the Nortel I Actions. Settled Claims does not mean or include claims, if any, against the Released Parties arising under the United States Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. § 1001, et seq. (“ERISA”) that are not common to all Class Members and which ERISA claims are the subject of an action pending before the Judicial Panel on Multidistrict Litigation, denominated In re Nortel Networks Securities and “ERISA’ Litigation, MDL Docket No. 1537. Settled Claims also does not include: (a) the action in Rohac et al. v. Nortel Networks et al., Ontario Superior Court of Justice, Court File No. 04-CV-3268; and (b) the Derivative Application;

(hh)	“Settled Defendants’ Claims” means any and all claims, rights or causes of action or liabilities whatsoever, whether based on federal, provincial, local, statutory or common law or any other law, rule or regulation, including both known claims and Unknown Claims, that have been or could have been asserted in the Nortel I Actions or any forum by the Nortel I Defendants or any of them or the successors and assigns or any of them against the Representative Plaintiffs, any Class Member, or their counsel, and that arise out of or relate in any way to the institution, prosecution, or settlement of the Nortel I Actions (except Settled Defendants’ Claims does not include all claims, rights or causes of action or liabilities whatsoever related to the enforcement of the Settlement including, without limitation, any of the terms of the Stipulation or orders

5

or judgments issued by the Courts in connection with the Settlement, confidentiality obligations or in respect of the Derivative Application);

(ii)	“Settlement Agreement” means the Settlement Agreement and Confirmation of Stipulation and Agreement of Settlement, including the Stipulation attached as Schedule “A” thereto, entered into between the Representatives and Nortel, through their counsel, dated as of June ___, 2006, attached to this Order as Schedule “A”;

(jj)	“Settlement” means the proposed settlement of the Nortel I Actions pursuant to the terms set forth in the Settlement Agreement adopting and ratifying the Stipulation;

(kk)	“Stipulation” means the Stipulation and Agreement of Settlement attached to the Settlement Agreement as Schedule “A”;

(ll)	“Supplemental Agreement” means the agreement referred to in paragraph 23 of the Stipulation setting forth certain conditions under which the Settlement may be terminated by Nortel if potential Class Members who purchase in excess of a certain number of Nortel common stock or options on Nortel common stock during the Class Period exclude themselves from the Class;

(mm)	“Unknown Claims” means any and all Settled Claims which any of the Representative Plaintiffs, or Class Members does not know or suspect to exist in his, her or its favour at the time of the release of the Released Parties and any Settled Defendants’ Claims which any Nortel I Defendant does not know or suspect to exist in his, her or its favour, which if known by him, her or it might have affected his, her or its decision(s) with respect to the Settlement;

(nn)	“U.S. Action” means the proceeding in the United States Federal District Court for the Southern District of New York, In re Nortel Networks Corp. Securities Litigation, Consolidated Civil Action No. 2001-CV-1855 (RMB), certified as a class action on September 5, 2003;

(oo)	“U.S. Global Class” means all persons, except Excluded Persons, who purchased Nortel common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock (collectively, “Nortel Securities”) during the Class Period, and who suffered damages thereby, including, but not limited to, those persons or entities who traded in Nortel Securities on the New York Stock Exchange andlor the Toronto Stock Exchange. Excluded from this class are any putative class members who previously requested exclusion in response to a notice dated March 10, 2004 that was mailed to members of this class beginning on April 12, 2004 notifying them of the pendency of the U.S. Action.

6

2. THIS COURT DECLARES that the Settlement Agreement is fair, reasonable and in the best interests of the Quebec Class.
3. THIS COURT ORDERS that the Settlement Agreement attached to this Order as Schedule “A” is hereby approved pursuant to Article 1025 of the Code of Civil Procedure.
4. THIS COURT DECLARES that the Settlement Agreement is binding upon the Representatives, upon all Quebec Class Members, and upon the Defendant, including those persons who are minors or mentally incapable.
5. THIS COURT ORDERS that, upon the Effective Date, the Representatives herein and each of the Quebec Class Members, on behalf of themselves, their personal representatives, heirs, executors, administrators, trustees, successors and assigns, are hereby permanently barred and enjoined from instituting, commencing or prosecuting any Settled Claims against the Released Parties.
6. THIS COURT ORDERS AND DECLARES that, upon the Effective Date, each of their personal representatives, heirs, executors, administrators, trustees, successors and assigns shall release and shall be conclusively deemed to have fully, finally and forever released the Released Parties from the Settled Claims.
7. THIS COURT ORDERS that, upon the Effective Date, each of the Representatives herein and each of the Quebec Class Members and their respective personal representatives, heirs, executors, administrators, trustees, successors and assigns, shall not institute, continue, maintain or assert, either directly or indirectly, whether in the United States, Canada or elsewhere, on their own behalf or on behalf of any class or any other person, any action, suit,

7

cause of action, claim or demand against any Released Party or any other person who may claim any form of contribution or indemnity (save for a contractual indemnity) from any Released Party in respect of any Settled Claim or any matter related thereto, at any time on or after the Effective Date, and are enjoined from doing so.
8. THIS COURT ORDERS that, upon the Effective Date, the Defendant Nortel, on behalf of itself and its personal representatives, heirs, executors, administrators, trustees, successors and assigns, is hereby permanently barred and enjoined from prosecuting a Settled Defendants’ Claim against any of the Representatives herein, the Quebec National Class Members or Quebec Class Counsel. In the event that any of the Released Parties asserts against the Representatives, any Quebec Class Member or the Quebec Class Counsel any claim that is a Settled Defendants’ Claim, then the Representatives, such Quebec Class Member or Quebec Counsel, as the case may be, shall be entitled to use and assert such factual matters included within the Settled Claims only against such Released Party in defence of such claim but not for the purposes of asserting any claim against any Released Party.
9. THIS COURT ORDERS AND DECLARES that each Quebec Class Member shall consent and shall be deemed to have consented to the dismissal of any Other Actions he, she or it has commenced against the Released Parties, without costs and with prejudice.
10. THIS COURT ORDERS that neither this Order, the Settlement Agreement, the Stipulation, nor any of their terms and provisions, nor any of the negotiations or proceedings connected with it, nor any of the documents or statements referred to therein shall be:
(a)	offered or received against the Defendant as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by the Defendant with respect to the truth of any fact alleged in the Quebec Action or the validity of any claim that has been or could have been asserted in the Quebec Action or in any litigation, or the deficiency of any defence that has been or could have been asserted in the Quebec Action or

8

in any litigation, or of any liability, negligence, fault, or wrongdoing of the Defendant;

(b)	offered or received against the Defendant as evidence of a presumption, concession or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by the Defendant;

(c)	offered or received against the Defendant as evidence of a presumption, concession or admission with respect to any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against the Defendant, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to enforce and give effect to the provisions of the Settlement Agreement (provided, however, that Defendant may refer to it to effectuate the release and liability protection granted them hereunder);

(d)	construed against the Defendant as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial; or

(e)	construed as or received in evidence as an admission, concession or presumption against Representatives or any of the Quebec Class Members that any of their claims are without merit, or that any defences asserted by the Defendant have any merit, or that damages recoverable under the Quebec Action would not have exceeded the amounts set forth under the Settlement Agreement.
11. THIS COURT ORDERS that the Plan of Allocation is approved as fair and reasonable.
12. THIS COURT ORDERS that Quebec Class Counsel Fees in the amount of $                      in cash, and                      shares, which includes $                      for disbursements, and which amounts this Court finds to be fair and reasonable, are hereby approved.
13. THIS COURT ORDERS that the Quebec Class Counsel Fees shall be paid out of the Gross Settlement Fund.
14. THIS COURT ORDERS that this Court shall retain jurisdiction over the parties herein, the Quebec Class Members, the Claims Administrator and the Escrow Agent for all matters relating to the Quebec Action, including the administration, interpretation, effectuation or

9

enforcement of the Settlement Agreement and this Order, and including any application for fees and expenses by the Quebec Class Counsel and the Claims Administrator incurred in overseeing and administering the Settlement, in distributing settlement proceeds to the Quebec Class Members, and in complying with the terms of this Order and the Authorization Order.
15. THIS COURT ORDERS that, on notice to the Court but without further order of the Court, the parties to the Settlement Agreement may agree to reasonable extensions of time to carry out any of the provisions of the Settlement Agreement.
16. THIS COURT ORDERS AND DECLARES that the Released Parties have no responsibility for and no liability whatsoever with respect to the administration of the Settlement.
17. THIS COURT RECOGNIZES & ACKNOWLEDGES that: (i) one of the effects of its determination that the Settlement Agreement is fair is that, pursuant to Section 3(a)(l0) of the United States Securities Act of 1933, as amended, 15 U.S.C. § 77c(a)(1), the Gross Settlement Shares may be distributed to Class Members, and to counsel for the plaintiffs in the Nortel I Actions as may be awarded by the respective Courts for counsel fees, without registration and compliance with the prospectus delivery requirements of U.S. securities laws; and (ii) Nortel will rely on such Section 3(a)(10) exemption (and Nortel will not register the Gross Settlement Shares under the United States Securities Act of 1933) based on this Court’s approval of the fairness of the Settlement.
18. THIS COURT DECLARES that all Quebec Class Members to whom it is proposed to issue Gross Settlement Shares have had the right to appear at the hearing on the fairness of the Settlement Agreement, and that adequate notice of this hearing has been provided to Class Members in accordance with the terms of the Authorization Order.

10

19. THIS COURT ORDERS that if (a) the Settlement Agreement is terminated by Nortel pursuant to the Supplemental Agreement and paragraph 26 of the Stipulation; (b) any specified condition to the Settlement set forth in the Stipulation is not satisfied and any of the Representative Plaintiffs or Nortel elect(s) to terminate the Settlement Agreement as provided in paragraph 25 of the Stipulation; or (c) is otherwise terminated pursuant to paragraph 27 of the Stipulation, then, in any such event:
(a)	this Order (except for paragraphs 1, 10, 14, 16, 17, 18 and 19 herein) shall be set aside, be of no further force or effect, and without prejudice to any party;

(b)	the Authorization Order (except for paragraph 24), shall be set aside, of no further force or effect, and without prejudice to any party;

(c)	the judgment authorizing the bringing of the class action shall be annulled pursuant to the Code of Civil Procedure; and

(d)	each party to the Quebec Action shall be restored to his, her or its respective position as it existed immediately prior to the execution of the Settlement Agreement.
20. THIS COURT ORDERS AND ADJUDGES that any appeal or challenge, to the extent that any such right exists, affecting the approval of the Plan of Allocation or this Court’s approval of Quebec Counsel Fees shall in no way disturb or affect the balance of this Order and shall be deemed to be separate and apart from the balance of this Order.
21. THIS COURT ORDERS AND ADJUDGES that, upon the Effective Date, the Quebec National Action be and is hereby dismissed against the Defendant with prejudice and without costs.

Date	J.C.S

11

EXHIBIT I
No. S015159
Vancouver Registry
IN THE SUPREME COURT OF BRITISH COLUMBIA
BETWEEN:
JANIE JEFFERY and RONALD MENSING
Plaintiffs
AND:
NORTEL NETWORKS CORPORATION, JOHN A ROTH,
FRANK A. DUNN, F. WILLIAM CONNOR and CHAHRAM BOLOURI
Defendants
Brought under the Class Proceedings Act, R.S.B.C. 1996, c.50
ORDER

	)	THE HONOURABLE	)	DAY
BEFORE	)		)	THE DAY
	)	MR. JUSTICE GROBERMAN	)	OF JUNE, 2006
THE APPLICATION of the Plaintiffs for an Order approving the Settlement Agreement and Confirmation of Stipulation and Agreement of Settlement (the “Settlement Agreement”) entered into between the Plaintiffs and the Defendant, Nortel Networks Corporation, approving British Columbia Class Counsel Fees and for declaratory relief, coming on for hearing at Vancouver, British Columbia on the ___ day of June 2006 AND ON HEARING                     ,counsel for the Plaintiff, and on hearing                      counsel for the Defendants and on hearing                     , counsel for the Defendant                     , AND ON READING the materials filed, including the Settlement Agreement attached to this Order as Schedule “A:
1.	THIS COURT DECLARES that for the purposes of this Order the following definitions apply and are incorporated into this Order:
(a)	“British Columbia Action” means this proceeding;

(b)	“British Columbia Class” means all persons and entities, except Excluded Persons who, while resident in British Columbia at the time, purchased Nortel

1

common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock during the Class Period;

(c)	“British Columbia Class Counsel” means Klein Lyons;

(d)	“British Columbia Class Counsel Fees” means the fees, disbursements, costs, GST, and other applicable taxes or charges of British Columbia Class Counsel as approved by this Court in this order;

(e)	“British Columbia Class Member” means a member of the British Columbia Class who has not opted out of the British Columbia Class in accordance with the Certification Order;

(f)	“Canadian Actions” means the Ontario National Action, the British Columbia Action and the Quebec Action;

(g)	“Certification Order” means the Order certifying this action as a class proceeding dated June ___, 2006;

(h)	“Claims Administrator” means The Garden City Group, Inc.;

(i)	“Class Members” means the members of the British Columbia Class, the Ontario National Class, the Quebec Class and the U.S. Global Class;

(j)	“Class Period” means the period of time between October 24, 2000 through February 15, 2001, inclusive;

(k)	“Courts” means this Court, the Ontario Supreme Court of Justice, the Superior Court of Quebec and the United States Federal District Court for the Southern District of New York;

(l)	“Defendants” means Nortel and the persons named as defendants in the British Columbia Action;

(m)	“Derivative Application” means the application brought in Indiana Electrical Workers Pension Trust Fund IBEW and Laborers Local 100 and 397 Pension Fund v. Nortel Networks Corporation, Ontario Superior Court of Justice, Court File No. 49059, for leave pursuant to the Canada Business Corporations Act to commence a representative action in the name of and on behalf of Nortel against certain of the Released Parties;

(n)	“Effective Date” means the date upon which the Settlement contemplated by the Settlement Agreement shall become effective, as provided in paragraph 24 of the Stipulation;

(o)	“Escrow Agent” has the meaning set forth in the Stipulation;

2

(p)	“Excluded Persons” means Nortel and the Individuals, members of any of the Individuals’ immediate families, any entity in which Nortel or any of the Individuals has a controlling interest or is a parent or subsidiary of or is controlled by Nortel, and the officers, directors, affiliates, legal representatives, heirs, predecessors, successors or assigns of any of Nortel and the Individuals;

(q)	“Gross Settlement Fund” has the meaning set forth in the Stipulation;

(r)	“Gross Settlement Shares” means 314,333,875 shares of common stock of Nortel to be issued by Nortel, pursuant to the Settlement, as may be adjusted in accordance with paragraph 4(d) of the Stipulation;

(s)	“Individuals” means Clarence Chandran, Frank Dunn and John Andrew Roth;

(t)	“Nortel” means the Defendant, Nortel Networks Corporation;

(u)	“Nortel I Actions” means the Ontario National Action, the British Columbia Action, the Quebec Action and the U.S. Action;

(v)	“Nortel I Defendants” means the Defendants William R. Hawe, Clarence Chandran, and Deloitte & Touche LLP;;

(w)	“Nortel II Actions” means the following proceedings in Canada and the U.S.:
(i)	Peter Gallardi v. Nortel Networks Corporation et al., in the Ontario Superior Court of Justice, Toronto, Court File No. 05-CV-285606 CP;

(ii)	Clifford W. Skarstedt v. Corporation Nortel Networks in the Superior Court of Quebec, District of Montreal, No: 500-06-000277-059; and

(iii)	In re Nortel Networks Corp. Securities Litigation, in the United States Federal District Court for the Southern District of New York, Master File No. 05-MD-1659 (LAP);
(x)	“Ontario National Action” means the proceeding in the Ontario Superior Court of Justice, Frohlinger v. Nortel Networks Corporation et al., Ontario Court File No. 02-CL-4605;

(y)	“Ontario National Class” means all persons and entities, except Excluded Persons and except members of the British Columbia Class and the Quebec Class, who, while resident in Canada at the time, purchased Nortel common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock during the Class Period;

(z)	“Other Actions” means actions or proceedings, other than the Proceedings, relating to Settled Claims commenced by a British Columbia Class Member against one or more Released Parties;

3

(aa)	“Plan of Allocation” means the plan of allocation set forth in the Notice of Certification in Canada and Proposed Settlements of Class Actions, Motion for Attorneys’ Fees and Settlement Fairness Hearings and attached as Schedule “B” to this Order;

(bb)	“Proceedings” means the Ontario National Action, the Quebec Action, the British Columbia Action, the U.S. Action and the Nortel II Actions;

(cc)	“Quebec Action” means the proceeding in the Superior Court of Quebec (District of Montreal), Association de Protection des Epargnants et Investisseurs du Quebec v. Corporation Nortel Networks, No: 500-06-000126-017;

(dd)	“Quebec Class” means all persons, except Excluded Persons who, while resident in Quebec at the time, purchased Nortel common stock or call options on Nortel common stock or wrote (sold) Nortel put options on Nortel common stock during the Class Period;

(ee)	“Released Parties” means any and all of the Nortel I Defendants, their past or present subsidiaries, parents, principals, affiliates, general or limited partners or partnerships, successors and predecessors, heirs, assigns, officers, directors, agents, employees, attorneys, advisors, investment advisors, investment bankers, underwriters, insurers, co-insurers, re-insurers, accountants, auditors, consultants, administrators, executors, trustees, personal representatives, immediate family members and any person, firm, trust, partnership, corporation, officer, director or other individual or entity in which any Nortel I Defendant has a controlling interest or which is related to or affiliated with any of the Nortel I Defendants, and the legal representatives, heirs, executors, administrators, trustees, successors in interest or assigns of the Nortel I Defendants;

(ff)	“Representative Plaintiffs” means, collectively, the representative or lead plaintiffs in each of the Canadian Actions and the U.S. Action;

(gg)	“Settled Claims” means any and all claims, debts, demands, rights or causes of action, suits, matters, and issues or liabilities whatsoever (including, but not limited to, any claims for damages, interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses or liability whatsoever), whether based on United States or Canadian federal, state, provincial, local, statutory or common law or any other law, rule or regulation, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or un-matured, whether class or individual in nature, including both known claims and Unknown Claims, (i) that have been asserted in any of the Nortel I Actions against any of the Released Parties, or (ii) that could have been asserted in any forum by the Class Members in the Nortel I Actions, or any of them, against any of the Released Parties, that arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in the Nortel I Actions and that relate to the purchase of Nortel common stock or call options or the sale of Nortel put options during the Class

4

Period or (iii) any oppression or other claims under the Business Corporations Act, R.S.C. 1985, c. C-44, as amended, that arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions, set forth or referred to in the Nortel I Actions. “Settled Claims” does not mean or include claims, if any, against the Released Parties arising under the United States Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. § 1001, et seq. (“ERISA”) that are not common to all Class Members and which ERISA claims are the subject of an action pending before the Judicial Panel on Multidistrict Litigation, denominated In re Nortel Networks Securities and “ERISA” Litigation, MDL Docket No. 1537. Settled Claims also does not include: (a) the action in Rohac et al v. Nortel Networks et al, Ontario Superior Court of Justice, Court File No. 04-CV-3268; and (b) the Derivative Application;

(hh)	“Settled Defendants’ Claims” means any and all claims, rights or causes of action or liabilities whatsoever, whether based on federal, provincial, local, statutory or common law or any other law, rule or regulation, including both known claims and Unknown Claims, that have been or could have been asserted in the Nortel I Actions or any forum by the Nortel I Defendants or any of them or the successors and assigns or any of them against the Representative Plaintiffs, any Class Member, or their counsel, and that arise out of or relate in any way to the institution, prosecution, or settlement of the Nortel I Actions (except Settled Defendants’ Claims does not include all claims, rights or causes of action or liabilities whatsoever related to the enforcement of the Settlement including, without limitation, any of the terms of the Stipulation or orders or judgment issued by the Courts in connection with the Settlement, confidentiality obligations or in respect of the Derivative Application);

(ii)	“Settlement Agreement” means the Settlement Agreement and Confirmation of Stipulation and Agreement of Settlement, including the Stipulation attached as Schedule “A” thereto, entered into between the Plaintiffs herein and Nortel, through their counsel, dated as of June 20, 2006, attached to this Order as Schedule “A”;

(jj)	“Settlement” means the proposed settlement of the Nortel I Actions pursuant to the terms set forth in the Stipulation;

(kk)	“Stipulation” means the Stipulation and Agreement of Settlement attached to the Settlement Agreement as Schedule “A”;

(ll)	“Supplemental Agreement” means the agreement referred to in paragraph 23 of the Stipulation setting forth certain conditions under which the Settlement may be terminated by Nortel if potential Class Members who purchase in excess of a certain number of Nortel common stock or options on Nortel common stock during the Class Period exclude themselves from the Class;

5

(mm)	“Unknown Claims” means any and all Settled Claims which any of the Representative Plaintiffs, or Class Members does not know or suspect to exist in his, her or its favour at the time of the release of the Released Parties and any Settled Defendants’ Claims which any Nortel I Defendant does not know or suspect to exist in his, her or its favour, which if known by him, her or it might have affected his, her or its decision(s) with respect to the Settlement;

(nn)	“U.S. Action” means the proceeding in the United States Federal District Court for the Southern District of New York, in re Nortel Networks Corp. Securities Litigation, Consolidated Civil Action No. 0I-CV-1855 (RMB), certified as a class action on September 5, 2003; and

(oo)	“U.S. Global Class” means all persons, except Excluded Persons, who purchased Nortel common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock (collectively, “Nortel Securities”) during the Class Period, and who suffered damages thereby, including, but not limited to, those persons or entities who traded in Nortel Securities on the New York Stock Exchange and/or the Toronto Stock Exchange. Excluded from this class are any putative class members who previously requested exclusion in response to a notice dated March 10, 2004 that was mailed to members of this class beginning on April 12, 2004 notifying them of the pendency of the U.S. Action.
2.	THIS COURT DECLARES that the Settlement Agreement is fair, reasonable and in the best interests of the British Columbia Class.

3.	THIS COURT ORDERS that the Settlement Agreement attached to this Order as Schedule “A” is hereby approved pursuant to s. 35 of the Class Proceedings Act, RSBC 1996, c.50.

4.	THIS COURT DECLARES that the Settlement Agreement is binding upon the representative Plaintiffs, upon all British Columbia Class Members, and upon the Defendants, including those persons who are miners or mentally incapable and that the requirements of Rule 6 of the Rules of Court are dispensed with in respect of the British Columbia Action.

5.	THIS COURT ORDERS that, upon the Effective Date, the representative Plaintiffs herein and each of the British Columbia Class Members, on behalf of themselves, their personal representatives, heirs, executors, administrators, trustees, successors and assigns,

6

are hereby permanently barred and enjoined from instituting, commencing or prosecuting any Settled Claims against the Released Parties.

6.	THIS COURT ORDERS AND DECLARES that, upon the Effective Date, each of the representative Plaintiffs and each of the British Columbia Class Members, on behalf of themselves, their personal representatives, heirs, executors, administrators, trustees, successors and assigns shall release and shall be conclusively deemed to have fully, finally and forever released the Released Parties from the Settled Claims.

7.	THIS COURT ORDERS that, upon the Effective Date, each of the representative Plaintiffs and each of the British Columbia Class Members and their respective personal representatives, heirs, executors, administrators, trustees, successors and assigns, shall not institute, continue, maintain or assert, either directly or indirectly, whether in the United States, Canada or elsewhere, on their own behalf or on behalf of any class or any other person, any action, suit, cause of action, claim or demand against any Released Party or any other person who may claim any form of contribution or indemnity (save for a contractual indemnity) from any Released Party in respect of any Settled Claim or any matter related thereto, at any time on or after the Effective Date, and are enjoined from doing so.

8.	THIS COURT ORDERS that, upon the Effective Date, the defendants, Nortel, Chahram Bolouri, F. William Conner and John Roth on behalf of themselves and their personal representatives, heirs, executors, administrators, trustees, successors and assigns, are hereby permanently barred and enjoined from prosecuting a Settled Defendants’ Claim against the Plaintiffs herein, the British Columbia Class Members or British Columbia Class Counsel. In the event that any of the Released Parties asserts against the Plaintiffs, any British Columbia Class Member or the British Columbia Class Counsel any claim that is a Settled Defendants’ Claim, then the Plaintiffs, such British Columbia Class Member or British Columbia Counsel, as the case may be, shall be entitled to use and assert such factual matters included within the Settled Claims only against such Released Party in defence of such claim but not for the purposes of asserting any claim against any Released Party.

7

9.	THIS COURT ORDERS AND DECLARES that each British Columbia Class Member shall consent and shall be deemed to have consented to the dismissal of any Other Actions he, she or it has commenced against the Released Parties, without costs and with prejudice.

10.	THIS COURT ORDERS that neither this Order, the Settlement Agreement, the Stipulation, nor any of their terms and provisions, nor any of the negotiations or proceedings connected with it, nor any of the documents or statements referred to therein shall be:
(a)	offered or received against the Defendants as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by any of the Defendants with respect to the truth of any fact alleged in the Statement of Claim or the validity of any claim that has been or could have been asserted in the British Columbia Action or in any litigation, or the deficiency of any defence that has been or could have been asserted in the British Columbia Action or in any litigation, or of any liability, negligence, fault, or wrongdoing of the Defendants;

(b)	offered or received against the Defendants as evidence of a presumption, concession or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by any Defendant;

(c)	offered or received against the Defendants as evidence of a presumption, concession or admission with respect to any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the Defendants, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to enforce and give effect to the provisions of the Settlement Agreement (provided, however, that Defendants may refer to it to effectuate the release and liability protection granted them hereunder);

(d)	construed against the Defendants as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial; or

(e)	construed as or received in evidence as an admission, concession or presumption against the representative Plaintiffs or any of the British Columbia Class Members that any of their claims are without merit, or that any defences asserted by the Defendants have any merit, or that damages recoverable under the Statement of Claim would not have exceeded the amounts set forth under the Settlement Agreement.
11.	THIS COURT ORDERS that the Plan of Allocation is approved as fair and reasonable.

8

12.	THIS COURT ORDERS that British Columbia Class Counsel Fees in the amount of $ in cash, and shares, which includes $ for disbursements and which amounts this Court finds to be fair and reasonable, are hereby approved.

13.	THIS COURT ORDERS that the British Columbia Class Counsel Fees shall be paid out of the Gross Settlement Fund.

14.	THIS COURT ORDERS that this Court shall retain jurisdiction over the parties herein, the British Columbia Class Members, the Claims Administrator and the Escrow Agent for all matters relating to the British Columbia Action, including the administration, interpretation, effectuation or enforcement of the Settlement Agreement and this Order, and including any application for fees and expenses by the British Columbia Class Counsel and the Claims Administrator incurred in overseeing and administering the Settlement in distributing settlement proceeds to the British Columbia Class Members and in complying with the terms of this Order and the Certification Order.

15.	THIS COURT ORDERS that on notice to the Court but without further order of the Court, the parties to the Settlement Agreement may agree to reasonable extensions of time to carry out any of the provisions of the Settlement Agreement.

16.	THIS COURT ORDERS AND DECLARES that the Released Parties have no responsibility for and no liability whatsoever with respect to the administration of the Settlement.

17.	THIS COURT RECOGNIZES & ACKNOWLEDGES that: (i) one of the effects of its determination that the Settlement Agreement is fair is that, pursuant to Section 3(a)(10) of the United States Securities Act of 1933, as amended, 15 U.S.C. ~ 77c(a)(l), the Gross Settlement Shares may be distributed to Class Members, and to counsel for the plaintiffs in the Nortel I Actions as may be awarded by the respective Courts, without registration and compliance with the prospectus delivery requirements of U.S. securities laws; and (ii) Nortel will rely on such Section 3(a)(10) exemption (and Nortel will not register the

9

Gross Settlement Shares under the United States Securities Act of 1933) based on this Court’s approval of the fairness of the Settlement.

18.	THIS COURT DECLARES that all British Columbia Class Members to whom it is proposed to issue Gross Settlement Shares have had the right to appear at the hearing on the fairness of the Settlement Agreement, and that adequate notice of this hearing has been provided to British Columbia Class Members in accordance with the terms of the Certification Order.

19.	THIS COURT ORDERS that if (a) the Settlement is terminated by Nortel pursuant to the Supplemental Agreement and paragraph 26 of the Stipulation; (b) any specified condition to the Settlement set forth in the Stipulation is not satisfied and any of the Representative Plaintiffs or Nortel elect(s) to terminate the Settlement as provided in paragraph 25 of the Stipulation; or (c) is otherwise terminated pursuant to paragraph 27 of the Stipulation, then, in any such event:
(a)	this Order (except for paragraphs 1, 10, 14, 16, 17, 18 and 19 herein) shall be set aside, be of no further force or effect, and be without prejudice to any party;

(b)	the Certification Order (except for paragraph 24), shall be set aside and be of no further force or effect, and be without prejudice to any party;

(c)	the British Columbia Action shall be immediately decertified as a class proceeding pursuant to Section 10 of the Class Proceedings Act, RSBC 1996, c.50 without prejudice to the Plaintiffs’ ability to reapply for certification;

(d)	each party to the British Columbia Action shall be restored to his, her or its respective position as it existed immediately prior to the execution of the Settlement Agreement.
20.	THIS COURT ORDERS AND ADJUDGES that any appeal or challenge affecting the approval of the Plan of Allocation or this Court’s approval of British Columbia Class Counsel fees shall in no way disturb or affect the balance of this Order and shall be deemed to be separate and apart from the balance of this Order.

10

21.	THIS COURT ORDERS AND ADJUDGES that, upon the Effective Date, the British Columbia Action be and is hereby dismissed against the Defendants with prejudice and without costs.

BY THE COURT DEPUTY DISTRICT REGISTRAR

Approved as to form:

Solicitor for the Plaintiffs

Solicitor for the Defendants
Nortel Networks Corporation,
John A. Roth, F. William Conner
and Chahram Bolouri

Solicitor for the Defendant, Frank Dunn

11

No. S015159
Vancouver Registry
IN THE SUPREME COURT OF BRITISH COLUMBIA
BETWEEN:
JANIE JEFFERY and RONALD MENSING
Plaintiffs
     AND:
NORTEL NETWORKS CORPORATION, JOHN A ROTH,
FRANK A. DUNN, F. WILLIAM CONNOR and
CHAHRAM BOLOURI
Defendants

ORDER

EXHIBIT J
UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

x
IN RE NORTEL NETWORKS CORP.	:	Consolidated Civil Action No.:
SECURITIES LITIGATION,	: :	2001-CV-1855 (RMB)
x
THIS DOCUMENT RELATES TO ALL ACTIONS	:
:
x
NOTICE OF PENDENCY OF CLASS ACTION
TO:	THIS NOTICE IS SENT PURSUANT TO RULE 23 OF THE FEDERAL RULES OF CIVIL PROCEDURE AND AN ORDER OF THE-UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (THE “COURT”), DATED SEPTEMBER 5, 2003. THE PURPOSE OF THIS NOTICE ‘IS TO INFORM YOU OF (i). THE PENDENCY OF THE ABOVE-CAPTIONED CLASS ACTION (THE “ACTION”); (ii) THE CERTIFICATION OF THE CLASS. DESCRIBED HEREIN, OF. WHICH YOU MAY BE A MEMBER (“CLASS MEMBER”); AND (iii) YOUR RIGHT TO BE EXCLUDED FROM THE CLASS.
DEFINITION OF THE CLASS
     1. On September 5, 2003, the Court entered an order certifying this case as a class action and defining the class as follows:
     All persons or entities who, during the period October 24, 2000 and continuing through and including February 15, 2001 (the “Class Period”), purchased Nortel Networks Corporation (“Nortel” or the “Company”) common stock or call options or sold Nortel put options (collectively, “Nortel Securities”), and who suffered damages thereby (the “Class”), including, but not limited to, those persons who traded In Nortel Securities on the New York Stock Exchange and/or the. Toronto Stock Exchange. Excluded from the Class are Defendants, members of any of the Individual Defendants’ immediate families, any entity in Which any Defendant has a controlling interest is a parent or subsidiary of or is controlled by the Company, and the officers, directors, affiliates, legal representatives, heirs, predecessors, successors or assigns of any of the Defendants.
     This Notice is given to you in the belief that you may be a member of the Class. To be a Class Member, you must meet all of the criteria listed above. If you do not meet the Class definition, the Notice does not apply to you. If you are uncertain whether you are a Class Member, contact Counsel for the Class (who is listed in paragraph 8 below) or your own attorney. Class Members may be entitled to recover damages on the claims asserted. This Notice, however, is not intended to suggest any likelihood that Plaintiffs or members of the Class will be entitled to recover such damages.
BACKGROUND OF THE LITIGATION
          2.a. Commencing in February of 2001, numerous securities class actions were instituted on behalf of purchasers of common stock or call options and sellers of Nortel put options during the period from October 24, 2000 and continuing through and including February 15, 2001, alleging violations of U.S. federal securities laws. These lawsuits were consolidated for all purposes by Court Order filed October 16, 2001.
     b. Plaintiff, Trustees of the Ontario Public Service Employees’ Union Pension Plan Trust Fund (the “Lead Plaintiff” or “OPTrust”), was designated Lead Plaintiff by Memorandum and Order of the Court dated January 10, 2002.
     c. By order of the Court dated February 1, 2002, Milberg Weiss Bershad Hynes and Lerach LLP, was appointed as sole Lead Counsel for the Class.
     d. On January 18, 2002, the Lead Plaintiff filed a Second Consolidated Amended Class Action Complaint, the operative complaint herein (the “Complaint”), against Nortel as well as against John Andrew Roth, Clarence Chandran and Frank A. Dunn (collectively, the “Individual Defendants”) (together with Nortel, the “Defendants”). The Complaint was

1

filed by the Lead Plaintiff on behalf of a proposed Class consisting of all persons or entities who, during the Class Period, purchased Nortel common stock or call options or sold Nortel put options, and who suffered damages thereby, including, but not limited to, those persons who traded in Nortel Securities on the New York Stock Exchange and/or the Toronto Stock Exchange. The Complaint alleges, inter alia, that the Company and the Individual Defendants, who were officers and/or directors of Nortel, made materially false and misleading statements and omissions in Nortel’s financial reports, in violation of United States Generally Accepted Accounting Principles (“GAAP”), and in other public documents disseminated to the investing public, thereby artificially inflating the price of the securities of Nortel and damaging members of the Class.
     e. The Complaint alleges that, during the Class Period, Defendants materially misrepresented the Company’s revenues and earnings and the value of the Company’s receivables in public reports and statements disseminated to the investing public. It is further alleged that these misrepresentations resulted in the Company’s issuance of financial statements, and other public statements regarding Nortel’s future business prospects, in violation of Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), 15 U.S.C. § 78j(b), Rule 10b-5 promulgated thereunder, 17 C.F.R. § 240.10b-5, and Section 20(a) of the Exchange Act, 15 U.S.C. § 78t(a). The Complaint further alleges that, as a result of Defendants’ materially false and misleading statements, Nortel’s common shares were artificially inflated during the Class Period, thereby causing damage to members of the Class who purchased Nortel common stock or call options or sold Nortel put options during that period.
     f. Defendants filed a motion to dismiss the Complaint on August 15, 2002. By Memorandum and Order dated January 3, 2003, the Court denied Defendants’ motion to dismiss the Complaint.
     g. On January 1, 2002, Defendants answered the Complaint. Defendants deny that they violated any laws or did anything wrong. They believe that their actions were proper under the federal securities laws and they assert several affirmative defenses.
     h. On March 21, 2003, the Lead Plaintiff made a motion to certify the Class as described above. By Order dated September 5, 2003, the Court certified the Class as described above and OPTrust as Class Representative.
     i. Lead Counsel is engaged in extensive document and deposition discovery with Defendants and third parties. Under the current Court-ordered schedule, merits discovery (including depositions) will be completed by May 28, 2004.
     j. This Notice is given to you in the belief that you may be a member of the Class whose rights may be affected by this Action. This Notice is an admission by Defendants or an expression of any opinion by the Court concerning the merits of the Action or a finding by the Court that the claims asserted by Plaintiffs in this case are valid; or that there has been any wrongdoing or violation of law by Defendants. There is no assurance that a judgment in favor of the Class will be granted. This Notice is intended merely to advise you of the pendency of this Action and of your rights with respect to the Action, including the right to remain a Class Member or to exclude yourself from the Class. YOU NEED NOT TAKE ANY ACTION TO BE OR REMAIN A MEMBER OF THE CLASS.
RIGHTS IF YOU REMAIN A CLASS MEMBER
     3. IF YOU WISH TO REMAIN A CLASS MEMBER, YOU ARE NOT REQUIRED TO DO ANYTHING AT THIS TIME. If you remain a Class Member, you will be bound by any judgment in this Action, whether it is favorable or unfavorable. If there is a recovery, you may be entitled to share in the proceeds, less such costs, expenses and attorney’s fees as the Court may allow outs of any such recovery. If the Defendants prevail, you may not pursue a lawsuit on your own with regard to any of the issues decided in this Action.
     4. In the event of a recovery, you will be required to prove your membership in the Class, your purchase of Nortel common stock or call options, or your sale of Nortel put options, and your damages, if any.
TO BE EXCLUDED FROM THE CLASS
     5. If you wish to exclude yourself from the Class and not be a part of this class action litigation, you must make a request in writing. In order to be valid, each such request for exclusion must set forth the name and address of the person or entity requesting exclusion, must state that such person or entity requests exclusion from the Class in In re Nortel Networks Corp. Securities Litigation, Case No. 01-CV-1855 (RMB), and must be signed by such person or entity. Requests for Exclusion must be mailed to the address provided in paragraph 10 below. For it to be effective, your Request for Exclusion must be postmarked no later than June 14, 2004. Do not request exclusion if you wish to participate in this Action against the Defendants as a Class Member.

2

          If you exclude yourself from the Class, you will not be bound by any judgment in this Action against the Defendants, nor will you be entitled to share, in any recovery in this Action against the Defendants, should any recovery be obtained, but you may individually pursue any legal rights you may have against the Defendants.
          If you do not exclude yourself from the Class, you. will be bound by any judgment in this Action and you will not be entitled to share in the recoveries of any other class action involving similar factual allegations that has been filed against Nortel or any of the Individual Defendants and you may not individually pursue such an action against any of the Defendants.
SPECIAL NOTICE TO CANADIAN RESIDENTS
     6. Nortel is currently a defendant/respondent. in separate proposed class .proceedings in three different .provinces In Canada, each governed by Canadian law. Nortel is a defendant in two actions commenced in Ontario and British Columbia, respectively, which propose certification of the actions as class proceedings, and is also a respondent to a motion for authorization to institute a class action in Quebec.                   0   .
          The Ontario action (Law et al. v. Nortel Networks Corp. et al., Ontario Superior Court of Justice Commercial List, Court File No. 02.Cl-4605 (the “Ontario Action”)) was commenced on July 17; 2002 against Nortel, John Andrew Roth, Frank Dunn, F. William Conner, Chahram Bolouri and William Howe (collectively, the “Nortel Ontario Defendants”), as well as Deloitte & Touche LLP. The plaintiffs seek to have the Ontario Action certified as a class action on behalf of (subject to certain exclusions) all persons resident in Canada who purchased Nortel securities (including certain options on Nortel securities) during the period of October 24, 2000 through February 15, 2001 and who suffered a realized or unrealized capital loss as of February 15, 2001 as a consequence. The Statement of Claim alleges negligence, negligent and reckless misrepresentation, oppression, selective disclosure and breaches of the Securities Act (Ontario) and the Competition Act (Canada). The plaintiffs further allege insider trading as against certain of the individual Nortel Ontario Defendants. In general, the Ontario Action alleges that in various public statements made prior to February 15, 2001, the Nortel Ontario Defendants misrepresented sales revenue, net income and cash flow for the 2000 fiscal year and that Nortel would meet its revenue and earnings projections for 2000, the first quarter of 2001 and for 2001. The Ontario Action further alleges that Nortel engaged in a number of improper accounting practices in violation of GAAP to increase revenues and earnings artificially in 2000 and 2001.
          The British Columbia action was commenced on September 17, 2001 (Jeffery et al. v. Nortel Networks Corp. et al., Supreme Court of British Columbia, No. S015159 Vancouver Registry) (the “British Columbia Action”)) against Nortel, John A. Roth, Frank A. Dunn, F. William Conner and Chahram Bolouri (the “Nortel B.C. Defendants”). The plaintiffs, seek to have the British Columbia Action certified as a class action on behalf of (subject to certain exclusions) all persons who acquired Nortel shares during the period of November 1, 2000 through February 15, 2001. The plaintiffs allege negligent misrepresentation against the Nortel B.C. Defendants and generally allege that Nortel’s guidance regarding revenue and earnings for Nortel’s fourth quarter and fiscal 2000, and for the first quarter and fiscal year 2001, was materially false and misleading.
          The motion filed in Quebec on February 22, 2001 (Association de Protection des Épargnants et Investisseurs du Québec v. Nortel Networks, Corp., Superior Court, District of Montreal No.: 500-06-000126-017) (the “Québec Proceeding”)) seeks leave to commence a class action on behalf of (subject to certain exclusions) every person who purchased or otherwise acquired shares Nortel during the period of January 19, 2001 through February 15, 2001, and who were still holding those shares as of February 15, 2001 and who suffered a loss or damage as a result thereof. The petitioner alleges that Nortel’s guidance regarding its first quarter of fiscal year 2001 was misleading, that it should have informed the public and its shareholders that it was unable to meet its financial projections, and that by not doing so, Nortel breached its legal obligations as set out in the Securities Acts of Québec and Ontario as well as in the Québec Civil Code.
          Hearings have not yet taken place to determine whether the Ontario Action and British Columbia Action will be certified as class actions or whether leave will be granted in the Québec Proceeding to institute a class action. Nortel and the Individual Defendants intend to oppose certification of each of these proceedings. Discovery has not yet proceeded in any of these three Canadian proceedings.
          Contact information for the plaintiffs’ legal counsel in each of the three Canadian proceedings can be obtained through Lead Counsel in this Action listed in paragraph 8 below.
     7. IF YOU DO NOT REQUEST EXCLUSION FROM THE CLASS IN THIS ACTION BY JUNE 14, 2004, YOU WILL BE CONSIDERED A CLASS MEMBER OF THE ACTION AND COURT WILL CONSIDER YOU BOUND BY ANY FINAL JUDGMENT IN THE ACTION, WHICH WILL BE DECIDED ON THE BASIS OF U.S. LAW RATHER THAN CANADIAN LAW. FURTHERMORE, IF YOU DO NOT EXCLUDE YOURSELF FROM THE CLASS IN THIS ACTION,

3

NORTEL WILL TAKE THE POSITION IN ANY EXISTING OR FUTURE CANADIAN PROCEEDINGS THAT YOU ARE EXCLUDED FROM PARTICIPATING IN ANY CANADIAN CLASS PROCEEDINGS.
     8. If you do not request exclusion from the Class in the manner set forth above, you will be represented by the Court-appointed Lead Plaintiff and Lead Counsel for the Class. Lead Counsel for the Class is:
MILBERG WEISS BERSHAD HYNES & LERACH LLP Steven G. Schulman, Esq. Daniel B. Scotts, Esq. One Pennsylvania Plaza New York New York 10119-0165 (800) 320-5081
Please do not contact the Lead Plaintiff directly; questions should be addressed to Lead Counsel.
     9. If you remain a Class Member, you will not be personally responsible for Plaintiffs’ attorneys’ fees or costs. Any fees or expenses ultimately allowed by the Court to Plaintiffs’ counsel will be payable out of the recovery in the Action, if any.
SPECIAL NOTICE TO SECURITIES BROKERS AND OTHER NOMINEES,
     10. If you purchased common stock of Nortel, or purchased Nortel call options, or sold Nortel put options, during the period from October 24, 2000 through and Including February 15, 2001 for the beneficial interest of a person or entity other than yourself, the Court has requested that, within fourteen (14) days of your receipt of this Notice, you either (a) provide to the Notice Administrator identified below the name and last known address of each person or entity for whom or which you purchased such stock during such time period or (b) request additional copies of this Notice, which will be provided to you free of charge, and within ten (10) days mail the Notice directly to the beneficial owners of the securities referred to herein. If you choose to follow alternative procedure (b), the Court has requested that, upon such mailing, you send a statement to the Notice Administrator confirming that the mailing was made as directed. You are entitled to reimbursement of your reasonable expenses actually incurred in connection with the foregoing, including reimbursement of reasonable postage expenses and the reasonable costs of ascertaining the names and addresses of beneficial. owners, Those reasonable expenses and costs will be paid upon request and submission of appropriate supporting documentation. All communications concerning the foregoing should be addressed to the Notice Administrator:
Nortel Securities Litigation c/o The Garden City Group, Inc. Notice Administrator P.O. Box 9000 #6169 Merrick, NY 11566-9000 1-866-808-3538
          If this Notice was sent to you at your current address, you do not have to do anything further to receive further notices concerning this Action. If it was forwarded by the postal service, or if it was otherwise sent to you at an address that is not current, you should immediately contact the Notice Administrator referred to above in this paragraph.
AVAILABILITY OF FILED PAPERS
     11. This Notice does not fully describe all of the claims and contentions of the parties. The pleadings and other papers filed in this Action are available for inspection, during business hours, at the Office of the Clerk of the Court, United States District Court for the Southern District of New York. In addition, you may obtain a copy of the Complaint by contacting the above listed Plaintiffs’ counsel.
     12. If you have any questions about this Notice, you may consult an attorney of your own choosing, or plaintiffs’ counsel whose name, address and telephone number are listed in paragraph 8 above. DO NOT ADDRESS ANY QUESTIONS ABOUT THE CASE TO THE CLERK OF THE COURT OR TO THE JUDGE. They are not permitted to answer your questions.

4

     13. This notice does not indicate any expression of opinion by the Court concerning the merits of any of the claims or defenses asserted by or against the parties in this Action or in any other action discussed herein. This notice is merely to advise you of the pendency of this Action.

Dated; March 10, 2004	BY ORDER OF THE UNITED STATES DISTRICT COURT
FOR THE SOUTHERN DISTRICT OF
NEW YORK

5